Exhibit 10.37

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT

between

TESLA MOTORS, INC.

and

UNITED STATES DEPARTMENT OF ENERGY

dated January 20, 2010

i

5.7	Satisfaction of Conditions Precedent.	52

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER		52
6.1	Organization and Existence	52
6.2	Power; Authorization; Enforceable Obligations	52
6.3	Capitalization	53
6.4	Solvency	53
6.5	Eligibility of Borrower, Projects	53
6.6	No Conflicts; Consents	53
6.7	Material Contracts	54
6.8	Permits, etc.	54
6.9	Litigation	54
6.10	Indebtedness	54
6.11	Liens	54
6.12	Financial Statements	54
6.13	Information Certificate; Project Budgets and Business Plans	55
6.14	Security Documents	55
6.15	Properties	55
6.16	Intellectual Property	56
6.17	Insurance	57
6.18	No Defaults	57
6.19	No Restricted Payments	58
6.20	No Material Adverse Effect	58
6.21	Compliance with Laws, Program Requirements	58
6.22	Investment Company Act	58
6.23	Margin Stock	58
6.24	Corrupt Practices	58
6.25	Taxes	58
6.26	Environmental Laws	59
6.27	Employment and Labor Contracts	59
6.28	Davis-Bacon Act	60
6.29	ERISA	60
6.30	OFAC and USA PATRIOT Act	61
6.31	Common Enterprise	61
6.32	Warrants	61
6.33	Federal Funding	62
6.34	Disclosure	62
6.35	Public Statements	63
6.36	CAEATFA	63

ARTICLE VII AFFIRMATIVE COVENANTS		63
7.1	Maintenance of Existence, etc.	63
7.2	Maintenance of Property	64
7.3	Intellectual Property	64
7.4	Insurance	66
7.5	Event of Loss	67
7.6	Additional Subsidiaries and Collateral; Further Assurances	68

7.7	Diligent Construction of Project and Operations	74
7.8	Title; Rights to Land	74
7.9	Project Documents	74
7.10	Performance of Obligations	75
7.11	Use of Proceeds	75
7.12	Books, Records and Inspections	75
7.13	Compliance with Requirements of Law	76
7.14	Compliance with Program Requirements	76
7.15	Environmental and Safety Audit	76
7.16	Taxes; Claims	77
7.17	Patriot Act Information	77
7.18	Davis-Bacon Act	77
7.19	ERISA Covenants	77
7.20	Investment Earnings	78
7.21	Advanced Technology Vehicles	78
7.22	OFAC	78

ARTICLE VIII INFORMATION COVENANTS		78
8.1	Financial Statements	78
8.2	Reports	81
8.3	Notices	82
8.4	Other Information.	84

ARTICLE IX NEGATIVE COVENANTS		85
9.1	Financial Covenants	85
9.2	Indebtedness	85
9.3	Liens	86
9.4	Investments	89
9.5	Merger, Dissolution or Acquisitions or Dispositions of Assets	91
9.6	Sale and Lease-Back Transactions	93
9.7	Restricted Payments	93
9.8	Use of Proceeds	95
9.9	Affiliate Transactions	95
9.10	Accounts	95
9.11	Intellectual Property	95
9.12	Subsidiaries	96
9.13	Limitations on Lines of Business	96
9.14	Organizational Documents	96
9.15	Changes to Accounting Principles	97
9.16	Modifications to Material Agreements and Business Plans	97
9.17	Negative Pledge Clauses	97
9.18	Clauses Restricting Subsidiary Distributions	98
9.19	Hedging Transactions	99
9.20	Improper Use	99
9.21	Margin Regulations	100
9.22	Environmental Laws	100
9.23	ERISA	100

9.24	Investment Company Act	100
9.25	Debarment Regulations	100
9.26	Public Statements	100
9.27	IPO and Other Equity Offerings.	101

ARTICLE X EVENTS OF DEFAULT AND REMEDIES		102
10.1	Events of Default	102
10.2	Remedies; Waivers	105
10.3	Accelerated Advances	107

ARTICLE XI THE COLLATERAL TRUSTEE		107
11.1	Appointment.	107
11.2	Delegation of Duties	108
11.3	Exculpatory Provisions	108
11.4	Non-Reliance on the Collateral Trustee	108
11.5	Collateral Trustee in Its Individual Capacity	109

ARTICLE XII MISCELLANEOUS		109
12.1	Amendments, etc.	109
12.2	Delay and Waiver	109
12.3	Right of Set-Off	110
12.4	Survival of Representations and Warranties	110
12.5	Notices	110
12.6	Severability; Consents	111
12.7	Judgment Currency	112
12.8	Indemnification	112
12.9	Limitation on Liability	115
12.10	Successors and Assigns	115
12.11	Participations	116
12.12	Further Assurances and Corrective Instruments	116
12.13	Reinstatement	116
12.14	Governing Law; Waiver Of Jury Trial	117
12.15	Submission to Jurisdiction, Etc.	117
12.16	Entire Agreement	117
12.17	Benefits of Agreement	118
12.18	Headings	118
12.19	Counterparts	118
12.20	No Partnership; Etc.	118
12.21	Releases of Guarantees and Liens	118
12.22	Certain Waivers	119
12.23	Independence of Covenants	119
12.24	Marshaling.	119
12.25	Pro Rata Treatment	119

ANNEXES AND EXHIBITS

Annex A	Definitions

Annex 9.1	Financial Covenants

Annex 9.4	Additional Conditions to Permitted Equity Proceeds Investments

Exhibit A	Form of Note P

Exhibit B	Form of Note S

Exhibit C	Form of Drawstop Notice

Exhibit D	Form of Guarantee

Exhibit E	Form of Subordination Agreement

Exhibit F	Form of Collateral Trust Agreement

Exhibit G	Form of Security Agreement

Exhibit H	Form of Subsidiary Joinder Agreement

Exhibit I-1	Form of Collateral Schedules

Exhibit I-2	Form of Collateral Supplement

Exhibit J	Form of Collateral Access Agreement (Landlord)

Exhibit K	Form of Collateral Access Agreement (Warehouse)

Exhibit L	Form of Warrants

Exhibit M	Form of Registration Rights Agreement

Exhibit N	Form of Charter Amendment

Exhibit O	Form of Solvency Certificate

Exhibit P	Form of Blocked Account Control Agreement

Exhibit Q	Form of Lobbying Certification

Exhibit R	Form of Lobbying Disclosure

Exhibit S-1	Form of Borrower Certificate (for Closing)

Exhibit S-2	Form of Borrower Certificate (for Financial Documents at Closing)

v

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT, dated January 20, 2010 (this “Agreement”), between the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE”) and TESLA MOTORS, INC. (the “Borrower”), a corporation organized under the laws of Delaware.

PRELIMINARY STATEMENTS

A. DOE has been authorized to arrange for FFB (as that and other capitalized terms used herein without definition are defined in Annex A to this Agreement) to make loans to manufacturers of advanced technology vehicles and components pursuant to the Advanced Technology Vehicles Manufacturing Incentive Program, as set forth in Section 136 of the Energy Independence and Security Act of 2007.

B. The Borrower submitted an Application dated November 17, 2008, which was deemed substantially complete on December 15, 2008 and was amended and restated on May 4, 2009, for a multi-draw term loan facility to be authorized and approved by DOE under the ATVM Program, subject to the requirements of Section 136 and the Applicable Regulations (the “Application”).

C. The Borrower and DOE entered into a Conditional Commitment Letter on June 23, 2009 pursuant to which DOE agreed to arrange for FFB to purchase Notes from the Borrower in an aggregate amount not to exceed $465,047,000 and to make Advances from time to time thereunder, in each case upon the terms and subject to the conditions of this Agreement and the other Loan Documents.

D. Subject to the terms and conditions hereof, DOE will, in connection with arranging financing for the Borrower from FFB, issue and deliver to FFB the Principal Instruments.

E. Pursuant to the terms of the Program Financing Agreement, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Notes or the related Note Purchase Agreement.

F. The Borrower’s obligations to DOE and FFB will be secured by the Liens granted under the Security Documents, to the extent provided therein.

G. The parties hereto desire (i) to specify, among other things, the terms and conditions for (x) the delivery by DOE of the Principal Instruments required for FFB to purchase the Notes pursuant to the Note Purchase Agreement, (y) the delivery by DOE of Advance Request Approval Notices and (z) certain indemnity and reimbursement obligations of the Borrower to DOE and (ii) to provide for certain other matters related thereto.

NOW, THEREFORE, in consideration of the promises and other agreements herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND OTHER RULES OF CONSTRUCTION

1.1 Terms Generally. Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in Annex A hereto.

1.2 Other Rules of Construction. Unless the contrary is expressly stated herein:

(a) words in this Agreement denoting one gender only shall be construed to include the other gender;

(b) when used in this Agreement, the words “including”, “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;

(c) when used in this Agreement, the words “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, “hereinbefore”, and “hereinafter”, and words of similar import, unless otherwise specified, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(d) each reference in this Agreement to any article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(e) capitalized terms in this Agreement referring to any Person or party to any Loan Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(f) each reference in this Agreement to any Loan Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Loan Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;

(g) each reference in this Agreement to any Requirements of Law shall be construed as a reference to such Requirements of Law, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;

(h) each reference in this Agreement to any provision of any other Loan Document will include reference to any definition or provision incorporated by reference within that provision;

(i) except where expressly provided otherwise, whenever any matter is required to be satisfactory to, or determined or approved by, DOE, or DOE is required or permitted to exercise any discretion (including any discretion to waive, select, require, deem appropriate, deem necessary, permit, determine or approve any matter), the satisfaction, determination or approval of DOE, or the exercise by DOE of such discretion, shall be in its sole and absolute discretion;

(j) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, Intellectual Property and contract rights; and

(k) the word “will” shall be construed as having the same meaning and effect as the word “shall”.

1.3 Definitions in Other Written Communications. Unless the contrary intention appears, any capitalized term used without definition in any notice or other written communication given under or pursuant to this Agreement shall have the same meaning in that notice or other written communication as in this Agreement.

1.4 Conflict with Funding Agreements. In the case of any conflict between the terms of this Agreement and the terms of any Funding Agreement (other than the Program Financing Agreement), the terms of such Funding Agreement, as between the Borrower and the Lender Parties party thereto, shall control, unless expressly stated to the contrary herein.

1.5 Accounting Terms; Calculations. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. If at any time any change in GAAP or in the policies, procedures or methodologies used in the application thereof from those used in the preparation of the Historical Financial Statements (collectively, the “Historical Principles”) would affect the computation of any financial ratio or financial covenant set forth in any Loan Document (but without limiting the Borrower’s obligation to comply with the restrictions on making such changes set forth in Section 9.15), and the Borrower or DOE shall so request, DOE and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change, provided that, both prior to and after such request is made until so amended, such ratio or requirement shall continue to be computed in accordance with Historical Principles and the Borrower shall provide to DOE reconciliation statements requested by DOE (reconciling the computations of such financial ratios and requirements from the then-current computations to the computations under the Historical Principles) in connection therewith. Financial Statements required to be delivered by the Borrower to DOE pursuant to Section 8.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation applied in a manner consistent with the Historical Principles except to the extent of any change in GAAP or any change in the application thereof that DOE was notified of in accordance with Section 8.1(e) (and delivered together with the reconciliation statements provided for in Section 8.1(e)). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with the Historical Principles.

ARTICLE II

FUNDING

2.1 Loans.

(a) Purchase of Notes. Subject to the terms and conditions hereof and of the Funding Agreements, on the Principal Instrument Delivery Date, DOE agrees to deliver to FFB the Principal Instruments required, in accordance with Section 4.2 of the Note Purchase Agreement, in connection with the offer to FFB to purchase on the Financial Closing Date:

(i) Note P in an aggregate maximum principal amount not to exceed One Hundred One Million One Hundred Eighty-Six Thousand and 00/100 Dollars ($101,186,000) (the “Project P Loan”); and

(ii) Note S in an aggregate maximum principal amount not to exceed Three Hundred Sixty-Three Million Eight Hundred Sixty-One Thousand and 00/100 Dollars ($363,861,000) (the “Project S Loan”, and together with the Project P Loan, collectively, the “Loans”).

(b) Advance Request Approval Notice. Subject to the terms and conditions hereof and of the Funding Agreements, DOE agrees, no less than three (3) Business Days prior to each Requested Advance Date during the Availability Period, to deliver to FFB an Advance Request Approval Notice authorizing FFB to make advances of the Loans (the “Advances”), provided that, after giving effect to any Advances and the use of proceeds thereof:

(i) the aggregate amount of Advances made to the Borrower under the Notes does not exceed the Maximum Total Loan Amount;

(ii) the aggregate amount of Advances made to the Borrower under Note P (each, a “Project P Advance”) does not exceed the maximum amount of Project P Advances permitted by Section 2.7; and

(iii) the aggregate amount of Advances made to the Borrower under Note S (each, a “Project S Advance”) does not exceed the maximum amount of Project S Advances permitted by Section 2.7.

2.2 Loan Commitment Amount Reductions. The Borrower may, on not less than thirty (30) days prior written notice to DOE and upon the satisfaction of any consent requirement or other applicable provisions of this Agreement and each Loan Document, permanently reduce the Loan Commitment Amount, in whole or in part, but only if:

(a) DOE is satisfied that the proposed reduction or cancellation would not cause a Default or an Event of Default;

(b) the Borrower shall have delivered to DOE, by an Acceptable Delivery Method, a certificate, in form and substance satisfactory to DOE, with respect to the matters set forth in clause (a) above; and

(c) to the extent permitted by applicable Requirements of Law, upon such cancellation or reduction, the Borrower shall pay all expenses and other amounts then due with respect to such cancellation or reduction under this Agreement.

Once reduced or canceled, the Loan Commitment Amount may not be increased.

2.3 Mechanics for Requesting Advances.

(a) Advance Requests. From time to time during the Availability Period, the Borrower may request Advances under the Funding Agreements by, not less than ten (10) Business Days prior to any Requested Advance Date (each, an “Advance Request Delivery Date”), (A) delivering, by an Acceptable Delivery Method, to DOE, an appropriately completed request with respect to such Advance or Advances signed by a Responsible Officer of the Borrower (each, an “Advance Request”) which shall be substantially in the form of the document titled “Form of Advance Request” included in the Forms Supplement (the “Form of Advance Request”) and in compliance with the requirements of Section 2.3(b), and (B) delivering, by an Acceptable Delivery Method, to DOE, and, by facsimile, to FFB an appropriately completed request for Advances required to be delivered pursuant to the terms of each Note signed by a Responsible Officer of the Borrower (each, an “FFB Advance Request”) which shall be substantially in the form of Exhibit A to the Note Purchase Agreement (the “Form of FFB Advance Request”). The Borrower may request Advances no more frequently than once per calendar month.

(b) Contents of Advance Requests. Each Advance Request shall specify or include as an attachment each of the following (as contemplated by the Form of Advance Request):

(i) (A) the amount (if any) of the Advance requested under Note P and (B) the amount (if any) of the Advance requested under Note S; provided that in each of clauses (A) and (B), such amounts shall be in the minimum amounts required by this Agreement, the Note Purchase Agreement and the relevant Note;

(ii) the Requested Advance Date, which, subject to the requirements of Section 2.3(a), shall be any Business Day during the Availability Period;

(iii) the aggregate amount, on a prospective basis after giving effect to the requested Advances, of (A) all Advances outstanding under Note P (if any), (B) all Advances outstanding under Note S (if any) and (C) all Borrower Project Payments made by the Borrower with respect to each Project, provided that (x) the aggregate amount requested with respect to clauses (A) and (B) above may not in any event exceed the amount permitted pursuant to Sections 2.7 and 2.12 and (y) the aggregate Borrower Project Payments with respect to each Project shall be not less than the amount required pursuant to Sections 2.8 and 5.3(j);

(iv) a summary of the Eligible Project Costs being financed with the proceeds of the requested Advance or Advances, together with (x) copies of invoices or other reasonable documentation evidencing such Project Costs (or alternatively in the case of such invoices, a listing thereof which sets forth, for each invoice, the invoice number, date, vendor and amount and the portion of such amount that relates to Eligible Project Costs, it being understood that the Borrower shall deliver to DOE copies of such invoices promptly upon DOE’s request), (y) a breakdown of the allocation of such Project Costs among any requested Site-Dependent and non-Site Dependent Advances and (z) an identification of any such Project Costs that are for equipment that has been the subject of a title transfer to CAEATFA together with a copy of the fully executed documentation required for the conveyance and reconveyance of title to such equipment pursuant to Section 9.5(q);

(v) a certification by a Responsible Officer of the Borrower that (A) the proceeds of the requested Project P Advances will be used to pay or reimburse the Borrower for Eligible Project P Costs incurred from and after December 15, 2008 and due and payable not later than thirty (30) days following the date of such Advance Request and (B) the proceeds of the requested Project S Advances will be used to pay or reimburse the Borrower for Eligible Project S Costs incurred from and after December 15, 2008 and due and payable not later than thirty (30) days following the date of such Advance Request, in each case in accordance with the Business Plan for the applicable Project;

(vi) either (A) a certification by a Responsible Officer of the Borrower that the most recent Project Forecasts previously delivered pursuant to this Section 2.3(b)(vi), Section 5.1(m) or Section 8.2(b) continue to be applicable, based on good faith estimates and assumptions made by management of the Borrower and that management of the Borrower believes that such Project Forecasts are still reasonable and attainable, or (B) in lieu of the certification described in clause (A), (x) at the Borrower’s option or (y) upon DOE’s request, an updated Project P Forecast and Project S Forecast, each substantially in the form of the document titled “Sample Project Forecast and Overrun Calculation” included in the Forms Supplement, together with a certification by a Responsible Officer of the Borrower that such Project Forecasts are based on good faith estimates and assumptions made by management of the Borrower and that management of the Borrower believes that such Project Forecasts are reasonable and attainable; provided that, in either case, all Project Forecasts must be satisfactory to DOE (it being understood that a waiver, granted in DOE’s sole discretion, of the requirements of this Section 2.3(b)(vi) in connection with any Advance shall not be deemed to indicate DOE’s approval of any Project Forecast);

(vii) a certification by a Responsible Officer of the Borrower setting forth in reasonable detail (A) whether an Equity Offering has closed (x) in the case of the initial Advance Request, since the Principal Instrument Delivery Date or (y) for all subsequent Advance Requests, since the date of the previously delivered Advance Request (or, in either case (x) or (y), is expected to close prior to funding of the current Advance Request) and, if so, the facts necessary to determine compliance with Sections 2.12(d) and 9.27 in connection therewith; (B) the amount then on deposit in each subaccount of the Dedicated Account and a reconciliation of any changes in each such subaccount since the last Advance Request (both before and after giving effect to the provisions of Section 2.12); (C) the amount of any Undrawn Deferred Amounts relating to each Project both before and after giving effect to the Advance contemplated by such Advance Request; and (D) if such Advance is an Interim True-Up Advance, a statement to that effect together with a specific identification of the Deferred Requests to which such Interim True-Up Advance relates and the portion thereof required to be deposited into the Dedicated Account in accordance with Section 2.12(j); and

(viii) such other documentation, certificates and information specified in this Agreement (including Sections 5.3, 5.4 and 5.5, as applicable, and, prior to the Principal Instrument Delivery Date and the Financial Closing Date, Sections 5.1 and 5.2, respectively).

(c) Contents of FFB Advance Requests. Each FFB Advance Request shall contain all other information required by the Form of FFB Advance Request.

2.4 Mechanics for Funding Advances.

(a) Advance Funding.

(i) Satisfaction of Conditions. Promptly after receipt of an Advance Request complying with Sections 2.3(a) and (b), DOE shall review such Advance Request and the attachments thereto to determine whether all certificates and documentation required under Section 2.3 have been delivered to it. At such time as DOE has determined that it has received all such required certificates and documentation, but in any event not more than seven (7) Business Days after receipt of such Advance Request, DOE shall so notify FFB and the Borrower.

(ii) Advance Request Approval Notice. With respect to any Advance or Advances under the Funding Agreements, if DOE determines that all conditions precedent set forth in Sections 5.3 and 5.4, as applicable, in respect of the requested Advance or Advances have been satisfied (or waived in writing), then no later than three (3) Business Days prior to the Requested Advance Date, DOE shall issue to FFB and the Borrower an Advance Request Approval Notice, subject to adjustment as provided in Section 2.12(f) to the extent applicable.

(iii) Funding. For any requested Advance for which an Advance Request Approval Notice has been issued pursuant to this Section 2.4(a) and for which no Drawstop Notice has been issued pursuant to Section 2.4(b), FFB shall fund such Advance on the Requested Advance Date in accordance with the Note Purchase Agreement and the relevant Note. Such funds shall be applied as specified in the Funding Agreements and in accordance with Section 2.4(d) hereof, provided that if any Drawstop Notice has been issued and is in effect on the Requested Advance Date with respect to any funds received by the Borrower, such funds shall be returned by the Borrower to FFB pursuant to Section 2.4(b).

(b) Drawstop Notices.

(i) Issuance. Following the issuance of any Advance Request Approval Notice by DOE pursuant to Section 2.4(a) and on or prior to the Requested Advance Date, DOE or FFB may, from time to time, issue a notice substantially in the form attached hereto as Exhibit C (a “Drawstop Notice”) to the Borrower and to DOE or FFB, as the case may be, if and only if DOE or FFB, as the case may be, determines that:

(A) the conditions Sections 5.3 or 5.4, as applicable, the Note Purchase Agreement or the Notes with respect to such Advance or Advances are not met, or having been met, are no longer met; or

(B) to the extent the Advance Request Approval Notice has been issued for any Advance under the relevant Note and the Note Purchase Agreement, the conditions precedent to such Advance contained in such Note and the Note Purchase Agreement are not met, or having been met, are no longer met.

(ii) Consequences. If a Drawstop Notice is issued, FFB shall not be obligated to make the requested Advance or Advances set forth on such Drawstop Notice, provided that, if FFB makes any such Advance or Advances to the Borrower following the issuance of a Drawstop Notice, the Borrower shall return such Advance or Advances to FFB immediately upon receipt thereof, and provided further that, any amount required to be returned by the Borrower pursuant to this Section 2.4(b)(ii) shall accrue interest at the Late Charge Rate from the date such Advance or Advances are made until such Advance or Advances are returned. Following the return of such Advance or Advances, FFB shall deliver an invoice to the Borrower setting forth the interest due and payable with respect to such returned amount. The Borrower hereby agrees promptly, but in no event later than five (5) Business Days following delivery of such invoice, to pay such interest amounts as directed by FFB.

(c) No Liability. (i) The Borrower acknowledges and agrees that DOE shall only be required to use reasonable efforts to provide FFB with the necessary Advance Requests and Advance Request Approval Notices within the time-frames specified in Sections 2.4(a)(i) and (ii), but DOE shall in any event ensure that the FFB receives all such Advance Requests and Advance Request Approval Notices as soon as practicable following receipt from the Borrower of the applicable Advance Requests and necessary certificates and other documentation specified above (subject to the Borrower satisfying all necessary conditions precedent specified in this Agreement, including, without limitation Sections 5.3 and 5.4, as applicable and, prior to the Principal Instrument Delivery Date and the Financial Closing Date, Sections 5.1 and 5.2, respectively).

(ii) Subject to Section 2.4(c)(i), no Lender Party shall have any liability for any action taken (including the delivery of a Drawstop Notice) or omitted to be taken (including the failure to fund any Advance or Advances following the issuance of a Drawstop Notice) or for any loss or injury resulting from its actions or its performance or lack of performance of any of its other duties hereunder if such Lender Party acted reasonably in exercising or interpreting its statutory authority and applicable regulations in taking any such action, omitting to take any action or performing its duties hereunder. Except to the extent, if any, set forth in Section 2.4(c)(i), in no event shall any Lender Party be liable (A) for acting in accordance with or relying upon any entitlement order, instruction, notice, demand, certificate or document from the Obligors or any entity acting on behalf of the Obligors, (B) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or (C) in the case of FFB or any subsequent holder of any Note, for acting in accordance with or relying upon any Drawstop Notice issued by DOE.

(iii) Notwithstanding anything contained in this Agreement to the contrary, no Lender Party shall incur any liability to the Borrower or any Affiliate thereof or to any other Lender Party for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any circumstance beyond the control of such Lender Party or its agents (including any act or provision of any present or future law or regulation of any Governmental Authority (other than FFB or DOE, unless DOE or FFB, as the case may be, is issuing such regulation in compliance with Requirements of Law), any act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, act of war, act of terrorism, riot, civil commotion, lapse of the statutory authority of the United States Department of the Treasury to raise cash through the issuance of Treasury debt instruments, the unavailability of the Federal Reserve Bank wire, disruption or failure of the Treasury Financial Communications System or facsimile or other wire or communication facility, closure of the Federal Government, unforeseen or unscheduled closure or evacuation of such Lender Party’s office or any other similar event) (each such circumstance, a “Lender Party Force Majeure Event”); it being understood that any such Lender Party shall resume performance hereunder as soon as such Lender Party Force Majeure Event ceases to prevent such Lender Party from performing hereunder.

(d) Disbursement of Proceeds. (i) The Borrower shall apply (x) Project P Loan proceeds solely to pay, or be reimbursed for, those portions of the Total Project P Costs that are Eligible Project P Costs in accordance with the Business Plan, including (but only to the extent provided in this Agreement) Excess Cost Overruns, and (y) Project S Loan proceeds solely to pay, or be reimbursed for, those portions of the Total Project S Costs that are Eligible Project S Costs in accordance with the Business Plan, including (but only to the extent provided in this Agreement) Excess Cost Overruns.

(ii) For the avoidance of doubt, in no event will the proceeds of any Loan be (A) applied towards any portion of Total Project Costs incurred prior to December 15, 2008, (B) used to pay interest payments on the Loans, administrative or other fees relating to the Loans or any other amounts under the Loan Documents or (C) applied to finance or acquire, or reimburse the Borrower for the cost of, any property unless concurrently therewith the Collateral Trustee obtains a First Priority Lien on such property (it being understood for purposes of this clause (C) that, in the case of any such cost that is part of an Eligible Progress Payment, the property acquired with the proceeds of the Loan used to pay such cost shall consist of all contract rights, claims against the vendor and all other rights of the Borrower (including any rights in the related equipment) that arise in connection with such Eligible Progress Payment, and all such property shall be deemed to be Program Assets for all purposes of this Agreement).

(iii) The Borrower shall use proceeds of the Advances in accordance with the terms of this Agreement to pay Eligible Costs by making all such disbursements as are necessary directly to those persons to whom the Borrower is obligated to make payment or retaining payment for Eligible Costs in the nature of payroll costs or similar internal costs that are being funded.

(iv) The Borrower acknowledges and agrees that notwithstanding any other provision of this Agreement to the contrary, (x) DOE shall not be required to approve any Advance unless the same has been requested and will be applied to pay the costs of services rendered, materials delivered and required deposits incurred from and after December 15, 2008 and due and payable not later than thirty (30) days following the date of any Advance Request, and (y) no costs or expenses relating to any Project shall constitute Eligible Costs to the extent such costs or expenses were funded with Federal Funding (other than the Loans).

(v) Pending use as set forth in clauses (i) through (iv) above, the proceeds of any Advance may be invested only in Limited Cash Equivalents (it being understood that this Section 2.4(d)(v) shall not apply to the proceeds of any Advance to the extent funded to reimburse the Borrower for Eligible Project Costs paid by the Borrower prior to the funding of such Advance).

2.5 Advance Requirements under the Funding Agreements. Notwithstanding anything to the contrary contained in this Article II, the Borrower shall comply with each disbursement requirement set forth in the Funding Agreements. Unless otherwise specified in the Funding Agreements, all determinations to be made with respect to the Funding Agreements shall be made by DOE.

2.6 No Approval of Work. The making of any Advance or Advances under the Loan Documents shall not be deemed an approval or acceptance by any Lender Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to any Project.

2.7 Determination of Advance Amounts.

(a) Maximum Loan Amounts. The aggregate principal amount of the Loans from time to time outstanding shall not be more than:

(i) with respect to the Project P Loan, the lesser of (x) eighty percent (80%) of all Eligible Project P Costs (excluding Excess Cost Overruns unless and to the extent provided for in Section 2.9(c)(i)(B) or in an approved Corrective Plan) incurred as of any date of determination and (y) One Hundred One Million One Hundred Eighty-Six Thousand and 00/100 Dollars ($101,186,000) (such lesser amount, the “Project P Maximum Loan Amount”); provided, however, that subject to the Project P Maximum Loan Amount and Sections 2.7(b) and 2.12, Advances shall be in the following amounts (but only if, in each case, all applicable conditions have been met):

(A) initially in an amount equal to one hundred percent (100%) of Eligible Project P Costs incurred on or after December 15, 2008;

(B) reduced to an amount equal to eighty percent (80%) of Eligible Project P Costs incurred during the period beginning on February 1, 2010, in the event Borrower has not satisfied all conditions precedent to a Site-Dependent Advance of the Project P Loan, and ending on the date that such conditions are satisfied; provided, however, that in no event shall DOE or FFB be required to make any Advances of the Project P Loan after June 1, 2010 unless all conditions precedent to a Site-Dependent Advance of the Project P Loan, as set forth in Section 5.4, have been satisfied; and

(C) after such all conditions precedent to a Site-Dependent Advance of the Project P Loan have been satisfied, in an amount equal to one hundred percent (100%) of Eligible Project P Costs thereafter incurred.

In addition, subject to the Project P Maximum Loan Amount and Sections 2.7(b) and 2.12 (and only if all applicable conditions have been met):

(X) upon the satisfaction of the conditions precedent to a Site-Dependent Advance of the Project P Loan, a single Advance shall be made pursuant to an Advance Request, in an amount equal to the excess, if any, of (I) one hundred percent (100%) of all Eligible Project P Costs incurred on or after December 15, 2008, as to which an Advance of less than one hundred percent (100%) was made pursuant to clause (B) of this Section 2.7(a)(i) over (II) the amount of such Advance actually made pursuant to such clause; and

(Y) upon Final Completion of Project P, a single Advance (the “Project P Final True-Up Advance”) shall be made pursuant to an Advance Request, in an amount equal to the excess, if any, of (I) the least of (A) eighty percent (80%) of all Eligible Project P Costs, (B) one hundred percent (100%) of all Eligible Project P Costs incurred on or after December 15, 2008, and (C) One Hundred One Million One Hundred Eighty-Six Thousand and 00/100 Dollars ($101,186,000) over (II) the aggregate amount of all Advances made with respect to Project P (including all Interim True-Up Advances with respect to Project P other than an Interim True-Up Advance to be made as part of such Project P Final True-Up Advance);

(ii) with respect to the Project S Loan, the lesser of (x) eighty percent (80%) of all Eligible Project S Costs (excluding Excess Cost Overruns unless and to the extent provided for in Section 2.9(c)(i)(B) or in an approved Corrective Plan) incurred as of any date of determination and (y) Three Hundred Sixty-Three Million Eight Hundred Sixty-One Thousand and 00/100 Dollars ($363,861,000) (such lesser amount, the “Project S Maximum Loan Amount”); provided, however, that subject to the Project S Maximum Loan Amount and Sections 2.7(b) and 2.12, Advances shall be in the following amounts (but only if, in each case, all applicable conditions have been met):

(A) initially in an amount equal to ninety-two percent (92%) of Eligible Project S Costs incurred on or after December 15, 2008;

(B) reduced to an amount equal to seventy-two percent (72%) of Eligible Project S Costs incurred during the period beginning on October 1, 2010, in the event Borrower has not satisfied all conditions precedent to a Site-Dependent Advance of the Project S Loan, and ending on the date that such conditions are satisfied; provided, however, that in no event shall DOE or FFB be required to make any Advances of the Project S Loan after January 1, 2011 unless all conditions precedent to a Site-Dependent Advance of the Project S Loan, as set forth in Section 5.4, have been satisfied, and

(C) after all such conditions precedent to a Site-Dependent Advance of the Project S Loan have been satisfied, in an amount equal to ninety-two percent (92%) of Eligible Project S Costs thereafter incurred.

In addition, subject to the Project S Maximum Loan Amount and Sections 2.7(b) and 2.12 (and only if all applicable conditions have been met):

(X) upon the satisfaction of the conditions precedent to a Site-Dependent Advance of the Project S Loan, a single Advance shall be made in an amount equal to the excess, if any, of (I) ninety-two percent (92%) of all Eligible Project S Costs incurred on or after December 15, 2008, as to which an Advance of less than ninety-two percent (92%) was made pursuant to clause (B) of this Section 2.7(a)(ii) over (II) the amount of such Advance actually made pursuant to such clause; and

(Y) upon Final Completion of Project S, a single Advance (the “Project S Final True-Up Advance”) shall be made in an amount equal to the excess, if any, of (I) the least of (A) eighty percent (80%) of all Eligible Project S Costs, (B) one hundred percent (100%) of all Eligible Project S Costs incurred on or after December 15, 2008, and (C) Three Hundred Sixty-Three Million Eight Hundred Sixty-One Thousand and 00/100 Dollars ($363,861,000) over (II) the aggregate amount of all Advances made with respect to Project S (including all Interim True-Up Advances with respect to Project S other than an Interim True-Up Advance to be made as part of such Project S Final True-Up Advance);

(b) Historical Costs.

(i) For purposes of determining the percentages contained in Section 2.7(a) the parties have assumed that the Historical Costs (as defined in clause (iii) below) on account of Project P consist of an amount equal to Fifty-Two Million Five Hundred Ten Thousand and 00/100 Dollars ($52,510,000) and that the Historical Costs on account of Project S consist of an amount equal to Fifty-Seven Million Three Hundred Thirty-Two Thousand and 00/100 Dollars ($57,332,000) (each such amount, an “Historical Costs Assumption”).

(ii) In the event DOE determines in its sole discretion that the Historical Costs Assumption with respect to either Project does not accurately reflect the actual Historical Costs incurred by the Borrower with respect to such Project, (A) the percentages set forth in Section 2.7(a), shall be modified in DOE’s sole discretion to reflect the percentages which would have been applied had such Historical Costs Assumption accurately reflected the actual Historical Costs with respect to such Project, (B) the next Advance(s) shall be reduced by an amount equal to (x) the aggregate amount of Advances theretofore made (as determined in accordance with the incorrect Historical Costs Assumption) minus (y) the aggregate amount of such Advances that would have been made had they been determined in accordance with the actual Historical Costs, and (C) the Borrower shall certify that the Cash Equity Condition is being satisfied notwithstanding the effects of the foregoing clauses (A) and (B).

(iii) The term “Historical Costs” means those Total Project Costs incurred prior to December 15, 2008 that, if they had been incurred instead on or after December 15, 2008, would have been eligible for funding as Eligible Project Costs.

2.8 Borrower Commitments; Cash Equity Condition.

(a) Project P Borrower Commitment. The Borrower hereby commits to pay all costs and expenses incurred to complete Project P in excess of the amounts permitted to be advanced as of any date under the terms of the Project P Loan. Immediately prior to FFB making any Advance in connection with the Project P Loan, the Borrower shall make payments and/or provide evidence of payments made on account of Total Project P Costs (the “Project P Borrower Payments”), on the terms and conditions set forth in the Loan Documents, in an aggregate amount (the “Project P Borrower Commitment”) equal to (i) all Total Project P Costs incurred as of the date of such determination minus (ii) the Project P Maximum Loan Amount.

(b) Project S Borrower Commitment. The Borrower hereby commits to pay all costs and expenses incurred to complete Project S in excess of the amounts permitted to be advanced as of any date under the terms of the Project S Loan. Immediately prior to FFB making any Advance in connection with the Project S Loan, the Borrower shall make payments and/or provide evidence of payments made on account of Total Project S Costs (the “Project S Borrower Payments”, and together with the Project P Borrower Payments, the “Borrower Project Payments”), on the terms and conditions set forth in the Loan Documents, in an aggregate amount (the “Project S Borrower Commitment”; and together with the Project P Borrower Commitment, the “Borrower Commitments”) equal to (i) all Total Project S Costs incurred as of the date of such determination minus (ii) an amount equal to the Project S Maximum Loan Amount.

(c) Cash Equity Condition. The Borrower shall at all times satisfy the “Cash Equity Condition”, which shall mean that the Borrower has and shall for the remaining Availability Period have an amount of available cash and Cash Equivalents (taking into account current cash flows and cash on hand (including any amounts on deposit in the Dedicated Account), and reasonable projections of future generation of net cash from operations, losses and expenditures during the Availability Period, but specifically excluding loan proceeds (other than, without duplication, any Undrawn Deferred Amounts or any Interim True-Up Advances) and cash that the Borrower is restricted from using for Total Project P Costs or Total Project S Costs by contract, legal requirement or otherwise) (“Cash Equity”) not less than one hundred five percent (105%) of the aggregate amounts required to fund the remaining Borrower Commitments through Final Completion of both Project P and Project S. The Borrower shall certify to DOE in connection with each Advance that the Cash Equity Condition is then being satisfied. If at any time the Cash Equity Condition is not being satisfied, then the Borrower shall comply with the procedures set forth in Section 2.9(c) for submission and approval of a Corrective Plan.

2.9 Cost Overruns.

(a) Definitions.

“Budgeted Project P Contingency Amount” means the Project P Contingency Amount shown in the Project P Budget.

“Budgeted Project S Contingency Amount” means the Project S Contingency Amount shown in the Project S Budget.

“Budgeted Total Costs” means, as applicable, the Total Project P Costs or Total Project S Costs shown in the Project P Budget or Project S Budget, including the Budgeted Project P Contingency Amount or the Budgeted Project S Contingency Amount.

“Forecasted Total Costs” means, as of the applicable Measurement Date, the Paid or Committed Costs with respect to Project P or Project S, as applicable, plus the Remaining Uncommitted Costs for such Project, as shown in the most recent Project P Forecast or Project S Forecast, as applicable, approved by DOE (or, at DOE’s sole option, the most recent Project P Forecast or Project S Forecast submitted for approval but not approved).

“Measurement Date” means the last day of each fiscal quarter (or, at DOE’s sole option, the date on which an updated Project Forecast is submitted to DOE in connection with an Advance Request if such Project Forecast has not been approved by DOE).

“Net Budgeted Total Costs” means the Budgeted Total Costs with respect to Project P or Project S, as applicable, excluding the Budgeted Project P Contingency Amount or the Budgeted Project S Contingency Amount.

“Net Forecasted Total Costs” means, as of the applicable Measurement Date, the Paid or Committed Costs with respect to Project P or Project S, as applicable, plus the Net Remaining Uncommitted Costs for such Project, as shown in the most recent Project P Forecast or Project S Forecast, as applicable, approved by DOE (or, at DOE’s sole option, the most recent Project P Forecast or Project S Forecast submitted for approval but not approved).

“Net Remaining Uncommitted Costs” means, as of the applicable Measurement Date, the costs required to complete Project P or Project S, as applicable, as shown in the most recent Project P Forecast or Project S Forecast approved by DOE (or, at DOE’s sole option, the most recent Project P Forecast or Project S Forecast submitted for approval but not approved), excluding the Remaining Project P Contingency Amount or the Remaining Project S Contingency Amount.

“Paid or Committed Costs” means, as applicable, Total Project P Costs or Total Project S Costs that either have been paid in full or otherwise committed pursuant to binding agreements with suppliers, contractors or other third parties delivering materials or services in connection with Project P or Project S.

“Remaining Project P Contingency Amount” means the Project P Contingency Amount shown in the most recent Project P Forecast approved by DOE (or, at DOE’s sole option, the most recent Project P Forecast or Project S Forecast submitted for approval but not approved).

“Remaining Project S Contingency Amount” means the Project S Contingency Amount shown in the most recent Project S Forecast approved by DOE (or, at DOE’s sole option, the most recent Project P Forecast or Project S Forecast submitted for approval but not approved).

“Remaining Uncommitted Costs” means, as of the applicable Measurement Date, the costs required to complete Project P or Project S, as applicable, as shown in the most recent Project P Forecast or Project S Forecast approved by DOE (or, at DOE’s sole option, the most recent Project P Forecast or Project S Forecast submitted for approval but not approved), including the Remaining Project P Contingency Amount or the Remaining Project S Contingency Amount.

(b) Testing of Excess Cost Overruns.

(i) Project P Excess Cost Overruns. On each Measurement Date (as reported fifteen (15) business days after such Measurement Date), the Borrower shall calculate the Remaining Project P Contingency Amount as a percentage of the Net Remaining Uncommitted Costs (such percentage, the “Project P Contingency Percentage”) with respect to Project P. In the event that the Project P Contingency Percentage is less than the percentage (the “Project P Required Contingency Percentage”) set forth under such heading in the following schedule opposite the applicable percentage of Net Forecasted Total Costs for Project P constituting Paid or Committed Costs:

Percentage of Net Forecasted Total Costs for Project P constituting Paid or Committed Costs	Project P Required Contingency Percentage
50% or less	7.5%
More than 50%	5.0%

then a “Project P Excess Cost Overrun” shall exist in an amount equal to the amount that would be required to be added to the Remaining Project P Contingency Amount such that the Project P Contingency Percentage would equal the Project P Required Contingency Percentage as of such Measurement Date, and the provisions of Section 2.9(c) shall apply. Such calculations shall be made in accordance with the document titled “Sample Project Forecast and Overrun Calculation” included in the Forms Supplement.

(ii) Project S Excess Cost Overruns. On each Measurement Date (as reported fifteen (15) business days after such Measurement Date), the Borrower shall calculate the Remaining Project S Contingency Amount as a percentage of the Net Remaining Uncommitted Costs (such percentage, the “Project S Contingency Percentage”) with respect to Project S. In the event that the Project S Contingency Percentage is less than the percentage (the “Project S Required Contingency Percentage”) set forth under such heading in the following schedule opposite the applicable percentage of Net Forecasted Total Costs for Project S constituting Paid or Committed Costs:

Percentage of Net Forecasted Total Costs for Project S constituting Paid or Committed Costs	Project S Required Contingency Percentage
50% or less	7.5%
More than 50%	5.0%

then a “Project S Excess Cost Overrun” shall exist in an amount equal to the amount that would be required to be added to the Remaining Project S Contingency Amount such that the Project S Contingency Percentage would equal the Project S Required Contingency Percentage as of such Measurement Date, and the provisions of Section 2.9(c) shall apply. Such calculations shall be made in accordance with the document titled “Sample Project Forecast and Overrun Calculation” included in the Forms Supplement.

(c) Corrective Plan.

(i) In the event of a Project P Excess Cost Overrun or a Project S Excess Cost Overrun (each, an “Excess Cost Overrun”), the following terms and conditions shall apply:

(A) the Borrower shall promptly (and in no event more than fifteen (15) Business Days after the applicable Measurement Date) notify DOE in writing of such Excess Cost Overrun, and within ten (10) Business Days thereafter shall deliver a proposed “Action Plan” demonstrating any projected cost savings and the amount required to be contributed by the Borrower to satisfy the Excess Cost Overrun;

(B) If the Borrower shall commit in writing in connection with the Action Plan to pay from Cash Equity the amount of the Excess Cost Overrun over the ensuing ninety (90) day period (or from time to time as and when the same becomes due) and provide evidence of the availability of Cash Equity for such payments satisfactory to DOE (the “Correction by Commitment Condition”), then DOE shall approve

Advances in the amounts otherwise required under this Agreement as if there were no such Excess Cost Overrun, and the Borrower shall provide cash to cover Excess Cost Overruns required to be paid with cash in respect of each Advance;

(C) If the Borrower fails to meet the Correction by Commitment Condition in respect of an Excess Cost Overrun, or in the event at any time the Cash Equity Condition is not being satisfied, the Borrower shall submit to DOE not later than thirty (30) days following the applicable date of determination a written plan of corrective action intended to satisfy such Excess Cost Overrun or the failure of the Cash Equity Condition, either through obtaining additional equity investment, through generation of net cash from operations, or achieving cost savings under other line items in the applicable Project Budget or otherwise (a “Corrective Plan”), together with such documentation supporting such Corrective Plan as may reasonably be required by DOE;

(D) DOE shall either approve or disapprove, in its sole discretion (but subject to the safe harbor provisions of Section 2.10), any Corrective Plan within thirty (30) days following the date upon which it receives such Corrective Plan from the Borrower, together with any documentation supporting such Corrective Plan reasonably required by DOE; and

(E) In the event DOE disapproves a Corrective Plan, the parties shall cooperate in good faith to develop a Corrective Plan satisfactory to DOE in its sole discretion.

(ii) Adjustment of Remaining Contingency Amounts; Running Balance Calculation. The following calculations shall be made in accordance with the document titled “Sample Project Forecast and Overrun Calculation” included in the Forms Supplement.

(A) Permitted Overruns. Any amounts the Borrower commits to pay with respect to a Project pursuant to a Correction by Commitment Condition or a Corrective Plan are “Permitted Overruns.” The initial Permitted Overrun is the “Initial Contribution”

(B) Permitted Corrections. After the Initial Contribution (and thereafter only assuming there is a positive balance in the Running Balance Calculation as set forth below), any amount by which the Remaining Project P Contingency Amount or Remaining Project S Contingency Amount, as applicable, exceeds the amount of contingency required as calculated using the applicable Required Contingency Percentage, once reviewed and approved by the DOE, is a “Permitted Correction”. In the event of a Permitted Correction, the parties shall adjust any prior Correction by Commitment Condition or Corrective Plan to their mutual satisfaction.

(C) Any Permitted Overruns shall be added to Remaining Project P Contingency Amount or Remaining Project S Contingency Amount, as applicable, in the subsequent Project P Forecast or Project S Forecast. Any Permitted Corrections shall be subtracted from Remaining Project P Contingency Amount or Remaining Project S Contingency Amount, as applicable, in the subsequent Project P Forecast or Project S Forecast.

(D) Beginning on the first Measurement Date after the Borrower has made the Initial Contribution, the Borrower shall provide DOE with the Running Balance Calculation. The “Running Balance Calculation” shall be a running balance of all Permitted Overruns less all Permitted Corrections.

(d) Consequence of Cost Overrun or Cash Equity Condition Event. In the event of an Excess Cost Overrun or the failure of the Cash Equity Condition that is continuing, then (A) DOE shall not be required to approve any further Advances unless and until the Borrower shall complete an Excess Cost Overrun Cure, (B) a Default that is not yet an Event of Default shall be deemed to exist until either the Borrower shall complete an Excess Cost Overrun Cure or an Event of Default shall exist and (C) if the Borrower shall fail to complete such Excess Cost Overrun Cure in a timely manner, an Event of Default shall exist. For purposes of this Section 2.9(d), the Borrower shall complete an “Excess Cost Overrun Cure” if (i) either (x) the Borrower satisfies the Correction by Commitment Condition (solely with respect to an Excess Cost Overrun) or (y) a Corrective Plan to remedy such Excess Cost Overrun or Cash Equity Condition is approved by DOE as provided above, and (ii) the Borrower thereafter complies with such Correction by Commitment Condition or such Corrective Plan, as applicable (it being understood that compliance with a Correction by Commitment Condition or Corrective Plan shall include making any payments required from time to time thereunder). In the event of an Excess Cost Overrun, any Advances approved by DOE shall be made contingent on the Borrower paying any additional amounts required to be paid by the Borrower in connection with the Correction by Commitment Condition or such approved Corrective Plan and, to the extent provided in the Correction by Commitment Condition or such approved Corrective Plan, the amount of each such Advance as otherwise determined in accordance with this Agreement shall be reduced by such additional amounts payable by the Borrower.

2.10 Safe Harbor Corrective Plans. In order to provide a “safe harbor” to the Borrower in devising a Corrective Plan to address the amount by which the Borrower fails to meet the Correction by Commitment Condition in respect of an Excess Cost Overrun or fails to meet the Cash Equity Condition (any such amount, a “Project Shortfall”), and without limiting DOE’s discretion in considering any other Corrective Plan (and without prejudice thereto), DOE agrees that it will approve, in accordance with Section 2.9(c)(i)(D), a Corrective Plan (each, a “Safe Harbor Corrective Plan”) received from the Borrower in a timely manner, to address a particular Project Shortfall, which Safe Harbor Corrective Plan shall require a cash contribution of equity to be received by the Borrower in an amount at least equal to such Project Shortfall, which contribution may be in consideration of the issuance of Capital Stock of the Borrower on terms that comply with the applicable provisions of the Loan Documents (including the anti-dilution provisions of the Warrants); provided, that (i) neither the Borrower or any of its Subsidiaries shall incur or otherwise become liable (directly or indirectly) for any Indebtedness in respect of such contribution or such Capital Stock, whether on the basis of subrogation or otherwise, and (ii) until Final Completion of both Projects, the proceeds of any such contribution may be used only to pay Total Project Costs for the Projects (or, in the case of a Corrective Plan to address an Excess Cost Overrun, used only to pay Total Project Costs for the Project giving rise to such Excess Cost Overrun), and not for any other purpose.

2.11 DOE’s Consultant.

(a) DOE reserves the right to retain independent consultants (financial, engineering and otherwise) to review Advance Requests, verify the Borrower’s application of the proceeds of the Loans, confirm the Borrower’s completion of the Milestones and perform such other similar tasks in connection with the administration of the Loans as may be required by DOE (any such independent consultant, “DOE’s Consultant”).

(b) The Borrower shall, and shall cause each of its Subsidiaries to, (i) cooperate in all respects with DOE’s Consultant (if DOE elects to retain one in accordance with Section 2.11(a)) and (ii) ensure that DOE’s Consultant is provided with all information requested and reasonably required by DOE’s Consultant and ensure that any information that it may supply to DOE’s Consultant is accurate and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided.

2.12 Dedicated Account.

(a) Establishment of Account. On the Principal Instrument Delivery Date, the Borrower shall establish, and thereafter maintain, with the Collateral Trustee (or an Affiliate thereof designated by the Collateral Trustee for this purpose) a separately identifiable deposit or securities account in the name of the Borrower entitled the “ATVM Tesla Dedicated Account” (the “Dedicated Account”). The Dedicated Account shall be pledged to the Collateral Trustee for the benefit of the Secured Parties pursuant to the Security Agreement and shall be subject to a Blocked Account Control Agreement. Amounts on deposit in the Dedicated Account may not be withdrawn by the Borrower except as provided in this Section 2.12. Any permitted withdrawals may only be made by delivery to the Collateral Trustee of an appropriately completed withdrawal request substantially in the form attached to Exhibit P hereto which has been signed by a Responsible Officer of the Borrower and countersigned by DOE (a “Withdrawal Request”) and any permitted transfers may only be made by delivery to the Collateral Trustee of an appropriately completed transfer request substantially in the form attached to Exhibit P hereto which has been signed by a Responsible Officer of the Borrower (a “Transfer Request”).

(b) Administrative Subaccounts. The Borrower shall track amounts deposited into and withdrawn from the Dedicated Account on the basis of the following administrative subaccounts within the Dedicated Account:

(i) an “Equity Proceeds Subaccount” into which a portion of the proceeds from each Equity Offering shall be deposited to the extent provided in Section 2.12(d);

(ii) two “Interim True-Up Subaccounts”, one for each Project, into which the proceeds of Interim True-Up Advances shall be deposited to the extent provided in Section 2.12(j);

(iii) two “Designated Overrun Subaccounts”, one for each Project, to which any Designated Overrun Amounts for such Project shall be transferred as provided in Section 2.12(e); and

(iv) an “Investment Earnings Subaccount” into which all earnings on temporary investments in the Dedicated Account shall be deposited as provided in Section 2.12(c).

(c) Temporary Investments. Pending use as provided in this Section 2.12, the Borrower may cause amounts on deposit in the Dedicated Account to be invested in Limited Cash Equivalents so long as any such investments mature not later than the date on which such funds need to be available in accordance with this Section 2.12. Any interest or dividends earned on such investments shall be deposited into the Investment Earnings Subaccount. Any balance in the Investment Earnings Subaccount may be withdrawn by the Borrower from time to time so long as no Default or Event of Default has occurred and is continuing (and the Borrower so certifies in writing to DOE at the time the applicable Withdrawal Request is submitted to DOE for review and countersignature). Neither the Collateral Trustee nor any other Secured Party shall be responsible for any diminution in funds resulting from such investments or any liquidation thereof prior to maturity or shall have any obligation to invest any amounts in the Dedicated Account.

(d) Equity Proceeds. No later than one (1) Business Day following the closing of any Equity Offering that closes prior to the Final Completion of both Projects and the full funding of the Initial Debt Service Account in accordance with Section 2.13(c), the Borrower shall deposit into the Equity Proceeds Subaccount 50% of the Net Offering Proceeds received by the Borrower in connection with such Equity Offering in accordance with Section 9.27 until the total amount that has been deposited into the Equity Proceeds Subaccount pursuant to this Section 2.12(d) equals $100,000,000.

(e) Availability for Excess Cost Overruns. If there are any Excess Cost Overruns with respect to a Project at any time when any amounts are on deposit in the Equity Proceeds Subaccount or in the Interim True-Up Subaccount for such Project (collectively, the “Applicable Subaccounts”), the Borrower may designate all or any portion of such amounts as a source of cash for purposes of completing an Excess Cost Overrun Cure in accordance with Section 2.9. Such designation shall be effected by transferring the designated amounts (the “Designated Overrun Amounts”) into the Designated Overrun Subaccount for such Project, first, from amounts then available in the Equity Proceeds Subaccount and, second, from amounts then available in the Interim True-Up Subaccount for such Project. Such Designated Overrun Amounts may be withdrawn by the Borrower for use to fund such Excess Cost Overruns in accordance with such Excess Cost Overrun Cure if the Cash Equity Condition is met at such time after giving effect to such withdrawal and no Default or Event of Default has occurred and is continuing (and the Borrower so certifies to DOE in writing at the time the applicable Withdrawal Request is submitted to DOE for review and countersignature). All Designated Overrun Amounts shall be used for such purpose prior to any further Advances being made with respect to such Project.

(f) Deferral of Certain Advance Requests. If the Borrower wishes to submit an Advance Request with respect to a Project (other than for a True-Up Advance) at a time when there are any amounts on deposit in the Applicable Subaccounts for such Project, the Borrower shall divide such Advance Request into two parts (the “Current Request” and the “Deferred Request”, respectively). The portion requested in the Deferred Request (the “Deferred Amount”) shall equal the lesser of (x) 50% of the amount of such Advance Request and (y) the amounts then on deposit in the Applicable Subaccounts for such Project (after giving effect to any concurrent Interim True-Up Advance Request and any transfer of Designated Overrun Amounts), except as provided in Section 2.12(l). The portion requested in the Current Request shall equal the balance of such Advance Request. The Current Request and the Deferred Request shall each comply with the requirements of Section 2.3, with an applicable amount of Eligible Project Costs specifically identified to each. DOE’s obligation under Section 2.4 to issue an Advance Request Approval Notice to FFB with respect to such Advance Request if DOE confirms that all conditions to borrowing have been met shall be limited to the portion requested in the Current Request. Further action on the Deferred Amount shall be deferred until it is resubmitted as a new Advance (an “Interim True-Up Advance”) in accordance with Section 2.12(i). Except in connection with such an Interim True-Up Advance, any Eligible Project Costs that have been the basis for any Current Request or Deferred Request cannot be the basis for any other Advance Request.

(g) Withdrawal Requests for Deferred Amounts. The Borrower may include with its submission of any Deferred Request a completed Withdrawal Request (subject to DOE countersignature) for an amount up to the related Deferred Amount to be withdrawn, first, from amounts then available in the Equity Proceeds Subaccount and, second, from amounts then available in the Interim True-Up Subaccount for such Project; provided that the amount so requested to be withdrawn shall not exceed the aggregate amount then on deposit in the Applicable Subaccounts for such Project (after giving effect to any concurrent Interim True-Up Advance Request and any transfer of Designated Overrun Amounts). Promptly upon the Requested Advance Date for the related Current Request, if the Advance Request Approval Notice relating thereto has been issued to FFB and no Drawstop Notice has been issued to the Borrower, DOE shall countersign such Withdrawal Request.

(h) Undrawn Deferred Amounts. As of any date of determination, any Deferred Amounts for which an Interim True-Up Advance has not yet been made on or before such date are referred to as “Undrawn Deferred Amounts”. For purposes of the Project Maximum Loan Amount for a Project (when such term is used in connection with any Advance for such Project other than a True-Up Advance), all Undrawn Deferred Amounts relating to such Project shall be taken into account as though an Advance or Advances had been made for such Undrawn Deferred Amounts. For purposes of the Maximum Total Loan Amount (when such term is used in connection with any Advance other than a True-Up Advance), all Undrawn Deferred Amounts relating to both Projects shall be taken into account as though Advances had been made for such Undrawn Deferred Amounts.

(i) Timing of Interim True-Up Advances. The Borrower shall not be entitled to submit a new Advance Request (an “Interim True-Up Advance Request”) for an Interim True-Up Advance in the amount of the Undrawn Deferred Amounts relating to any Project as of any date unless and until one of the following conditions is met as of such date prior to the end of the Availability Period (and all other applicable conditions to borrowing set forth in Article V have been met at that time):

(i) the balances in both the Equity Proceeds Subaccount and the Interim True-Up Subaccount for such Project have been reduced to zero (or, in the case of such Interim True-Up Subaccount, would have been reduced to zero by a concurrent Withdrawal Request contemplated by Section 2.12(g)); or

(ii) such Interim True-Up Advance is to be made as part of the Final True-Up Advance for such Project.

For the avoidance of doubt, more than one Interim True-Up Advance Request may be submitted for a Project during the Availability Period so long as, with respect to each such submission, one of the conditions set forth in either clause (i) or (ii) of this Section 2.12(i) is met on such date and the amount of the Interim True-Up Advance requested in such submission does not exceed the aggregate amount of the Undrawn Deferred Amounts relating to such Project as of such date. Each Interim True-Up Advance Request shall identify with specificity the Deferred Requests to which it relates.

(j) Application of Interim True-Up Advance Proceeds. Unless made as part of the Final True-Up Advance for a Project, the proceeds of an Interim True-Up Advance relating to such Project shall be applied as follows:

(i) the following amount shall be deposited into the Interim True-Up Subaccount for such Project: the lesser of (x) 30% of the aggregate amount of the remaining costs required to complete such Project (whether committed or uncommitted) as shown in the most recent Project Forecast for such Project approved by DOE (or, at DOE’s sole option, the most recent Project Forecast submitted for approval for such Project but not approved), including the Remaining Project P Contingency Amount or Remaining Project S Contingency Amount, as applicable for such Project, and (y) (A) $100,000,000 minus (B) any balance at that time in the Interim True-Up Subaccount for the other Project; and

(ii) the balance shall be available to the Borrower to pay, or be reimbursed for, a corresponding portion of the Eligible Project Costs for such Project that were the subject of the related Deferred Requests.

(k) Withdrawals Upon Final Completion. On the Requested Advance Date for the Final True-Up Advance for a Project (if the related Advance Request Approval Notice has been issued to FFB and no Drawstop Notice has been issued to the Borrower), the Borrower shall be entitled to withdraw any balance then remaining in the Interim True-Up Subaccount for such Project. If Final Completion of both Projects has occurred on or before such date and no Default or Event of Default has occurred and is continuing (and the Borrower so certifies to DOE in writing at the time the applicable Transfer and/or Withdrawal Request is submitted to DOE for review and countersignature), any amounts then on deposit in the Equity Proceeds Subaccount shall be transferred to the Initial Debt Service Account up to the amount required to be deposited therein pursuant to Section 2.13 and any remaining balance in the Equity Proceeds Subaccount may be withdrawn by the Borrower.

(l) Adjustments for Certain Eligible Progress Payment Fundings. The parties acknowledge that the primary intention of Section 2.12(f) is that, at any time when and to the extent there is a sufficient balance in the Dedicated Account, any Eligible Costs that would otherwise be eligible for funding with Advances will instead be 50% funded with Advances at that time, with 50% matched by a withdrawal from the Dedicated Account. To the extent, however, that any Eligible Progress Payment is more than 50% funded from the Dedicated Account solely as a result of such Eligible Progress Payment not meeting the requirements of Section 2.4(d)(ii) for a First Priority Lien prior to the date on which title to the related equipment passes to the Borrower, then on request of the Borrower on the next Requested Advance Date, the amount of the next Advance shall be adjusted (to the extent possible) such that, after giving effect to such Advance, the parties shall have effectively shared in the funding of such Eligible Progress Payment (including any Eligible Progress Payment funded solely from the Dedicated Account) on a 50/50 basis, but solely to the extent that such allocation can be made without allocating DOE’s portion to any Eligible Progress Payment not meeting the requirements of Section 2.4(d)(ii) for a First Priority Lien, and subject to all other applicable conditions to borrowing set forth in Article V having been met at that time.

2.13 Initial Debt Service Account.

(a) Establishment of Account. On the Principal Instrument Delivery Date, the Borrower shall establish, and thereafter maintain, with the Collateral Trustee (or an Affiliate thereof designated by the Collateral Trustee for this purpose) a separately identifiable deposit or securities account in the name of the Borrower entitled the “ATVM Tesla Initial Debt Service Account” (the “Initial Debt Service Account”). The Initial Debt Service Account shall be pledged to the Collateral Trustee for the benefit of the Secured Parties pursuant to the Security Agreement and shall be subject to a Blocked

Account Control Agreement. Amounts on deposit in the Initial Debt Service Account may not be withdrawn by the Borrower except as provided in this Section 2.13. Any permitted withdrawals may only be made by delivery to the Collateral Trustee of an appropriately completed request substantially in the form attached to Exhibit P hereto which has been signed by a Responsible Officer of the Borrower and countersigned by DOE (an “Initial Debt Service Withdrawal Request”).

(b) Temporary Investments. Pending use as provided in this Section 2.13, the Borrower may cause amounts on deposit in the Initial Debt Service Account to be invested in Limited Cash Equivalents so long as any such investments mature not later than the date on which such funds need to be available in accordance with this Section 2.13. Any interest or dividends earned on such investments shall remain in the Initial Debt Service Account until all amounts referred to in Section 2.13(d) have been paid with respect to both Initial Debt Service Payment Dates, after which the Borrower may withdraw such interest and dividends so long as no Default or Event of Default has occurred and is continuing (and the Borrower so certifies in writing to DOE at the time the applicable Initial Debt Service Withdrawal Request is submitted to DOE for review and countersignature). Neither the Collateral Trustee nor any other Secured Party shall be responsible for any diminution in funds resulting from such investments or any liquidation thereof prior to maturity or shall have any obligation to invest any amounts in the Initial Debt Service Account.

(c) Required Deposit. On or before December 31, 2012, the Borrower shall deposit into the Initial Debt Service Account cash in an aggregate amount (the “Initial Debt Service Requirement”) equal to all Note Installments and all accrued interest on the Loans that, in each case, will become due and payable on each of the first two Quarterly Payment Dates that occur after Final Completion of both Projects on which a Note Installment is due (each, an “Initial Debt Service Payment Date”). If the amount to be transferred to the Initial Debt Service Account pursuant to Section 2.12(k) from the Equity Proceeds Subaccount is less than the Initial Debt Service Requirement, or if such transfer does not occur on or before December 31, 2012, the Borrower shall be required to use other sources of cash (excluding any proceeds of the Loans) to fund the Initial Debt Service Requirement in full on or before December 31, 2012.

(d) Application of Proceeds. No less than five (5) and no more than ten (10) Business Days prior to each Initial Debt Service Payment Date, the Borrower shall deliver, by an Acceptable Delivery Method, to DOE a completed Initial Debt Service Withdrawal Request (subject to DOE countersignature) instructing the Collateral Trustee to withdraw funds from the Initial Debt Service Account (to the extent of the funds available therein) in amounts sufficient to pay the Note Installments and accrued interest due and payable on such Initial Debt Service Payment Date (which amounts shall be specified in such Initial Debt Service Withdrawal Request) and to remit such funds directly to FFB on such Initial Debt Service Payment Date. Promptly upon receipt and confirmation by DOE that such Initial Debt Service Withdrawal Request has been properly completed, DOE shall countersign it and submit it to the Collateral Trustee.

ARTICLE III

PAYMENTS; PREPAYMENTS

3.1 Place and Manner of Payments.

(a) All payments due under any Note shall be made by the Borrower to FFB pursuant to the terms of the Funding Agreements.

(b) All payments to be made to DOE under this Agreement shall be made to DOE in lawful currency of the United States of America in immediately available funds before 1:00 p.m. (District of Columbia time) on the date when due to such account as DOE shall direct by written notice to the Borrower not less than five (5) Business Days prior to the date when due.

(c) In the event that the date of any payment to DOE or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

3.2 Payment of the Facility Fee. The Borrower shall pay to DOE, on the Principal Instrument Delivery Date, a Facility Fee in the aggregate amount of $465,047. Once paid, the Facility Fee shall not be refundable under any circumstances.

3.3 Maturity and Amortization.

(a) Maturity Dates. The Borrower shall repay (i) all outstanding Project P Loans on the Note P Stated Maturity Date and (ii) all outstanding Project S Loans on the Note S Stated Maturity Date.

(b) Quarterly Payments.

(i) Note P shall (A) be stated to mature on the Note P Stated Maturity Date and provide that each Advance under Note P amortizes in twenty-eight (28) (or, in the case of any Advance made after December 15, 2012, twenty-six (26)) equal consecutive quarterly installments of principal (each, a “Note P Installment”) payable on each Quarterly Payment Date, commencing on December 15, 2012 (or, in the case of any Advance made after December 15, 2012, commencing on June 15, 2013), and (B) provide for the payment of interest in accordance with Section 3.5 and the Funding Agreements.

(ii) Note S shall (A) be stated to mature on the Note S Stated Maturity Date and provide that each Advance under Note S amortizes in forty (40) (or, in the case of any Advance made after December 15, 2012, thirty-eight (38)) equal consecutive quarterly installments of principal (each, a “Note S Installment”) payable on each Quarterly Payment Date, commencing on December 15, 2012 (or, in the case of any Advance made after December 15, 2012, commencing on June 15, 2013), and (B) provide for the payment of interest in accordance with Section 3.5 and the Funding Agreements.

3.4 Evidence of Debt.

(a) Records. DOE shall maintain, or cause to be maintained, in accordance with its usual practice, internal records evidencing the amounts from time to time (i) advanced by FFB under the Note Purchase Agreement and the Notes, (ii) paid by DOE to FFB pursuant to Section 6.3 of the Program Financing Agreement and (iii) paid by or on behalf of the Borrower from time to time in respect thereof.

(b) Prima Facie Evidence. Except as otherwise provided in any Loan Document, the entries made in the internal records maintained by or on behalf of DOE pursuant to paragraph (a) above shall constitute prima facie evidence of the existence and amount of the Note P Obligations or the Note S Obligations of the Borrower as therein recorded.

3.5 Interest Provisions Relating to All Advances.

(a) Interest Account and Interest Computations. Interest shall accrue on the unpaid principal amount of each Advance from the date such Advance is disbursed to the Borrower or otherwise disbursed or deemed disbursed pursuant to the Note Purchase Agreement and the relevant Note, to the date such Advance is due, at a rate per annum as specified in the Funding Agreements. All overdue amounts in respect of any Advance will (x) accrue interest at the Late Charge Rate and (y) be payable by the Borrower in accordance with the Funding Agreements. The Borrower hereby authorizes FFB to record in an account or accounts maintained by FFB on its books (i) the interest rates applicable to all Advances, (ii) the date and amount of each principal and interest payment on each Advance outstanding, and (iii) such other information as FFB may determine is necessary for the computation of interest payable by the Borrower under the relevant Note. The Borrower agrees that all computations of interest by FFB pursuant to this Section 3.5 shall, in the absence of manifest error, be prima facie evidence of the amount thereof. All computations of interest shall be made as set forth in the relevant Funding Agreement.

(b) Interest Payment Dates. Subject to the terms of the Note Purchase Agreement and the relevant Note, the Borrower shall pay accrued interest on the outstanding principal amount of each Advance on each Quarterly Payment Date, on each prepayment (to the extent thereof), and at maturity (whether by acceleration or otherwise).

3.6 Prepayments.

(a) Terms of All Prepayments.

(i) With respect to any prepayment of any Advance, whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of this Agreement and the Funding Agreements.

(ii) All prepayments of any Note shall be (A) applied to Advances as specified in the relevant Prepayment Election Notice (subject to Sections 3.6(b) and 3.6(c)(vii) to the extent applicable) and (B) due in an amount equal to the Prepayment Price calculated by FFB in accordance with the terms of the respective Note; provided that, in the event FFB fails to deliver a notice of the applicable Prepayment Price in accordance with the terms of the applicable Note by 12:00 PM (New York City time) on the Business Day immediately preceding the applicable Intended Prepayment Date, the Borrower shall on such Business Day use commercially reasonable efforts to contact FFB to determine the applicable Prepayment Price, or, if Borrower is unable to determine such Prepayment Price with FFB, then Borrower shall either (x) (1) in good faith calculate the applicable Prepayment Price due in connection with such prepayment and (2) make a payment on such prepayment date to FFB in an amount equal to the amount so calculated or (y) in the case of any Mandatory Prepayment, make a payment on such prepayment date to FFB in an amount equal to the applicable Net Cash Proceeds, Reinvestment Prepayment Amount, Excess Advance Amount, Excess Project Loan Amount or Excess Loan Amount, as the case may be, together, in each case, with accrued and unpaid interest on such amount; provided further that, if the actual applicable Prepayment Price under the applicable Note calculated by FFB (1) is greater than the amount paid by the Borrower, the Borrower shall promptly, but in no event later than two Business Day following delivery by FFB to the Borrower of notice of the amount of such applicable Prepayment Price, make a payment to FFB in an amount equal to the difference between such Prepayment Price and the amount actually paid by the Borrower, it being understood that if the Borrower shall fail to pay any portion of such amount in accordance with the foregoing, the Borrower shall pay FFB a Late Charge on any such unpaid amount from such aforementioned prepayment date to the date on which payment is made, computed in accordance with the provisions of the relevant Note, or (2) is less than the amount paid by the Borrower, the amount equal to the difference between the applicable Prepayment Price and the amount paid by the Borrower shall be (a) credited to the payment due by the Borrower to FFB on the Quarterly Payment Date immediately following the date of such payment by the Borrower or (b) following any prepayment by the Borrower pursuant to which the full amount of all of the Advances outstanding under each Loan has been paid, returned by FFB or its designee to the Borrower within two (2) Business Days following the date on which FFB shall have delivered to Borrower notice of the amount of the actual Prepayment Price under each applicable Note.

(iii) The Borrower may not reborrow the principal amount of any Advance that is prepaid, nor shall any such prepayment create availability for further borrowings during the Availability Period.

(iv) If the Borrower shall fail to make a prepayment to FFB on any Intended Prepayment Date in accordance with this Section 3.6 with respect to any notice of prepayment delivered to DOE and FFB, the Borrower shall pay to FFB a Late Charge on any unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the provisions of the relevant Note.

(b) Voluntary Prepayments.

(i) The Borrower may at any time and from time to time prepay all or any portion of the outstanding principal amount of any Advance under any Note, or prepay such Note in its entirety, upon prior submission of a Prepayment Election Notice by the Borrower to DOE and FFB not less than five (5) Business Days prior to the Intended Prepayment Date in accordance with the terms hereof and the relevant Note. Voluntary prepayments of any Advance shall be subject to a minimum amount equal to $100,000 of principal or, if less, the total principal amount of such Advance then outstanding; provided that the aggregate amount of Advances being prepaid on the same date that are part of the same Loan shall also be subject to the minimums set forth in clause (ii) below. Voluntary prepayments of any Advance shall be applied to principal installments of such Advance in the inverse order of maturity in accordance with the terms of the relevant Note.

(ii) Voluntary prepayments made under this Section 3.6(b) shall be subject to a minimum principal amount equal to (A) with respect to the Project P Loan, an aggregate of $1,000,000 and integral multiples of $100,000 in excess of that amount and (B) with respect to the Project S Loan, an aggregate of $1,000,000 and integral multiples of $100,000 in excess of that amount or, in each case, if less, the total principal amount of such Loan then outstanding.

(c) Mandatory Prepayments.

(i) Net Cash Proceeds from Specified Dispositions or Recovery Events. Within ten (10) Business Days of the date on which the Borrower or any Subsidiary shall receive Net Cash Proceeds from any permitted Specified Disposition or from any Recovery Event, then, unless a Reinvestment Notice (which, in the case of any Recovery Event, is permitted under Section 7.5, if applicable) shall be delivered in respect thereof, the Borrower shall deliver to DOE and FFB a Prepayment Election Notice on such date specifying that it elects to prepay the Advances under the Notes in a principal amount equal to such Net Cash Proceeds in accordance with Section 3.6(c)(vi) and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election Notice; provided that, following any Reinvestment Prepayment Date arising from a Specified Disposition or Recovery Event, the Reinvestment Prepayment Amount, if any, related to such Specified Disposition or Recovery Event shall be required to be prepaid, and the Borrower shall on such date deliver to DOE and FFB a Prepayment Election Notice specifying that it elects to prepay the Advances under the Notes in a principal amount equal to such Reinvestment Prepayment Amount in accordance with Section 3.6(c)(vi) and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election Notice; and provided further that, notwithstanding anything to the contrary herein, the Borrower shall not be required to make any prepayment under this Section 3.6(c)(i) to the extent of any Net Cash Proceeds from any permitted Specified Disposition or Recovery Event until the aggregate cumulative amount of Net Cash Proceeds from any Specified Dispositions and/or Recovery Events that have not been reinvested in accordance with this Section 3.6(c)(i) and have not been previously applied by the Borrower to prepay Advances in accordance with this Section 3.6(c)(i) is equal to or greater than $5,000,000.

(ii) Excess Advances. If on any Quarterly Reporting Date there is an Excess Advance Amount, the Borrower shall, within five (5) Business Days following the request therefor by DOE in its sole discretion, deliver to DOE and FFB a Prepayment Election Notice specifying it elects to prepay the Advances under the Notes in a principal amount equal to such Excess Advance Amount in accordance with Section 3.6(c)(vi) and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election Notice; provided that if no request is made by DOE prior to the making of an Advance by FFB on the next succeeding Advance Date, such repayment amount shall be deducted by the Borrower from future Advances under the Funding Agreements pursuant to Section 5.6.

(iii) Excess Project Loan Amount. If, on any date, the aggregate outstanding principal amount of all Advances corresponding to any Project exceeds the Project Maximum Loan Amount for such Project (such excess amount, the “Excess Project Loan Amount”), the Borrower shall, within five (5) Business Days, deliver to DOE and FFB a Prepayment Election Notice specifying that it elects to prepay the Advances under the Notes in a principal amount equal to such Excess Project Loan Amount in accordance with Section 3.6(c)(vi) and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election Notice.

(iv) Excess Loan Amount. If, on any date, the aggregate outstanding principal amount of all Advances under each of the Notes exceeds the Maximum Total Loan Amount (such excess amount, the “Excess Loan Amount”), the Borrower shall, within five (5) Business Days, deliver to DOE and FFB a Prepayment Election Notice specifying that it elects to prepay the Advances under the Notes in a principal amount equal to such Excess Loan Amount in accordance with Section 3.6(c)(vi) and shall make such prepayment within five (5) Business Days after the delivery of such Prepayment Election Notice.

(v) Delivery of a Prepayment Election Notice to DOE. Any Prepayment Election Notice required to be delivered pursuant to this Section 3.6(c) shall be delivered by an Authorized Transmitter of the Borrower and by Acceptable Delivery Method to DOE and FFB on the dates and/or within the time frames provided in this Section 3.6(c), and shall include all information required pursuant to the applicable Funding Agreements.

(vi) Timing of Mandatory Prepayments. Any Mandatory Prepayments of Advances made under the Notes shall be made on the Intended Prepayment Date set forth in the relevant Prepayment Election Notice delivered pursuant to Section 3.6(c)(v), which Intended Prepayment Dates shall occur within the applicable time frames provided in this Section 3.6(c).

(vii) Application of Mandatory Prepayments. Any mandatory prepayment of any Advance pursuant to Section 3.6(c) shall be applied as follows:

(A) In the case of mandatory prepayments made pursuant to Section 3.6(c)(i), such prepayments shall be applied in the following order (regardless of whether the event giving rise to such prepayments relates to Project P or Project S):

(1) first, to the remaining scheduled Note S Installments, in inverse order of maturity, under any of the outstanding Project S Advances selected by DOE in its sole discretion until the Project S Advances are paid in full, in accordance with the terms of Note S; and

(2) second, to the remaining scheduled Note P Installments, in inverse order of maturity, under any of the outstanding Project P Advances selected by DOE in its sole discretion until the Project P Advances are paid in full, in accordance with the terms of Note P.

(B) In the case of mandatory prepayments made pursuant to Sections 3.6(c)(ii), 3.6(c)(iii) or 3.6(c)(iv), such prepayments shall be applied to the remaining scheduled Note Installments, in the inverse order of maturity, under any of the outstanding Advances selected by DOE in its sole discretion, in accordance with the terms of the applicable Note.

ARTICLE IV

REIMBURSEMENT OBLIGATIONS

4.1 Reimbursement and Other Payment Obligations.

(a) The Borrower agrees to pay to DOE or to such other Person as DOE shall direct as follows:

(i) a sum, in U.S. Dollars, equal to the total of all amounts payable by DOE to FFB pursuant to Section 6.3.1 of the Program Financing Agreement which relate to, or arise out of, FFB providing or having provided financing under the Notes (such amounts, “Reimbursement Amounts”);

(ii) to the extent permitted by applicable Requirements of Law, any and all charges, fees, reasonable and documented costs and expenses which DOE may pay or incur, including attorneys’, accountants’ and other consultants’ fees and expenses, and any and all recording and filing fees that may be payable or determined to be payable, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Loan Documents during the continuance of a Default or Event of Default, including defending, monitoring or participating in any litigation or proceeding (including any bankruptcy proceeding in respect of any party to any Loan Document or any Subsidiary thereof) relating to any of the Loan Documents or the transactions contemplated thereby, (ii) the foreclosure against, sale or other disposition of collateral, if any, securing any obligations under any of the Loan Documents, or pursuit of any other remedies under any of the Loan Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (iii) any review or approval by DOE in connection with the delivery of collateral or substitute collateral, if any, under any of the Loan Documents, or (iv) any amendment, supplement or modification of any Loan Document, or any waiver or consent under any Loan Document; and

(iii) to the extent permitted by applicable Requirements of Law, interest on any and all amounts described in this Article IV from the date payable by DOE under the Program Financing Agreement until payment thereof in full by the Borrower and interest on any and all amounts described in Section 3.2 from the date due until payment thereof in full by the Borrower, in each case, payable to DOE at the Late Charge Rate for the period commencing on the date such payment is due and ending on the date payment is made by the Borrower.

(b) All amounts payable under this Section 4.1 shall be payable within five (5) Business Days after a demand therefor, in U.S. Dollars, in full, without any requirement on the part of DOE to seek reimbursement from any other sources of indemnity therefor.

4.2 Subrogation. In furtherance of and not in limitation of DOE’s right of subrogation, the Borrower acknowledges that, to the extent of any payment made by DOE of Reimbursement Amounts, DOE shall be fully subrogated to the extent of any such payment, and any additional interest due on any late payment, to the rights of FFB under the Notes, the Note Purchase Agreement and any other Loan Documents. The Borrower agrees to such subrogation and agrees to execute such instruments and to take such actions as DOE may reasonably request to evidence such subrogation and to perfect the right of DOE to receive any amounts paid or payable thereunder. If and to the extent that DOE shall be fully and indefeasibly reimbursed in cash or immediately available funds by the Borrower pursuant to Section 4.1 in respect of any payment made by DOE of Reimbursement Amounts, such reimbursement shall be deemed to constitute an equal and corresponding payment in respect of DOE’s rights of subrogation hereunder in respect of such payment of Reimbursement Amounts.

4.3 Obligations Absolute.

(a) The obligations of the Borrower under this Article IV shall be absolute and unconditional, and shall be paid or performed strictly in accordance with this Agreement under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to the Notes, this Agreement or any other Loan Document;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Borrower may have at any time against DOE or any other Person;

(iv) any document presented in connection with any Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by DOE pursuant to the terms of the Program Financing Agreement against presentation of a certificate or other document which does not strictly comply with terms of such Program Financing Agreement;

(vi) any breach by the Borrower of any representation, warranty or covenant contained in any of the Loan Documents;

(vii) except to the extent prohibited by mandatory provisions of applicable Requirements of Law, status as, and any other rights of, a “debtor” under the UCC as in effect from time to time in the State of New York or under the applicable Requirements of Law of any other relevant jurisdiction;

(viii) any duty on the part of DOE to disclose any matter, fact or thing relating to the business, operations or financial or other condition of the Borrower now known or hereafter known by DOE;

(ix) any disability or other defense of the Borrower or any other Person;

(x) any act or omission by DOE that directly or indirectly results in or aids the discharge of the Borrower or any other Person, by operation of law or otherwise;

(xi) any change in the time, manner or place of payment of, or in any other term of, all or any of its obligations or liabilities hereunder or any compromise, renewal, extension, acceleration or release with respect thereto, any change in the collateral subject to its obligations or liabilities hereunder or any amendment or waiver of or any consent to departure from any other guarantee for all or any of its obligations or liabilities hereunder;

(xii) any change in the corporate structure or existence of the Borrower or any Subsidiary or release of any Guarantor;

(xiii) any exchange, taking, or release of Collateral;

(xiv) any application of Collateral to the Secured Obligations; or

(xv) any other circumstances or conditions, foreseen or unforeseen, now existing or hereafter occurring, which might otherwise constitute a defense available to, or discharge of, the Borrower in respect of any Loan Document (other than a defense of payment or performance).

(b) The Borrower and any and all others who may become liable for all or part of the obligations of the Borrower under this Agreement agree to be bound by this Article IV and, to the extent permitted by Requirements of Law:

(i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Loan Documents or by any extension or renewal thereof;

(ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest, except as expressly provided otherwise in this Agreement;

(iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required hereby or by the other Loan Documents;

(iv) waive all rights of abatement, diminution, postponement or deduction, and any defense (other than a defense of payment or performance), that any party to any Loan Document or any beneficiary thereof may have at any time against DOE or any other Person, or out of any obligation at any time owing to DOE or FFB;

(v) agree that its liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;

(vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event;

(vii) consent to any and all extensions of time that may be granted by DOE or FFB with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment;

(viii) waive all defenses and allegations based on or arising out of any contradiction or incompatibility among its obligations or liabilities hereunder and any of its other obligations;

(ix) waive, unless and until its obligations or liabilities hereunder have been performed, paid, satisfied or discharged in full, any right to enforce any remedy that DOE or FFB now has or may in the future have against the Borrower or any other Person;

(x) waive any benefit of, or any right to participate in, any guarantee or insurance whatsoever now or in the future held by DOE or FFB;

(xi) waive the benefit of any statute of limitations affecting its liability hereunder; and

(xii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c) The Borrower shall remain liable for its reimbursement and other payment obligations under this Agreement and the other Loan Documents until such obligations have been irrevocably paid or otherwise satisfied and discharged in full in accordance with this Agreement and the other Loan Documents, and nothing except irrevocable payment, satisfaction or discharge in full thereof in accordance with this Agreement and the other Loan Documents shall release the Borrower from such obligations.

(d) Except as expressly provided herein, the obligations and liabilities of the Borrower under this Agreement or the other Loan Documents shall not be conditioned or contingent upon the pursuit or exercise by DOE, FFB or any other Person at any time of any right or remedy (nor shall such obligations and liabilities be affected, released or modified by any action, failure, delay or omission by DOE, FFB or any other Person in the enforcement or exercise of any right or remedy under applicable Requirements of Law) against any Person that may be or become liable in respect of all or any part of the obligations and liabilities of the Borrower under this Agreement or the other Loan Documents.

4.4 Evidence of Payment. In the event of any payment by DOE that is required to be reimbursed or indemnified by the Borrower, the Borrower agrees to accept evidence of payment by DOE as prima facie evidence of the amount thereof.

4.5 Payment of Loan Document Amounts.

(a) Anything in this Article IV to the contrary notwithstanding, including Section 4.4, (i) amounts payable by the Borrower pursuant to Section 4.1 in respect of payments made or required to be made by DOE to FFB on account of Loan Document Amounts shall be payable by the Borrower only to the extent (including subject to any conditions provided for in the Loan Documents and any defenses of the Borrower under the Loan Documents), at the times, in the manner and in the amounts that such Loan Document Amounts would otherwise have been payable by the Borrower under the Loan Documents (including, for the avoidance of doubt, on an accelerated basis following the occurrence of an Event of Default), (ii) amounts payable by the Borrower under Section 4.1 shall be without duplication of any amounts payable by the Borrower pursuant to (v) this Agreement, (w) the Notes, (x) the Note Purchase Agreement, (y) the subrogation rights referred to in Section 4.2 or (z) the provisions of Section 12.8 and (iii) no amount shall be payable by the Borrower under Section 4.1 in respect of payments made or required to be made by DOE to FFB in respect of any liability, loss, cost or expense relating to or arising out of any sale, assignment or other transfer of any Note or portion thereof by FFB to DOE, except during the continuance of an Event of Default.

(b) If an event permitting the acceleration of any Advance and/or any Note shall at any time have occurred and be continuing, and such acceleration of any Advance and/or any Note shall at such time be prevented by reason of the pendency against the Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Borrower agrees that, for purposes of this Agreement and its obligations hereunder, in respect of any payment made by DOE to FFB, such Advance and/or such Note shall be deemed to have been accelerated with the same effect as if such Advance and/or such Note had been accelerated in accordance with the terms of the Funding Agreements.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions Precedent to the Principal Instrument Delivery Date. The obligation of DOE to deliver to FFB the Principal Instruments in accordance with Section 4.2 of the Note Purchase Agreement required for FFB, on the Financial Closing Date, to purchase the Notes is subject to the prior satisfaction (or waiver in writing), as determined by (x) in all cases, DOE, in its sole discretion, and (y) with respect to any documents or instruments addressed to FFB or to which FFB is party, FFB, in its sole discretion, of each of the following conditions precedent as of the Principal Instrument Delivery Date and to their continued satisfaction on the Financial Closing Date (but in no event later than January 31, 2010):

(a) Loan Documents. DOE shall have received fully executed originals in sufficient counterparts for each of DOE, FFB and the Collateral Trustee, in each case that is party thereto, of each of the following documents, each of which shall be in form and substance satisfactory to DOE, in its sole discretion, and such other party or parties thereto, and shall be in full force and effect:

(i) Arrangement Agreement. This Agreement.

(ii) Funding Agreements. Each of the following documents (the “Funding Agreements”):

(A) the Program Financing Agreement;

(B) the Note Purchase Agreement;

(C) Note P; and

(D) Note S.

(iii) Guarantor Documents. Each of the following documents if as of the Principal Instrument Delivery Date or the Financial Closing Date, as applicable, the Borrower has any Domestic Subsidiaries or DOE determines to require any Foreign Subsidiary to become a Guarantor as of such date pursuant to Section 7.6(b):

(A) the Guarantee; and

(B) the Subordination Agreement.

(iv) Security Documents. Each of the following documents:

(A) the Collateral Trust Agreement;

(B) the Security Agreement;

(C) the Collateral Schedules;

(D) the Copyright Security Agreements (if as of the Principal Instrument Delivery Date or the Financial Closing Date, as applicable, any Obligor has any registered copyrights or filed copyright applications);

(E) the Patent Security Agreements;

(F) the Trademark Security Agreements;

(G) UCC-1 financing statements for each Obligor;

(H) Blocked Account Control Agreements for each of the Dedicated Account and the Initial Debt Service Account;

(I) Control Agreements for each other deposit account and securities account owned by any Obligor (other than Excluded Accounts); and

(J) the Deer Creek Collateral Access Agreement and Collateral Access Agreements for each other leased or third party location referred to in Section 7.6(d).

(v) Warrant Documents. Each of the following documents:

(A) the Warrants; and

(B) the Registration Rights Agreement.

(b) Borrower FFB Documents. DOE shall have received each of the documents, including the Borrower Instruments, the Certificate Specifying Authorized Borrower Officials and the Opinion of Borrower’s Counsel re: Borrower Instruments required to be delivered by the Borrower pursuant to Section 3.2 of the Note Purchase Agreement.

(c) Solvency Certificate. DOE shall have received a fully executed original solvency certificate, substantially in the form of Exhibit O hereto, from the chief financial officer of the Borrower.

(d) Obligor Certificates; Charter Amendment. DOE shall have received a fully executed original certificate of each Obligor, dated the Principal Instrument Delivery Date, with appropriate insertions and attachments, including (i) the Organizational Documents of such Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor, (ii) a long form good standing certificate for such Obligor from its jurisdiction of organization and a good standing certificate from each jurisdiction where it is required to be qualified to do business, (iii) evidence of each Obligor’s receipt of all board, stockholder and other corporate approvals to enter into the Transaction Documents to which it is a party and fully implement and perform the terms thereof (including, with respect to the certificate to be delivered by the Borrower, approvals related to the Charter Amendment and the Projects); and (iv) with respect to the certificate to be delivered by the Borrower, evidence that the Charter Amendment has been duly executed, delivered and filed with the Secretary of State of the State of Delaware.

(e) Information Certificate. DOE shall have received, in form and substance satisfactory to it a fully executed original updated Information Certificate substantially in the form of the original version thereof executed and delivered on June 23, 2009, together with (i) a comparison showing all changes therefrom (it being understood that if there are any changes in the information set forth therein from that set forth in such original version, this condition shall not be satisfied unless DOE is satisfied with such changes in its sole discretion) and (ii) a certification that such Information Certificate was delivered to DOE for review at least five (5) Business Days prior to the Principal Instrument Delivery Date (or within such shorter period as DOE may have agreed to).

(f) Information; Eligibility. DOE shall have received certification by a Responsible Officer of the Borrower (in the form set forth in the Form of Borrower Certificate (for Closing) attached hereto as Exhibit S-1), dated the Principal Instrument Delivery Date, that:

(i) the information contained in the Application, together with all other information delivered by or on behalf of the Borrower or any Subsidiary in connection with such Application and the negotiation of the Transaction Documents, including the Information Certificate and the Collateral Schedules, is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made (it being understood that in the case of projections, such projections are based on estimates which are reasonable as of the date such projections are stated or certified); and

(ii) no event has occurred that has caused (x) the Borrower to cease to be an Eligible Applicant, as defined in the Applicable Regulations, or (y) any Project to cease to be an Eligible Project, as defined in the Applicable Regulations.

(g) Perfection. DOE shall have received evidence, satisfactory to DOE, of the perfection and First Priority status of all security interests in the Collateral created by the Security Documents to the extent required therein (including by means of (i) registrations with respect to Certificate-of-Title Equipment (as defined in the Security Agreement) to the extent that the aggregate value thereof exceeds $2,500,000 and (ii) fixture filings with respect to any Site owned or leased by the Borrower or any of its Subsidiaries as of the Principal Instrument Delivery Date), or at DOE’s sole election arrangements satisfactory to DOE in its sole discretion to obtain such perfection on or prior to the date of the first Advance, and all necessary waivers, amendments, approvals and consents authorizing such security interests.

(h) Lien Searches. DOE shall have received the results of recent lien searches, satisfactory to DOE in its sole discretion, in the State of Delaware, the U.S. Patent and Trademark Office, U.S. Copyright Office and each other domestic or foreign jurisdiction in which UCC financing statements and intellectual property assignments or grants of Liens are required to be filed hereunder, together with copies of any financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Permitted Liens.

(i) Evidence of no Judgment Liens. DOE shall have received certification by a Responsible Officer of the Borrower (in the form set forth in the Form of Borrower Certificate (for Closing) attached hereto as Exhibit S-1) certifying that (i) neither the Borrower nor any of its Subsidiaries has a judgment lien against any of their respective properties for a debt owed to the United States of America and (ii) neither the Borrower nor any of its Subsidiaries has an outstanding debt (other than a debt under the Code) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R.§ 285.13(d).

(j) Existing Debt. DOE shall have received evidence, satisfactory to DOE, that (x) no Indebtedness of the Borrower or any Subsidiary is outstanding other than Indebtedness permitted under clauses (b) and (e) of Section 9.2 and other Indebtedness permitted by Section 9.2 to the extent described on Schedule D-4 to the Information Certificate, (y) the existing agreements in favor of City National Bank have been amended to limit the Liens created by such agreements to the equipment and restricted deposits identified on Schedule D-5 to the Information Certificate and (z) Wells Fargo Bank, National Association shall have consented to the Collateral Trustee’s Lien on the Borrower’s previously unencumbered and unrestricted liquid assets.

(k) Legal Opinions. The Lender Parties shall have received executed originals of the following legal opinions, each dated as of the Principal Instrument Delivery Date:

(i) the legal opinion of Wilson Sonsini Goodrich & Rosati, PC, counsel to the Borrower and its Subsidiaries, in the form approved by DOE on or prior to the date hereof; and

(ii) if and to the extent requested by DOE, legal opinions of local counsel with respect to such other special matters and local jurisdictions as DOE may have reasonably requested prior to the Principal Instrument Delivery Date.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the Funding Agreements as DOE or FFB may reasonably require.

(l) Historical Financial Statements; Pro Forma Covenant Compliance. DOE shall have received the following items on the Principal Instrument Delivery Date:

(i) copies of the Historical Financial Statements certified by a Responsible Officer of the Borrower (in the form set forth in the Form of Borrower Certificate (for Financial Documents Delivered at Closing) attached hereto as Exhibit S-2) (x) that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in accordance with GAAP applied on a basis consistent with prior years, subject, in the case of unaudited Financial Statements, to the absence of notes to the financial statements and changes resulting from normal audit and year-end adjustments, and (y) that such Historical Financial Statements were delivered to DOE for review at least five (5) Business Days prior to the Principal Instrument Delivery Date (or within such shorter period as DOE may have agreed to); and

(ii) a fully executed original certificate of a Responsible Officer of the Borrower (in the form set forth in the Form of Borrower Certificate (for Financial Documents Delivered at Closing) attached hereto as Exhibit S-2) (x) setting forth computations in reasonable detail satisfactory to DOE demonstrating that, based on the Historical Financial Statements, the Borrower would have been in compliance with the covenants set forth in subsection (c) of Annex 9.1 on the Principal Instrument Delivery Date, as calculated (A) with respect to the Current Ratio, as of the last day of the last fiscal quarter included in the Historical Financial Statements and (B) with respect to the Cash Balance, on a pro forma basis as of the last day of the last calendar month included in the Historical Financial Statements, after giving effect to the expected initial Advance under the Notes as if it had been made one (1) Business Day prior to the first day of such month; provided that, solely for the purposes of the certification and calculations required by this Section 5.1(l)(ii), the covenants set forth in such subsection (c) of Annex 9.1 shall be deemed to apply to the periods described in (A) and (B) above; and (y) certifying that such computations were delivered to DOE for review at least five (5) Business Days prior to the Principal Instrument Delivery Date (or within such shorter period as DOE may have agreed to).

(m) Business Plan. DOE shall have received on the Principal Instrument Delivery Date a business plan containing the following, as may be acceptable to DOE in its sole discretion (unless set forth otherwise below), which plan shall be accompanied by a fully executed original certificate of a Responsible Officer of the Borrower (in the form set forth in the Form of Borrower Certificate (for Financial Documents Delivered at Closing) attached hereto as Exhibit S-2) certifying (x) that such business plan is based on good faith estimates and assumptions made by management of the Borrower, (y) that management of the Borrower believes that such business plan is reasonable and attainable and (z) that such business plan was delivered to DOE for review at least five (5) Business Days prior to the Principal Instrument Delivery Date (or within such shorter period as DOE may have agreed to):

(i) a reasonably detailed list of construction, production, manufacturing and other milestones (collectively, the “Milestones”), in chronological order, that the Borrower will need to satisfy in order to fully complete the Projects, together with the anticipated completion dates (each, a “Milestone Completion Date”) for each of the Milestones (including, without limitation, a committed outside date for substantial completion of each Project), and to the extent they can be identified as of the date such business plan is delivered, the anticipated costs and expenses that the Borrower expects will be incurred in connection with, and upon the completion of, each of the Milestones; provided, that no Milestone or Milestone Completion Date may be updated or amended without the written consent of DOE, in its sole discretion;

(ii) a financial model presenting pro forma financial statements for the Borrower (and its Subsidiaries) for the proposed term of the Loans, including without limitation, income statements, balance sheets and cash flow statements;

(iii) detailed descriptions of the overall financing plan for each Project and all other cash needs of the Borrower for the proposed term of the Loans, including all sources and uses of funding, a detailed schedule of proposed Advances for each fiscal quarter and the Eligible Project Costs to be paid or reimbursed with such proceeds;

(iv) a budget for each Project (the “Project P Budget” or “Project S Budget”, as applicable, and, collectively, the “Project Budgets”), including a detailed estimate and breakdown of the Total Project Costs of such Project;

(v) a detailed description of the Borrower’s structure and personnel for senior management and board of directors of the Borrower; and

(vi) such other information as may be required by DOE in its reasonable discretion (items (i) through (vi), as updated from time to time in accordance with Section 8.2(b) and together with the Project Forecasts and Financial Statements delivered pursuant to Sections 2.3(b), 5.1(l), 8.1 and 8.2(b), as applicable, being referred to herein collectively as the “Business Plan”).

(n) Eligible Project Costs. DOE shall have received, in form and substance satisfactory to DOE, information with respect to Eligible Project Costs incurred by any Obligor as of the most recently ended fiscal quarter, including such breakdowns or other information as DOE may request, all certified as of the Principal Instrument Delivery Date by a Responsible Officer of the Borrower (in the form set forth in the Form of Borrower Certificate (for Financial Documents Delivered at Closing) attached hereto as Exhibit S-2) as being true and complete in all material respects (it being understood that the first Advance Request shall include similar information with respect to Eligible Project Costs incurred by any Obligor as of such fiscal quarter together with a certification by a Responsible Officer of the Borrower that such information is true and complete in all respects).

(o) Consents. DOE shall have received, in form and substance satisfactory to DOE, (i) evidence that all Governmental Approvals and other consents, approvals and waivers listed on Schedule 6.6 to the Information Certificate that are required to be obtained on or prior to the Principal Instrument Delivery Date, each in form and substance satisfactory to DOE, shall have been duly obtained, (ii) a copy thereof certified as of the Principal Instrument Delivery Date by a Responsible Officer of the Borrower as being true and complete and (iii) certification by a Responsible Officer of the Borrower (in the form set forth in the form of Borrower Certificate (for Closing) attached hereto as Exhibit S-1) stating that such consents, approvals and waivers are in full force and effect and that all applicable waiting periods have expired without any action being taken or threatened which would restrain, prevent or otherwise impose adverse conditions on the Borrower.

(p) Insurance. DOE shall have received, in form and substance satisfactory to it, a report and associated fully executed closing certificate from the Borrower’s insurance advisor, confirming (i) the insurance carried by the Borrower in compliance with Section 7.4, and (ii) that the endorsements required by Section 7.4 have been obtained.

(q) Intellectual Property. DOE shall have received, in form and substance satisfactory to it, evidence that the Borrower and its Subsidiaries own or have the right to use all Intellectual Property necessary for the Projects.

(r) Exchange Risk. DOE shall have received, in form and substance satisfactory to it, evidence that the Borrower has a commercially reasonable strategy with respect to foreign exchange.

(s) Availability of Funds. DOE shall have received, in form and substance satisfactory to it, evidence certified as of the Principal Instrument Delivery Date by a Responsible Officer of the Borrower, that (i) the proceeds of the Project P Loan, when combined with other funds committed to Project P, including any contingency funds, will be available and sufficient to carry out Project P, (ii) the proceeds of the Project S Loan, when combined with other funds committed to Project S, including any contingency funds, will be available and sufficient to carry out Project S, and (iii) the Cash Equity Condition shall be satisfied.

(t) Payment of the Facility Fee. DOE shall have received, in form and substance satisfactory to it, confirmation that the Facility Fee due and payable on the Principal Instrument Delivery Date has been paid in full.

(u) Lobbying Certification. DOE shall have received, in form and substance satisfactory to it, the certification to be filed by recipients of federal loans regarding lobbying, in the form set forth in Appendix A to 31 C.F.R. Part 21, attached hereto as Exhibit Q, and, if required under 31 C.F.R. Part 21, disclosure forms to report lobbying, in the form set forth in Appendix B to 31 C.F.R. Part 21, attached hereto as Exhibit R.

(v) Representations and Warranties. DOE shall have received, in form and substance satisfactory to it, evidence that each of the representations and warranties made by any Obligor in or pursuant to the Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date.

(w) Forms Supplement. DOE shall have received from the Borrower a supplement to this Agreement dated the date hereof containing the forms of the following documents, which forms shall be satisfactory to DOE in its sole discretion (the “Forms Supplement”):

(i) the Form of Advance Request contemplated by Section 2.3(a) (including the attachments thereto as contemplated by Section 2.3(b));

(ii) the Sample Project Forecast and Overrun Calculation contemplated by Sections 2.3(b)(vi) and 2.9;

(iii) the form of Compliance Certificate contemplated by Section 8.1(d);

(iv) the form of CAEATFA Conveyance/Reconveyance Instrument contemplated by Section 9.5(q); and

(v) the Financial Covenant Examples contemplated by Annex 9.1.

(x) Deer Creek Lease. DOE shall have received, in form and substance satisfactory to it, evidence that the Deer Creek Lease shall not have been amended, modified, terminated, or supplemented since August 6, 2009, without the prior written consent of DOE.

(y) Amendment to Existing Letters of Credit. DOE shall have received, in form and substance satisfactory to it, copies of duly executed amendments to the existing agreements of the Borrower in favor of City National Bank, which amendments shall limit the Liens created by such agreements to the restricted deposits identified on Schedule D-5 to the Information Certificate under the heading “Other”.

(z) Davis-Bacon Act. DOE shall have received, in form and substance satisfactory to DOE, in its sole discretion, a fully executed original letter agreement with respect to Section 5.5 of 29 C.F.R. Part 5.

(aa) Due Diligence Review. DOE shall have completed its due diligence review of the Borrower, its Subsidiaries, each of the Projects and all other matters related thereto, and the results thereof shall be satisfactory to DOE in its sole discretion, including, without limitation, evidence that no material issues exist with respect to either Project under the laws of the State of California or any subdivision or local jurisdiction thereof.

(bb) Other Documents and Information. Each of DOE, FFB and the Collateral Trustee shall have received any other certificates, documents, agreements and information respecting the Borrower, each other Obligor, the Projects and the Collateral as it may have reasonably requested.

5.2 Conditions Precedent to FFB Purchase of the Notes. The obligation of FFB to deliver an acceptance notice pursuant to Section 5.1 of the Note Purchase Agreement to purchase each of the Notes is subject to the prior satisfaction (or waiver in writing) as determined by FFB of each of the following conditions precedent as of the date of the Principal Instrument Delivery Date and as of the Financial Closing Date:

(a) Conditions Precedent in the Funding Agreements. Each condition precedent under the Funding Agreements to the purchase of each of the Notes by FFB shall have been satisfied in the sole determination of FFB.

(b) Receipt of the Principal Instruments. FFB shall have received from DOE each of the Principal Instruments.

(c) Representations and Warranties. Each of the representations and warranties made pursuant to Article VI of this Agreement shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date.

5.3 Advance Approval Conditions Precedent. The obligation of DOE to deliver an Advance Request Approval Notice directing FFB to make each Advance (including the initial Advance and any True-Up Advance) in accordance with the Note Purchase Agreement and the relevant Note is subject to the prior satisfaction (or waiver in writing) as determined by DOE in its sole discretion of each of the following conditions precedent as of a date not later than the third (3rd) Business Day prior to the Requested Advance Date and to their continued satisfaction on the Requested Advance Date for such Advance:

(a) Advance Request; Invoices; Forecasts. DOE shall have received from the Borrower, no later than ten (10) Business Days prior to such Requested Advance Date, an Advance Request and all other information required by Section 2.3 and the relevant Note, and shall have approved any updated Project Forecasts submitted in connection with such Advance Request pursuant to Section 2.3(b)(vi) in its sole discretion.

(b) Representations and Warranties. Each of the representations and warranties made by any Obligor in or pursuant to the Loan Documents (other than the representations and warranties contained in Article 8 of the Note Purchase Agreement) shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date), before and after giving effect to the extensions of credit requested to be made on such date.

(c) No Default. No Default or Event of Default shall have occurred and be continuing on such date, before and after giving effect to the extensions of credit requested to be made on such date.

(d) No Material Adverse Change. Since December 31, 2008, no event shall have occurred or could reasonably be expected to occur with respect to either Project, the Borrower, any Subsidiary or the Collateral that, individually or in the aggregate, had or could reasonably be expected to have a Material Adverse Effect.

(e) Milestones. With respect to any portion of any Advance or Advances corresponding to a Project, as of such Requested Advance Date, the Borrower shall not have failed to achieve and maintain any Milestone for such Project.

(f) No Change to Specified Completion Dates. DOE shall have received evidence satisfactory to it, certified by a Responsible Officer of the Borrower, that the completion of each Project is reasonably expected to occur by the Specified Completion Date.

(g) Availability of Funds. DOE shall have received evidence satisfactory to it, including a certification by a Responsible Officer of the Borrower (substantially in the form set forth in the Form of Advance Request), that (i) the proceeds of the Project P Loan, when combined with other funds committed to Project P, including any contingency funds, will be available and sufficient to carry out Project P, (ii) the proceeds of the Project S Loan, when combined with other funds committed to Project S, including any contingency funds, will be available and sufficient to carry out Project S, (iii) the Cash Equity Condition and any Correction by Commitment Condition shall be satisfied, or, in each case, the Borrower shall have proposed a Corrective Plan in respect thereof that has been approved by DOE and the Borrower has complied with such Corrective Plan and (iv) the requirements of Section 2.3 are met.

(h) Prior Advances. DOE shall have received evidence satisfactory to it, that (i) the proceeds of all Project P Advances with respect to the immediately preceding calendar quarter (or, if no Project P Advances were made with respect to the immediately preceding calendar quarter, with respect to the most recently preceding calendar quarter in respect of which Project P Advances were made) have been applied to pay the costs of services rendered, materials delivered, and required deposits due and payable not later than thirty (30) days following the dates of the applicable Advance Requests for such Project P Advances, as set forth in the most recent Agreed-Upon Procedures Report relating to such Project P Advances or as otherwise approved by DOE in its sole discretion (and the Borrower shall submit such evidence in respect of the final Advance within thirty (30) days after receipt of such Advance) and (ii) the proceeds of all Project S Advances with respect to the immediately preceding calendar quarter (or, if no Project S Advances were made with respect to the immediately preceding calendar quarter, with respect to the most recently preceding calendar quarter in respect of which Project S Advances were made) have been applied to pay the costs of services rendered, materials delivered, and required deposits due and payable not later than thirty (30) days following the dates of the applicable Advance Requests for such Project S Advances, as set forth in the most recent Agreed-Upon Procedures Report relating to such Project S Advances or as otherwise approved by DOE in its sole discretion (and the Borrower shall submit such evidence in respect of the final Advance within thirty (30) days after receipt of such Advance).

(i) Aggregate Advances. DOE shall have received evidence satisfactory to it that (i) the aggregate principal amount of all outstanding Advances made with respect to any Project under the Notes, after giving effect to the Advances to be made on the Requested Advance Date, do not exceed the Project Maximum Loan Amount with respect to such Project, subject to adjustment as provided in Section 2.12(h) to the extent applicable, and (ii) the aggregate principal amount of all outstanding Advances made with respect to all Projects under the Notes, after giving effect to such Advances, do not exceed the Maximum Total Loan Amount, subject to adjustment as provided in Section 2.12(h) to the extent applicable.

(j) Borrower Payments and Excess Cost Overruns. DOE shall have received evidence satisfactory to it (i) that (1) the Borrower has paid the Project P Borrower Payments required to have been paid as of the Requested Advance Date; (2) that the amounts corresponding to the Project P Borrower Payments were, or will be, applied towards Eligible Project P Costs; (3) immediately following the Requested Advance Date, the aggregate amount of Project P Borrower Payments made by the Borrower (other than those funded with the proceeds of any withdrawals from the Dedicated Account pursuant to Section 2.12(g)) shall equal or exceed twenty percent (20%) of the Total Project P Costs previously funded and to be funded with the current Advance (including, in the case of any Advance divided into two parts pursuant to Section 2.12(f), the Total Project P Costs to be funded under both the Current Request and the Deferred Request), and (4) any Project P Excess Cost Overruns as of the Requested Advance Date have been allocated for payment in accordance with the requirements of the Loan Documents (including, without limitation, as provided in any approved Corrective Plan) and (ii) that (1) the Borrower has paid the Project S Borrower Payments required to have been paid as of the Requested Advance Date; (2) that the amounts corresponding to the Project S Borrower Payments were, or will be, applied towards Eligible Project S Costs; (3) immediately following the Requested Advance Date, the aggregate amount of Project S Borrower Payments made by the Borrower (other than those funded with the proceeds of any withdrawals from the Dedicated Account pursuant to Section 2.12(g)) shall equal or exceed twenty percent (20%) of the Total Project S Costs previously funded and to be funded with the current Advance (including, in the case of any Advance divided into two parts pursuant to Section 2.12(f), the Total Project S Costs to be funded under both the Current Request and the Deferred Request), and (4) any Project S Excess Cost Overruns as of the Requested Advance Date have been allocated for payment in accordance with the requirements of the Loan Documents (including, without limitation, as provided in any approved Corrective Plan).

(k) Advance Proceeds. DOE shall have received evidence satisfactory to it that (A) the proceeds of all Project P Advances to be made will be needed for Eligible Project P Costs that have been incurred from and after December 15, 2008 and are due and payable not later than thirty (30) days following the dates of the applicable Advance Requests with respect to services rendered, materials delivered and required deposits, together with a description in sufficient detail of such Eligible Project P Costs , as certified by a Responsible Officer of the Borrower and (B) the proceeds of all Project S Advances to be made will be needed for Eligible Project S Costs that have been incurred from and after December 15, 2008 and are due and payable not later than thirty

(30) days following the dates of the applicable Advance Requests with respect to services rendered, materials delivered and required deposits, together with a description in sufficient detail of such Eligible Project S Costs, as certified by a Responsible Officer of the Borrower.

(l) No Litigation. Except for any Adverse Proceeding described on Schedule D-6 to the Information Certificate (as to which this condition shall apply to adverse developments therein), no Adverse Proceedings are pending or threatened in writing against or affecting the Borrower or any of its Subsidiaries or any of their respective property that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and has not otherwise been disclosed to and expressly waived in writing by DOE.

(m) No Illegality. No applicable Requirements of Law, in the judgment of DOE, is in effect that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Transaction Documents.

(n) Lien Waivers. DOE shall have received evidence satisfactory to it that (i) any unpaid balances or unsettled claims, if any, with contractors or suppliers have been adequately paid or, if being contested or negotiated in good faith, are bonded or otherwise provisioned to the satisfaction of DOE, in its sole discretion, and (ii) all mechanics liens or other liens of such contractors or suppliers (including with respect to any payments made out of the subject Advance) have been released to the satisfaction of DOE, in its sole discretion (it being understood that this Section 5.3(n) shall not apply to any equipment with respect to which the Borrower is making Eligible Progress Payments until title to such equipment passes to the Borrower).

(o) 2009 Unaudited Financial Statements. If the Historical Financial Statements delivered pursuant to Section 5.1(l) do not include Financial Statements for the Fiscal Year ended December 31, 2009 and the first Requested Advance Date occurs prior to the time when audited Financial Statements for such Fiscal Year are required to be delivered pursuant to Section 8.1(c), DOE shall have received on or prior to the first Requested Advance Date unaudited consolidated and consolidating Financial Statements of the Borrower and its Subsidiaries for such Fiscal Year certified by a Responsible Officer of the Borrower (substantially in the form set forth in the relevant portion of the Form of Borrower Certificate (for Financial Documents Delivered at Closing) attached hereto as Exhibit S-2) (x) that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in accordance with GAAP applied on a basis consistent with prior years, subject only to the absence of notes to the financial statements and changes resulting from normal audit adjustments, and (y) that such Financial Statements were delivered to DOE for review at least five (5) Business Days prior to the first Requested Advance Date (or within such shorter period as DOE may have agreed to).

(p) Perfection. (i) DOE shall have received a completed Collateral Supplement executed by a Responsible Officer of each Obligor reflecting all assets of the types referenced in the Collateral Schedules that have been acquired or developed by the Obligors (whether using the proceeds from any Advance or otherwise) since the date of the last Advance Request; and (ii) all other documents required by the Security Documents or under applicable Requirements of Law or reasonably requested by DOE to be filed, registered or recorded or actions to be taken in order to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a First Priority Lien on the Collateral which is to be paid or reimbursed out of the proceeds of such Advance, in whole or in part, and all other property and assets then owned by the Borrower and any other Obligor required by Sections 7.3 and 7.6, shall have been filed, registered, recorded or taken.

(q) Legal Opinions. DOE shall have received, in form and substance acceptable to it, such executed legal opinions, bring down certificates, reliance letters and other similar documents as may be requested by DOE in form and substance satisfactory to DOE.

(r) Program Requirements. DOE shall have received evidence, in form and substance acceptable to it that the Borrower is in compliance with or shall have satisfied, as applicable, (i) all requirements and approvals pursuant to the Program Requirements, and (ii) all other Applicable Regulations.

(s) Governmental Approvals. DOE shall have received, in form and substance acceptable to it, certification by a Responsible Officer of the Borrower (substantially in the form set forth in the Form of Advance Request) that all material Governmental Approvals, permits (including, without limitation, building permits or notices of commencement) or consents not previously delivered and required for construction, operation or maintenance of the Projects, and such other governmental approvals, permits or consents as DOE may request or as may be required under the Transaction Documents, have been received and, to the extent requested by DOE, copies of such approvals, permits or consents have been delivered to DOE.

(t) Payment of Fees. DOE shall have received, in form and substance satisfactory to it, confirmation that any fees and expenses due and payable hereunder on or prior to the Requested Advance Date have been paid in full.

(u) Conditions Precedent in the Funding Agreements. Each of the conditions precedent (other than delivery of the Advance Request Approval Notice by DOE) to (i) an Advance (including the initial Advance) under Note P in accordance with the Note Purchase Agreement and Note P have been satisfied or (ii) an Advance (including the initial Advance) under Note S in accordance with the Note Purchase Agreement and Note S have been satisfied.

(v) Guarantor Documents. If as of such Requested Advance Date the Borrower has any Domestic Subsidiaries that have not previously become Guarantors in accordance with Section 5.1(a)(iii) or Section 7.6(a) or DOE determines to require any Foreign Subsidiary to become a Guarantor as of such date pursuant to Section 7.6(b), DOE shall have received fully executed originals of all documents required by Sections 7.6(a) and (b), as applicable, with respect to each such Subsidiary.

(w) Certification of Satisfaction of Conditions. DOE shall have received certification by a Responsible Officer of the Borrower (substantially in the form set forth in the Form of Advance Request) dated the corresponding Requested Advance Date, evidencing the Borrower’s satisfaction of all conditions precedent to the requested Advance.

(x) Davis Bacon Act. With respect to the first Advance with respect to each Project which will be used to pay for construction, alteration or repair of a building or work that is financed, in whole or in part, by a loan issued under 42 U.S.C. Sec. 17013, DOE shall have received from the Borrower: (i) evidence satisfactory to DOE that the clauses required by Section 5.5 of 29 C.F.R. Part 5 and the appropriate wage determination(s) of the Secretary of Labor have been inserted into any contract or subcontract for construction, alteration or repair that was awarded prior to the disbursement of funds with respect to such Advance and (ii) a certificate from any contractor awarded such a contract that such contractor and its subcontractors have complied with the provisions of Section 5.5 of 29 C.F.R. Part 5, unless such contractor has certified that there is a substantial dispute with respect to such provisions.

(y) Interim True-Up Advances. With respect to any Interim True-Up Advance, the applicable requirements of Section 2.12 shall have been met (in addition to all other conditions set forth in this Section 5.3 and, to the extent applicable, Section 5.4).

(z) Other Documents and Information. DOE shall have received, in form and substance satisfactory to it, any other certificates, documents, consents, agreements and information respecting the Projects, the matters contemplated by the Transaction Documents, or the Borrower and its Subsidiaries as DOE may reasonably request.

5.4 Additional Conditions Precedent to Each Site-Dependent Advance. In addition to the conditions set forth in Sections 5.1, 5.2, and 5.3 above, the obligation of DOE to deliver an Advance Request Approval Notice directing FFB to make each Site-Dependent Advance with respect to each Project under the Note Purchase Agreement and the relevant Note is subject to the prior satisfaction (or waiver in writing) as determined by DOE in its sole discretion of each of the following conditions precedent as of a date not later than the third (3rd) Business Day prior to the Requested Advance Date of the first such Site-Dependent Advance with respect to such Project and to their continued satisfaction on the Requested Advance Date for such first Site-Dependent Advance for such Project:

(a) Environmental Review. DOE shall have received, in form and substance satisfactory to DOE (i) a Phase I environmental site assessment with respect to the applicable Project prepared in accordance with ASTM standards (and delivery of a Phase II environmental site assessment prepared in accordance with ASTM standards if required by DOE) and associated reliance letters reasonably requested by DOE and (ii) evidence of the satisfaction of any additional environmental requirements then required for the applicable Project (including required mitigation and completion of the NEPA process and CEQA process, if applicable).

(b) Permits. DOE shall have received, in form and substance satisfactory to DOE, evidence that the Borrower has received all material environmental, regulatory, construction and other Governmental Approvals then required for the applicable Project (including all land use entitlements required for the applicable Project being obtained prior to the first Site-Dependent Advance) and that the same are currently in place and not subject to any waiting periods or appeal.

(c) Real Estate. DOE shall have received, in form and substance satisfactory to DOE, (i) evidence that the Borrower has acquired all fee simple title, leasehold interests, easements and/or other real property interests required for the applicable Project, (ii) if requested by DOE, an executed mortgage or deed of trust with respect to such real property interests in favor of the Collateral Trustee and/or a fixture filing, provided that no mortgage or deed of trust shall be required with respect to the Deer Creek Lease, (iii) if applicable, copies of a recorded memorandum of lease and a lessor consent and/or recognition agreement, and (iv) an ALTA survey of such real property, evidence of zoning and legal compliance, a structural engineer’s report (if applicable), and ALTA mortgagee’s policy with applicable endorsements and any other customary deliveries.

5.5 Conditions Precedent to FFB Advance. The obligation of FFB to make each Advance (including the initial Advance) under the Note Purchase Agreement and the relevant Note is subject to the prior satisfaction (or waiver in writing) as determined by FFB of each of the following conditions precedent as of the date of the relevant Advance Request and as of the Advance Date:

(a) Receipt of Advance Request Approval Notice. FFB shall have received from DOE an Advance Request Approval Notice.

(b) Absence of Drawstop Notice. No Drawstop Notice shall have been delivered to DOE or FFB.

5.6 Advance Deductions. Unless the Borrower shall have prepaid the applicable Advance in the amount of such excess as provided in Section 3.6(c)(ii), prior to each Requested Advance Date immediately following delivery of an Agreed-Upon Procedures Report indicating that proceeds of any Advance were not applied to pay, or reimburse for, Eligible Project Costs for the relevant Project for which such funds were drawn, the Borrower shall (c) in the relevant Advance Request, deduct from the total amount of the Advance or Advances to be made on such Requested Advance Date an amount equal to the amount that would otherwise have been prepayable by the Borrower pursuant to Section 3.6(c)(ii), and (d) together with the relevant Advance Request, deliver, by an Acceptable Delivery Method, a certificate executed by a Responsible Officer, substantially in the form set forth in the Form of Advance Request, certifying as to the amount of such deduction, provided that if the aggregate amount of the Advances requested to be made on such Requested Advance Date is less than the total amount to be deducted on such Requested Advance Date, the Borrower shall deduct an amount equal to the total amount of the Advance or Advances requested to be made on such date and the remaining shortfall shall be deducted by the Borrower from Advances requested in future Advance Requests made on future Requested Advance Dates until such amount has been deducted in full.

5.7 Satisfaction of Conditions Precedent. DOE hereby agrees that (x) by delivering the Principal Instruments on the Principal Instrument Delivery Date, DOE shall be deemed to have approved of or consented to, or to be satisfied with, each of the matters set forth in Section 5.1 that must be approved or consented to by, or be satisfactory to, DOE, and (y) FFB, by delivering an acceptance notice under Section 5.1 of the Note Purchase Agreement or making any Advance under the Note, shall be deemed to have approved of or consented to, or to be satisfied with, each of the matters set forth in Section 5.1 or in Section 5.2 which must be approved or consented to by, or satisfactory to, FFB.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

OF THE BORROWER

To induce DOE to enter into this Agreement and to arrange for FFB to purchase the Notes and offer extensions of credit thereunder, the Borrower hereby represents and warrants to and in favor of DOE and FFB as of (w) the date hereof, (x) the Principal Instrument Delivery Date, (y) the Financial Closing Date and (z) each Advance Date that:

6.1 Organization and Existence. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except in the case of any Subsidiary where the failure to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and (b) is duly qualified and in good standing in each jurisdiction where the failure to so qualify and be in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.2 Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has all requisite power and authority to (c) own or hold under lease and operate the property it purports to own or hold under lease, (d) carry on its business as now being conducted and as proposed to be conducted in respect of the Projects and the Business Plan, (e) incur Indebtedness and create Liens on its properties pursuant to the Transaction Documents, and (f) execute, deliver, perform and observe its obligations under each of the Transaction Documents to which it is a party (which includes the issuance of the Warrants and the shares issuable upon exercise of the Warrants). Each of the Borrower and its Subsidiaries has taken all necessary corporate or other action to authorize the execution, delivery, performance and observance of each of the Transaction Documents to which it is a party and has duly executed and delivered each Transaction Document to which it is a party. Each such Transaction Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.3 Capitalization. As of the Principal Instrument Delivery Date, (a) Schedule A-7 to the Information Certificate sets forth for the Borrower and each of its Subsidiaries all stock, limited liability company membership interests, partnership interests, trust interests, options, warrants and other equity interests, whether or not evidenced by certificates or instruments, that are (i) owned by such Person or (ii) issued by such Person and currently outstanding and (b) except as set forth on Schedule A-7 to the Information Certificate, neither the Borrower nor any Subsidiary is party to or bound by any subscription, voting trust, registration rights or other agreements relating to equity securities of such Person.

6.4 Solvency. Each Obligor is and, upon and after giving effect to all transactions contemplated by the Transaction Documents, will be Solvent.

6.5 Eligibility of Borrower, Projects. The Borrower has satisfied each of the conditions contained in the Program Requirements (a) to be classified as an Eligible Applicant and (b) required to classify each Project as an Eligible Project.

6.6 No Conflicts; Consents.

(a) The execution, delivery, performance and observance of this Agreement and the other Loan Documents, the issuance of the Notes, the Warrants and the shares issuable upon exercise of the Warrants, the borrowings under the Funding Agreements and Reimbursement Obligations hereunder do not and will not (i) violate, contravene or result in any breach or constitute any default under any Requirements of Law, any Organizational Document or any material Contractual Obligation of the Borrower, (ii) violate, contravene or result in any breach or constitute any default under (x) any Requirements of Law or any Contractual Obligation of any Subsidiary of the Borrower, except to the extent any such violation, contravention, breach or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) any Organizational Document of any Subsidiary of the Borrower, (iii) result in or require the creation of any Lien upon any of its revenues, properties or assets pursuant to any Requirements of Law or Contractual Obligation, except for Liens created by the Security Documents, or (iv) require the consent or approval of, or any notice to or filing with, any Governmental Authority, any Equity Owner of the Borrower or any other Person other than those items set forth in Schedule 6.6 to the Information Certificate or, in the case of an Additional Guarantor, in the applicable Subsidiary Joinder Agreement, each of which has been obtained and is in full force and effect.

(b) The use of the proceeds from the Advances do not and will not (i) violate, contravene or result in any breach or constitute any default under (x) any Requirements of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries, except to the extent any such violation, contravention, breach or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) any Organizational Document of the Borrower or any of its Subsidiaries, (ii) result in or require the creation of any Lien upon any of its revenues, properties or assets pursuant to any Requirements of Law or Contractual Obligation, except for Liens created by the Security Documents, or (iii) require the consent or approval of, or any notice to or filing with, any Governmental Authority, any Equity Owner of the Borrower or any other Person other than those items required as of the Principal Instrument Delivery Date or, to the Knowledge of the Borrower, required thereafter, in each case as set forth on Schedule 6.6 to the Information Certificate (collectively, together with any consents or approvals described in clause (a)(iii) above, “Required Consents”), each of which has been obtained and is in full force and effect (or, in the case of those required after the Principal Instrument Delivery Date, will be obtained when so required and will thereafter be in full force and effect).

6.7 Material Contracts. As of the Principal Instrument Delivery Date, the applicable schedules to the Information Certificate set forth all of the Material Contracts of the Borrower and its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in default under any of its Contractual Obligations (now existing or hereafter entered into) in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.8 Permits, etc. Each of the Borrower and its Subsidiaries has, and is in compliance with, all Governmental Approvals required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently or proposed to be owned, leased, managed or operated, or to be acquired, by such Person, which, individually or in the aggregate, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Approval and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.9 Litigation. Except for any Adverse Proceeding described in Schedule D-6 to the Information Certificate (as to which this Section 6.9 shall apply to adverse developments therein), there are no Adverse Proceedings pending or threatened in writing against or affecting the Borrower or any of its Subsidiaries or any of their respective property that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that have not otherwise been disclosed to and expressly waived in writing by DOE.

6.10 Indebtedness. Neither the Borrower nor any of its Subsidiaries has any outstanding Indebtedness other than Permitted Indebtedness.

6.11 Liens. Except for Permitted Liens, (a) the assets of the Borrower and each of its Subsidiaries are owned and held free and clear of any Liens and (b) no financing statement or other similar notice of any Lien with respect to any assets of the Borrower or any Subsidiary, which such Person has authorized any other Person to sign or file or record, is on file or of record with any public office.

6.12 Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Borrower and its Subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Borrower and its Subsidiaries for each of the periods then ended, subject, in the case of any such unaudited Financial Statements, to the absence of notes to the financial statements and changes resulting from normal audit and year end adjustments. As of the Principal Instrument Delivery Date, neither the Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and any of its Subsidiaries taken as a whole.

6.13 Information Certificate; Project Budgets and Business Plans.

(a) As of the Principal Instrument Delivery Date, the Information Certificate and the Collateral Schedules are true, correct and complete and contain no material misstatements or omissions.

(b) The Project Budgets, the Project Forecasts and the Business Plan, as amended or supplemented with the approval of DOE in accordance with the provisions of this Agreement, (i) are complete and based on reasonable assumptions made in good faith, (ii) are consistent with the provisions of the Transaction Documents, and (iii) fairly represent the Borrower’s expectation as to the matters covered thereby as of the date of the representation.

6.14 Security Documents. The provisions of the Security Documents are effective to create legal, valid and enforceable security interests in the Collateral described therein in favor of the Collateral Trustee, for the benefit of the Secured Parties. Such security interests (i) constitute perfected and continuing security interests on the Collateral upon the taking of all actions referred to in Section 3.1(a)(iii) of the Security Agreement (except to the extent expressly provided in this Agreement or the Security Agreement with respect to certain assets other than Program Assets), and (ii) are First Priority Liens on such Collateral.

6.15 Properties.

(a) Each of the Borrower and its Subsidiaries owns or holds (i) good and marketable legal and beneficial title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid rights licensed from third parties in (in the case of licensed interests in Intellectual Property), and (iv) good title (in the case of all other personal property) in all material property and assets of such Person, in each case free and clear of any Lien of any kind except for Permitted Liens. The Borrower and each of its Subsidiaries has or will obtain in a timely manner all rights or property required for the design, construction and operation of the Projects.

(b) Except for changes not prohibited by the Loan Documents, (i) Schedule B-1 to the Information Certificate sets forth for the Borrower and each of its Subsidiaries the location (including county and zip code) of all real property owned or leased by such Person; if such property is leased, the landlord and the term of the lease; if such property is held in fee, the holder of any mortgage on such real property; and where such Person’s chief executive office and chief operating office is located, and (ii) the books and records of the Borrower and each of its Subsidiaries pertaining to accounts, contract rights, inventory and other assets are located at such Person’s chief executive office except as indicated on Schedule B-1 to the Information Certificate.

6.16 Intellectual Property.

(a) The Borrower is the sole and exclusive owner of the entire right, title and interest in and to that Intellectual Property purported to be owned by the Borrower, and the Borrower and its Subsidiaries otherwise have the right pursuant to a valid written license or other agreement to use all Intellectual Property necessary for the construction, operation and use of their respective businesses as currently operated and as proposed to be operated, free and clear of all Liens, except for Permitted Liens.

(b) All of the registrations, issuances and applications set forth on the IP Schedules are valid, in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made, except as otherwise permitted under this Agreement. The Borrower and each of its Subsidiaries has adequate and appropriate security measures and safeguards in place to protect each item of Intellectual Property (including, without limitation, Trade Secrets) owned by the Borrower and each of its Subsidiaries from illegal or unauthorized access or use by its personnel or third parties. The Borrower and each of its Subsidiaries has adopted a written information security program designed to protect all confidential information and Trade Secrets. No Person has gained unauthorized access to or made any unauthorized use of any confidential information or Trade Secret of the Borrower or any of its Subsidiaries. All registrations, issuances and applications set forth on the IP Schedules are in the name of the Borrower. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries use appropriate statutory notices of registration in connection with their respective use of registered Trademarks owned by the Borrower and proper marking practices in connection with the use of Borrower’s issued patents. The Borrower is diligently prosecuting all patent applications it has filed, except as otherwise permitted under this Agreement. The Borrower is diligently preparing and filing patent applications for all identified inventions that have come to the attention of senior management which the Borrower, in its reasonable business judgment, believes to be patentable and better protected under a patent as opposed to any other form of Intellectual Property. To the Knowledge of the Borrower, it has complied with its duties of candor and good faith with respect to its dealings with the U.S. Patent and Trademark Office and similar foreign authorities.

(c) Each license or contract set forth on the IP Schedules is a legal, valid and binding obligation of the Borrower or one of its Subsidiaries, as the case may be, is in full force and effect and is enforceable against the Borrower or one of its Subsidiaries, as the case may be, and, to the Knowledge of the Borrower, the other parties thereto, subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity. None of the Borrower and its Subsidiaries is in material breach, violation or default under any such license or contract and no event has occurred that, with notice or lapse of time or both, would constitute such a material breach, violation or default by the Borrower or any of its Subsidiaries, or, to the Knowledge of the Borrower, the other parties thereto. Upon the Principal Instrument Delivery Date, the Borrower or its applicable Subsidiaries will continue to have the right to use all Intellectual Property licensed pursuant to the licenses and contracts listed on the IP Schedules on identical terms and conditions as the Borrower or such Subsidiaries enjoyed immediately prior to the Principal Instrument Delivery Date.

(d) The conduct of the business of the Borrower and each of its Subsidiaries does not infringe or otherwise violate any Intellectual Property or other proprietary rights of any other Person, and there is no action, dispute, claim, suit, proceeding, arbitration, mediation or investigation pending or, to the Knowledge of the Borrower, threatened alleging any such infringement or violation or challenging the Borrower’s or any of its Subsidiaries’ rights in or to any Intellectual Property owned by the Borrower or any of its Subsidiaries and, to the Knowledge of the Borrower, there is no existing fact or circumstance that would be reasonably expected to give rise to any such action, dispute, claim, suit, proceeding, arbitration, mediation or investigation, in each case, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No holding, decision, or judgment has been rendered against the Borrower or any of its Subsidiaries in any action or proceeding before any court or administrative authority challenging the validity of the Borrower’s or any of its Subsidiaries’ rights to register, or the Borrower’s or any of its Subsidiaries’ rights to own or use, any Intellectual Property used in the business of the Borrower or any of its Subsidiaries and no such action or proceeding is pending or threatened in writing against the Borrower or any of its Subsidiaries, in each case, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrower, no Person is infringing or otherwise violating any Intellectual Property owned by the Borrower or any of its Subsidiaries or any rights of the Borrower or any of its Subsidiaries in any Intellectual Property licensed by the Borrower or any of its Subsidiaries, in each case, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

6.17 Insurance. The properties of the Borrower and each of its Subsidiaries are adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions as are customarily carried or maintained by Persons of established reputation of similar size and engaged in similar businesses. Such insurance complies with the requirements of Section 7.4. Schedule D-3 to the Information Certificate sets forth a list of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Principal Instrument Delivery Date and, as of the Principal Instrument Delivery Date, all premiums in respect of such insurance have been paid.

6.18 No Defaults. No Default or Event of Default has occurred and is continuing. There is no breach of any material obligation under any Transaction Document and no notices of breach of any Transaction Document have been issued, entered or received by the Borrower. The representations and warranties made by the Borrower or any of its Subsidiaries or, to the Borrower’s Knowledge, any other Person in any Project Documents were true and correct in all material respects as of the date made.

6.19 No Restricted Payments. Since December 31, 2008, the Borrower has not paid nor become obligated to pay (a) any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents or (b) any other payment not otherwise permitted pursuant to Section 9.7.

6.20 No Material Adverse Effect. Since December 31, 2008, no event has occurred or could reasonably be expected to occur with respect to either Project, the Borrower, any Subsidiary or the Collateral that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

6.21 Compliance with Laws, Program Requirements. The Borrower and each of its Subsidiaries is in compliance with (i) all Requirements of Law (other than the Program Requirements) except to the extent that the failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) all Program Requirements with respect to each of the Projects.

6.22 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register as an “investment company”, or a company “controlled” by a company that is required to register as an “investment company”, within the meaning of the Investment Company Act of 1940.

6.23 Margin Stock. No part of the proceeds of any Advance, and no other extensions of credit under the Funding Agreements, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board.

6.24 Corrupt Practices. The Borrower and each of its Subsidiaries and Affiliates are in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and to the best of its Knowledge any foreign counterpart thereto. Neither the Borrower nor any of its Subsidiaries nor any agent on behalf of the Borrower or any of its Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower, any Subsidiary or Affiliate or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

6.25 Taxes. (a) Each of Borrower and its Subsidiaries has filed or has caused to be timely filed all income and other material federal, state, foreign, and other tax returns that are required to be filed by it and has paid all taxes for which it is directly or indirectly liable (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) and any assessments made against it or any of its property, assets, income, businesses, and franchises, and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority, other than any taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or its Subsidiaries, as the case may be; (b) neither Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign taxes or other impositions, and no tax lien has been filed with respect to Borrower or any of its Subsidiaries other than a Lien described in Section 9.3(c); (c) neither the Borrower nor any of its Subsidiaries has received any notices of proposed, outstanding or assessed deficiencies or adjustments with respect to tax matters from any Governmental Authority; (d) neither the Borrower nor any of its Subsidiaries is a party to or bound by any tax sharing agreement; and (e) except as otherwise indicated in the Collateral Schedules, each Foreign Subsidiary that is not a Guarantor is a “controlled foreign corporation” (as defined in section 957 of the Code).

6.26 Environmental Laws. Except as disclosed in Schedule D-9 to the Information Certificate, the Borrower and each of its Subsidiaries is and has been in compliance in all material respects with all Environmental Laws applicable to its business or operations. There are no material claims or investigations pursuant to Environmental Laws or otherwise relating to exposure to hazardous or harmful substances pending or threatened with respect to (i) the Borrower or any of its Subsidiaries or (ii) except as (A) would not reasonably be expected to result in material liability or obligations of the Borrower or any of its Subsidiaries or (B) are undertaken in the ordinary course by Borrower or any of its Subsidiaries and do not identify material liabilities or obligations pursuant to Environmental Laws, any of their respective property.

6.27 Employment and Labor Contracts.

As of the Principal Instrument Delivery Date:

(a) Schedule D-7 to the Information Certificate sets forth for the Borrower and each of its Subsidiaries: (i) a list of all employment, severance, retention, consulting and management agreements, all non-compete and non-solicitation agreements and all indemnification agreements or similar arrangements to which such Person is party with any past or present member, manager, officer, director, employee or consultant of such Person and (ii) a list of the people who are, in the Person’s reasonable belief, key employees of the Person.

(b) Except as set forth on Schedule D-7 to the Information Certificate, neither the Borrower nor any of its Subsidiaries is or has been within the past two (2) years (i) a party to or bound by any collective bargaining or similar agreement with any union, labor organization or other bargaining agent or (ii) subject to any labor disputes, strikes or work stoppages, requests for arbitration, grievance proceedings or union negotiations or organizational efforts. There has not been in the past three years, any organized effort or demand for recognition or certification or attempt to organize employees of the Borrower or any of its Subsidiaries by any labor organization.

(c) Except as set forth on Schedule D-7 to the Information Certificate, there are no past or present members, managers, officers, directors, employees and consultants (i) who have developed intellectual property on behalf of the Borrower or any of its Subsidiaries and who have not executed an agreement assigning Intellectual Property to the Borrower or one of its Subsidiaries, as the case may be, (ii) who have received access to Intellectual Property on behalf of the Borrower or any of its Subsidiaries and who have not executed a confidentiality agreement or (iii) who have been employed by the Borrower or any of its Subsidiaries and have not executed a non-compete and nonsolicitation agreement.

6.28 Davis-Bacon Act. The Borrower has taken all steps necessary to ensure that all laborers and mechanics employed by contractors or subcontractors employed during construction, alteration or repair that is financed, in whole or in part, by a loan issued under 42 U.S.C. Sec. 17013 shall be paid wages at rates not less than those prevailing on similar construction in the locality as determined by the Secretary of Labor in accordance with sections 3141-3144, 3146, and 3147 of title 40, United States Code.

6.29 ERISA.

(a) As of the Principal Instrument Delivery Date, Schedule D-8 to the Information Certificate sets forth for the Borrower and its Subsidiaries a list of each Plan maintained, sponsored or contributed to by (or required to be contributed to by) such Person as of such date and each Plan under which as of such date any such Person has or could reasonably be expected to incur any material liability, either individually or in the aggregate and whether direct, indirect, choate or inchoate. Neither the Borrower nor any of its Subsidiaries has any direct or indirect liability, whether contingent or otherwise, to the PBGC or to or in respect of any Plan that is or was subject to Title IV of ERISA or as a result of being treated as a single employer under Section 4001 of ERISA or Section 414 of the Code. Each Plan has been established, maintained and administered in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Requirements of Law.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan or any Multiemployer Plan; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that could be material; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.30 OFAC and USA PATRIOT Act.

(a) None of the Borrower, any other Obligor or any of their respective Subsidiaries is a Prohibited Person, and the Borrower, each Obligor and all such Subsidiaries are in compliance with all applicable published orders, rules and regulations of OFAC.

(b) Neither the Borrower nor any other Obligor, nor any of their members, directors, officers, parents or Subsidiaries: (x) is subject to United States or multilateral economic or trade sanctions in which the United States participates; (y) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates; or (z) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(c) None of the Collateral is traded or used, directly or indirectly by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

(d) The Borrower and each other Obligor has established an anti-money laundering compliance program if and as required by the USA PATRIOT Act.

6.31 Common Enterprise. The successful operation and condition of each of the Obligors is dependent on the continued successful performance of the functions of the group of the Obligors as a whole and the successful operation of each of the Obligors is dependent on the successful performance and operation of each other Obligor. Each Obligor expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Obligors and (ii) the credit extended by the Lender Parties to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Obligor has determined that execution, delivery, and performance of this Agreement and any other Transaction Documents to be executed by such Obligor is within its purpose, will be of direct and indirect benefit to such Obligor, and is in its best interest.

6.32 Warrants.

(a) The Warrants to be issued by the Borrower to DOE have been duly and validly authorized and, when issued and delivered as provided in the Warrants, will be duly and validly issued and the issuance of such Warrants will not be subject to any preemptive or similar rights (other than any as have been waived prior to the date hereof pursuant to the applicable Required Consents listed in Schedule 6.6 to the Information Certificate in form and substance satisfactory to DOE).

(b) The Warrant Shares initially issuable upon exercise of the Warrants have been duly authorized and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered upon exercise of the Warrants against payment of the Exercise Price (as defined in the Warrants), will have been duly and validly issued and fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights (other than any as have been waived prior to the date hereof pursuant to the applicable Required Consents listed in Schedule 6.6 to the Information Certificate in form and substance satisfactory to DOE).

(c) Neither the Borrower nor any Person acting on its behalf has taken any action (including any offering of any securities of the Borrower) under circumstances which would require the integration of such offering with the offering of any of the Warrants or Warrant Shares under the Securities Act , and the rules and regulations of the SEC promulgated thereunder, which might subject the offering, issuance or sale of any of the Warrant or Warrant Shares to DOE pursuant to this Agreement to the registration requirements of the Securities Act.

6.33 Federal Funding. As of the Principal Instrument Delivery Date, no application has been delivered by the Borrower to, and no application is pending review or approval by, any Governmental Authority for allocation of Federal Funding to any Project (it being understood that the Borrower may seek supplemental funding from states or other non-federal government entities in the United States in connection with any part of the Projects, provided that such supplemental funding is permitted by the Program Requirements).

6.34 Disclosure.

(a) Except as set forth on Schedule 6.34 to the Information Certificate, the information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower or any Subsidiary to any Lender Party or its respective designees, agents or representatives in connection with the negotiation, preparation or delivery of the Conditional Commitment Letter, dated June 23, 2009 between DOE and the Borrower or this Agreement and the other Loan Documents, including the Application, the Collateral Schedules and the Information Certificate, or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading (it being understood that in the case of projections, such projections are based on estimates which are reasonable as of the date such projections are stated or certified).

(b) All information furnished after the date hereof by or on behalf of the Borrowers or any Subsidiary to any Lender Party or its respective designees, agents or representatives in connection with this Agreement or the other Transaction

Documents, including the Information Certificate and the Collateral Schedules, and the transactions contemplated hereby and thereby, when taken as a whole and together with all information furnished prior to the date hereof, shall not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading (it being understood that in the case of projections, such projections are based on estimates which are reasonable as of the date such projections are stated or certified).

(c) To the Knowledge of Borrower or any of its Subsidiaries there is no fact (other than facts generally known to the public that relate to changes in the automotive industry or to conditions in the U.S. or global economy or capital or financial markets generally or to changes in general legal, tax, regulatory, political or business conditions) that, after due inquiry, could reasonably be expected to have a Material Adverse Effect or that is a material fact which has been disclosed to third parties in connection with the Borrower’s capital-raising activities, in each case that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to any Lender Party for use in connection with the transactions contemplated hereby.

6.35 Public Statements. Since June 23, 2009, neither the Borrower nor any Subsidiary, nor any director, officer, employee or other agent affiliated with the Borrower or any Person affiliated with any of the foregoing, has made any press announcements about the Projects, the Loans or any Loan Documents, or any public statements about the Loans or any Loan Documents, (a) on or prior to the date hereof, without the prior approval of the Director of the ATVM Program at DOE, or (b) after the date hereof, in violation of Section 9.26.

6.36 CAEATFA. Neither the Borrower nor any of its Subsidiaries has misrepresented any information in any agreement with CAEATFA or in its application to CAEATFA.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that until the date all of the Note P Obligations and the Note S Obligations have been paid in full (other than unasserted contingent indemnity obligations under Section 12.8) and the Loan Commitment Amounts have been reduced to zero:

7.1 Maintenance of Existence, etc.

(a) Except as otherwise permitted under Section 9.5, the Borrower shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and governmental authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, unless otherwise required by any other provision of this Agreement or any other Loan Document, neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or governmental authorizations, qualifications, franchise, licenses and permits or (to the extent otherwise permitted by Section 9.5) existence if (i) such Person in the exercise of its reasonable business judgment shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and (ii) the loss thereof is not disadvantageous in any material respect to such Person or to any Lender Party.

(b) The Borrower shall, and shall cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other Person which is an Affiliate of such Person; (ii) not commingle its funds or assets with those of any other Person which is an Affiliate of such Person; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings or act by written consent to authorize and approve such entity’s actions in accordance with appropriate corporate governance practice as required by applicable Requirements of Law, which meetings or actions by written consent will be separate from those of other entities.

7.2 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all assets used or useful in its business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all Leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except, in the case of each of (a) and (b), where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.3 Intellectual Property.

(a) The Borrower shall, within thirty (30) days of the end of each fiscal quarter, report to DOE and the Collateral Trustee (by delivery of a Collateral Supplement setting forth the relevant information) with respect to (i) the filing of any application to register or issue any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, any state registry or foreign counterpart of the foregoing (whether such application is filed by the Borrower, any of its Subsidiaries, or through any agent, employee, licensee, or designee thereof), (ii) the registration of any Intellectual Property by any such office, (iii) the registration of any domain name, the loss of which could reasonably be expected to result in a Material Adverse Effect, and (iv) any new material licenses or other agreements related to Intellectual Property entered into by the Borrower or any of its Subsidiaries.

(b) In addition to any filings required pursuant to Section 3.7(b) of the Security Agreement, the Borrower shall, and shall cause each Guarantor to, promptly upon the reasonable request of DOE, execute and deliver to DOE any document required to acknowledge, confirm, register, record, or perfect DOE’s interest in any part of the Borrower’s or any Guarantor’s Intellectual Property, whether now owned or hereafter acquired by the Borrower or any Guarantor, including, without limitation, Copyright Security Agreements, Patent Security Agreements, and Trademark Security Agreements and Collateral Supplements attaching updated IP Schedules.

(c) The Borrower shall promptly notify the DOE if it knows or has reason to know that any material Intellectual Property owned or used by the Borrower or any of its Subsidiaries becomes, as applicable, (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, or (iii) subject to any adverse action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court.

(d) The Borrower shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any domain name registrar or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance (including, without limitation, the timely payment of all renewal and maintenance fees) of each Trademark, patent, copyright and domain name owned by the Borrower or any of its Subsidiaries which is now or shall become included in the Intellectual Property which the Borrower, in its reasonable business judgment, believes should be pursued or maintained.

(e) The Borrower shall continue to diligently prepare and file patent applications for all identified inventions that have come to the attention of senior management personnel, which the Borrower, in its reasonable business judgment believes to be patentable and better protected under a patent as opposed to any other form of Intellectual Property.

(f) The Borrower shall, and shall cause each of its Subsidiaries to, protect the confidentiality of all material Trade Secrets and document the existence of any such Trade Secrets customarily reduced to writing or other fixed form in accordance with Prudent Industry Practice. Without limiting the generality of the foregoing, the Borrower and each of its Subsidiaries has in place, and shall maintain, the following practices, at a standard at least as high as those consistent with industry standards:

(i) requiring its employees, consultants and any other Persons with access to confidential information or Trade Secrets to execute confidentiality and non-disclosure agreements obligating such employee, consultant or other Person to keep confidential the Borrower’s and its Subsidiaries’ confidential information and Trade Secrets;

(ii) requiring its employees (and Persons who have been hired to create work products for the Borrower or any of its Subsidiaries to own) to execute assignment agreements which provide for the assignment to the Borrower or its applicable Subsidiary of all right, title and interest in and to all Intellectual Property that such employee or Person creates in connection with its employment for or contract with the Borrower or any of its Subsidiaries;

(iii) labeling and restricting access to confidential information and documents, including restricting physical access to the premises where such confidential information and documents are stored; and

(iv) establishing procedures to ensure the ongoing documentation of any Trade Secrets customarily reduced to writing or other fixed form in accordance with Prudent Industry Practice and record keeping of Trade Secrets.

The Borrower and each of its Subsidiaries has complied in all material respects with the foregoing practices, and there have been no material violations of such practices. The Borrower and each of its Subsidiaries shall maintain the foregoing practices to ensure the ongoing protection of Trade Secrets, documentation of Trade Secrets customarily reduced to writing or other fixed form in accordance with Prudent Industry Practice and record keeping of Trade Secrets to ensure the availability and access to such Trade Secrets to the DOE upon an Event of Default.

(g) In the event that any material Intellectual Property (i) owned by the Borrower or any of its Subsidiaries or (ii) exclusively licensed to the Borrower or any of its Subsidiaries is infringed, misappropriated, or diluted by any Person in a manner that materially harms the Borrower or any of its Subsidiaries, the Borrower shall promptly notify the DOE and take, or cause its Subsidiaries to take, actions that are reasonable and appropriate under the circumstances (to the extent permitted by applicable law and under any applicable license or contract to which the Borrower or any of its Subsidiaries is a party) to stop such infringement, misappropriation, or dilution and protect its or its Subsidiaries’ rights in such Intellectual Property.

(h) In the event that the Borrower or any of its Subsidiaries receives any written notice or communication alleging that the Borrower or any of its Subsidiaries or the conduct of the Borrower’s or any of its Subsidiaries’ business is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned or controlled by any Person other than the Borrower and each of its Subsidiaries, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly report such notice or communication to the DOE and take, or cause its Subsidiaries to take, actions that are reasonable or appropriate under the circumstances.

(i) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries shall use proper statutory notice in connection with its use of any Intellectual Property owned by the Borrower or any of its Subsidiaries.

7.4 Insurance.

(a) The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, replacement value casualty insurance, public liability insurance, third party property damage insurance, business interruption insurance and other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as are customarily carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons and reasonably satisfactory to DOE.

(b) Each such casualty, property and business interruption insurance policy will name the Collateral Trustee as loss payee. Each such liability policy will name DOE, FFB and the Collateral Trustee as additional insureds. In the case of any key employee life insurance policy and, upon request of DOE, any other insurance policy, the Borrower will cause such policy to be collaterally assigned to the Collateral Trustee. Each insurance policy will provide for thirty (30) days’ written notice to DOE prior to termination or expiration of any coverage or any material changes thereto and such other endorsements as DOE may require. So long as any principal amount of any Loan is outstanding, the Borrower and its Subsidiaries shall (x) promptly upon renewal of any insurance policy, deliver, or cause to be delivered, to DOE a certificate of insurance with respect to such policy and (y) notify DOE in writing of any change of insurance carrier within thirty (30) days of such change.

(c) If at any time DOE is not in receipt of written evidence that all insurance coverage satisfying the requirements of Sections 7.4(a) and (b) (collectively, the “Required Insurance”) is in full force and effect, DOE shall have the right, without notice to the Borrower, to take such action as DOE deems necessary to protect the interests of the Secured Parties in the Collateral, including the obtaining of such insurance coverage as DOE in its sole discretion deems appropriate and all expenses incurred by the DOE in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrower to DOE upon demand and until paid shall be secured by the Security Documents and shall bear interest at the Late Charge Rate applicable to the last Advance made to the Borrower prior to the date upon which DOE obtains such insurance.

7.5 Event of Loss.

(a) If any event which may give rise to an Event of Loss shall occur, the Borrower shall, and shall cause each of its Subsidiaries to, (i) in accordance with Section 8.3(f), upon discovery or receipt of notice of any such event provide written notice thereof to DOE, (ii) diligently pursue all its rights to compensation against all relevant insurers, reinsurers, Governmental Authorities and other third parties, as applicable, in respect of such event, (iii) not, without the written consent of DOE compromise or settle any claim with respect to any such event involving an amount in excess of $25,000,000 per claim; and (iv) pay or apply all Net Cash Proceeds stemming from an Event of Loss in accordance with the remaining provisions of this Section 7.5.

(b) The Borrower shall use commercially reasonable efforts to cause all Net Cash Proceeds in respect of an Event of Loss to be paid by the relevant insurers, reinsurers, Governmental Authorities and other third parties, as applicable, directly to the

Collateral Trustee as loss payee and, if paid to the Borrower (or its Subsidiaries), such Net Cash Proceeds shall be received in trust and for the benefit of the Collateral Trustee segregated from other funds of the Borrower (or such Subsidiary), and shall be forthwith paid over to the Collateral Trustee, in the same form as received (with any necessary endorsement).

(c) Upon the occurrence of an Event of Loss with respect to which Net Cash Proceeds are payable in respect of a single loss in an amount not in excess of $25,000,000, so long as no Event of Default has occurred and is continuing and the Borrower delivers a Reinvestment Notice with respect to such Net Cash Proceeds to DOE, the Collateral Trustee shall disburse such Net Cash Proceeds to the Borrower, and the Borrower shall apply such Net Cash Proceeds to the payment of the costs of repair or restoration of the portion of the Project or other property lost or damaged. All Net Cash Proceeds received by the Borrower (or its Subsidiaries) under this Section 7.5(c) in connection with an Event of Loss shall be held in an interest-bearing account segregated from other funds of the Borrower (or such Subsidiary) (each, a “Restoration Account”), and until disbursed in accordance herewith, shall constitute additional security for the Secured Obligations under the Loan Documents. The Borrower shall deliver monthly reports with respect to any Restoration Accounts in accordance with Section 8.4(e). Any funds remaining in a Restoration Account upon the completion of the related repair or restoration shall be forthwith paid over to the Collateral Trustee in accordance with Section 7.5(b), to be applied by DOE in accordance with Section 7.5(e) below.

(d) Upon the occurrence of any other Event of Loss, disbursement of the Net Cash Proceeds by the Collateral Trustee to the Borrower shall be permitted if, and only if, (i) DOE shall have determined that (A) repair or replacement of the relevant portion of the Project or other property lost or damaged is technically and economically feasible and (B) the Borrower is in compliance with such other conditions and requirements as DOE shall consider appropriate in the circumstances and (ii) the Borrower delivers a Reinvestment Notice with respect to such Net Cash Proceeds to DOE. Disbursements to the Borrower under this Section 7.5(d) shall be made from time to time in accordance with disbursement procedures required by DOE and the Collateral Trustee.

(e) All Net Cash Proceeds relating to an Event of Loss not otherwise applied in accordance with Section 7.5(c) or (d) or by any applicable Reinvestment Prepayment Date shall be applied by DOE to the prepayment of the Loans in accordance with Section 3.6.

7.6 Additional Subsidiaries and Collateral; Further Assurances.

(a) Except as provided in Section 7.6(b) with respect to certain Foreign Subsidiaries, all Subsidiaries of the Borrower (whether now existing or hereafter created or acquired) shall become Guarantors either pursuant to Section 5.1(a)(iii), to the extent applicable, or this Section 7.6. If the Borrower or any of its Subsidiaries shall at any time after the Principal Instrument Delivery Date (and otherwise in accordance with the terms and provisions of this Agreement) create or acquire any new Subsidiary, the

Borrower shall so notify DOE in writing. With respect to each Subsidiary required to become a Guarantor pursuant to this Section 7.6 (each, an “Additional Guarantor”), the Borrower shall, and shall cause its applicable Subsidiaries to, at the Borrower’s expense, promptly (but in any event within ten (10) Business Days or such longer period as DOE may agree to in writing after so becoming required), do all of the following:

(i) execute and deliver to DOE and the Collateral Trustee a Collateral Supplement executed by the owner of the Capital Stock of such Subsidiary or such other documentation as DOE or the Collateral Trustee reasonably deems necessary or advisable to grant a First Priority security interest in 100% of the Capital Stock of such Subsidiary;

(ii) deliver to the Collateral Trustee the certificates representing such Capital Stock, if any, together with undated stock powers, in blank, executed and delivered by a Responsible Officer of the relevant holder;

(iii) cause such Subsidiary to become a party to the Guarantee, the Security Agreement, the Collateral Trust Agreement and the Subordination Agreement and each other Loan Document to which all Guarantors are parties by executing and delivering to DOE and the Collateral Trustee (A) a Subsidiary Joinder Agreement (or, in the case of the first date on which any Subsidiaries become Guarantors, by executing and delivering the Guarantee and the Subordination Agreement in addition to a Subsidiary Joinder Agreement with respect to the Security Agreement, the Collateral Trust Agreement and any other applicable Loan Document) and (B) a Collateral Supplement reflecting all assets of the types referenced in the Collateral Schedules that are owned by such Subsidiary;

(iv) take such actions necessary or advisable to grant a First Priority security interest in all Collateral owned by such Subsidiary in favor of the Collateral Trustee;

(v) deliver to DOE all such documents, instruments, agreements and certificates as are similar to those described in Sections 5.1(d) and 5.1(h); and

(vi) deliver to DOE and the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to DOE and the Collateral Trustee.

(b) No Foreign Subsidiary shall be required to become a Guarantor (i) if becoming a Guarantor would be illegal under the law of such Foreign Subsidiary’s jurisdiction of formation or the jurisdiction where it operates or if becoming a Guarantor would subject any employee, officer or director of such Foreign Subsidiary to personal liability that results solely from such Foreign Subsidiary becoming a Guarantor (other than any immaterial liability as to which such employee, officer or director is indemnified by such Foreign Subsidiary), or (ii) unless and to the extent requested by DOE from time to time with respect to any Foreign Subsidiary (whether now existing or hereafter created or acquired) the value of which DOE determines at such time to be material to the interests of DOE and FFB as lender. In determining whether to require a Foreign Subsidiary to become a Guarantor at any time, DOE will consider in good faith whether it believes at such time that the incremental costs, including incremental tax costs, if any, of doing so are not likely to be excessive in relation to the value of the security to be afforded thereby. The Borrower shall cooperate with DOE in providing information sufficient to enable DOE to make any such determination. Promptly upon such request of DOE with respect to any Foreign Subsidiary if clause (i) of the first sentence of this Section 7.6(b) is not applicable, the Borrower shall, at the Borrower’s expense, cause all the actions described in Section 7.6(a) to be taken by or with respect to such Foreign Subsidiary. In addition, in the case of any First-Tier Foreign Subsidiary (whether now existing or hereafter acquired) which is not so required to become a Guarantor, the Borrower shall, and shall cause its applicable Subsidiaries to, at the Borrower’s expense, promptly (but in any event within twenty (20) Business Days or such longer period as DOE may agree to in writing) do all of the following:

(i) execute and deliver a Collateral Supplement or such other documentation as DOE or the Collateral Trustee reasonably deems necessary or advisable to grant a First Priority security interest in that portion of the Capital Stock of such Foreign Subsidiary that is required to be included in the Collateral pursuant to Section 7.6(e)(ii);

(ii) deliver to the Collateral Trustee the certificates representing such Capital Stock, if any, together with undated stock powers, in blank, executed and delivered by a Responsible Officer of the relevant holder; and

(iii) deliver to DOE and the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to DOE and the Collateral Trustee.

The grant of the First Priority security interest referred to in the preceding sentence with respect to the Capital Stock of any Foreign Subsidiary that is not required to be a Guarantor shall be made under U.S. law and, if and to the extent request by DOE from time to time, under applicable foreign law in the case of any Foreign Subsidiary the value of which DOE determines at such time to be material to the interests of DOE and FFB as lender.

(c) If the Borrower or any of its Subsidiaries shall at any time acquire any After Acquired Material Real Property, the Borrower shall, and shall cause the applicable Subsidiaries to, immediately deliver notice thereof to DOE in the form of a Collateral Supplement, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon, the nature of the business to be conducted thereat and the approximate fair market value of the Collateral to be located thereon. At any time thereafter, DOE may notify the Borrower

(and any applicable Subsidiaries that are or are required by DOE to become Guarantors), if DOE intends to require a Mortgage on such After Acquired Material Real Property, and upon receipt of such notice, the Person which has acquired such interest in the After Acquired Material Real Property shall promptly (but in any event within thirty (30) days) furnish to DOE, at the Borrower’s expense all of the following:

(i) a Mortgage with respect to such real property and related assets located at the After Acquired Material Real Property, duly executed by the Borrower and/or its applicable Subsidiaries and in recordable form;

(ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of DOE, desirable to create and perfect a valid and enforceable First Priority Lien; and

(iii) such title insurance policies, surveys, lien searches, landlord estoppel agreements, easements, fixture filings, certificates, legal opinions and other deliverables of the type referred to in Section 5.4 as DOE may reasonably request with respect to such After Acquired Material Real Property and the Mortgage thereon;

provided, that in no event shall the Borrower or any Guarantor be required to deliver a Mortgage pursuant to this Section 7.6(c) with respect to, and the Collateral shall not include, any leasehold interest relating solely to retail stores or distribution facilities.

(d) The Borrower shall include information in the Collateral Schedules and each Collateral Supplement sufficient to identify each leased or third party location at which the aggregate value of the inventory, equipment and other assets of the Obligors at such location at any time exceeds (i) if such location is in the United States, $1,000,000, or (ii) if such location is outside the United States, $5,000,000. The Borrower shall use commercially reasonable efforts to cause to be executed and delivered to the Collateral Trustee, at the Borrower’s expense, a Collateral Access Agreement with respect to each leased or third party location of Collateral (whether now existing or hereafter acquired) at which the aggregate value of the inventory, equipment and other assets of the Obligors at such location at any time exceeds (i) if such location is in the United States, $5,000,000 (except that, upon reasonable notice to the Borrower, DOE shall have the right to request a Collateral Access Agreement with respect to any such location in the United States if such value exceeds $1,000,000), or (ii) if such location is outside the United States, $10,000,000 (except that, upon reasonable notice to the Borrower, DOE shall have the right to request a Collateral Access Agreement with respect to any such location outside the United States if such value exceeds $5,000,000); provided, that no Collateral Access Agreement shall be required from Elite Logistics for the warehouse location located at 26261 Research Place, Hayward, California or from the landlord for the leased location at 1050 Bing Street, San Carlos, California, if (x) all property of the Obligors is removed from such locations and transferred to a property owned by the Borrower or otherwise subject to a Collateral Access Agreement within three (3) months of the Principal Instrument Delivery Date (or such longer period as DOE may agree to in writing) and (y) the Borrower shall make all rental and other payments due and payable under such leases when due.

(e) The Borrower shall, and shall cause each of the Guarantors to, at the Borrower’s expense, promptly take all other actions that have been or shall be requested by DOE, or that the Borrower knows or reasonably should have known are necessary to create, maintain, protect, perfect and continue the perfection of the First Priority security interests of the Collateral Trustee for the benefit of the Secured Parties in the following property (all of which shall be included in the Collateral), except to the extent it constitutes Excluded Property, and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable any appropriate Secured Party to effect any such action.

(i) all assets financed or acquired with (or the cost of which is reimbursed to the Borrower with) the proceeds of the Loans and the Borrower Commitments;

(ii)(w) all Capital Stock of each Domestic Subsidiary; (x) all Capital Stock of each Foreign Subsidiary that is a Guarantor; (y) with respect to each First-Tier Foreign Subsidiary that is a “controlled foreign corporation” (as defined in section 957 of the Code) but is not a Guarantor, 65% of all Capital Stock of such Subsidiary entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)) and 100% of all other Capital Stock of such Subsidiary; provided that immediately upon any amendment of the Code that allows the pledge of a greater percentage of voting Capital Stock without adverse tax consequences, the Collateral shall include such greater percentage of Capital Stock of each Subsidiary referred to in this clause (y); and (z) all Capital Stock of each other First-Tier Foreign Subsidiary;

(iii) all Intellectual Property, technical data including software, licenses, general intangibles and goodwill of the Obligors;

(iv) all fee real property interests of the Obligors, all leasehold real property interests relating to the Projects, any other future leasehold real property interests that DOE determines are material to the interests of DOE and FFB as lender and all related fixtures, easements, rights-of-way and licenses; provided that the Collateral shall not include leasehold interests existing on the date of this Agreement and described in Schedule B-1 to the Information Certificate (other than as required by Section 5.4(c) with respect to the Site for Project S), any leases relating solely to retail stores or distribution facilities or any other fee interests or leases acquired after the date hereof other than as required by Section 7.6(c);

(v) all equipment, inventory, receivables, investment property, insurance policies, deposit accounts, contract rights, books and records and all other property of the Obligors; and

(vi) all proceeds of the foregoing.

For the avoidance of doubt, it is understood that all of the assets described in clauses (ii) through (vi) of this Section 7.6 shall be included in the Collateral whether or not financed or acquired with the proceeds of the Loans and the Borrower Commitments. The Borrower shall include information in the Collateral Schedules and each Collateral Supplement that reasonably identifies any material Excluded Property (except for any Excluded Property described in clause (a) of the definition thereof the loss of which could not reasonably be expected to have a Material Adverse Effect).

(f) Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of the Guarantors to, at the Borrower’s expense, promptly (i) execute or cause to be executed and shall file or cause to be filed or register or cause to be registered such financing statements, grants of security interest, continuation statements and, if requested by DOE, fixture filings and mortgages or deeds of trust, in all places necessary to establish, maintain and perfect such security interests and in all other places that DOE shall reasonably request and such other documents as shall be necessary and appropriate to protect the interests of the Secured Parties in the Collateral in the case of any Default or Event of Default, including ensuring availability (and delivery in the case of technical data including software and any other applicable assets) of all Intellectual Property rights, technical data including software, other books and records, real property, physical assets and all other rights necessary for any Person, including DOE, to complete, operate, convey and dispose of any part of the Collateral, (ii) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral, (iii) with respect to receivables from or other commercial contract rights or claims against any Governmental Authorities in an aggregate amount in excess of $1,000,000 at any time outstanding (collectively, the “Applicable Governmental Claims”), (A) notify DOE and the Collateral Trustee thereof by delivery of a Collateral Supplement describing such Applicable Governmental Claims and (B) take all steps required under applicable Requirements of Law to permit the Lien created pursuant to the Security Documents therein to be recognized by such Governmental Authorities and to have such Applicable Governmental Claims assigned to the Collateral Trustee and to be effective to cause such Governmental Authorities to be obligated to make payments under such Applicable Governmental Claims directly to the Collateral Trustee as assignee if the Collateral Trustee so elects at any time while an Event of Default has occurred and is continuing, and (iv) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to the Security Documents. In furtherance of the foregoing, the Borrower hereby authorizes, and shall direct each of its Subsidiaries to authorize, DOE or the Collateral Trustee to file or cause to be filed or register or cause to be registered any such financing statements, grants of security interest, continuation statements, fixture filings and mortgages or deeds of trust on its behalf. Furthermore, the Borrower shall, and shall cause each of its Subsidiaries to, cause to be delivered promptly to DOE at Borrower’s expense such opinions of counsel and other related documents as may be reasonably requested by DOE to assure compliance with this Section 7.6. Additionally, when requested by DOE, the Borrower shall cause any Person party to a Project Document executed subsequent to the Principal Instrument

Delivery Date to enter into a direct agreement with DOE in form and substance satisfactory to DOE. The Borrower will also pay all reasonable fees, costs and expenses of and incurred in connection with the Collateral Trustee.

(g) The Borrower will furnish to DOE written notice at least thirty (30) days prior to the occurrence of any change (i) in any Obligor’s name, type of organization or jurisdiction of organization, (ii) in any Obligor’s identity or corporate structure, or (iii) in any Obligor’s Federal Taxpayer Identification Number, if any. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected First Priority security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected First Priority security interest as contemplated in the Security Documents. Upon the effective date of any such change, the Borrower shall deliver to DOE and the Collateral Trustee a completed Collateral Supplement reflecting an updated Organizational Information Schedule.

7.7 Diligent Construction of Project and Operations. The Borrower shall (a) use commercially reasonable best efforts to construct each Project diligently, substantially in accordance with the applicable Governmental Approvals and the Business Plan; (b) complete each Project through Final Completion no later than the Specified Completion Date, without extension for any Event of Force Majeure; and (c) conduct the operations of each Project and the Collateral in accordance with the Business Plan and on the basis of customary commercial practice and arm’s-length arrangements.

7.8 Title; Rights to Land. The Borrower shall preserve and maintain good and marketable title to the assets constituting the Projects and such rights to use the Sites as are necessary to construct, operate and maintain the Projects in accordance with the requirements of the Transaction Documents, the Business Plan and the Project Budget.

7.9 Project Documents.

(a) Prior to the end of the Availability Period, the Borrower shall give DOE reasonable advance notice before entering into (i) any lease for either Project (each, together with the Deer Creek Lease, the “Project Leases”), (ii) any material agreement relating to the Borrower’s (or any Subsidiary’s) relationship with Daimler with respect to manufacturing any A-class vehicle or (iii) any material agreement with Daimler relating to any other material operations in the United States that (x) are outside the scope of Project P and Project S and (y) require an investment by the Borrower (and its Subsidiaries) in excess of $75,000,000 (each such agreement, together with the Project Leases, the “Project Documents”). The terms of each Project Document that relate to DOE’s security interest therein must be on terms satisfactory to DOE in its sole discretion. In addition, with respect to the other terms of such Project Document, the Borrower shall not enter into such Project Document unless DOE shall have had a reasonable period within which to object to such other terms and such objections, if any, shall have been addressed to DOE’s reasonable satisfaction.

(b) The Borrower shall (i) maintain all the Project Leases in full force and effect, (ii) comply with the provisions thereof in all material respects and (iii) diligently pursue all of its rights and remedies thereunder in all material respects. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of the other Project Documents to which it is a party, except to the extent that noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, diligently pursue all of its rights and remedies under the other Project Documents to the extent the Borrower reasonably determines it to be in its best business interests to do so.

7.10 Performance of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge, perform or otherwise satisfy when due or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

7.11 Use of Proceeds. The Borrower shall use the proceeds of each Advance in accordance with Section 2.4(d) and the other terms and conditions of all applicable Loan Documents (including Sections 9.10 and 9.21). Neither DOE nor FFB shall have any responsibility as to the use of any proceeds of any Advance.

7.12 Books, Records and Inspections.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, keep proper records and books of account in which entries are correct and accurate in all material respects and are sufficient to prepare financial statements in accordance with GAAP and facilitate the effective and accurate audit and performance evaluation of the Projects pursuant to the Applicable Regulations and Program Requirements. The Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate management information and cost control systems.

(b) The Borrower shall, and shall cause each of its Subsidiaries to, consult and cooperate with the Lender Parties regarding each of the Projects upon their request and shall permit officers and designated representatives of any Lender Party or the United States Comptroller General to visit and inspect any Project and any other facilities and properties of the Borrower or its Subsidiaries and any pertinent books, documents, papers and records of the Borrower or its Subsidiaries for the purpose of audit, examination, inspection and monitoring upon at any reasonable time during normal business hours, and to examine and discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the officers of the Borrower. The Borrower shall, and shall cause each of its Subsidiaries to, afford proper facilities for such inspection, shall make copies (at the Borrower’s expense) of any records that are subject to such inspection, shall make available all information related to the Borrower, its Subsidiaries, the Collateral and each Project, including Intellectual Property owned, licensed or controlled by the Borrower and its Subsidiaries and utilized in the construction, startup or operation of the Projects, and shall permit the taking of samples as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with environmental requirements, adequacy of health and safety conditions, and all other matters with respect to the Borrower, its Subsidiaries, the Collateral and each Project.

(c) The Borrower shall, and shall cause each of its Subsidiaries to, authorize the Borrower’s Independent Auditor to communicate directly with the Lender Parties and the United States Comptroller General at any time regarding any Agreed-Upon Procedures Report and the Borrower’s accounts and operations.

(d) In the event that the Borrower’s Independent Auditor should cease to be the accountants of the Borrower for any reason, the Borrower shall appoint and maintain as the Borrower’s Independent Auditor another firm of independent public accountants, subject to the approval of DOE (such approval not to be unreasonably withheld).

(e) The Borrower shall, and shall cause each of its Subsidiaries to, retain all records relating to expenditures with respect to which Advances were made for five (5) years after the Advances were made with respect to such expenditure.

7.13 Compliance with Requirements of Law. The Borrower shall, and shall cause each of its Subsidiaries to:

(a) comply with, and conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with, in all material respects (i) all Environmental Laws and (ii) all other Requirements of Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(b) procure, maintain and comply with all Governmental Approvals required for the ownership, construction, financing, maintenance or operation of the Projects or any part thereof at or prior to such time as such Governmental Approval is required or necessary, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.14 Compliance with Program Requirements. In addition to the Borrower’s obligations hereunder, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Program Requirements in connection with each of the Projects.

7.15 Environmental and Safety Audit. Not less frequently than once each calendar year, the Borrower shall conduct an environmental and safety compliance audit of each Project in a manner satisfactory to DOE, in its sole discretion, including an analysis of whether each Project is in compliance with all Requirements of Law, Program Requirements, Project Documents and Environmental Laws and each such audit shall result in the prompt preparation of a written report with respect thereto which shall be delivered to DOE for review and approval by DOE. The Borrower shall provide for the prompt correction of any deficiencies identified in such audit and for the operation and maintenance of the Projects in accordance with any recommendations set forth therein.

7.16 Taxes; Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay or arrange for the payment before they become overdue all income and other taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim. The Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

7.17 Patriot Act Information. The Borrower shall, and shall cause each of its Subsidiaries to, provide DOE any information requested by the DOE under or in connection with the USA Patriot Act.

7.18 Davis-Bacon Act. The Borrower shall ensure that all laborers and mechanics employed by contractors or subcontractors during construction, alteration or repair that is financed, in whole or in part, by a loan under 42 U.S.C. Sec. 17013 shall be paid wages at rates not less than those prevailing on similar construction in the locality as determined by the Secretary of Labor in accordance with sections 3141-3144, 3146, and 3147 of title 40, United States Code.

7.19 ERISA Covenants.

(a) The Borrower shall do, and shall cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (ii) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Code; (iii) make all required contributions under each Multiemployer Plan; and (iv) ensure that all liabilities under each Plan are either (A) funded to at least the minimum level required by applicable Requirements of Law or, if higher, to the level required by the terms governing such Plan, (B) insured with a reputable insurance company; or (C) provided for or recognized in the Financial Statements most recently delivered to DOE under Section 8.1).

(b) The Borrower shall not, nor shall it permit any ERISA Affiliate to, permit to exist any ERISA Event.

7.20 Investment Earnings. The Borrower shall return to DOE any earnings from any Investment realized by the Borrower in connection with the Borrower’s temporary use of the proceeds of any Advance under Section 2.4(d)(v) or Section 2.12 to the extent such earnings exceed the accrued interest expense due and payable by the Borrower pursuant to the Loan Documents.

7.21 Advanced Technology Vehicles. The Borrower shall, in accordance with the Application and the Business Plan, develop, manufacture, assemble and introduce advanced technology vehicles and qualifying components (each as defined in the Applicable Regulations).

7.22 OFAC. At all times throughout the term of this Agreement, each Obligor and its respective Affiliates over which it exercises management control (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Collateral to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person, and no lessee or sublessee shall be a Prohibited Person or organized in a Prohibited Jurisdiction.

7.23 Post-Closing Covenant. On or prior to February 19, 2010, the Borrower shall deliver to DOE a certificate of a Responsible Officer attaching evidence of the filing with the Secretary of State of the State of Delaware of a clarifying amendment to the Certificate of Incorporation of the Borrower with respect to the final date of this Agreement.

ARTICLE VIII

INFORMATION COVENANTS

The Borrower hereby agrees that until the date all of the Note P Obligations and the Note S Obligations have been paid in full (other than unasserted contingent indemnity obligations under Section 12.8) and the Loan Commitment Amounts have been reduced to zero:

8.1 Financial Statements. At its own expense, the Borrower shall furnish or cause to be furnished to DOE, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by facsimile, with a reproduction of the signatures where required, the following items:

(a) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each month:

(i) unaudited consolidated Financial Statements of the Borrower and its Subsidiaries for such month; and

(ii) the Compliance Certificate required by Section 8.1(d).

(b) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (including the fourth (4th) fiscal quarter) of each Fiscal Year:

(i) unaudited consolidated Financial Statements of the Borrower and its Subsidiaries for such quarter;

(ii) unaudited consolidating Financial Statements of the Borrower and its Subsidiaries for such quarter or, if such consolidating Financial Statements are not normally prepared by the Borrower at such time, copies of the unaudited worksheets used by the Borrower in the preparation of the consolidated Financial Statements referred to in clause (i) above which show information substantially similar to that which would normally be contained in consolidating Financial Statements for such quarter with respect to the Borrower and each material Subsidiary of the Borrower and with respect to all Non-Guarantor Subsidiaries of the Borrower (with the latter shown either individually or as a group as the Borrower may elect); and

(iii) the Compliance Certificate required by Section 8.1(d).

(c) Annual Financial Statements. As soon as available, but in any event (x) prior to an IPO, within one hundred twenty (120) days after the end of each Fiscal Year and (y) following an IPO, within ninety (90) days after the end of each Fiscal Year:

(i) audited consolidated Financial Statements of the Borrower and its Subsidiaries for such Fiscal Year;

(ii) unaudited consolidating Financial Statements of the Borrower and its Subsidiaries for such Fiscal Year or, if such consolidating Financial Statements are not normally prepared by the Borrower at such time, copies of the unaudited worksheets used by the Borrower in the preparation of the consolidated Financial Statements referred to in clause (i) above which show information substantially similar to that which would normally be contained in consolidating Financial Statements for such Fiscal Year with respect to the Borrower and each material Subsidiary of the Borrower and with respect to all Non-Guarantor Subsidiaries of the Borrower (with the latter shown either individually or as a group as the Borrower may elect);

(iii) the Compliance Certificate required by Section 8.1(d);

(iv) a report on such consolidated Financial Statements of the Borrower’s Independent Auditor, which report shall (A) be unqualified as to going concern and scope of audit, (B) contain a statement to the effect that such Financial Statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the period indicated in conformity with GAAP and (C) state that the examination by such Independent Auditor in connection with such Financial Statements has been made in accordance with generally accepted auditing standards;

(v) the management representation letter delivered by the Borrower to its Independent Auditor and the management letter if issued delivered to the Borrower by its Independent Auditor, including (if issued) a report on the effectiveness of the Borrower’s internal control over financial reporting; and

(vi) a written statement of the Borrower’s Independent Auditor stating that no condition or event has come to their attention that causes them to believe that a breach of any of the covenants set forth on Annex 9.1 had or has occurred or if, such a condition or event has come to their attention, a statement as to the nature and period of existence thereof.

(d) Compliance Certificates. Concurrently with any delivery of Financial Statements pursuant to Sections 8.1(a), (b) or (c), a certificate (a “Compliance Certificate”) of a Responsible Officer of the Borrower substantially in the form of the document titled “Compliance Certificate” included in the Forms Supplement, which certificate shall:

(i) certify that such Financial Statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in conformity with GAAP applied on a basis consistent with prior years, subject, in the case of unaudited Financial Statements, to the absence of notes to the financial statements and changes resulting from normal audit and year-end adjustments;

(ii) certify that no Default or Event of Default had or has occurred, or if such certification cannot be made, the nature and period of existence of such Default or Event of Default and what corrective action the Borrower has taken or proposes to take with respect thereto;

(iii) set forth computations in reasonable detail satisfactory to DOE demonstrating whether or not the Borrower is in compliance with the covenants set forth in Annex 9.1 to the extent such covenants are applicable to any period included within such Financial Statements;

(iv) set forth the applicable Excess Equity Proceeds Amount as of the first day of the period included within such Financial Statements, as of the last day of such period and the difference between such amounts, together with a summary of the Investment Amount, Cash Investment Amount, consideration and legal structure of each Permitted Equity Proceeds Investment made during such period; and

(v) in the case of the Compliance Certificate delivered concurrently with the annual Financial Statements pursuant to Section 8.1(c):

(A) either (x) confirm that there has been no material change in the information set forth in the Collateral Schedules since the later of the Principal Instrument Delivery Date and the date of the most recent certificate delivered pursuant to this Section (except to the extent set forth in one or more Collateral Supplements previously executed and delivered to DOE and the Collateral Trustee) or (y) identify such changes by executing and delivering to DOE and the Collateral Trustee a completed Collateral Supplement reflecting such changes;

(B) certify that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations required to be made under the Loan Documents, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Organizational Information Schedule or pursuant to clause (A) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); and

(C) outline all material insurance coverage maintained as of the date of such Compliance Certificate by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries in the immediately succeeding Fiscal Year.

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP or any of the policies, procedures or methodologies used in the application thereof from those used in the preparation of the Historical Financial Statements (but without limiting the Borrower’s obligation to comply with the restrictions on making such changes set forth in Section 9.15), the consolidated Financial Statements of Borrower and its Subsidiaries delivered pursuant to Section 8.1(b) or (c) will differ in any material respect from the consolidated Financial Statements that would have been delivered pursuant to such subdivisions had no such change been made, then the Borrower will (i) notify DOE in writing of such change promptly after the Borrower obtains knowledge thereof and (ii) promptly after the request of DOE, deliver to DOE one or more statements of reconciliation for all such prior Financial Statements delivered with respect to the period or periods of time affected by such change, not to exceed the four (4) fiscal quarters preceding the fiscal quarter during which such change occurred, in form and substance reasonably satisfactory to DOE.

(f) Additional Audit Reports. As soon as available, but in any event within ten (10) Business Days after the receipt thereof by the Borrower, copies of all other annual or interim audit reports and management letters submitted to the Borrower by the Borrower’s Independent Auditor.

8.2 Reports. At its own expense, the Borrower shall furnish or cause to be furnished to DOE, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by facsimile, with a reproduction of the signatures where required, the following items:

(a) Quarterly Progress Report. On the 15th day of each February, May, August and November (each, a “Quarterly Reporting Date”), a quarterly progress report for each Project, in a form to be agreed that is satisfactory to DOE, setting forth a narrative analysis of the current and expected future status of each Project relative to the Milestones for such Project and the other goals for each Project contemplated by the Business Plan.

(b) Revised Business Plan Information. On or prior to each Quarterly Reporting Date, an updated version of the information described in Section 5.1(m) (other than the Project Budgets, with respect to which Borrower will instead deliver updated Project Forecasts on such Quarterly Reporting Date which shall be substantially in the form of the document titled “Sample Project Forecast and Overrun Calculation” included in the Forms Supplement); provided that if the Borrower shall prepare and deliver to its board of directors any updated forecasts other than those otherwise required under this Agreement, the Borrower will deliver such updated forecasts to DOE (and FFB, as applicable) within ten (10) Business Days of the date the Borrower delivers such updated forecasts to its board of directors; provided further that no updated information described in this Section 8.2(b) shall be considered part of any “Business Plan” hereunder unless and until it has been approved by DOE in its sole discretion.

(c) Agreed-Upon Procedures Report. Within forty-five (45) days following the Principal Instrument Delivery Date and on or prior to each Quarterly Reporting Date thereafter, a report with respect to agreed-upon procedures (an “Agreed-Upon Procedures Report”), prepared by the Borrower’s Independent Auditor, in a form to be agreed that is satisfactory to DOE.

(d) Environmental Report. In addition to the annual environmental and safety audit report required by Section 7.15, within thirty (30) days after the close of each Fiscal Year, a report, satisfactory to DOE in its sole discretion, summarizing the environmental performance of the Projects over the preceding year, with sufficient information (as determined by DOE) to allow the DOE to monitor the Projects’ performance with respect to the environment and their compliance with Environmental Laws and including a narrative summary of (i) the results of any environmental monitoring or sampling activity, (ii) any environmental deficiencies identified by any Governmental Authority or by the audit required by Section 7.15 and any remedial action taken with respect thereto, and (iii) information on consumption and output of energy and raw material by the Projects.

8.3 Notices. Promptly, but in any event within five (5) Business Days, after the Borrower or any of its Subsidiaries obtains Knowledge thereof or information pertaining thereto, the Borrower, at its own expense, shall furnish or cause to be furnished to DOE, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by facsimile, with a reproduction of the signatures where required, written notice of the following items:

(a) any event that constitutes a Default or Event of Default, specifying the nature thereof, together with a certificate of a Responsible Officer of the Borrower indicating the steps the Borrower has taken or proposes to take to remedy the same;

(b) any Adverse Proceeding pending or threatened in writing against or affecting the Borrower, any of its Subsidiaries, any of their respective property or any other third party, in each case, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or that arises in respect of any material Indebtedness of the Borrower or its Subsidiaries or alleges any criminal misconduct by any of them, and any material developments with respect to any of the foregoing;

(c) any change in the Responsible Officers of the Borrower, including certified specimen signatures of any new Person so appointed and satisfactory evidence of the authority of such Person, or any change in the Borrower’s Independent Auditor and the reason therefor;

(d) any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment, supplement, modification, waiver or indulgence or breach (i) of any Project Document in any material respect or (ii) of any Governmental Approval or Required Consent in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(e) any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any of the Borrower’s or any of its Subsidiaries’ assets;

(f) any Event of Loss;

(g) any one or more events, conditions or circumstances that exist or have occurred or in the judgment of the Borrower are expected as imminent that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(h) any event, occurrence or circumstance that renders or is likely to render the Borrower incapable of, or prevents the Borrower from meeting any Milestone or performing any other obligation of the Borrower under any Transaction Document;

(i) any Event of Force Majeure affecting, or that either the Borrower, its Subsidiaries or any other third party claims would affect, the performance by such Person of any obligation under any Transaction Document;

(j) any material transaction with any Affiliate of the Borrower (other than a transaction solely among Obligors) or any other material change in the information with respect to Capital Stock issued by the Borrower referred to in Section 6.3(a)(ii) and (b) that occurs as part of an Equity Offering;

(k) any information that representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances;

(l) an ERISA Event;

(m) any event related to the Projects or the business of the Borrower and its Subsidiaries in material violation of Environmental Laws or the Project Documents or having a material impact on the environment or on human health (including any accident resulting in the loss of life), and a report describing such accident, the impact of such event and the remedial efforts required and (as and when taken) implemented with respect thereto; and

(n) any Environmental Claim or any assertion of an Environmental Claim or claims involving an amount in excess of $250,000 individually or $1,000,000 in the aggregate by any other Person or Persons together with a copy of any correspondence relating thereto and a description of any steps the Borrower or such Subsidiary is taking and proposes to take with respect thereto.

8.4 Other Information. At its own expense, the Borrower shall furnish or cause to be furnished to DOE, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by facsimile, with a reproduction of the signatures where required, the following items:

(a) any notices or other communications with respect to Intellectual Property, Required Insurance, Subsidiaries or Collateral required to be delivered to DOE or the Collateral Trustee pursuant to Sections 7.3, 7.4 or 7.6 or the applicable Security Document;

(b) promptly upon request, but in no event later than five (5) Business Days following any request of DOE (or such later date as DOE may agree), updated information with respect to the assets of the Borrower and its Subsidiaries of the type referred to in 10 C.F.R. 611.101(k);

(c) promptly upon request, but in no event later than five (5) Business Days following any request of DOE (or such later date as DOE may agree), a Collateral Supplement containing updated Collateral Schedules;

(d) subject to reasonable measures implemented to ensure confidentiality of information provided, consistent with FOIA, the Program Requirements and other applicable Requirements of Law, cooperation with DOE requests for continuing due diligence reviews with respect to the Borrower and its Subsidiaries, the Collateral and any aspect relating to the Projects, including DOE requests for reports on the technical and financial performance of the Project-related manufacturing facilities, the Model S and the battery packs, motors and components to be produced by Project P;

(e) within five (5) business days after the end of each calendar month while any Net Cash Proceeds of an Event of Loss remain in any Restoration Account, a report setting forth disbursements of any such Net Cash Proceeds during the immediately preceding month pursuant to Section 7.5(c), together with evidence of the application of such Net Cash Proceeds and such other information or documentation as DOE may reasonably request; and

(f) promptly upon request, but in no event later than five (5) Business Days following any request of DOE (or such later date as DOE may agree) such other information or documents as DOE may reasonably request.

ARTICLE IX

NEGATIVE COVENANTS

The Borrower hereby agrees that until the date all of the Note P Obligations and the Note S Obligations have been paid in full (other than any unasserted contingent indemnity obligations under Section 12.8) and the Loan Commitment Amounts have been reduced to zero:

9.1 Financial Covenants. The Borrower shall comply with each of the covenants set forth on Annex 9.1 hereto.

9.2 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, guarantee, assume, permit to exist or otherwise become liable for any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a) Indebtedness in respect of the Secured Obligations incurred under the Loan Documents;

(b) Indebtedness existing on the Principal Instrument Delivery Date set forth on Schedule D-4 to the Information Certificate;

(c) Capital Lease Obligations and purchase money Indebtedness, in each case incurred by the Borrower or any Subsidiary to finance the acquisition of equipment (and any refinancings, renewals or extensions thereof), in an aggregate amount outstanding at any time which, together with the aggregate outstanding amount of Indebtedness in respect of equipment leases and equipment loans set forth on the schedule referred to in clause (b) above (and any refinancings, renewals or extensions thereof), shall not be in excess of $25,000,000; provided that any such Indebtedness (i) shall be secured only by the asset acquired (and any accessions thereto and proceeds thereof) in connection with the incurrence of such Indebtedness as permitted by Section 9.3(h), and (ii) shall not exceed an amount equal to 100% of the aggregate consideration paid to acquire such asset;

(d) unsecured Indebtedness (i) of the Borrower to any Guarantor, (ii) of any Subsidiary to the Borrower or any Guarantor (but subject to the limitations of Section 9.4(f) in the case of any such Indebtedness of any Foreign Subsidiary), or (iii) of any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; provided that in the case of clauses (i) and (ii), all such Indebtedness shall be (x) subject to a First Priority

Lien pursuant to the Security Agreement and, if requested by DOE, evidenced by promissory notes which shall be delivered to the Collateral Trustee and (y) subordinated in right of payment to the payment in full of the Secured Obligations pursuant to the terms of the Subordination Agreement (it being understood that in the case of clause (ii) above, Indebtedness of Non-Guarantor Subsidiaries to the Borrower or any Guarantor shall not be required to be subordinated pursuant to this clause (y));

(e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or from the endorsement of instruments for collection in the ordinary course of business; provided that any such Indebtedness shall not be secured by any Liens except to the extent permitted by Section 9.3(i);

(f) Indebtedness in respect of Hedging Transactions permitted by Section 9.19;

(g) Indebtedness in respect of statutory obligations, surety bonds, appeal bonds, indemnity bonds, performance bonds or other similar bonds in the ordinary course of business;

(h) guarantees by the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary (but subject to the limitations of Section 9.4(f) in the case of any such guarantees of Indebtedness of any Foreign Subsidiary);

(i) Indebtedness in respect of letters of credit supporting obligations in the ordinary course of business (not consisting of Indebtedness) in an aggregate amount (for the Borrower and all Subsidiaries) at any one time outstanding which, together with the aggregate outstanding letters of credit set forth on the schedule referred to in clause (b) above, shall not exceed $10,000,000; and

(j) so long as no Default or Event of Default has occurred and is continuing or would result therefrom at the time incurred, additional unsecured Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

9.3 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume or otherwise permit to exist any Lien upon any of its property or assets, whether or not Collateral and whether now owned or hereafter acquired, or in any proceeds or income therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, assets, proceeds or income, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of the Collateral Trustee for the benefit of the Secured Parties created pursuant to the Security Documents;

(b) Liens existing on the Principal Instrument Delivery Date set forth on Schedule D-5 to the Information Certificate;

(c) Liens for taxes not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that (i) adequate reserves with respect to any such contested amounts are maintained in conformity with GAAP and (ii) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such claim;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and repairmen, and other like Liens imposed by law (other than any such Lien imposed by the Code or by ERISA), arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that (i) adequate reserves with respect to any such contested amounts are maintained in conformity with GAAP and (ii) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such claim;

(e) pledges or deposits incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (other than ERISA);

(f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (in each case exclusive of obligations for the payment of borrowed money or other Indebtedness) incurred in the ordinary course of business, in an aggregate amount (for the Borrower and all Subsidiaries) at any one time outstanding which shall not exceed $5,000,000;

(g) easements, rights-of-way, restrictions and other minor defects or irregularities in title to real property that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(h) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 9.2(c) to finance the acquisition of equipment, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such equipment or in connection with any refinancing, renewal or extension thereof, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and any accessions, additions, replacements and proceeds thereto or thereof) and (iii) for any refinancings, renewals or extensions, the amount of Indebtedness secured thereby is not increased;

(i) Liens on cash deposits and other funds maintained in an account with a depository institution, in each case to the extent such Liens arise in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens or rights of setoff; provided, that, except in the case of Permitted Restricted Deposits, (i) the applicable deposit account is not intended to provide collateral or security to the applicable depository institution or any other Person and (ii) with respect to accounts maintained by Borrower or any Guarantor (other than Excluded Accounts), such account is subject to a Control Agreement (or, in the case of a Foreign Subsidiary, other security arrangement satisfactory to DOE) executed and delivered by such depository institution, and any such Lien shall be expressly subordinate to the Lien created in such account in favor of the Secured Parties pursuant to the Security Agreement;

(j) licenses of Intellectual Property permitted by Section 9.5;

(k) non-consensual Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(j);

(l) Liens on specific items of inventory or other goods and the proceeds thereof securing obligations in respect of trade letters of credit permitted by Section 9.2(i) issued for the account of Borrower or any Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;

(m) Liens on insurance proceeds in favor of the applicable insurance provider securing the payment of financed insurance premiums in the ordinary course of business;

(n) leases or subleases granted to third parties in the ordinary course of business which do not interfere in any material respect with the business operations of the Borrower and its Subsidiaries or the value of the Collateral;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(p) any interest of title of a lessor under, and precautionary UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases;

(q) Liens on cash collateral in an aggregate amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding securing obligations with respect to letters of credit (including any letters of credit existing on the Principal Instrument Delivery Date) permitted by Section 9.2(i);

(r) Liens existing on property at the time the Borrower or any Subsidiary acquired such property after the date hereof that do not secure any Indebtedness, provided that any such Lien may not extend to any other property of the Borrower or any of its Subsidiaries and such Lien secures only those obligations which it secures on the date of such acquisition; provided further that such Lien shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Borrower or any Subsidiary and such transactions were permitted by this Agreement; and

(s) Liens not otherwise permitted by this Section on assets not included in the Collateral securing obligations that are not Indebtedness so long as neither (i) the aggregate outstanding amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,500,000 at any one time outstanding.

9.4 Investments. The Borrower shall not, and shall not permit of its Subsidiaries to, make or permit to remain outstanding any loans, extensions of credit or advances by the Borrower or any Subsidiary to or investments by the Borrower or any Subsidiary in any Person (whether by means of acquisition of any stocks, notes or other securities or obligations of such Person or by capital contribution or otherwise, including any partnership or joint venture interest in such other Person), or assume, guarantee, endorse or otherwise become directly or contingently liable for any obligation or Indebtedness of, any Person (all of the foregoing, “Investments”), except the following:

(a) Investments in Cash Equivalents;

(b) Investments existing on the Principal Instrument Delivery Date set forth on Schedule A-7 to the Information Certificate under the heading “Owned Stock” and on Schedule C-1 to the Information Certificate under the heading “Other Investment Property”;

(c) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business for travel, entertainment and relocation expenses in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(d) intercompany loans to the extent permitted by Section 9.2(d);

(e) Investments in any Guarantor that is a Domestic Subsidiary;

(f) Investments in any Foreign Subsidiaries, whether or not a Guarantor, made during any fiscal year commencing 2010 in an aggregate amount (including any loans thereto or guarantees of the obligations thereof) for such fiscal year not to exceed $15,000,000;

(g) Investments in Hedging Transactions permitted under Section 9.19;

(h) Investments in the nature of lease, utility, governmental, performance or other deposits in the ordinary course of business to the extent permitted by Section 9.3;

(i) Investments received in satisfaction or partial satisfaction of accounts from financially troubled account debtors (whether in connection with a foreclosure, bankruptcy, workout or otherwise) in respect of obligations in favor of the Borrower arising in the ordinary course of business to the extent reasonably necessary to prevent or limit loss, provided that no new consideration is paid by the Borrower or any of its Subsidiaries in connection therewith;

(j) Investments consisting of promissory notes or rights to receive deferred payments of cash received as consideration in connection with a Disposition permitted under Section 9.5(l);

(k) Investments consisting of prepaid royalties under licensing arrangements or prepaid expenses for the purchase of goods and services, in each case made in the ordinary course of business for time periods consistent with customary commercial practices;

(l) (i) guarantees permitted by Section 9.2(h), (ii) guarantees in the ordinary course of business of obligations of Subsidiaries to landlords, suppliers, customers, franchisees and licensees not constituting Indebtedness (but subject to the limitations of Section 9.4(f) in the case of any such guarantees of obligations of Foreign Subsidiaries), and (iii) guarantees in the ordinary course of business of obligations of suppliers and customers not constituting Indebtedness in connection with commercial transactions;

(m) so long as both before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Qualifying Investment made at any time after (but not before) the closing of a Qualified IPO in (x) a Cash Investment Amount that (when taken together with the Cash Investment Amounts of any related series of Permitted Equity Proceeds Investments) does not exceed the Excess Equity Proceeds Amount at such time and (y) an Investment Amount that (when taken together with the Investment Amounts of any related series of Permitted Equity Proceeds Investments) does not exceed the Maximum Qualifying Investment Amount at such time, provided that such Investment satisfies all of the following conditions (each Qualifying Investment that meets all the requirements of this Section 9.4(m) being referred to as a “Permitted Equity Proceeds Investment”):

(i) such Investment is not made in or with, or acquired from, any Affiliate (other than the Borrower or any Subsidiary) that is not a Qualifying Affiliate;

(ii) any consideration in respect of such Investment involving a Disposition of assets of the Borrower or any Subsidiary does not include any part of the Projects and is otherwise permitted pursuant to Section 9.5; and

(iii) such Investment satisfies all of the additional conditions set forth on Annex 9.4; and

(n) so long as both before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Qualifying Investment or other Investment not otherwise expressly permitted by this Section 9.4 in an Investment Amount that does not exceed (x) $15,000,000 minus (y) an amount equal to (A) the aggregate Investment Amount of all other Investments that have been made in reliance on this Section 9.4(n) less (B) the sum of all cash returns, cash dividends and other cash distributions actually received by the Borrower or any Guarantor in respect of such Investments (which amount under this subclause (B) shall be deemed not to exceed the amount under the immediately preceding subclause (A)), provided that such Investment satisfies all of the following conditions:

(i) such Investment is not made in or with, or acquired from, any Domestic Subsidiary that is not a Guarantor, any Foreign Subsidiary or any other Affiliate (other than the Borrower or any Guarantor) that is not a Qualifying Affiliate; and

(ii) any consideration in respect of such Investment involving a Disposition of assets of the Borrower or any Subsidiary does not include any part of the Projects and is otherwise permitted pursuant to Section 9.5.

9.5 Merger, Dissolution or Acquisitions or Dispositions of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation or convey, sell, lease, license or otherwise Dispose of its property or assets, or wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire (in one transaction or a series of transactions) assets constituting all or any substantial part of the business or assets of any other Person or any division or other business unit of any Person, or issue any Capital Stock, except the following:

(a) sales of inventory (including refurbished prototypes) in the ordinary course of business;

(b)(i) Dispositions of obsolete or worn-out equipment in the ordinary course of business, and (ii) sales of surplus equipment in the ordinary course of business; provided that (x) in the case of any sale of equipment that is part of either Project, the consideration for such sale shall be either cash or equipment that becomes part of such Project (or a combination thereof), and (y) any Net Cash Proceeds of any sale pursuant to this Section 9.5(b) are applied in accordance with Section 3.6(c)(i) to the extent applicable;

(c) mergers or consolidations of any Subsidiary into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any Guarantor (provided that the continuing or surviving entity shall be a Guarantor);

(d) mergers or consolidations of any Non-Guarantor Subsidiary into any other Non-Guarantor Subsidiary of the Borrower;

(e) Dispositions of any property or assets of any Subsidiary to the Borrower or any Guarantor or, in the case of a Disposition by a Non-Guarantor Subsidiary only, to any other Non-Guarantor Subsidiary of the Borrower;

(f) any Event of Loss (or any event that would have been an Event of Loss had losses exceeded $5,000,000) so long as Borrower or such Subsidiary complies with Section 7.5;

(g) issuance of Capital Stock by any Subsidiary to the Borrower or any Guarantor or, in the case of any Non-Guarantor Subsidiary, to any other Non-Guarantor Subsidiary of the Borrower;

(h) issuance of Capital Stock (other than Disqualified Stock unless otherwise permitted by Section 9.2) by the Borrower to any other Person;

(i) (i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business on customary terms that do not impair the value of such Intellectual Property or any other assets as Collateral and (ii) licenses of Intellectual Property on an exclusive basis so long as such exclusive licensing (A) is limited to either (x) particular fields of use (excluding any field of use in which the Borrower or any Subsidiary is exploiting or intends to exploit such Intellectual Property), or (y) licensing Intellectual Property in connection with customized products for customers that are exclusive for periods not longer than five years, or (B) is contemplated by the Business Plan; provided that in no event may any exclusive license restrict the ability of the Borrower or any Subsidiary to exploit Intellectual Property that is required for the design, construction or operation of Project P or Project S, or for producing products as contemplated by the Business Plan;

(j) leases or subleases permitted under Section 9.3(n);

(k) the creation, incurrence or assumption of any Lien permitted under Section 9.3;

(l) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, sales by the Borrower and its Subsidiaries not otherwise permitted under this Section 9.5 for fair market value payable in cash, Reinvestment Property or Investments of the type permitted under Section 9.4(j) or (m) (or any combination thereof) made during any fiscal year commencing 2010 in an aggregate amount for such fiscal year not to exceed $15,000,000; provided that (i) no portion of any Project may be sold pursuant to this Section 9.5(l), and (ii) any Net Cash Proceeds of any sale pursuant to this Section 9.5(l) are applied in accordance with Section 3.6(c)(i) to the extent applicable;

(m) purchases of inventory or materials in the ordinary course of business;

(n) the making of Capital Expenditures permitted by Annex 9.1;

(o) the making of Investments permitted under Section 9.4 (including any Permitted Acquisition);

(p) as part of any Permitted Acquisition, mergers or consolidations of any Person into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any Subsidiary (provided that the continuing or surviving entity shall be a Wholly-Owned Subsidiary of the Borrower; and provided further that if such Subsidiary is a Guarantor, the continuing or surviving entity shall be a Guarantor); and

(q) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, transactions between the Borrower and CAEATFA involving solely the transfer of title to CAEATFA followed by the immediate retransfer of title to the Borrower of certain equipment solely for the purpose of obtaining an exemption from California sales and use tax under California Tax Code 6010.8, as described in detail satisfactory to DOE on Schedule D-11 to the Information Certificate; provided that (i) the Borrower shall comply with all regulations and requirements of CAEATFA and the California State Board of Equalization respect to such transactions, (ii) no such transaction shall occur with respect to any equipment after it becomes a Program Asset unless the Collateral Trustee has a First Priority Lien on such equipment at all times before, during and after such transaction and CAEATFA acknowledges such Lien, (iii) no such transfer of title shall occur unless such retransfer in fact occurs immediately, (iv) such transactions are effected pursuant to the documentation entitled “CAEATFA Conveyance/Reconveyance Instrument” included in the Forms Supplement or such other documentation that has been reviewed and approved by DOE in advance, (v) such transactions do not impose any liabilities on the Borrower or any of its Subsidiaries or require them to make any payments other than an administrative fee payable to CAEATFA in an aggregate amount for any item of equipment not to exceed 6/10 of 1% of the value of such item, and (vi) CAEATFA shall not impose or otherwise permit any Liens on any such equipment (except for the Liens in favor of the Collateral Trustee for the benefit of the Secured Parties created pursuant to the Security Documents).

9.6 Sale and Lease-Back Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person whereby it shall sell or transfer any property or assets, whether now owned or hereafter acquired, and thereafter rent or lease such property or assets or other property or assets which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

9.7 Restricted Payments. The Borrower shall not, shall not agree to, and shall not permit any of its Subsidiaries to or to agree to, directly or indirectly, (v) reduce its capital or declare or make or authorize any dividend or any other payment or distribution of cash or property to such Person’s Equity Owners on account of any Capital Stock of the Borrower or any Subsidiary, (w) redeem, retire, purchase or otherwise acquire any of Capital Stock of the Borrower or any Subsidiary, (x) make any payment with respect to principal or interest on or purchase, redeem, retire or defease any Indebtedness of the Borrower or any Subsidiary, (y) make any payment of any management, advisory or similar fees to any Affiliate or (z) set aside any funds for any of the foregoing (each of the foregoing a “Restricted Payment”) except the following:

(a) dividends or distributions from a Subsidiary to the Borrower or any Guarantor and, in the case of a Non-Guarantor Subsidiary, to any other Non-Guarantor Subsidiary of the Borrower;

(b) payments of Indebtedness under the Loan Documents in accordance with the terms thereof;

(c) regularly scheduled payments of principal and interest as and when due in respect of any other Indebtedness (other than subordinated Indebtedness) expressly permitted under Section 9.2; provided, that the Borrower shall not, shall not agree to, and shall not permit any of its Subsidiaries to or to agree to, directly or indirectly, (i) prepay, redeem, repurchase or defease any such Indebtedness prior to the stated maturity thereof, (ii) pay in cash any amount in respect of any Indebtedness that may at the obligor’s option be paid in kind or (iii) pay any principal, interest or other amount on or in respect of any subordinated Indebtedness, whether at or prior to maturity; provided, further, that the Borrower or any Subsidiary may make prepayments or redemptions of Indebtedness in connection with a refunding or refinancing of such Indebtedness permitted by Section 9.2;

(d) the Borrower may declare and pay dividends and distributions payable only in common stock of the Borrower;

(e) the Borrower may acquire Capital Stock of the Borrower in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of customary withholding tax obligations; provided, that the Borrower shall not pay for such Capital Stock in cash or other property or assets of the Borrower or any of its Subsidiaries;

(f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase fractional shares of Capital Stock arising out of stock dividends, splits or combinations, or business combinations, or conversions of convertible securities, in an aggregate amount that does not exceed $1,000,000 for all such transactions;

(g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock from any current or former officer, director, employee or consultant (in such person’s role as an officer, director, employee or consultant) during any fiscal year commencing 2010 in an aggregate amount for such fiscal year not to exceed $1,000,000;

(h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may purchase, repurchase, redeem, defease, acquire or retire for value any rights distributed in connection with any stockholder rights plan adopted in connection with or after an IPO in an aggregate amount that does not exceed $100,000 for all such transactions; and

(i) in connection with any Permitted Equity Proceeds Investment, Borrower or any Subsidiary may (i) in settlement of indemnification claims in connection with such Investment, receive or accept the return to the Borrower or any Subsidiary of Capital Stock constituting a portion of the non-cash consideration paid by the Borrower or any Subsidiary in connection with such Investment and (ii) to the extent permitted under Section 9.4(m) as a Permitted Equity Proceeds Investment, make payments or distributions to dissenting stockholders pursuant to applicable Requirements of Law.

9.8 Use of Proceeds. The Borrower shall not use the proceeds of any Advance for any purpose other than as specified in Section 7.11.

9.9 Affiliate Transactions. The Borrower shall not, shall not agree to, and shall not permit any of its Subsidiaries to or to agree to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or any Guarantor) unless such transaction is otherwise permitted under this Agreement, in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, the foregoing restriction shall not apply to:

(a) transactions between the Borrower or any Guarantor and any Non-Guarantor or between Non-Guarantors for transfer pricing arrangements that otherwise comply with applicable laws and Section 9.13;

(b) Restricted Payments permitted to be made pursuant to Section 9.7: and

(c) (i) reasonable and customary indemnification of members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries and (ii) reasonable and customary fees paid in the ordinary course of business to those members of such boards of directors (or similar governing bodies) who are not officers or employees of the Borrower or any of its Subsidiaries, provided that, prior to the closing of an IPO, such fees shall be payable only in the form of common stock of the Borrower or options to purchase common stock of the Borrower on customary terms.

9.10 Accounts. The Borrower shall not, and shall not permit any Guarantor to, (a) maintain or establish any deposit account or securities account that is not subject to a Control Agreement (except for Excluded Accounts) (or, in the case of any Foreign Subsidiaries, other security arrangements satisfactory to DOE) or (b) deposit any Collateral (including the proceeds thereof) or the proceeds of the Loans in a deposit account or securities account that is not subject to a Control Agreement (or, in the case of any Foreign Subsidiaries, other security arrangements satisfactory to DOE), except for deposits into the Collateral Account to the extent required hereunder or under the Collateral Trust Agreement.

9.11 Intellectual Property

(a) The Borrower shall not, and shall cause each of its Subsidiaries not to, (i) do any act or omit to do any act whereby any of the material Intellectual Property owned by the Borrower or any of its Subsidiaries lapses or becomes invalidated, abandoned, dedicated to the public, or unenforceable, as applicable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein pursuant to the Security Documents.

(b) The Borrower shall not, with respect to any Trademarks which are material to the business of the Borrower or any of its Subsidiaries, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and the Borrower and each of its Subsidiaries shall take reasonable measures to insure that licensees of such Trademarks use such consistent standards of quality.

(c) The Borrower shall not permit any material Intellectual Property to be owned by any Foreign Subsidiary that is not a Guarantor and that does not grant a First Priority Lien on such Intellectual Property in favor of the Secured Parties enforceable under the laws of the relevant jurisdiction, other than (i) non-United States registrations for Trademarks to the extent the same are required to be held in the name of a Foreign Subsidiary and (ii) Intellectual Property acquired in a Permitted Acquisition of or by a Foreign Subsidiary, so long as any Intellectual Property required for the design, construction and operation of Project S or P, or for producing products as contemplated by the Business Plan, is owned or fully available for use by the Borrower without restriction.

9.12 Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, form or have any Subsidiaries except Wholly-Owned Subsidiaries as to which all applicable requirements of the Loan Documents have been met.

9.13 Limitations on Lines of Business.

(a) The Borrower shall not, and shall not permit any of its Subsidiaries to (i) engage in any business other than the business engaged in by the Borrower and its Subsidiaries on the Principal Instrument Delivery Date and any other business reasonably related, ancillary or incidental thereto that is a Strategic Business or (ii) undertake any action that could lead to a material alteration of the nature or conduct of its business or the nature or scope of any Project, except in each case as contemplated in the Business Plan.

(b) The Borrower shall not permit any Foreign Subsidiary to incur any liabilities or engage in any activities or enter into any transaction with the Borrower or any of its Domestic Subsidiaries, in each case except in the ordinary course of business consistent with past practices of such Foreign Subsidiary or as contemplated in the Business Plan.

9.14 Organizational Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend or modify, or seek a waiver or consent in respect of, its Organizational Documents in a manner that is materially adverse to the interests of the Lender Parties (other than in their capacity as a holder of equity of the Borrower; it being understood that a failure to perform the covenant in the Warrant relating to amendments to the Borrower’s Organizational Documents shall nonetheless be an Event of Default hereunder).

9.15 Changes to Accounting Principles. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit any changes in its Fiscal Year or any other accounting principles or the application thereof, except as required or permitted by GAAP.

9.16 Modifications to Material Agreements and Business Plans. The Borrower shall not, and shall not permit any of its Subsidiaries to:

(a) agree to any amendment, modification, termination, supplement or waiver of, or waive any right to consent to any amendment, modification, termination, supplement or waiver of any right with respect to, or assign any of the respective duties or obligations under, any Project Document, in each case in a manner that is materially adverse to the interests of the Lender Parties;

(b) make any material modification to any Business Plan or Project Budget without the prior written consent of DOE;

(c) permit any Project Document to include any provisions restricting its assignment as Collateral (including upon exercise of remedies against Collateral) or causing or giving the counterparty the right to cause such contract to be terminated or materially impaired as a result, directly or indirectly, of any Event of Default or exercise of remedies under the Loan Documents; or

(d) with respect to any other contracts entered into by the Borrower or any Subsidiary after the date hereof the loss of which could be reasonably expected to have a Material Adverse Effect, fail to use commercially reasonable efforts to avoid or limit the inclusion in such contracts of any provision referred to in clause (c) of this Section 9.16.

9.17 Negative Pledge Clauses. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents or any refinancing thereof, or upon the ability of any Subsidiary to guaranty any of the foregoing, other than:

(a) this Agreement and the other Loan Documents;

(b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against Liens on the assets financed thereby and any accessions, and proceeds thereto or thereof) and any refinancing, renewal or extension of such Indebtedness to the extent permitted hereunder and which do not expand the scope of such restriction;

(c) any agreements governing any Permitted Restricted Deposits to the extent contemplated by the definition thereof;

(d) restrictions by reason of customary provisions restricting Liens, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business that are otherwise permitted under this Agreement (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be);

(e) provisions contained in sales agreements, purchase agreements or acquisition agreements (including by way of merger, acquisition or consolidation, to the extent otherwise permitted under this Agreement) entered into by the Borrower or any Subsidiary and solely to the extent (i) in effect pending the closing of such transaction, (ii) such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such sales agreement, purchase agreement or acquisition, and (iii) such agreement permits the Liens created by the Loan Documents;

(f) provisions in any joint venture agreement or a similar agreement applicable to a joint venture that, in each case, is entered into in the ordinary course of business and otherwise permitted under this Agreement if such provisions are reasonably customary for such agreements and apply solely to such joint venture and, to the extent applicable, comply with the requirements relating to such agreements set forth in Annex 9.4; and

(g) restrictions and conditions applicable to any Subsidiary acquired after the date hereof in a Permitted Acquisition that were in existence at the time of such Investment, were not created in anticipation of such Investment and apply solely to such Subsidiary.

9.18 Clauses Restricting Subsidiary Distributions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of :

(i) any restrictions existing under the Loan Documents;

(ii) any restrictions in agreements governing any Permitted Liens or Disposition of assets permitted hereby (in which case such restrictions shall only be effective against the assets governed thereby and any accessions thereto and proceeds thereof);

(iii) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements entered into in the ordinary course of business that are otherwise permitted under this Agreement (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be);

(iv) provisions contained in sales agreements, purchase agreements or acquisition agreements (including by way of merger, acquisition or consolidation, to the extent otherwise permitted under this Agreement) entered into by the Borrower or any Subsidiary and solely to the extent (x) in effect pending the closing of such transaction, (y) such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such sales agreement, purchase agreement or acquisition, and (z) such agreement permits the Liens created by the Loan Documents;

(v) existing by virtue of, or arising under, applicable law, regulation, order, approval, license, grant or similar restriction, in each case issued or imposed by a Governmental Authority;

(vi) restrictions provided in any joint venture agreement or a similar agreement applicable to a joint venture that, in each case, is entered into in the ordinary course of business and otherwise permitted under this Agreement if such restrictions are reasonably customary for such agreements and apply solely to such joint venture and, to the extent applicable, comply with the requirements relating to such agreements set forth in Annex 9.4; and

(vii) restrictions applicable to any Subsidiary acquired in a Permitted Acquisition after the date hereof that were in existence at the time of such Investment, were not created in anticipation of such Investment and apply solely to such Subsidiary and, to the extent applicable, comply with the requirements relating thereto set forth in Annex 9.4.

9.19 Hedging Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Transactions except in the ordinary course of business for the purpose of hedging risks associated with interest rate, commodities and currency liabilities held by such Person and not for purposes of speculation or taking a “market view”.

9.20 Improper Use. The Borrower shall not, and shall not permit any of its Subsidiaries to, use, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Sites or Projects or any other Collateral for any purpose: (a) that would be illegal or dangerous (unless safeguarded as required by applicable Requirements of Law), (b) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) that may make void, voidable or cancelable any insurance then in force with respect to the Project or any part thereof, (d) that may adversely affect the Collateral or (e) other than for the intended purpose thereof in the construction, operation and maintenance of the Projects or otherwise in the Borrower’s or such Subsidiary’s business.

9.21 Margin Regulations. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly apply any part of the proceeds of any Advance or other revenues in any manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.

9.22 Environmental Laws. The Borrower shall not, and shall not permit any of its Subsidiaries to, undertake any action or Release any Hazardous Substances in violation in any material respect of any Environmental Law and shall ensure that the Projects and their other business shall be operated in compliance in all material respects with all Environmental Laws and that the Projects and their other businesses shall not be operated in any manner that would pose a hazard to public health or safety or to the environment. The Borrower shall, and shall cause its Subsidiaries to, maintain all material Governmental Approvals required pursuant to Environmental Laws.

9.23 ERISA. Neither the Borrower nor any ERISA Affiliate shall adopt, establish, participate in, or incur any obligation to contribute to, any Pension Plan or incur any liability to provide post-retirement welfare benefits to employees or former employees except as may be required by law, including the Consolidated Omnibus Budget Reconciliation Act or any similar state law.

9.24 Investment Company Act. The Borrower shall not, and shall not permit any of its Subsidiaries to, take any action that would result in the Borrower being required to register as an “investment company” under the Investment Company Act.

9.25 Debarment Regulations.

(a) The Borrower shall comply with the applicable requirements set forth in 2 C.F.R. 180 with respect to the construction, operation or maintenance of any Project, including the obligation to verify whether Persons with whom the Borrower enters into contracts in connection with the construction, operation or maintenance of any Project are excluded or disqualified in accordance with the approved verification methods set forth in 2 C.F.R. 180.300.

(b) The Borrower will not fail to comply with any and all Debarment Regulations in a manner which results in the Borrower being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transaction with any United States federal government department or agency pursuant to any of such Debarment Regulations.

9.26 Public Statements. Neither the Borrower nor any Subsidiary, nor any director, officer, employee or other agent affiliated with the Borrower or any Person affiliated with any of the foregoing, shall make (a) any press announcements about the Projects, the Loans or any Loan Documents or (b) any other public statements about the Loans or any Loan Documents, in each case without the prior approval of the Director of the ATVM Program at DOE; provided that, in connection with and following the closing of an IPO, the Borrower may do so to the extent that (i) the Borrower reasonably believes, upon advice of counsel, that it is so required by applicable Requirements of Law or (ii) the applicable information is generally available to the public other than as a result of any breach of this Agreement; provided further that, prior to making any press announcement or public statement with respect to the Loans or any Loan Document in reliance upon the preceding proviso, the Borrower shall consult with DOE reasonably in advance of such disclosure to discuss whether such disclosure is required and to agree upon the form and substance of such disclosure.

9.27 IPO and Other Equity Offerings.

(a) The Borrower shall not at any time initiate, manage, conduct, coordinate or facilitate any Equity Offering unless the Borrower receives the following applicable percentage of the Net Offering Proceeds from each Equity Offering:

(i) at least seventy-five percent (75%) in the aggregate of the Net Offering Proceeds from each Equity Offering that occurs at any time after November 20, 2009 but prior to an IPO (each Equity Offering referred to in this clause (i), a “Pre-IPO Equity Offering”);

(ii) at least seventy-five percent (75%) in the aggregate of the Net Offering Proceeds from an IPO; and

(iii) at least fifty percent (50%) in the aggregate of the Net Offering Proceeds from each Equity Offering that occurs after an IPO (each Equity Offering referred to in this clause (iii), a “Follow-On Equity Offering”).

(b) A portion of the Net Offering Proceeds of each Equity Offering shall be deposited in the Dedicated Account to the extent required by Section 2.12(d). The balance of such Net Offering Proceeds may be used by the Borrower for any purpose not prohibited by this Agreement; provided that in no event may any such Net Offering Proceeds be used to pay bonuses or other compensation to officers, directors, employees or consultants of the Borrower or any of its Subsidiaries in excess of the amounts contemplated by the Business Plan.

(c) The term “Equity Offering” means any offering, issuance or sale of any Capital Stock of the Borrower, whether by the Borrower or any holder of Capital Stock of the Borrower and whether pursuant to a private or public offering or sale, and including any primary and secondary offerings, whether made together as one offering and sale or issuance or in separate offerings and sales or issuances, but excluding (i) the sale of securities to employees of the Borrower pursuant to a stock option, stock purchase or similar plan and (ii) the issuance of warrants to vendors in the ordinary course of business for no additional consideration. All such offerings, sales and issuances made in the same transaction or in a series of related transactions shall be deemed to be a single Equity Offering for purposes of this Section 9.27.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder.

(a) Failure to Make Payment Under Loan Documents. The Borrower or any of its Subsidiaries shall fail to pay, in accordance with the terms of the Loan Documents (whether by scheduled maturity, required prepayment, by acceleration or otherwise), (i) any principal of any Loan or any Reimbursement Obligation on or before the date such amount is due, or (ii) any interest, fee, charge or other amount due under any Loan Document for a period of three (3) Business Days after the date such amount is due.

(b) Misstatements; Omissions. Any representation or warranty confirmed or made in any Loan Document by or on behalf of the Borrower or any of its Subsidiaries or in any certificate, financial statement or other document (including the Information Certificate, the Collateral Schedules or any Advance Request) provided by or on behalf of the Borrower or any of its Subsidiaries to any Lender Party or their respective designees, agents or representatives pursuant to or in connection with the transactions contemplated by the Transaction Documents shall be found to have been incorrect, false or misleading in any material respect (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) when made or deemed to have been made (it being understood that any certification by the Borrower or any of its Subsidiaries set forth in any such document shall be treated as a representation and warranty hereunder).

(c) Covenants and Other Agreements with Cure Period. The Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement (other than those set forth in Sections 10.1(a), (b) or (d) or any other clause of this Section 10.1) contained in any Loan Document to which it is a party, where (if such default is remediable) such default has not been remedied within thirty (30) days or such other time period as may be specified in the applicable Loan Document after such party receives notice or should reasonably have had Knowledge of such failure.

(d) Covenants Without Cure Period. The Borrower or any of its Subsidiaries shall fail to perform or observe any of its other obligations under (i) any term, covenant or agreement set forth in Section 2.8, 2.9, 2.12 or 2.13, in Section 7.1 (but only with respect to maintaining the Borrower’s existence), in Section 7.7(b), in Article VIII (unless no time period is specified therefor in such Article VIII) or in Article IX or (ii) any other negative covenant contained in any Loan Document to which it is a party, where such default has not been remedied within the cure period, if any, specified in such Loan Document.

(e) Default Under or Termination of Any Project Lease.

(i) The Borrower or any of its Subsidiaries shall breach or default under any of its material agreements, conditions, terms or covenants contained in any Project Lease to which it is a party and such breach or default shall continue unremedied beyond any applicable cure period set forth therein.

(ii) Any Project Lease or any material provision thereof at any time for any reason (i) is or becomes invalid, illegal, void or unenforceable or any party thereto shall have repudiated or disavowed or taken any action to challenge the validity or enforceability thereof, or (ii) except as otherwise permitted hereunder, ceases to be in full force and effect except at the stated termination date thereof.

(f) Unenforceability, Termination, Repudiation or Transfer of Any Loan Document.

(i) The Borrower or any of its Subsidiaries admits its inability to, or intention not to, perform or comply with any material provisions or obligations under any Loan Document.

(ii) This Agreement or any of the other Loan Documents or any material provision hereof or thereof at any time for any reason (i) is or becomes invalid, illegal, void or unenforceable or any party thereto shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement, or (ii) ceases to be in full force and effect, or the Borrower or any of its Subsidiaries so asserts, prior to the repayment in full of all Secured Obligations and the reduction of the Loan Commitment Amounts to zero.

(g) Security Interests. Any of the Security Documents shall fail to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or any such Lien shall fail to have the priority contemplated therefor in such Security Documents, or any such Security Document or Lien shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Secured Obligations, or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of the Borrower, any Subsidiary or any other party thereto.

(h) Change of Control. A Change of Control shall occur.

(i) Default under Other Indebtedness.

(i) The Borrower or any of its Subsidiaries shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which the Borrower or any of its Subsidiaries has outstanding at any time, any Indebtedness (other than the Loans) in an aggregate principal amount in excess of $5,000,000 for a period beyond any applicable grace period; or

(ii) Any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to require the prepayment, redemption, repurchase or defeasance thereof prior to its stated maturity.

(j) Judgments. (i) One or more judgments shall be entered against Borrower or any of its Subsidiaries for the payment of money in excess of $5,000,000 in the aggregate to the extent not covered by insurance that is in compliance with this Agreement and as to which the insurance company has acknowledged coverage, which shall not be vacated, discharged or stayed or bonded pending appeal for a period of thirty (30) consecutive days and during which period a stay of enforcement shall not be in effect; or (ii) one or more judgments shall be entered against Borrower or any of its Subsidiaries that are non-monetary in nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which shall not be vacated, discharged or stayed or bonded pending appeal for a period of thirty (30) consecutive days and during which period a stay of enforcement shall not be in effect.

(k) Bankruptcy; Insolvency.

(i) Involuntary Bankruptcy, Etc. (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in any Insolvency Proceeding; or (ii) an Insolvency Proceeding shall have been commenced against the Borrower or any of its Subsidiaries and such proceeding (in the case of this clause (ii)) continues undismissed for sixty (60) days.

(ii) Voluntary Bankruptcy, Etc. The institution or consent by the Borrower or any of its Subsidiaries of or to any Insolvency Proceeding; or the admission by it in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due; or the Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or any other event shall have occurred that under any Requirements of Law would have an effect analogous to any of those events listed above in this Section 10.1(k) with respect to any such Person; or any action is taken by any such Person or its board of directors or other governing body for the purpose of effecting any of the foregoing.

(l) Governmental Approvals. The Borrower or any of its Subsidiaries shall fail to obtain, renew, maintain or comply with any Governmental Approval, or any such Governmental Approval shall be rescinded, terminated, suspended, modified, withdrawn or withheld or shall be determined to be invalid or shall cease to be in full force and effect, or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any Governmental Approval if such failure, termination, revocation, proceeding or other event, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(m) Required Insurance. Any of the insurance policies required pursuant to Section 7.4 shall lapse or terminate for any reason and shall not be replaced with comparable insurance policies satisfactory to DOE in its sole discretion within thirty (30) days.

(n) Force Majeure. Prior to the Specified Completion Date, continued work on any Project shall be suspended as a result of the occurrence of an Event of Force Majeure for a period of one hundred eighty (180) or more consecutive days.

(o) Failure to Complete Projects. The Borrower shall fail to complete both Projects by the Specified Completion Date, without extension for any Event of Force Majeure.

(p) ERISA Events. There occurs one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there exists, an amount of full or partial withdrawal liability, individually or in the aggregate for all Multiemployer Plans which exceeds $5,000,000.

(q) Certain Governmental Actions. Any Governmental Authority shall (i) condemn or assume custody of all or any substantial part of the property or assets of the Borrower or any of its Subsidiaries or (ii) take action to displace the management of the Borrower or any of its Subsidiaries.

(r) Casualty; Condemnation. Any real property shall be destroyed or condemned if such destruction or condemnation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect unless such destroyed or condemned real property has been restored with the proceeds of insurance in accordance with Section 7.5.

(s) Failure to Comply with Requirements of Law. The Borrower or any Subsidiary shall fail to comply with any applicable Requirements of Law if such failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

For the avoidance of doubt each clause of this Section 10.1 shall operate independently, and the occurrence of any such event shall constitute an Event of Default.

10.2 Remedies; Waivers.

(a) Upon the occurrence of and during the continuance of an Event of Default, DOE may exercise any one or more of the rights and remedies set forth below:

(i) declare all or any portion of the indebtedness and obligations of every type or description owed by the Borrower and its Subsidiaries to DOE and FFB under this Agreement and each other Loan Document to be immediately due and payable, and the same shall thereupon be immediately due and payable, without any other presentment, demand, diligence, protest, notice of acceleration or other notice of any kind, all of which the Borrower hereby waives;

(ii) exercise any rights and remedies available under the Loan Documents;

(iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under the Loan Documents or to enforce performance of any obligation of the Borrower or any Subsidiary under the Loan Documents;

(iv) (A) refuse, and the Lender Parties shall not be obligated, to make any further Advances, and (B) reduce the Loan Commitment Amounts to zero;

(v) take those actions necessary to perfect and maintain the Liens of the Security Documents pursuant to which assets have been pledged as collateral for the repayment under the Loan Documents; and/or

(vi) set off and apply such amounts to the satisfaction of the Note P Secured Obligations or the Note S Secured Obligations under all of the Loan Documents, including any moneys of the Borrower or any Subsidiary on deposit with any Lender Party.

(b) Upon the occurrence of an Event of Default referred to in Section 10.1(k), (i) the Loan Commitment Amount shall automatically be reduced to zero, and (ii) each Advance made under the Notes, together with interest accrued thereon and all other amounts due under the Notes, this Agreement and the other Loan Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives.

(c) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Loan Document upon the occurrence and during the continuance of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

(d) In order to entitle DOE to exercise any remedy reserved to DOE in this Agreement, it shall not be necessary to give any notice, other than such notice as may be required in this Agreement or any other Loan Document or under applicable Requirements of Law.

(e) If any proceeding has been commenced to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to DOE or FFB, then and in every such case, subject, in each case, to any determination in such proceeding, (i) the parties hereto shall be restored to their respective former positions hereunder, and, (ii) thereafter, all rights and remedies of DOE or FFB, as the case may be, shall continue as though no such proceeding had been instituted.

(f) Whenever an Event of Default has occurred and is continuing, DOE shall have the right in its sole discretion to deliver a Notice of Default (as defined in the Collateral Trust Agreement) to the Collateral Trustee. If thereafter all Events of Default have been cured or waived in accordance with this Agreement, the upon written request of the Borrower, DOE agrees to promptly deliver to the Collateral Trustee a notice of cancellation of any Notice of Default previously delivered to the Collateral Trustee if and to the extent permitted by Section 2.1(c) of the Collateral Trust Agreement.

(g) DOE shall have the right, to be exercised (or not) in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by DOE and delivered to the other parties hereto. Any such waiver may only be effected in writing duly executed by DOE, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

(h) For the purpose of enabling DOE to exercise the rights and remedies under this Section 10.2, Borrower and each of its Subsidiaries hereby grant to DOE an irrevocable, non-exclusive, worldwide license (exercisable upon the occurrence of and during the continuance of an Event of Default) without payment of royalty or other compensation to Borrower or any of its Subsidiaries, subject, in the case of Trademarks owned by the Borrower or any of its Subsidiaries, to sufficient rights to quality control and inspection in favor of the Borrower or such Subsidiary, as the case may be, to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any of the Intellectual Property now owned or hereafter acquired by the Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

10.3 Accelerated Advances. Upon the delivery of a notice of acceleration, the accelerated amount due and payable under the Notes shall be the Prepayment Price (as defined in and determined pursuant to the relevant Note) under such Notes.

ARTICLE XI

THE COLLATERAL TRUSTEE

11.1 Appointment. DOE hereby irrevocably designates and appoints, and, by accepting the benefits of this Agreement and the other Loan Documents, each of FFB and each holder of the Notes hereby irrevocably designates and appoints, the Collateral Trustee as its agent under the Collateral Trust Agreement and the other Loan Documents, and irrevocably authorize the Collateral Trustee, in such capacity, to (a) take such action on its behalf under the provisions of the Collateral Trust Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of the Collateral Trust Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (b) enter into any and all Security Documents and the Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of Indebtedness and other extensions of credit and obligations contemplated by the Collateral Trust Agreement, (B) the security interests in the Collateral purported to be created by the Security Documents and (C) the other terms and conditions of the Collateral Trust Agreement. Each of DOE, FFB and each holder of the Notes further hereby agrees to be bound by the terms of the Collateral Trust Agreement to the same extent as if it were a party thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein, in the Collateral Trust Agreement or in any other Loan Document to which it is a party, or any fiduciary relationship with DOE, FFB or any holder of the Notes, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Collateral Trust Agreement or any other Loan Document or otherwise exist against the Collateral Trustee.

11.2 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty its duties under this Agreement and the other Loan Documents directly or by or through agents or attorneys-in-fact. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

11.3 Exculpatory Provisions. Neither the Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of DOE, FFB or any holder of the Notes for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor party thereto to perform its obligations hereunder or thereunder. The Collateral Trustee shall not be under any obligation to DOE, FFB or any holder of any Note to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor.

11.4 Non-Reliance on the Collateral Trustee. Each of DOE, FFB and each holder of the Notes expressly acknowledges that neither of the Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collateral Trustee hereafter taken, including any review of the affairs of an Obligor or an affiliate of an Obligor, shall be deemed to constitute any representation or warranty by the Collateral Trustee to DOE, FFB or any holder of the Notes. Each of DOE, FFB and each holder of the Notes represents to the Collateral Trustee that it has, independently and without reliance upon the Collateral Trustee, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and their affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each of DOE, FFB and each holder of the Notes also represents that it will, independently and without reliance upon the Collateral Trustee, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors and their affiliates.

11.5 Collateral Trustee in Its Individual Capacity. The Collateral Trustee and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though it were not the Collateral Trustee.

ARTICLE XII

MISCELLANEOUS

12.1 Amendments, etc.This Agreement and each other Loan Document may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto or thereto, as applicable, and, if DOE is not a party thereto, with the prior written consent of DOE. To the fullest extent permitted by applicable Requirements of Law, no act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

12.2 Delay and Waiver. No delay or omission in exercising any right, power, privilege or remedy under this Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of a Default or Event of Default shall impair any such right, power, privilege or remedy of the Lender Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Lender Parties of any right, power, privilege or remedy including any rights and remedies in connection with the occurrence of a Default or Event of Default or of any other breach or default under this Agreement or any other Loan Document, or any waiver on the part of any of the Lender Parties of any provision or condition of this Agreement or any other Loan Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

All rights, powers, privileges and remedies, either under this Agreement or any other Loan Document or by law or otherwise afforded to any of the Lender Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that such Lender Parties may otherwise have.

12.3 Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each of DOE, FFB and each subsequent holder of any Note or any portion of any Note is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by DOE, FFB or any such subsequent holder, as the case may be, (including by any of its branches and agencies wherever located) to or for the credit or the account of the Borrower or any Subsidiary against and on account of the Secured Obligations and liabilities of the Borrower or any Subsidiary to DOE, FFB or any such subsequent holder, as the case may be, under this Agreement or any other Loan Document. Each of DOE, FFB and each subsequent holder of any Note or any portion of any Note agrees promptly to notify the Borrower after any such setoff and application made by it; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

12.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith (including the Information Certificate or any Advance Request) shall survive the execution and delivery of this Agreement and the making of the Advances under the Funding Agreements.

12.5 Notices. Except to the extent otherwise expressly provided herein or as required by applicable Requirements of Law, all notices, reports, requests and demands to or upon the respective parties hereto shall not be effective unless given or made in writing (including by facsimile or electronic transmission in Electronic Format) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three (3) Business Days after being deposited in the mail, postage prepaid, provided that an email shall be sent concurrently to the addressee notifying it of such mail, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one (1) Business Day after being deposited with such service, provided that an email shall be sent concurrently to the receiving party notifying it of such overnight delivery, (iv) if delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the facsimile number or address set forth with respect to such Person below:

If to DOE:

Director

Advanced Technology Vehicles Manufacturing Loan Program

CF-1.4

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-8146

Facsimile: (202) 586-7809

Email: teslaatvmtransaction@hq.doe.gov

with a copy to (which copy shall not constitute notice):

Office of the General Counsel

GC-1

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-5281

Facsimile: (202) 586-1499

Email: teslaatvmtransaction@hq.doe.gov

If to the Borrower:

Tesla Motors, Inc.

1050 Bing Street, San Carlos, CA 94070

Attention: Chief Financial Officer

Telephone: (650) 701-2690

Facsimile: (650) 701-2612

Email: deepak@teslamotors.com

with a copy to (which copy shall not constitute notice):

Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: General Counsel

Telephone: (650) 413-4000

Facsimile: (650) 701-2620

Email: generalcounseldoe@teslamotors.com

or, as to each party, such other address or number as shall be designated by such party in a written notice to each other party hereto.

12.6 Severability; Consents.

(a) The holding by any court of competent jurisdiction that any remedy pursued by DOE hereunder is unavailable or unenforceable shall not affect in any way the ability of DOE to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

(b) In the event that DOE’s consent is required under any of the Loan Documents, the determination whether to grant or withhold such consent shall be made by DOE in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

12.7 Judgment Currency. The Borrower agrees, to the fullest extent permitted under applicable Requirements of Law, to indemnify DOE and FFB against any loss incurred by DOE or FFB, as the case may be, as a result of any judgment or order being given or made for any amount due DOE or FFB hereunder or under any other Loan Document and such judgment or order being expressed and to be paid in a currency (the “Judgment Currency”) other than U.S. Dollars (the “Currency of Denomination”) and as a result of any variation between (i) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which DOE or FFB would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by DOE or FFB, as the case may be, had DOE or FFB, as the case may be, utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.

12.8 Indemnification.

(a) In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant to this Agreement or under law or in equity, the Borrower hereby agrees that it will pay, and will protect, indemnify, and hold harmless DOE, FFB, each other governmental agency and instrumentality of the United States and each other holder or holders of the Notes or any portion thereof, the Collateral Trustee and their respective designees, agents and contractors, and all of their respective directors, officers and employees (each, an “Indemnified Person”), on an after-tax basis, from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all losses, claims, damages, liabilities or other expenses (including, to the extent permitted by applicable Requirements of Law, the reasonable fees, disbursements and other charges of counsel but not including the expenses incurred by DOE in connection with the preparation, negotiation, execution and delivery of any Transaction Documents) to which such Indemnified Person may become subject arising out of or relating to any or all of the following (each, an “Indemnified Liability”): (i) the execution or delivery of this Agreement, any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the enforcement or preservation of any rights under this Agreement, any Transaction Document or any agreement or instrument prepared in connection herewith or therewith, (iii) any Loan or the use or proposed use of the proceeds thereof, (iv) any actual or alleged presence or Release of Hazardous Substance, on, under or originating from any property owned, occupied or operated by the Borrower or any of its Affiliates, or any environmental liability related in any way to the Borrower or any of its Affiliates or any of its properties, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any of its Affiliates or otherwise, and regardless of whether any Indemnified Person is a party thereto, such items (i) through (v) including, to the extent permitted by applicable Requirements of Law, the fees of counsel selected by such Indemnified Person incurred in connection with any investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 12.8, provided that the Borrower shall not have any obligation under this Section 12.8 to any Indemnified Person with respect to Indemnified Liabilities to the extent (i) they arise from the gross negligence or willful misconduct of such Indemnified Person or a material breach of such Indemnified Person’s obligations hereunder (as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction) or (ii) the alleged Indemnified Liability arises out of any actual or alleged presence or Release of Hazardous Substance, on, under or originating from the Los Angeles Property and either the Indemnified Person is the United States federal agency that is a former owner or operator of the Los Angeles Property or the Indemnified Person’s liability arises out of its relationship with that United States federal agency rather than through the Borrower, its Subsidiaries, the Projects or the Loan Documents. Any claims under this Section 12.8 in respect of any Indemnified Liabilities are referred to herein, collectively, as “Indemnity Claims”.

(b) All sums paid and costs incurred by any Indemnified Person with respect to any matter indemnified hereunder shall bear interest at the Late Charge Rate applicable to Advances made under the Funding Agreements as set forth in Section 12.8(f), and all such sums and costs shall be added to the Note P Secured Obligations and the Note S Secured Obligations, as applicable, and be secured by the Security Documents and shall be immediately due and payable on demand. Each such Indemnified Person shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder, provided that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 12.8.

(c) Each Indemnified Person within ten days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 12.8, shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Person to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Person.

(d) To the extent that the undertaking in the preceding clauses of this Section 12.8 may be unenforceable because it is violative of any law or public policy, and to provide for just and equitable contribution in the event of any such unenforceability (other than due to application of this Section 12.8), the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Requirements of Law to the payment and satisfaction of such undertakings, on the basis of the relative fault of the Borrower, on the one hand, and the Indemnified Person, on the other hand.

(e) The provisions of this Section 12.8 shall survive foreclosure under the Security Documents and satisfaction or discharge of the Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Person.

(f) Any amounts payable by the Borrower pursuant to this Section 12.8 shall be payable within the later to occur of (i) ten (10) Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Person, and (ii) five (5) Business Days prior to the date on which such Indemnified Person expects to pay such costs on account of which the Borrower’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

(g) The Borrower shall be entitled, at its expense, to participate in the defense of any Indemnity Claim, provided that such Indemnified Person shall have the right to retain its own counsel, at the Borrower’s expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to the applicable Indemnified Person. Any Indemnified Person against whom any Indemnity Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Person is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim, provided that, with respect to settlements relating to an Indemnified Liability of $5,000,000 or more, the Borrower shall not be liable for any such compromise or settlement effected without its prior written consent (not to be unreasonably withheld) unless, in the case of an Indemnified Person that is a branch or agency of the United States federal government only, (i) such Indemnified Person is required by law (other than any regulation issued by DOE or FFB, unless DOE or FFB, as the case may be, is required pursuant to applicable law to issue regulations requiring it to compromise or settle such Indemnity Claim) to compromise or settle such Indemnity Claim, (ii) such Indemnified Person shall have provided a legal opinion to the Borrower from DOE’s Office of the General Counsel or the United States Department of Justice or outside counsel reasonably acceptable to the Borrower that such Indemnified Person is required by law to compromise or settle such Indemnity Claim and (iii) such settlement or compromise is reasonable in light of the defenses available to such Indemnified Person and the probability of such Indemnified Person prevailing at trial. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 12.8.

(h) Upon payment of any Indemnity Claim by the Borrower pursuant to this Section 12.8, the Borrower, without any further action, shall be subrogated to any and all claims that the applicable Indemnified Person may have relating thereto, and such Indemnified Person shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

(i) No Indemnified Person shall be obliged to pursue first any recovery under any other indemnity or reimbursement obligation before seeking recovery under the indemnification and reimbursement obligations of the Borrower under this Agreement.

(j) If and to the extent that DOE (i) shall be fully paid in cash or immediately-available funds by the Borrower for any Reimbursement Obligations in respect of any payments of Reimbursement Amounts, DOE shall not be entitled to be indemnified in respect of such payments under this Section 12.8 and (ii) shall be fully paid in cash or immediately available funds in respect of any Indemnified Liability pursuant to this Section 12.8, DOE shall not be entitled to be reimbursed under Section 4.1 for such Indemnified Liability, provided that in the event that DOE shall be entitled at any time to seek reimbursement and indemnification in respect of any item pursuant to both Section 4.1 and this Section 12.8, then DOE shall be entitled to be paid, and may elect, in its sole and absolute discretion, to seek recovery, under either of such sections, either sequentially, concurrently or in the alternative, and provided further that in the event that any amount that DOE shall be entitled to be paid under either Section 4.1 or this Section 12.8, as applicable, shall not be equal to the amount that DOE is entitled to be paid under the other such section, then DOE shall be entitled to be paid the lesser amount under either applicable section, at its option as set forth in the preceding proviso, and DOE shall be entitled to be paid the excess amount under the applicable section.

12.9 Limitation on Liability. No claim shall be made by the Borrower or any of its Affiliates against any Lender Party or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

12.10 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) The Borrower may not assign or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement or under any other Loan Document without the prior written consent of DOE and/or FFB, as the case may be.

(c) FFB may assign any or all of its rights, benefits and obligations under the Loan Documents and with respect to the Collateral in accordance with the provisions of the Funding Agreements; provided that such assignee, by accepting the benefits of this Agreement and the other Loan Documents, (x) hereby irrevocably designates and appoints DOE to act as its agent hereunder and under the Loan Documents, (y) hereby irrevocably authorizes DOE to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are necessary or appropriate, as determined by DOE, under the Loan Documents and (z) hereby authorizes DOE to enter into all such amendments or modifications of any Loan Document on behalf of such assignee and or grant all waivers as are necessary or appropriate, as determined by DOE, under the Loan Documents (other than amendments to the Note, which amendments shall also require the consent of such assignee), provided further, however, that (i) neither DOE nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (A) liable to any assignee for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document or (B) responsible in any manner to any assignee for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by DOE under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor party thereto to perform its obligations hereunder or thereunder and (ii) DOE may conclusively rely upon information supplied by FFB or such assignee in taking any action, or exercising any rights, in accordance with the terms of this Section 12.10.

12.11 Participations. FFB may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents and with respect to the Collateral without the consent of the Borrower or any Collateral Trustee; provided, however, that, notwithstanding the foregoing, following the grant of any participation, FFB shall continue to remain fully liable for its duties and obligations hereunder and under the Note and the Borrower and the Lender Parties shall continue to deal solely and directly with FFB in connection with FFB’s rights and obligations under this Agreement and the other Loan Documents.

12.12 Further Assurances and Corrective Instruments. To the extent permitted by Requirements of Law, the Borrower shall, upon the written request of DOE, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in DOE’s reasonable judgment to effectuate the intention, performance and provisions hereof.

12.13 Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency, bankruptcy, liquidation or other similar proceeding or otherwise pursuant to any applicable Requirements of Law, the liability of the Borrower under this Agreement shall, to the fullest extent permitted under applicable Requirements of Law, continue as if there had been no such discharge or arrangement. DOE shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

12.14 Governing Law; Waiver Of Jury Trial.

(a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

(b) THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

12.15 Submission to Jurisdiction, Etc.

(a) Any legal action or proceeding against the Borrower with respect to or arising out of this Agreement or any other Loan Document may, to the fullest extent permitted by applicable law, be brought in or removed to the U.S. District Court for the District of Columbia or any other federal court of competent jurisdiction in any other jurisdiction where the Borrower or any of its property may be found. By execution and delivery of this Agreement, the Borrower accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement or any other Loan Document. The Borrower hereby waives, to the fullest extent permitted by applicable law, any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Loan Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue. The Borrower agrees that a judgment obtained in any such action may be enforced in any other federal court of competent jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment and of the fact and of the amount of its obligation.

(b) The Borrower hereby agrees that process may be served on it by certified mail, return receipt requested, to its address as specified in Section 12.5 and that such mailing is sufficient to confer personal jurisdiction over the Borrower in any proceeding in any court referred to in Section 12.15(a) and otherwise constitutes effective and binding service in every respect. Nothing in this Section 12.15 shall affect the right of DOE to serve process in any other manner permitted by law.

12.16 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof and thereof.

12.17 Benefits of Agreement. Nothing in this Agreement or any other Loan Document, express or implied, shall give to any Person, other than the parties hereto, FFB, each subsequent holder of any Note or any portion thereof and the Collateral Trustee (and, with respect to Section 12.8 only, the Indemnified Persons), and their respective successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

12.18 Headings. Paragraph headings have been inserted in the Loan Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Loan Documents and shall not be used in the interpretation of any provision of the Loan Documents.

12.19 Counterparts. This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

12.20 No Partnership; Etc.The Lender Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Lender Parties and the Borrower or any other Person. The Lender Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of any Project or any other assets of any Obligor and to perform all obligations under the agreements and contracts relating to any Project or any other assets of any Obligor shall be the sole responsibility of the Borrower.

12.21 Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, but without limiting the operation of Sections 6.15(c) and (d) of the Collateral Trust Agreement relating to certain automatic releases of Collateral and Subsidiary Obligations in connection with permitted Dispositions, DOE hereby agrees to take promptly any action reasonably requested by the Borrower, at the Borrower’s expense, having the effect of releasing, or evidencing the release of, any Collateral or Subsidiary Obligations (including by instructing any Collateral Trustee to do so) (i) to the extent necessary to permit consummation of any Disposition of any Collateral or any Guarantor to the extent expressly permitted under Section 9.5, (ii) to the extent necessary to permit consummation of any transaction that has been consented to in accordance with Sections 12.1 or 12.2 or (iii) in the case of Collateral, under the circumstances described in paragraph (b) below. For the avoidance of doubt any such action shall include directing the Collateral Trustee to take action under the Collateral Trust Agreement.

(b) At such time as the Advances, the Loans, the Reimbursement Obligations and all interest, fees and other amounts owing hereunder and under the other Loan Documents (other than unasserted contingent indemnity obligations under Section 12.8) shall have been paid in full and the Loan Commitment Amounts reduced to zero, the Secured Obligations shall cease to be “Secured Obligations” under the Collateral Trust Agreement and DOE shall provide notice to the Collateral Trustee thereof in accordance with Section 6.15(a) of the Collateral Trust Agreement.

12.22 Certain Waivers. Pursuant to the rights granted to DOE under Section 5.2 of the Program Financing Agreement, DOE hereby waives, on its behalf and on behalf of FFB, (a) any default arising out of a breach of any representation or warranty made by the Borrower pursuant to Article 8 of the Note Purchase Agreement and (b) so long as the Borrower is in compliance with the terms of Section 3.6(c)(vi), including the obligation to make a payment in an amount equal to the amount specified in Section 3.6(c)(vi), any Default or Event of Default arising from the failure of the Borrower to comply with the terms of Section 14(e) of Note P or Section 14(e) of Note S until the first Business Day after FFB delivers to the Borrower a notice setting forth the applicable Prepayment Price. For the avoidance of doubt, DOE does not, pursuant to this Section 12.22, waive any default arising out of a breach of any representation or warranty under any other Loan Document.

12.23 Independence of Covenants. All covenants hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.24 Marshaling. Neither DOE nor FFB nor any other Secured Party shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Secured Obligations.

12.25 Pro Rata Treatment. If FFB is not the sole holder of the Notes: each payment on account of any Note P Obligations or Note S Obligations, as the case may be, to or for the account of one or more of holders of (x) Note P in respect of Note P Obligations or (y) Note S in respect of Note S Obligations, due on a particular day shall be allocated among the respective holders of the Notes entitled to such payments based on their respective pro rata shares of the respective Notes and shall be distributed accordingly.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY

By:	/s/ Lachlan W. Seward
Name:	Lachlan W. Seward
Title:	Director, Advanced Technology Vehicles Manufacturing Loan Program

TESLA MOTORS, INC.

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY

By:
Name:	Lachlan W. Seward
Title:	Director, Advanced Technology Vehicles Manufacturing Loan Program

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

Annex A

DEFINITIONS

“Acceptable Delivery Method” means, with respect to any certificate, document or other item required to be delivered by an Acceptable Delivery Method hereunder, (a)(i) transmission, by an Authorized Transmitter, of such certificate, document or other item in Electronic Format, together with the Transmission Code, and (ii) if, within two (2) Business Days of DOE’s receipt of a transmission referred to in clause (i) above, DOE shall make a DOE Verification Request with respect to such transmission, the Borrower causing the recipient of such DOE Verification Request, or any other Authorized Transmitter other than the Authorized Transmitter that made such transmission, to verify the authenticity of such certificate, document or other item, (b) delivery of a manually executed original of such certificate, document or other item or (c) such other delivery method as the Borrower and DOE shall mutually agree.

“Action Plan” has the meaning given to such term in Section 2.9(c)(i)(A).

“Additional Guarantor” has the meaning given to such term in Section 7.6(a).

“Advance Date” means the date on which FFB makes any Advance to the Borrower.

“Advance Request” has the meaning given to such term in Section 2.3(a).

“Advance Request Approval Notice” means a notice substantially in the form included in Exhibit A to the Note Purchase Agreement, issued by DOE to FFB and the Borrower in accordance with, and subject to the fulfillment of the conditions in, Section 2.4(a)(ii).

“Advance Request Delivery Date” has the meaning given to such term in Section 2.3(a).

“Advances” has the meaning given to such term in Section 2.1(b).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any arbitrator whether pending or, to the Knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any of their respective property.

“Affiliate” means, as applied to any Person, (x) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and (y) in addition, in the case of any Person that is an individual, each member of such Person’s immediate family, any trusts or other entities established for the benefit of such Person or any member of such Person’s immediate family and any other Person controlled by any of the foregoing. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any

Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“After Acquired Material Real Property” means (i) any individual fee-owned interest in any real property (wherever located) acquired by the Borrower or any of its Subsidiaries after the date hereof having a fair market value in excess of $1,000,000 as of any date of determination and (ii) any leasehold or other non-fee-owned interest in real property (wherever located) acquired by the Borrower or any of its Subsidiaries after the date hereof with respect to which the aggregate payments under the term of the lease or other agreement relating thereto exceed $1,000,000 per annum.

“Agreed-Upon Procedures Report” has the meaning given to such term in Section 8.2(c).

“Agreement” has the meaning given to such term in the preamble hereto.

“ALTA” means the American Land Title Association.

“Applicable Governmental Claims” has the meaning given to such term in Section 7.6(f)(iii).

“Applicable Quarter” has the meaning given to such term on Annex 9.1.

“Applicable Regulations” means the final regulations located at 10 C.F.R. Part 611 and any other applicable regulations from time to time promulgated by DOE under Section 136.

“Application” has the meaning given to such term in the preliminary statements.

“ASTM” means the American Society for Testing and Materials.

“ATVM Program” means the Advanced Technology Vehicles Manufacturing Incentive Program authorized by Section 136 and administered by DOE.

“Authorized Transmitter” means, with respect to delivery of documentation (i) to DOE, each of the individuals listed on the Authorized Transmitter Schedule attached as an exhibit to the Borrower Certificate (for Closing) dated the date hereof, delivered by the Borrower to DOE, as updated or modified to reflect (A) successors to such individuals and (B) with the consent of DOE (not to be unreasonably withheld), such other individuals in such other capacities as the Borrower may elect from time to time and (ii) to FFB, each of the individuals listed on the Certificate Specifying Authorized Borrower Officials.

“Availability Period” means the period from the Financial Closing Date to January 22, 2013.

ANNEX A - 2

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” and like terms have the meaning prescribed in and shall be determined pursuant to Rule 13d-3 of the Exchange Act.

“Blocked Account Control Agreement” means, with respect to the Dedicated Account or the Initial Debt Service Account, a blocked account control agreement substantially in the form of attached as Exhibit P hereto, or in such other form as shall satisfy the requirements of Section 2.12 or 2.13, as applicable, in a manner that is satisfactory to DOE, entered into with the bank or securities intermediary at which such account is maintained.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning given to such term in the preamble hereto.

“Borrower Commitments” has the meaning given to such term in Section 2.8(b).

“Borrower Instruments” has the meaning given to such term in Section 3.2 of the Note Purchase Agreement.

“Borrower Project Payments” has the meaning given to such term in Section 2.8(b).

“Budgeted Project P Contingency Amount” has the meaning given to such term in Section 2.9(a).

“Budgeted Project S Contingency Amount” has the meaning given to such term in Section 2.9(a).

“Budgeted Total Costs” has the meaning given to such term in Section 2.9(a).

“Business Day” means any day on which FFB and the Federal Reserve Bank of New York are both open for business.

“Business Plan” has the meaning given to such term in Section 5.1(m)(vi), as the same may be revised from time to time with the approval of DOE in accordance with Section 8.2(b).

“CAEATFA” means the California Alternative Energy and Advanced Transportation Financing Authority.

ANNEX A - 3

“Capital Expenditure” means all expenditures that should be capitalized in accordance with GAAP, including all expenditures with respect to fixed or capital assets.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equity” has the meaning given to such term in Section 2.8(c).

“Cash Equity Condition” has the meaning given to such term in Section 2.8(c).

“Cash Equivalents” means any of the following:

(i) marketable securities that are direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of principal and interest of which is fully guaranteed by the United States, in each case maturing not more than 360 days from the date of the acquisition thereof;

(ii) marketable securities that are obligations issued by, or the timely payment of principal and interest is fully guaranteed by, any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing not more than 360 days from the date of the acquisition thereof;

(iii) marketable securities that are direct obligations of any member of the European Economic Area, Switzerland or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, in each case maturing not more than 360 days from the date of the acquisition thereof and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P;

(iv) marketable securities that are general obligations issued by any state of the United States or any political subdivision thereof or any or any instrumentality thereof that is guaranteed by the full faith and credit of such state, in each case maturing not more than 360 days from the date of the acquisition thereof and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P;

(v) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

ANNEX A - 4

(vi) fully collateralized repurchase agreements with a term of not more than thirty (30) days for obligations of the type described in clause (i), (ii), (iii) or (iv) above and entered into with a financial institution satisfying the criteria described in clause (vii) below; and

(vii) for an investment period of no longer than ninety (90) days, demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any commercial bank that (x) is organized under the laws of the United States or any State thereof, or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any State thereof, any member of the European Economic Area, Switzerland or Japan, (y) is subject to supervision and examination by federal or state banking authorities and (z) has combined capital and surplus of at least $500,000,000;

(viii) shares of any money market mutual fund that (x) has at least ninety-five percent (95%) of its assets invested continuously in obligations of the type described in clauses (i) through (vii) and (y) has net assets of not less than $500,000,000; and

(ix) the Fidelity Funds, Government Fund, class three shares, CUSIP: 316175603.

With respect to any Foreign Subsidiary, “Cash Equivalents” shall also include any Investment substantially comparable to the foregoing but in the currency of the jurisdiction of organization of such Subsidiary, Euros or U.S. Dollars.

“Cash Investment Amount” means, with respect to any Investment, the aggregate consideration paid and payable (including the maximum amount of any consideration committed to be paid) in the form of cash or Cash Equivalents, measured at the time such Investment is made (it being understood that the Cash Investment Amount of such Investment is considered to remain the same after the time such Investment is made, irrespective of any amortization, any depreciation or any return, dividend or other distribution in respect of such Investment); provided, that any consideration in the form of cash or Cash Equivalents paid in respect of such Investment after the time such Investment is made (including any purchase price adjustments or payments made in respect of dissenters’ rights), to the extent exceeding the amount of cash and Cash Equivalents payable (including the maximum amount of any consideration committed to be paid) at the time such Investment is made, shall be considered another Investment.

“CEQA” means the California Environmental Quality Act.

“Certificate Specifying Authorized Borrower Officials” has the meaning given to such term in the Note Purchase Agreement.

“C.F.R.” means the Code of Federal Regulations.

ANNEX A - 5

“Change of Control” means, at any time, that any of the following events shall occur:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), including any existing holder of Capital Stock of the Borrower, (i) shall have acquired, or have entered into a contract or agreement to acquire, directly or indirectly, beneficial or of record ownership of thirty-five percent (35%) or more (or, in the case of the Musk Group, fifty percent (50%) or more) on a fully diluted basis of the voting and/or economic interest in the outstanding Capital Stock of the Borrower (including for purposes of this clause (i) all Capital Stock of the Borrower owned beneficially or of record as of the Principal Instrument Delivery Date) or (ii) shall have obtained, or have entered into a contract or agreement to obtain, the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Borrower; or

(b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower shall cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) at any time prior to one year following Final Completion of Project S, the members of the Musk Group shall cease to beneficially own and control in the aggregate at least 65% of the fully diluted economic and voting interests in the outstanding Capital Stock of the Borrower beneficially owned or controlled in the aggregate by the members of the Musk Group on the date of this Agreement as set forth in the capitalization table attached to Schedule A-7 to the Information Certificate.

“Charter Amendment” means the amendment to the Certificate of Incorporation of the Borrower, substantially in the form of Exhibit N, for the purpose, among other things, of increasing the authorized numbers of shares of common stock, preferred stock and Series E Preferred Stock sufficient for the Warrants to be issued to DOE.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets of the Obligors, now owned or hereafter acquired, in which the Borrower or any Guarantor has granted a Lien pursuant to any Security Document.

ANNEX A - 6

“Collateral Access Agreement” means a Collateral Access Agreement substantially in the form of Exhibits J or K, as applicable, or such other form as DOE or the Collateral Trustee may approve in their sole discretion.

“Collateral Account” has the meaning given to such term in Section 3.1 of the Collateral Trust Agreement.

“Collateral Schedules” means the schedules included in that certain letter dated as of the date of this Agreement substantially in the form of Exhibit I-1, executed by the Obligors and accepted by DOE, including the Organizational Information Schedule, as such schedules may be amended or supplemented from time to time by one or more Collateral Supplements; provided that each other provision of this Agreement or any other Loan Document referring to the applicable schedules to the Collateral Schedules as an exception or qualification to such provision shall be construed to refer to the applicable schedules attached to the original version of the Collateral Schedules accepted by DOE on the date of this Agreement and not to any updated version of such schedules thereafter delivered pursuant to this Agreement unless DOE approves such updated schedules in its sole discretion.

“Collateral Supplement” means a Collateral Supplement, substantially in the form of Exhibit I-2, to be executed and delivered to DOE and the Collateral Trustee by the Obligors for the purpose of amending or supplementing the Collateral Schedules from time to time as contemplated by this Agreement and the Security Agreement.

“Collateral Trust Agreement” means the Collateral Trust Agreement to be executed and delivered by the Borrower, each Guarantor, the Collateral Trustee and the other parties named therein, substantially in the form of Exhibit F.

“Collateral Trustee” means Midland Loan Services, Inc., a Delaware corporation, in its capacity as trustee under the Collateral Trust Agreement, and any successor thereof under the Collateral Trust and, as the context may require, any co-trustee appointed pursuant to the terms of the Collateral Trust Agreement.

“Compliance Certificate” has the meaning given to such term in Section 8.1(d).

“Consolidated Adjusted EBITDA” has the meaning given to such term on Annex 9.1.

“Consolidated Current Assets” has the meaning given to such term on Annex 9.1.

“Consolidated Current Liabilities” has the meaning given to such term on Annex 9.1.

“Consolidated Fixed Charges” has the meaning given to such term on Annex 9.1.

“Consolidated Interest Expense” has the meaning given to such term on Annex 9.1.

“Consolidated Net Income” has the meaning given to such term on Annex 9.1.

ANNEX A - 7

“Consolidated Total Assets” means, at any date, the amount that would be set forth opposite the caption “total assets” (or any like caption) on a balance sheet prepared in conformity with GAAP on a consolidated basis for the Borrower and its Subsidiaries as at such date.

“Consolidated Total Debt” has the meaning given to such term on Annex 9.1.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means (i) in the case of the Dedicated Account and the Initial Debt Service Account, a Blocked Account Control Agreement and (ii) in case of any other deposit account or securities account, a control agreement, in form and substance reasonably satisfactory to DOE, entered into with the bank or securities intermediary at which such deposit account or securities account is maintained by any Obligor as required under the terms of Section 9.10 or the Security Agreement.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Code.

“Copyright Security Agreement” means the Notice of Grant of Security Interest in Copyrights to be executed and delivered by the Borrower, each applicable Guarantor, the Collateral Trustee and the other parties named therein, substantially in the form of Exhibit F to the Security Agreement.

“Correction by Commitment Condition” has the meaning given to such term in Section 2.9(c)(i).

“Corrective Plan” has the meaning given to such term in Section 2.9(c)(i).

“Currency of Denomination” has the meaning given to such term in Section 12.7.

“Current Ratio” has the meaning given to such term in Annex 9.1.

“Current Request” has the meaning given to such term in Section 2.12(f).

“Davis-Bacon Act” means 40 U.S.C. § 3141 et seq. and any applicable regulations promulgated thereunder.

“Debarment Regulations” means (i) the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

“Dedicated Account” has the meaning given to such term in Section 2.12.

ANNEX A - 8

“Deer Creek Collateral Access Agreement” means a Collateral Access Agreement with respect to the Deer Creek Lease in such form as DOE may approve in its sole discretion.

“Deer Creek Lease” means that certain lease by and between The Board of Trustees of the Leland Stanford Junior University, as landlord, and the Borrower, as tenant, dated as of August 6, 2009.

“Default” means any of the events specified in Section 10.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deferred Amount” has the meaning given to such term in Section 2.12(f).

“Deferred Request” has the meaning given to such term in Section 2.12(f).

“Designated Overrun Amounts” has the meaning given to such term in Section 2.12(e).

“Designated Overrun Subaccount” has the meaning given to such term in Section 2.12(b)(iii).

“Disposition” means, with respect to any property or assets, any sale, transfer, conveyance, lease, license or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Note S Stated Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time prior to the first anniversary of the Note S Stated Maturity Date. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Borrower may become obligated to pay upon such maturity of, or pursuant to such redeemable provisions in respect of, such Disqualified Stock.

“DOE” has the meaning given to such term in the preamble hereto.

“DOE’s Consultant” has the meaning given to such term in Section 2.11(a).

“DOE Verification Request” means each request by DOE for verification of the authenticity of any submission of a certificate, report, document or other item required to be delivered hereunder by an Authorized Transmitter of the Borrower pursuant to clause (a)(i) of the definition of “Acceptable Delivery Method”.

ANNEX A - 9

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Drawstop Notice” has the meaning given to such term in Section 2.4(b)(i).

“Electronic Format” means an unalterable electronic format (including Portable Document Format (.pdf)) with a reproduction of signatures where required or such other format as shall be mutually agreed between the Borrower and DOE.

“Eligible Applicant” has the meaning given to such term in the Applicable Regulations.

“Eligible Costs” has the meaning given to such term in the Applicable Regulations.

“Eligible Progress Payment” means, with respect to any purchase of equipment by the Borrower the purchase price of which is eligible for funding as an Eligible Project Cost, any customary progress payments that the vendor of such equipment requires the Borrower to make in the ordinary course of business prior to the time that title to such equipment passes to the Borrower.

“Eligible Project” has the meaning given to such term in the Applicable Regulations.

“Eligible Project Costs” means Eligible Project P Costs and/or Eligible Project S Costs, as applicable.

“Eligible Project P Costs” means the Eligible Costs with respect to Project P.

“Eligible Project S Costs” means the Eligible Costs with respect to Project S.

“Elon Musk Trust” means the Elon Musk Revocable Trust dated July 22, 2003.

“Employee Benefit Plan” means, collectively, (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA) including any Multiemployer Plans which are or at any time have been maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or been obligated to make, contributions or with respect to which the Borrower or any ERISA Affiliate has incurred or is likely to incur any material liability or obligation, (ii) all Pension Plans, and (iii) all Qualified Plans.

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations, proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Governmental Approval issued under any such Environmental Law including (a) any and all Indemnity Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other

ANNEX A - 10

actions or damages pursuant to any applicable Environmental Law, and (b) any and all Indemnity Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health or safety, the environment or natural resources, as now or may at any time hereafter be in effect.

“Equity Offering” has the meaning given to such term in Section 9.27(c).

“Equity Owner” means, with respect to any Person, another Person holding Capital Stock in such first Person.

“Equity Proceeds Subaccount” has the meaning given to such term in Section 2.12(b)(i).

“ERISA” means Title IV of the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”, means, as applied to any person (as defined in Section 3(9) of ERISA), means (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that person is a member; (b) any trade or business (whether or not incorporated) that is a member of a group of trades or business under common control within the meaning of Section 414(c) of the Code or Section 4001(b) of ERISA of which that person is a member; (c) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Code of which that person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) the Borrower or any of its Affiliates adopts or sponsors any Pension Plan; (b) the Borrower or any ERISA Affiliate, incurs any liability or undertakes an obligation to pay or provide post-retirement welfare benefits to current or former employees other than as required by Law, including pursuant to the Consolidated Omnibus Budget Reconciliation Act or any similar state law; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

ANNEX A - 11

“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Event of Force Majeure” means an unforeseeable event beyond the control and without the fault of the Borrower or any Subsidiary, arising from any act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, act of war, act of terrorism, riot or civil commotion.

“Event of Loss” means any event that causes any portion of any Project or any other property of the Borrower or any Subsidiary to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including without limitation through a failure of title or any loss of such property, resulting in a loss in excess of $5,000,000.

“Excess Advance Amount” means, on any date of determination with respect to each Advance under any Note, an amount equal to the total proceeds of such Advance that were not applied by the Borrower to pay, or be reimbursed for, Eligible Project Costs relating to the Project for which such Advance was sought as set forth in the most recent Agreed-Upon Procedures Report (other than any such proceeds which have not yet been applied within the applicable 30-day period contemplated by Sections 2.3(b)(v) and 5.3(h) and (k), provided that any such proceeds not so applied within such period shall be taken into account as an Excess Advance Amount on the next date of determination).

“Excess Cost Overrun” has the meaning given to such term in Section 2.9(c)(i).

“Excess Cost Overrun Cure” has the meaning given to such term in Section 2.9(d).

“Excess Equity Proceeds Amount” means, at any time of determination, an amount equal to:

(a) the aggregate amount of proceeds received in the form of cash or Cash Equivalents by the Borrower during the period from the closing of a Qualified IPO to such time of determination from the sale or issuance of its Capital Stock (other than Disqualified Stock), less

(b) the sum of (i) the aggregate amount of such proceeds required to be deposited into the Equity Proceeds Subaccount of the Dedicated Account pursuant to Section 2.12(e) plus (ii) the aggregate amount of all attorneys’ fees, accountants’ fees, underwriting discounts and commissions, other investment banking fees and other fees and expenses actually incurred in connection with such sales or issuances of Capital Stock plus (iii) the aggregate Cash Investment Amount of all other Permitted Equity Proceeds Investments that have been made by such time of determination.

“Excess Loan Amount” has the meaning given to such term in Section 3.6(c)(iv).

“Excess Project Loan Amount” has the meaning given to such term in Section 3.6(c)(iii).

ANNEX A - 12

“Exercise Price” has the meaning given to such term in the Warrants.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) Permitted Restricted Deposits, (ii) deposit accounts and securities accounts with a balance at all times of less than $250,000 individually and less than $1,000,000 for all such accounts so long as no other Person has a Lien (other than pursuant to Section 9.3(i)) or a control agreement on any such account, (iii) payroll accounts with a balance not to exceed the amount of actual compensation reasonably expected to be paid to employees within two (2) Business Days and any amounts required by law to be withheld from such compensation so long as no other Person has a Lien (other than pursuant to Section 9.3(i)) or a control agreement on any such account and (iv) any escrow or other segregated accounts required by law to be maintained in the ordinary course of business and to be unencumbered by any Liens and not available for working capital.

“Excluded Property” means any of the following if and only to the extent not constituting Program Assets:

(a) any lease, license, contract, property rights or agreement to which any Obligor is a party, any of its rights or interests thereunder or any Trademark if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, cancellation, invalidation or unenforceability of any right, title or interest of any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, cancellation, invalidation ,unenforceability, breach, termination or default shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights, agreement or Trademark that does not result in any of the consequences specified in clause (i) or (ii) above;

(b) that portion of the outstanding Capital Stock of a Foreign Subsidiary that is not required to be pledged pursuant to Section 7.6;

(c) any Permitted Restricted Deposits;

(d) any property (other than Capital Stock of Subsidiaries and other than any property required for the design, construction and operation of the Projects or for producing products in connection with the Projects as contemplated by the Business Plan) held by any Grantor at a location outside the United States if and for so long as the grant of such security interest is prohibited by any applicable Requirements of Law of a jurisdiction other than the United States or any state or other subdivision thereof; and

ANNEX A - 13

(e) Equipment subject to a Lien permitted under Section 9.3(h) if and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, the documents governing such Lien, provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such breach, termination or default shall no longer be in effect.

For the avoidance of doubt, it is understood that “Excluded Property” shall not include any proceeds of Excluded Property unless such proceeds constitute Excluded Property described in clause (a) or (b) of this definition.

“Facility Fee” means, collectively, the Project P Facility Fee and the Project S Facility Fee.

“Federal Funding” means any funds obtained from the United States or any agency or instrumentality thereof, including any loans or equity investments under the Troubled Assets Relief Program or funding under any other grant or loan program.

“FFB” means the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury.

“FFB Advance Request” has the meaning given to such term in Section 2.3(a).

“Final Completion” means, with respect to either Project, the occurrence of all of the following events to the satisfaction of DOE: (a) final completion of construction, installation and development of such Project, including all punch list items, in accordance with the Business Plan such that the applicable Project is fully operational, free and clear of any and all liens and claims of any Persons furnishing material, labor or services in connection therewith; (b) the payment in full of any and all Total Project P Costs or Total Project S Costs, as applicable, including any retainage and other amounts that, as of the date of Final Completion, are being withheld from any contractor or subcontractor or supplier and the payment of all permitting fees, licensing fees and other governmental charges payable in connection therewith; (c) the issuance of a permanent certificate of occupancy for the Project and the issuance of all other governmental licenses, permits, sign-offs and approvals required to have been obtained for the lawful construction substantially in accordance with the Business Plan and necessary for its lawful use; (d) the delivery of final, unconditional lien waivers from all parties required by DOE in form and content reasonably acceptable to DOE; and (e)(i) with respect to Project P, the Borrower having the capability to produce Project P powertrain components at monthly volume levels consistent with the Business Plan, and (ii) with respect to Project S, the Borrower having the capability to produce Model S vehicles at a production rate based on a single shift, consistent with the Business Plan.

“Final True-Up Advance” means the Project P Final True-Up Advance or the Project S Final True-Up Advance, as applicable.

ANNEX A - 14

“Financial Closing Date” means the earlier to occur of (a) the date on which FFB delivers an acceptance notice pursuant to Section 5.2 to purchase each Note pursuant to the terms of the Note Purchase Agreement and (b) the making by FFB of the first Advance under the Notes.

“Financial Statements” means, for any period, the balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related statements of income, stockholders’ equity and cash flows for such period and for the period from the beginning of the then current Fiscal Year to the end of such period, together with all notes thereto and with comparable figures for the corresponding period of the previous Fiscal Year, each prepared in accordance with GAAP, subject, in the case of unaudited Financial Statements, to the absence of notes to the financial statements and changes resulting from normal audit and year-end adjustments and, in the case of monthly Financial Statements, normal quarter-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that (a) such Lien has been validly created and perfected under all applicable Requirements of Law (other than foreign laws unless Section 7.6 requires perfection under foreign laws with respect to a particular asset), (b) such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien, and (c) such Lien is the most senior Lien on such Collateral other than (i) Liens permitted under Section 9.3(b) solely on the assets identified in the schedule referred to therein (other than any Program Assets), (ii) non-consensual Liens permitted under Section 9.3(c), (iii) Liens permitted under Section 9.3(d) on tangible property (other than any Program Assets except to the extent contemplated by Section 5.3(n)), and (iv) Liens permitted under any of Sections 9.3(e) through (j), (l), (n), (p), (r) and (s) solely on the assets referred to in such Section (other than any Program Assets).

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary that is owned directly by the Borrower and/or one or more Guarantors.

“Fiscal Year” means the accounting year of the Borrower commencing each year on January 1st and ending on December 31st or such other period agreed in writing between the Borrower and DOE.

“Fixed Charge Coverage Ratio” has the meaning given to such term on Annex 9.1.

“FOIA” means the Freedom of Information Act, 5 U.S.C. § 552, and the regulations promulgated, and any publicly available rulings issued, thereunder.

“Follow-On Equity Offering” has the meaning given to such term in Section 9.27(a)(iii).

“Forecasted Total Costs” has the meaning given to such term in Section 2.9(a).

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

ANNEX A - 15

“Form of Advance Request” has the meaning given to such term in Section 2.3(a).

“Form of FFB Advance Request” the meaning given to such term in Section 2.3(a)

“Forms Supplement” has the meaning given to such term in Section 5.1(w).

“Funding Agreements” has the meaning given to such term in Section 5.1(a)(ii).

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.5, generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority” means, with respect to any Person, any federal, state, municipal, national or other government, any political subdivision, department, commission, board, bureau, agency or instrumentality thereof, any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee” means the Guarantee to be executed and delivered to DOE by each Guarantor, substantially in the form of Exhibit D.

“Guarantor” means each Subsidiary that becomes a party to the Guarantee on or after the Principal Instrument Delivery Date pursuant to Sections 5.1(a)(iii) or 7.6(a) or (b) or otherwise.

“Hazardous Substance” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including without limitation (i) any petroleum or petroleum products (including without limitation gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under any Environmental Law.

ANNEX A - 16

“Hedging Transaction” means any transaction (including an agreement with respect thereto) which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; provided that the following shall be excluded from this definition: (i) any stock options or warrants issued to, or phantom stock plans, stock appreciation rights plans or similar plans providing for payments to, directors, officers, employees or consultants of the Borrower or its Subsidiaries as compensation for services provided in the ordinary course of business otherwise permitted by this Agreement and (ii) any customary agreement for the settlement in the ordinary course of business of the sale of Capital Stock otherwise permitted by this Agreement.

“Historical Costs” has the meaning given to such term in Section 2.7(b)(iii).

“Historical Costs Assumption” has the meaning given to such term in Section 2.7(b)(i).

“Historical Financial Statements” means as of the Principal Instrument Delivery Date, (i) the audited consolidated and consolidating Financial Statements of the Borrower and its Subsidiaries, for the Fiscal Year ended December 31, 2008, and (ii) for the interim period from January 1, 2009 to the Principal Instrument Delivery Date, internally prepared, unaudited Financial Statements of the Borrower and its Subsidiaries for each quarterly period completed prior to twenty (20) days before the Principal Instrument Delivery Date and for each monthly period completed prior to twenty (20) days prior to the Principal Instrument Delivery Date.

“Historical Principles” has the meaning given to such term in Section 1.5.

“Indebtedness” means, with respect to any Person, any liability, whether or not contingent, in respect of:

(a) borrowed money (whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets from such Person, in each case whether or not the recourse of the lender or purchaser is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments;

(b) the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith);

ANNEX A - 17

(c) all Capital Lease Obligations;

(d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any Indebtedness or other obligations of another Person, including, without limitation, any such Indebtedness or other obligations, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;

(e) all Disqualified Stock issued by such Person;

(f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account;

(g) all indebtedness of such Person in respect of Indebtedness of another Person for borrowed money or Indebtedness or obligations of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such Indebtedness or obligations are assumed by or are a personal liability of such Person, all as of such time;

(h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Transactions;

(i) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles; and

(j) obligations of general partnerships of which such Person is a general partner unless the terms of such obligations expressly provide that such Person is not liable therefor.

“Indemnified Liability” has the meaning given to such term in Section 12.8(a).

“Indemnified Person” has the meaning given to such term in Section 12.8(a).

“Indemnity Claims” has the meaning given to such term in Section 12.8(a).

“Independent Auditor” means PriceWaterhouseCoopers, or any other successor independent certified public accounting firm appointed by the Borrower, subject to the approval of DOE (such approval not to be unreasonably withheld).

“Information Certificate” means the Information Certificate executed by the Borrower and submitted to DOE on June 23, 2009, as updated in accordance with Section 5.1(e).

ANNEX A - 18

“Initial Contribution” has the meaning given to such term in Section 2.9(c)(ii)(A).

“Initial Debt Service Account” has the meaning given to such term in Section 2.13(a).

“Initial Debt Service Payment Date” has the meaning given to such term in Section 2.13(c).

“Initial Debt Service Requirement” has the meaning given to such term in Section 2.13(c).

“Initial Debt Service Withdrawal Request” has the meaning given to such term in Section 2.13(a).

“Insolvency Proceeding” means any one or more of the following under any applicable Requirements of Law, in any jurisdiction and whether voluntary or involuntary: (i) any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments or scheme of arrangement with respect to the Borrower or any of its Subsidiaries; (ii) any appointment of a provisional or interim liquidator, receiver, trustee, administrative receiver or other custodian for all or any substantial part of the property of the Borrower or any of its Subsidiaries; (iii) any notification, resolution or petition for winding up or similar proceeding with respect to the Borrower or any of its Subsidiaries; or (iv) any issuance of a warrant or attachment, execution or similar process against all or any substantial part of the property of the Borrower or any of its Subsidiaries.

“Intellectual Property” means all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including any of the following, as they exist anywhere in the world, whether registered or unregistered and including all registrations, issuances and applications therefor (whether or not any such applications are modified, withdrawn, abandoned or resubmitted) and all extensions and renewals thereof: (a) patents, certificates of invention, patentable inventions and other patent or similar industrial property rights (including any divisions, continuations, continuations-in-part, extensions, reissues, reexaminations and interferences thereof); (b) Trademarks; (c) copyrights, Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act) and designs, including computer software programs, databases and compilations and all source code, object code, data and documentation related thereto; (d) trade secrets, know-how, inventions, processes, procedures, databases, concepts, ideas, research or development information, techniques, technical information and data, specifications, methods, discoveries, modifications, extensions, customer lists, personally-identifiable information, confidential information and other proprietary information and rights, in each case, whether or not reduced to a writing or other tangible form (collectively, “Trade Secrets”); and (e) domain names, Internet addresses and other computer identifiers.

“Intended Prepayment Date” has the meaning given to such term in the relevant Note.

ANNEX A - 19

“Interim True-Up Advance” has the meaning given to such term in Section 2.12(f).

“Interim True-Up Advance Request” has the meaning given to such term in Section 2.12(i).

“Interim True-Up Subaccount” has the meaning given to such term in Section 2.12(b)(ii).

“Investments” has the meaning given to such term in Section 9.4.

“Investment Amount” means, with respect to any Investment, the aggregate cash and non-cash consideration paid and payable (including the maximum amount of any consideration committed to be paid), measured at the time such Investment is made (it being understood that the Investment Amount of such Investment is considered to remain the same after the time such Investment is made, irrespective of any amortization, any depreciation or any return, dividend or other distribution in respect of such Investment); provided, that (i) non-cash consideration shall include all types of direct and indirect consideration, including (A) Capital Stock and other assets and (B) assumed Indebtedness and other assumed liabilities; (ii) any asset constituting non-cash consideration shall be valued at its fair market value (determined by the Borrower acting in good faith) at the time such Investment is made and any assumed liability shall be valued at its face amount; and (iii) any cash or non-cash consideration paid in respect of such Investment after the time such Investment is committed to be made (including any purchase price adjustments or payments made in respect of dissenters’ rights), to the extent exceeding the amount of cash and non-cash consideration payable (including the maximum amount of any consideration committed to be paid) at the time such Investment is made, shall be considered another Investment.

“Investment Company Act” means the United States Investment Company Act of 1940.

“Investment Earnings Subaccount” has the meaning given to such term in Section 2.12(b)(iv).

“IP Schedules” means, collectively, all Collateral Schedules relating to Intellectual Property, as such schedules may be amended or supplemented from time to time by one or more Collateral Supplements.

“IPO” means the first Equity Offering that is a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

“Judgment Currency” has the meaning given to such term in Section 12.7.

“Knowledge” means, with respect to the Borrower or any Subsidiary, the actual knowledge of the Principal Persons or any knowledge which should have been obtained by any of the Principal Persons upon reasonable investigation and inquiry.

ANNEX A - 20

“Late Charge” has the meaning given to such term in the relevant Note.

“Late Charge Rate” has the meaning given to such term in the relevant Note.

“Lender Party” means each of DOE, FFB, any subsequent holder or holders of any Note or any portion of any Note and the Collateral Trustee.

“Lender Party Force Majeure Event” has the meaning given to such term in Section 2.4(c)(iii).

“Lien” means any lien, mortgage, pledge, assignment, license, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Cash Equivalents” means any of the following:

(i) (x) marketable securities that are direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of principal and interest of which is fully guaranteed by the United States, in each case maturing not more than ninety (90) days from the date of the acquisition thereof by (or on behalf of) the Borrower or its Subsidiaries; or (y) marketable securities that are obligations issued by, or the timely payment of principal and interest is fully guaranteed by, any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing not more than 360 days from the date of acquisition thereof by (or on behalf of) the Borrower or its Subsidiaries; provided that with respect to any single agency or instrumentality, the investments permitted under clause (i)(y) shall at no time exceed 5% of the aggregate amount at any time invested in Limited Cash Equivalents;

(ii) shares of any money market mutual fund that (x) has at least ninety-five percent (95%) of its assets invested continuously in obligations of the type described in clause (i), (y) has net assets of not less than $500,000,000 and (z) has the highest rating obtainable from S&P and Moody’s;

(iii) fully collateralized repurchase agreements with a term of not more than thirty (30) days for obligations of the type described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iv) below; and

(iv) for an investment period of no longer than thirty (30) days, demand deposits of any commercial bank that (x) is organized under the laws of the United States or any State thereof, (y) is subject to supervision and examination by federal or state banking authorities and (z) has the highest rating obtainable from S&P and Moody’s; and

ANNEX A - 21

(v) the Fidelity Funds, Government Fund, class three shares, CUSIP: 316175603.

“Loan Commitment Amount” means, in the aggregate, the sum of the Project P Loan Commitment Amount plus the Project S Loan Commitment Amount.

“Loan Document Amounts” means any amounts payable or allegedly payable by the Borrower to FFB under any provision of any Loan Document, other than Section 4.1.

“Loan Documents” means, collectively, this Agreement, the Funding Agreements, the Guarantee, the Security Documents, the Warrants, the Registration Rights Agreement, the Subordination Agreement, the Information Certificate, each Subsidiary Joinder Agreement and all other certificates, documents, instruments or agreements executed and delivered by an Obligor for the benefit of any Lender Party in connection herewith.

“Loans” has the meaning given to such term in Section 2.1(a)(ii).

“Los Angeles Property” means the Los Angeles location identified in Schedule B-3 to the Information Certificate under the heading “Future Project Locations”.

“Mandatory Prepayment” means the prepayment of any outstanding Loans, in whole or in part, pursuant to Section 3.6(c).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries, taken as a whole, (b) the intended use of the proceeds of the Loans, (c) the value of the Collateral, (d) the validity or enforceability of this Agreement, any of the Notes or the other Transaction Documents or (d) the rights and remedies of any Lender Party hereunder or thereunder.

“Material Contract” means, with respect to any Person, any contract or other agreement, written or oral, of such Person involving monetary liability of or to any party thereto in an amount in excess of $500,000 in any fiscal year and any other contract or other agreement, whether written or oral, to which such Person is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maximum Qualifying Investment Amount” means, at any time of determination, an amount equal to the excess of (A) an amount equal to 20% of Consolidated Total Assets as of the last day of the Borrower’s then most recently completed fiscal quarter (including the fourth (4th) fiscal quarter) of the Borrower for which Financial Statements and a related Compliance Certificate have been furnished to DOE in accordance with Sections 8.1(b) and 8.1(d) over (B) the aggregate Investment Amount of all other Permitted Equity Proceeds Investments that have been made or committed to be made during the period from the end of such fiscal quarter to such time of determination.

ANNEX A - 22

“Maximum Total Loan Amount” means the lesser of (a) $465,047,000 and (b) the sum, as of any date of determination, of (i) the Project P Maximum Loan Amount plus (ii) the Project S Maximum Loan Amount.

“Measurement Date” has the meaning given to such term in Section 2.9(a).

“Milestone” has the meaning given to such term in Section 5.1(m)(i).

“Milestone Completion Date” has the meaning given to such term on Section 5.1(m)(i).

“Monthly Calculation Date” means the last day of each fiscal month of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage (including, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to DOE in its sole discretion, made by the Borrower or any Guarantor in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, creating on the real property of the Borrower or any of its Subsidiaries, as applicable, a First Priority Lien.

“Musk Group” means, collectively, (i) Elon Musk, (ii) the Elon Musk Trust, for so long as Elon Musk shall control the Elon Musk Trust or have beneficial ownership of the Capital Stock held by the Elon Musk Trust or (iii) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) that includes Elon Musk.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) which the Borrower or any ERISA Affiliate contributes to or participates in, or with respect to which the Borrower or any ERISA Affiliate has or in the past has had any material liability or other obligation (whether accrued, absolute, contingent or otherwise).

“NEPA” means the National Environmental Policy Act, 42 U.S.C. 4321 et seq. and all regulations promulgated thereunder, as either is amended or modified from time to time.

“Net Budgeted Total Costs” has the meaning given to such term in Section 2.9(a).

“Net Cash Proceeds” means (i) the gross cash proceeds (including payments from time to time in respect of promissory notes or installment or deferred obligations, if applicable, and cash equivalents) received less (ii) the sum of: (w) the amount, if any, of all taxes paid or estimated in good faith to be payable by the Borrower or any Subsidiary in connection with such transaction (after taking into account any available tax credits or deductions), (x) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (w) above) (1) associated with the assets that are the subject of such transaction and (2) retained by the Borrower or any Subsidiary, provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds

ANNEX A - 23

except to the extent used to pay such liabilities, (y) the amount of any Indebtedness secured by a Lien on the assets that are the subject of the transaction to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such transaction (but excluding the Loans), and (z) bona fide fees and expenses directly attributable to the transaction (other than if payable to an Affiliate of the Borrower).

“Net Forecasted Total Costs” has the meaning given to such term in Section 2.9(a).

“Net Offering Proceeds” means, with respect to any Equity Offering, the proceeds from such Equity Offering net of underwriting discounts and commissions and reasonable and customary offering fees and expenses.

“Net Remaining Uncommitted Costs” has the meaning given to such term in Section 2.9(a).

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Guarantor.

“Note Installment” means either a Note P Installment or a Note S Installment, as applicable.

“Note P” means the promissory note to be issued by the Borrower, substantially in the form of Exhibit A, in favor of FFB to induce FFB to advance funds thereunder to the Borrower, as such note may be amended, supplemented and restated from time to time in accordance with its terms.

“Note P Installment” has the meaning given to such term in Section 3.3(b)(i).

“Note P Obligations” means, collectively, the unpaid principal of and interest on Advances made under Note P and Note P Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in the Funding Agreements after maturity of the relevant Advances and Reimbursement Obligations and Post-Petition Interest) to DOE or FFB or any subsequent holder or holders of such Note (or any portion thereof), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee, Note P, the Note Purchase Agreement, the Program Financing Agreement, the Security Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and Advances made with respect to Note P of DOE or FFB or any subsequent holder or holders of such Note (or any portion thereof) that are required to be paid by the Borrower or any of the Guarantors pursuant to the terms of any of the foregoing agreements). For clarity, the Note P Obligations shall not include any obligations arising under the Warrants, the Registration Rights Agreement or related documents.

ANNEX A - 24

“Note P Reimbursement Obligations” means any Reimbursement Obligations of the Borrower or any Guarantor to DOE arising under, out of, pursuant to or in connection with Note P.

“Note P Secured Obligations” shall mean, without duplication, (i) all Note P Obligations and (ii) all Subsidiary Obligations relating to any Note P Obligations, provided, however, that to the extent any payment with respect to the Note P Obligations (whether by or on behalf of the Borrower or any Subsidiary that is from time to time a party to the Collateral Trust Agreement, as proceeds of the Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Note P Stated Maturity Date” means September 15, 2019.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of January 20, 2010, among the Borrower, the Secretary of Energy and FFB.

“Note S” means the promissory note to be issued by the Borrower, substantially in the form of Exhibit B, in favor of FFB to induce FFB to advance funds thereunder to the Borrower, as such note may be amended, supplemented and restated from time to time in accordance with its terms.

“Note S Installment” has the meaning given to such term Section 3.3(b)(2).

“Note S Obligations” means, collectively, the unpaid principal of and interest on Advances made under Note S and Note S Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in the Funding Agreements after maturity of the relevant Advances and Reimbursement Obligations and Post-Petition Interest) to DOE or FFB or any subsequent holder or holders of such Note (or any portion thereof), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee, Note S, the Note Purchase Agreement, the Program Financing Agreement, the Security Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and Advances made with respect to Note S of DOE or FFB or any subsequent holder or holders of such Note (or any portion thereof) that are required to be paid by the Borrower or any of the Guarantors pursuant to the terms of any of the foregoing agreements). For clarity, the Note S Obligations shall not include any obligations arising under the Warrants, the Registration Rights Agreement or related documents.

“Note S Reimbursement Obligations” means any Reimbursement Obligations of the Borrower or any Guarantor to DOE arising under, out of, pursuant to or in connection with Note S.

ANNEX A - 25

“Note S Secured Obligations” shall mean, without duplication, (i) all Note S Obligations and (ii) all Subsidiary Obligations relating to any Note S Obligations, provided, however, that to the extent any payment with respect to the Note S Obligations (whether by or on behalf of the Borrower or any Subsidiary that is from time to time a party to the Collateral Trust Agreement, as proceeds of the Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Note S Stated Maturity Date” means September 15, 2022.

“Notes” means each of Note P and Note S.

“Obligor” means the Borrower and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Opinion of Borrower’s Counsel re: Borrower Instruments” has the meaning given to such term in the Note Purchase Agreement.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Organizational Information Schedule” means the Collateral Schedule entitled “Organizational Informational Schedule”, as such schedule may be amended or supplemented from time to time by one or more Collateral Supplements.

“Paid or Committed Costs” has the meaning given to such term in Section 2.9(a).

“Patent Security Agreement” means the Notice of Grant of Security Interest in Patents to be executed and delivered by the Borrower, each applicable Guarantor, the Collateral Trustee and the other parties named therein, substantially in the form of Exhibit D to the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

ANNEX A - 26

“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was obligated to make, contributions or has or could have any liability, and (ii) that is or was subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.

“Permitted Acquisition” means a Qualifying Investment of the type referred to in clause (a) or (b) of the definition thereof that is permitted by Section 9.4.

“Permitted Correction” has the meaning given to such term in Section 2.9(c)(ii)(B).

“Permitted Equity Proceeds Investments” has the meaning given to such term in Section 9.4(m).

“Permitted Indebtedness” has the meaning given to such term in Section 9.2.

“Permitted Liens” has the meaning given to such term in Section 9.3.

“Permitted Overruns” has the meaning given to such term in Section 2.9(c)(ii).

“Permitted Restricted Deposits” means (a) any restricted deposit specifically identified as of the Principal Instrument Delivery Date in Schedule C to the Collateral Schedules and (b) any other deposit subject to a Lien permitted by Section 9.3(f) or (q) that is created pursuant to an agreement that restricts the granting of other Liens on such deposit.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plans” means, with respect to any Person, all Employee Benefit Plans, Multiemployer Plans, Qualified Plans and any other employee benefit plans, programs and arrangements, whether or not subject to ERISA, including pension, retirement, deferred compensation, bonus, incentive, profit-sharing, change-in-control, stock option or other stock- or equity-related compensation, vacation, health and welfare benefits or insurance (including self-insured arrangements), workers’ compensation, supplemental unemployment benefits, and other post employment benefits maintained, sponsored or contributed to by (or required to be contributed to by) such Person currently or in the past six (6) years or with respect to which such Person has or could reasonably be expected to have any liability.

“Post-Petition Interest” means all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such Insolvency Proceeding.

ANNEX A - 27

“Pre-IPO Equity Offering” has the meaning given to such term in Section 9.27(a)(i).

“Prepayment Election Notice” has the meaning given to such term in the relevant Note.

“Prepayment Price” has the meaning given to such term in the relevant Note.

“Principal Instrument Delivery Date” means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived, in each case in the sole discretion of DOE, and DOE delivers the Principal Instruments to FFB.

“Principal Instruments” means each of the documents or instruments required to be delivered by the Secretary pursuant to Section 4.2 of the Note Purchase Agreement.

“Principal Persons” means any officer, director, owner, key employee or other Person with primary management or supervisory responsibilities with respect to the Borrower, any Subsidiary or any Project.

“Pro Forma Basis” means, with respect to any Investment, that for purposes of calculating the financial covenants specified in Annex 9.1, such Investment shall be deemed to have occurred as of the first day of the four fiscal quarter period most recently completed prior to the date such Investment is made for which period Financial Statements and a related Compliance Certificate have been furnished to DOE in accordance with Section 8.1(b) or (c) and Section 8.1(d), as applicable, on an annualized basis for the Person or property acquired through such Investment by using the results of the most recent two consecutive fiscal quarters for which financial statements are available for such Person or attributable to such property multiplied by two. In connection with the foregoing, (i) income statement items (whether positive or negative) attributable to the Person or property acquired and relating to such period shall be included in such calculations except to the extent such items are otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Annex A or Annex 9.1 or are expressly excluded in accordance with Annex 9.1 and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such Investment and any Indebtedness or other obligations of the Person or property acquired which is not retired in connection with such Investment (x) shall be deemed to have been incurred as of the first day of such period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Program Assets” means, as of any date, all assets which have been financed or acquired with (or the cost of which has been reimbursed to the Borrower with) the proceeds of Advances made on or prior to such date and all assets the cost of which supports the requirements of Section 5.3(j) with respect to such Advances.

ANNEX A - 28

“Program Financing Agreement” means the Program Financing Agreement, dated as of September 16, 2009, between FFB and the Secretary of Energy.

“Program Requirements” means Section 136 and the Applicable Regulations.

“Prohibited Jurisdiction” means any country or jurisdiction, from time to time, that is the subject of sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person” means any Person:

(a) that is named, or is owned or controlled by, or, where applicable, acting for or on behalf of, any person or entity that is named on, the most current list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 C.F.R. chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ ofac/sdn/, or at any replacement website or other replacement official publication of such list (the “SDN List”); or

(b) who is an Affiliate of or affiliated with a Person listed above.

“Project Budgets” has the meaning given to such term in Section 5.1(m)(iv).

“Project Documents” has the meaning given to such term in Section 7.9(a).

“Project Forecasts” means, collectively, the then-current Project P Forecast and Project S Forecast.

“Project Leases” has the meaning given to such term in Section 7.9(a).

“Project Maximum Loan Amount” means, (i) with respect to Project P, the Project P Maximum Loan Amount and (ii) with respect to Project S, the Project S Maximum Loan Amount.

“Project P” means the “Advanced Powertrain Facility Project” for the construction of the facility to design and manufacture lithium-ion battery packs, electric motors and electric components, as described in more detail in the Application.

“Project P Advance” has the meaning given to such term in Section 2.1(b)(ii),

“Project P Borrower Commitment” has the meaning given to such term in Section 2.8(a).

“Project P Borrower Payments” has the meaning given to such term in Section 2.8(a).

“Project P Budget” has the meaning given to such term in Section 5.1(m)(iv).

ANNEX A - 29

“Project P Contingency Percentage” has the meaning given to such term in Section 2.9(b)(i).

“Project P Excess Cost Overrun” has the meaning given to such term in Section 2.9(b)(i).

“Project P Facility Fee” means a facility fee equal to $101,186 to be paid by the Borrower to DOE on the Principal Instrument Delivery Date.

“Project P Final True-Up Advance” has the meaning given to such term in Section 2.7(a)(i)(Y).

“Project P Forecast” means, as of any date of determination, with respect to Project P, an updated forecast of costs showing for such Project the Paid or Committed Costs, the Remaining Uncommitted Costs, the Forecasted Total Costs and the Remaining Project P Contingency Amount, in each case together with a description of the methodology and assumptions used to produce such estimates.

“Project P Loan” has the meaning given to such term in Section 2.1(a)(i).

“Project P Loan Commitment Amount” has the meaning given to “Loan Commitment Amount” in Note P.

“Project P Maximum Loan Amount” has the meaning given to such term in Section 2.7(a)(i).

“Project P Required Contingency Percentage” has the meaning given to such term in Section 2.9(b)(i).

“Project S” means the “Advanced Technology Vehicle and Manufacturing Project” to complete the development of the Tesla Model S sedan (the “Model S”) and construct its manufacturing facility, as described in more detail in the Application.

“Project S Advance” has the meaning given to such term in Section 2.1(b)(iii).

“Project S Borrower Commitment” has the meaning given to such term in Section 2.8(b).

“Project S Borrower Payments” has the meaning given to such term in Section 2.8(b).

“Project S Budget” has the meaning given to such term in Section 5.1(m)(iv).

“Project S Contingency Percentage” has the meaning given to such term in Section 2.9(b)(ii).

“Project S Excess Cost Overrun” has the meaning given to such term in Section 2.9(b)(ii).

ANNEX A - 30

“Project S Facility Fee” means a facility fee equal to $363,861 to be paid by the Borrower to DOE on the Principal Instrument Delivery Date.

“Project S Final True-Up Advance” has the meaning given to such term in Section 2.7(a)(ii)(Y).

“Project S Forecast” means, as of any date of determination, with respect to Project S, an updated forecast of costs showing for such Project the Paid or Committed Costs, the Remaining Uncommitted Costs, the Forecasted Total Costs and the Remaining Project S Contingency Amount, in each case together with a description of the methodology and assumptions used to produce such estimates.

“Project S Loan” has the meaning given such term in Section 2.1(a)(ii).

“Project S Maximum Loan Amount” has the meaning given to such term in Section 2.7(a)(ii).

“Project S Loan Commitment Amount” has the meaning given to “Loan Commitment Amount” in Note S.

“Project S Required Contingency Percentage” has the meaning given to such term in Section 2.9(b)(ii).

“Project Shortfall” has the meaning given to such term in Section 2.10.

“Projects” means, collectively, Project P and Project S.

“Proposed Ratio Change” has the meaning given to such term on Annex 9.1.

“Prudent Industry Practice” means, at a particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the advanced technology vehicle and component manufacturing sector in the United States, and to the extent a determination as to engagement in or approval by a significant portion cannot reasonably be made in such sector, the practices, methods and acts of both the technology and automotive sectors generally in the United States, in each case at such time, or (b) with respect to any matter to which clause (a) does not apply, any of the practices, methods and acts which, in the exercise of reasonable business judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices (including, without limitation, the protection of Intellectual Property), reliability, safety and expedition. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of reasonable business practices, methods or acts having due regard for, among other things, the requirements of any Governmental Authority of competent jurisdiction, and, with respect to the Borrower’s Prudent Industry Practice, the rights of DOE in respect of the Loan Documents.

“Qualified IPO” means an IPO in which (i) the pre-public offering market capitalization of the Borrower is at least $250,000,000 (as determined by multiplying the number

ANNEX A - 31

of all shares of outstanding capital stock of the Borrower immediately prior to the public offering (on an as-converted basis) by the price per share offered to the public as of the closing of the public offering) and (ii) which results in aggregate cash proceeds to the Borrower of not less than $50,000,000 (net of underwriting discounts and commissions).

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that is intended to be tax-qualified under Section 401(a) of the Code and which is or at any time was maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or been obligated to make, contributions or with respect to which the Borrower or any ERISA Affiliate has incurred or is likely to incur any material liability or obligation.

“Qualifying Affiliate” means any Affiliate of the Borrower none of the Capital Stock of which (other than directors’ qualifying shares) is held by another Affiliate of the Borrower (other than a Subsidiary of the Borrower).

“Qualifying Investment” means, at any time of determination, each of the following:

(a) any acquisition of Capital Stock of a Person engaging in a Strategic Business as of such time of determination if as a result of such Investment such Person becomes a Subsidiary;

(b) any acquisition of assets constituting all or any substantial part of the business or assets of any other Person or any division or other business unit of any Person, in each case, constituting or part of a Strategic Business as of such time of determination;

(c) any merger or consolidation with another Person (other than a Person that is a Subsidiary) engaging in a Strategic Business as of such time of determination if such merger or consolidation complies with Section 9.5(p);

(d) any joint venture or strategic alliance entered into in the ordinary course of business consisting of (i) the development of technology or the providing of technical support to third parties and/or (ii) the licensing of Intellectual Property that constitutes technology; provided that (x) any such licensing by the Borrower or any Subsidiary is solely to the extent otherwise permitted hereunder; (y) in no event may the investment in such joint venture or strategic alliance or any agreement relating thereto restrict the ability of the Borrower or any Subsidiary to exploit Intellectual Property that is required for the design, construction or operation of Project P or Project S, or for producing products as contemplated by the Business Plan; and (z) any Intellectual Property required for the design, construction and operation of Project S or P, or for producing products as contemplated by the Business Plan is owned or fully available for use by the Borrower without restriction; and

(e) any other acquisition of Capital Stock in a Person engaging in a Strategic Business as of such time of determination, and any loans, advances or other extensions of credit to any Person engaging in a Strategic Business as of such time of determination, in each case in this clause (d), if the Borrower determines in the exercise of its reasonable business judgment that making such Investment is strategic for the Borrower’s own business.

ANNEX A - 32

“Quarterly Payment Date” means each March 15, June 15, September 15 and December 15, or if not a Business Day, the next Business Day.

“Quarterly Reporting Date” has the meaning given to such term in Section 8.2(a).

“Recovery Event” means (i) any settlement of or payment in respect of any property or casualty insurance claim, any warranty or any condemnation proceeding relating to any Collateral or any other property or assets of the Borrower or any Subsidiary and (ii) any other extraordinary receipts (e.g., cash received by or paid to the account of the Borrower or any Subsidiary not in the ordinary course of business from, for example, damage claims under construction contracts) with respect to any Collateral or any other property or assets of the Borrower or any Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement to be executed and delivered to DOE by the Borrower, substantially in the form of Exhibit M.

“Reimbursement Amount” means all amounts paid by DOE to FFB pursuant to Section 6.3 of the Program Financing Agreement which relate to or arise out of FFB providing or having provided financing under the Notes.

“Reimbursement Obligation” means the obligation of the Borrower or any Guarantor to reimburse DOE pursuant to Article IV.

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any Subsidiary in connection therewith that are not applied to prepay the Advances pursuant to Section 3.6(c) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Specified Disposition or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower intends and expects to use all or a specified portion of the Net Cash Proceeds of (i) a Recovery Event for the permitted repair, restoration or replacement of the property or assets subject to such Recovery Event or (ii) a Specified Disposition for the purchase of Reinvestment Property.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date for the permitted repair, restoration or replacement of the property or assets subject to the relevant Recovery Event or, in the case of a Specified Disposition, for the purchase of Reinvestment Property.

ANNEX A - 33

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 180 days after such Reinvestment Event and (ii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, diligently pursue the permitted repair, restoration or replacement of the property or assets subject to the relevant Recovery Event or, in the case of a Specified Disposition, the purchase of Reinvestment Property.

“Reinvestment Property” means (i) with respect to any Specified Disposition involving any assets that are part of either Project, equipment or other assets that become part of such Project, (ii) with respect to any other Specified Disposition involving assets of any Obligor, any assets used or useful in the business of the Obligors (provided that if the assets sold are Collateral then the Reinvestment Property acquired with the Net Cash Proceeds from such sale shall also become Collateral) and (iii) with respect to any other Specified Disposition involving assets of any Non-Guarantor Subsidiary, any assets used or useful in the business of the Borrower or any Subsidiary.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing, migrating and the like, into, through or upon any land or water or air, or otherwise entering into the environment.

“Remaining Project P Contingency Amount” has the meaning given to such term in Section 2.9(a).

“Remaining Project S Contingency Amount” has the meaning given to such term in Section 2.9(a).

“Remaining Uncommitted Costs” has the meaning given to such term in Section 2.9(a).

“Requested Advance Date” means, for any Advance Request, the date requested by the Borrower for FFB to make an Advance under the relevant Note.

“Required Consents” has the meaning given to such term in Section 6.6.

“Required Insurance” has the meaning given to such term in Section 7.4(c).

“Requirements of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief accounting officer, chief financial officer, treasurer, vice president of finance, controller or general counsel of such Person.

“Restoration Account” has the meaning given to such term in Section 7.5(c).

“Restricted Payment” has the meaning given to such term in Section 9.7.

ANNEX A - 34

“Running Balance Calculation” has the meaning given to such term in Section 2.9(c)(ii)(D).

“Safe Harbor Corrective Plan” has the meaning given to such term in Section 2.10.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 136” means Section 136 of the Energy Independence and Security Act of 2007 (Pub.L. 110-140), as amended from time to time.

“Secured Obligations” means the Note P Secured Obligations and the Note S Secured Obligations.

“Secured Parties” means, collectively, DOE, FFB, the Collateral Trustee and any other holder of any Secured Obligations outstanding at any time.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Pledge and Security Agreement to be executed and delivered by the Borrower and each Guarantor in favor of the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit G.

“Security Documents” means, collectively, the Collateral Trust Agreement, the Security Agreement, the Collateral Schedules, each Collateral Supplement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Control Agreement, the Deer Creek Collateral Access Agreement, each other Collateral Access Agreement, each Mortgage and each other security document hereafter delivered to any Lender Party granting a Lien on any property and assets of any Person to secure any of the Secured Obligations.

“Site-Dependent Advance” means any Advance, to the extent not used to fund the cost of certain engineering, integration, design and development services, equipment and assembly tooling and supplier tooling, as identified in the Business Plan.

“Sites” means, with respect to each of Project P and Project S, the real property on which such Project is or is intended to be situated.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on each of the Principal Instrument Delivery Date, the Financial Closing Date and the Requested Advance Date and reflected in the Business Plan or with respect to any transaction contemplated or undertaken after the Principal Instrument Delivery Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such

ANNEX A - 35

debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Completion Date” means thirty-six (36) months from the Financial Closing Date.

“Specified Disposition” means a Disposition of any property or assets of the Borrower or any Subsidiary (whether or not Collateral) made pursuant to clause (b) or (l) of Section 9.5.

“Standard & Poor’s” or “S&P” Standard & Poor’s Ratings’ Group, a division of McGraw-Hill Inc., a New York corporation.

“Strategic Business” means, at any time of determination, any business that supports, or could reasonably be expected to support, the business of the Borrower and its Subsidiaries contemplated in the Application and the Business Plan and extensions of that business that further or facilitate the development, manufacture, assembly and/or introduction of advanced technology vehicles and qualifying components (each as defined in the Applicable Regulations).

“Subordination Agreement” means the Intercompany Subordination Agreement to be executed and delivered to DOE by the Borrower and its Subsidiaries, substantially in the form of Exhibit E.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with United States generally accepted accounting principles as of such date, as well as any other corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement, substantially in the form of Exhibit H, to be executed and delivered to DOE and the Collateral Trustee by each Additional Guarantor pursuant to Section 7.6(a) or (b).

ANNEX A - 36

“Subsidiary Obligations” means, with respect to any Subsidiary, all obligations and liabilities of such Subsidiary which may arise under or in connection with the Guarantee or any other Loan Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to DOE or FFB) that are required to be paid by such Subsidiary pursuant to the terms of the Guarantee or any other Loan Document.

“Total Project Costs” means all hard costs and soft costs incurred in connection with the Projects through Final Completion of each, including all construction and materials costs, engineering and design costs, costs to prepare the Projects for operation, administrative costs, costs of compliance with the Loan Documents and legal costs in connection with the foregoing.

“Total Project P Costs” means the Total Project Costs that either (i) relate solely to Project P or (ii) if related to both Projects, are reasonably allocable to Project P.

“Total Project S Costs” means the Total Project Costs that either (i) relate solely to Project S or (ii) if related to both Projects, are reasonably allocable to Project S.

“Trademarks” means trademarks, trade names, business names, trade styles, service marks, logos and other source or business identifiers, and in each case, all goodwill associated therewith, and all registrations and recordations thereof and all rights to obtain such renewals and extensions.

“Trademark Security Agreement” means the Notice of Grant of Security Interest in Trademarks to be executed and delivered by the Borrower, each applicable Guarantor, the Collateral Trustee and the other parties named therein, substantially in the form of Exhibit E to the Security Agreement.

“Trade Secrets” has the meaning given such term in the definition of Intellectual Property.

“Transaction Documents” means, collectively, the Loan Documents and the Project Documents.

“Transfer Request” has the meaning given to such term in Section 2.12(a).

“Transmission Code” means the code delivered by DOE to each of the Authorized Transmitters of the Borrower.

“True-Up Advance” means an Interim True-Up Advance or a Final True-Up Advance, as applicable.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York.

“Undrawn Deferred Amounts” has the meaning given to such term in Section 2.12(h).

ANNEX A - 37

“United States” and “U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56).

“Voting Stock” means with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

“Warrant Shares” means the shares of Series E Preferred Stock of the Borrower issuable pursuant to the Warrants and the shares of common stock issuable upon conversion of such Series E Preferred Stock.

“Warrants” means the rights to purchase 9,255,035 Warrant Shares to be executed and delivered to DOE by the Borrower, substantially in the form of Exhibit L, as such number may be adjusted in accordance with the terms of the Warrants.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries.

“Withdrawal Request” has the meaning given to such term in Section 2.12(a).

ANNEX A - 38

Annex 9.1

FINANCIAL COVENANTS

(a)	Rules of Construction.

(i) The financial covenants set forth in this Annex 9.1 will be based on the Borrower’s consolidated Financial Statements in accordance with the principles set forth in Section 1.5 of the Agreement. They will be calculated, and the terms set forth in paragraph (b) below will be defined, in a manner that is consistent with the examples set forth in the document titled “Financial Covenant Examples” included in the Forms Supplement.

(ii) For the avoidance of doubt, any calculation of financial liabilities pursuant to the financial covenants set forth in this Annex 9.1 shall be made on a nominal or face value basis without regard to any accounting principle permitting a Person to elect to value its financial liabilities at the fair value thereof.

(b)	Defined Terms.

All other capitalized terms used in this Annex 9.1 will have the meanings ascribed thereto in the Agreement.

“Cash Balance” means, for any period, an amount determined for the Borrower and its Subsidiaries on a consolidated basis equal to the portions of currency, credit balances in deposit accounts (other than Permitted Restricted Deposits) and Cash Equivalents held by them that are not required to be classified as “restricted cash” on a balance sheet in conformity with GAAP, other than solely as a result of restrictions under this Agreement, and that are free and clear of all Liens (other than Liens permitted pursuant to Sections 9.3(a) and (i) of the Agreement).

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower and its wholly-owned subsidiaries on a consolidated basis equal to the sum of:

(X) Consolidated Net Income,

plus	(Y) the sum, without duplication, of the amounts for such period to the extent included in the calculation of Consolidated Net Income of: (i) Consolidated Interest Expense, plus (ii) provisions for foreign, federal, state, and local taxes based on income, plus (iii) total depreciation of tangible assets, plus (iv) total amortization of intangible assets (including loan amortization fees), plus (v) losses from Dispositions of fixed assets and marketable securities, plus (vi) income from minority interest, plus (vii) losses from discontinued operations, plus (viii) losses from currency fluctuations, plus (ix) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents

ANNEX 9.1-1

an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), plus (x) extraordinary losses,

minus	(Z) the sum, without duplication of the amounts for such period to the extent included in the calculation of Consolidated Net Income of: (i) gains from Dispositions of fixed assets and marketable securities, plus (ii) loss from minority interest, plus (iii) gains from discontinued operations, plus (iv) gains from currency fluctuations, plus (v) interest income, plus (vi) other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (vii) extraordinary gains and other extraordinary income.

“Consolidated Current Assets” means, for any period, the following assets of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets for such period in conformity with GAAP: cash, cash equivalents, accounts receivable, prepaid expenses, inventory and other current assets.

“Consolidated Current Liabilities” means, for any period, the following liabilities of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities for such period in conformity with GAAP: accounts payable, accrued liabilities, deferred revenue, the current portion of long-term Indebtedness and other current liabilities, excluding membership fees, reservation payments and customer deposits.

“Consolidated Fixed Charges” means, for any period, an amount determined for the Borrower and its Subsidiaries on a consolidated basis equal to Consolidated Interest Expense plus cash foreign, federal, state, and local taxes based on income, plus regularly scheduled Note P Installment and Note S Installment payments, plus Capital Expenditures and plus permitted acquisitions.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Transactions.

“Consolidated Net Income” means, for any period:

(A) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus

ANNEX 9.1-2

(B) the sum of:

(1) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, plus

(2) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, plus

(3) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, or Requirements of Law applicable to that Subsidiary, plus

(4) any after tax gains or losses attributable to returned surplus assets of any Pension Plan.

“Consolidated Total Debt” means, as at any date of determination: (A) the aggregate amount of all obligations for borrowed money, whether current or long term, and all obligations evidenced by bonds (except performance bonds), debentures, notes, loan agreements or other debt instruments, (B) the maximum amount available by any undrawn letters of credit, bankers acceptances, guarantees, or similar instruments, (C) any Disqualified Stock, capitalized lease obligations, interest rate swap obligations or asset securitization transactions and (D) all other Indebtedness, in each case, of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Liabilities” means, for any period, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in conformity with GAAP but in any event including all warranty reserves.

“Shareholder Equity” means, for any period, the shareholder equity of the Borrower and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

(c)	Phase A.

During the period from the Principal Instrument Delivery Date through December 15, 2012, the following financial covenants will be measured as follows:

(i) Current Ratio. The Borrower shall not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities (the “Current Ratio”) as of the last day of any fiscal quarter that ends during such period, to be less than 1.4 to 1.0.

ANNEX 9.1-3

(ii) Cash Balance. The Borrower shall not permit the Cash Balance as of the last day of any month that ends during such period to be less than the sum of (A) Consolidated Interest Expense annualized for the next twelve (12) months (based on the amount of Indebtedness of the Borrower and its Subsidiaries outstanding as of such date) and (B) $15 million.

(d)	Phase B.

For each fiscal quarter ending after December 15, 2012 (each such quarter, an “Applicable Quarter”), the following financial covenants will be measured as follows:

(i) Leverage Ratio. For each Applicable Quarter, the Borrower shall not permit the ratio of Consolidated Total Debt (as of the last day of such Applicable Quarter) to Consolidated Adjusted EBITDA (for the trailing twelve (12) months ending with such Applicable Quarter) to exceed the levels set forth in the schedule below for the Fiscal Year during which such Applicable Quarter occurs:

Fiscal Year Ending	Maximum Ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA
December 31, 2012	6.5 to 1.0
December 31, 2013	4.5 to 1.0
December 31, 2014	3.5 to 1.0
December 31, 2015 and thereafter	2.5 to 1.0

(ii) Interest Coverage Ratio. For each Applicable Quarter, the Borrower shall not permit the ratio of Consolidated Adjusted EBITDA (for the trailing twelve (12) months ending with each Applicable Quarter and tested as of the last day of such Applicable Quarter) to Consolidated Interest Expense (for the trailing twelve (12) months ending with such Applicable Quarter) to be less than the levels set forth in the schedule below for the Fiscal Year during which such Applicable Quarter occurs:

Fiscal Year Ending	Minimum Ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense
December 31, 2012	1.25 to 1.0
December 31, 2013	1.75 to 1.0
December 31, 2014 and thereafter	2.00 to 1.0

(iii) Fixed Charge Coverage Ratio. For each Applicable Quarter, the Borrower shall not permit the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges (“Fixed Charge Coverage Ratio”) (for the trailing twelve (12) months ending with such Applicable Quarter) to be less than the levels set forth in the schedule below for the Fiscal Year during which such Applicable Quarter occurs:

Fiscal Year Ending	Minimum Fixed Charge Coverage Ratio
12/31/2013	1.0 to 1.0
12/31/2014 and thereafter	1.25 to 1.0

ANNEX 9.1-4

provided, that if the Borrower shall submit any updated Business Plan in accordance with Section 8.2(b) of the Agreement, which Business Plan shall include financial projections which account for changes in capital expenditures and financing programs, the Borrower may propose, as part of such updated Business Plan, revised Minimum Fixed Charge Coverage Ratios based on such changes (each, a “Proposed Ratio Change”). Unless DOE explicitly rejects any Proposed Ratio Change within forty-five (45) days of receiving any Business Plan delivered in accordance with Section 8.2(b) of the Agreement, DOE’s approval of any Business Plan as a whole shall be deemed to extend to the Proposed Ratio Changes contained therein.

(iv) Current Ratio. For each Applicable Quarter, the Borrower shall not permit the Current Ratio to be less than the levels set forth in the schedule below for the Fiscal Year during which such Applicable Quarter occurs:

Fiscal Year Ending	Minimum Ratio of Current Assets to Current Liabilities
12/31/2012	1.0 to 1.0
12/31/2013	1.05 to 1.0
12/31/2014	1.10 to 1.0
12/31/2015 and thereafter	1.15 to 1.0

(v) Total Liabilities to Shareholder Equity. From and after March 31, 2014, the Borrower shall not permit the ratio of Consolidated Total Liabilities to Shareholder Equity to exceed 2.0 to 1.0.

(vi) Capital Expenditures. The Borrower shall not, and shall not permit its Subsidiaries to, make or incur any Capital Expenditures for any period in excess of 120% of the aggregate amount set forth for Capital Expenditures for such period in the Business Plan.

(vii) Operating Lease Expense. DOE reserves the right to require an additional financial covenant relating to operating lease expense to be established on mutually agreeable terms in connection with the approval of any Business Plan which includes an amount of operating lease expense that DOE deems to be material.

ANNEX 9.1-5

Annex 9.4

ADDITIONAL CONDITIONS TO

PERMITTED EQUITY PROCEEDS INVESTMENTS

The following conditions apply to any Permitted Equity Proceeds Investment, in addition to those set forth in Section 9.4(m).

(a) Such Investment does not and will not divert resources of the Borrower or any of its Subsidiaries, or their respective management’s time or attention, reasonably required to, as their top priority, achieve Final Completion of the Projects as soon as possible in a manner consistent with the Business Plan and, thereafter, operate the Projects profitably during the term of the Loans.

(b) If such Investment is made or committed to be made prior to Final Completion of both Projects, the Borrower’s Cash Equity after giving effect to such Investment and any commitment to make such Investment is no less than one hundred forty percent (140%) of the amount required to be maintained under Section 2.8(c) to satisfy the Cash Equity Condition, taking into account, among other things, the following:

(i) the reasonably expected liquidity impact of owning such Investment (and any outstanding, planned or expected other Permitted Equity Proceeds Investments) throughout Final Completion of both Projects;

(ii) any encumbrance or restrictions under the agreements relating to such Investment on the ability of any Subsidiary to make Restricted Payments or payments in respect of Indebtedness, make loans, advances or other credit extensions or transfer any of its assets to the Borrower or any other Subsidiary; and

(iii) any planned or expected other Permitted Equity Proceeds Investments.

(c) The liquidity of the Borrower and each of its Subsidiaries after giving effect to such Investment and any commitment to make such Investment is reasonably expected to be sufficient to satisfy their respective liquidity needs during the term of the Loans, taking into account, among other things, the following:

(i) the reasonably expected liquidity impact of owning such Investment (and any existing, planned or expected other Permitted Equity Proceeds Investments) throughout such term;

(ii) any encumbrance or restrictions under the agreements relating to such Investment on the ability of any Subsidiary to make Restricted Payments or payments in respect of Indebtedness, make loans, advances or other credit extensions or transfer any of its assets to the Borrower or any other Subsidiary; and

ANNEX 9.4 - 1

(iii) any planned or expected other Permitted Equity Proceeds Investments).

(d) Both before and after giving effect to such Investment, the Borrower is in compliance on a Pro Forma Basis with each of the covenants set forth on Annex 9.1 that are applicable at the time such Investment is made for the period referred to in the definition of Pro Forma Basis and is projected to be in compliance with such financial covenants for the four fiscal quarter period ending one year later.

(e) No Indebtedness or Liens of the Borrower or any Subsidiary (including any Subsidiary acquired pursuant to such Investment) is incurred, created, assumed or permitted to exist in connection with or as a result of such Investment (including any Indebtedness in the nature of acquisition financing, assumption of debt whether or not created in contemplation of such Investment, deferred purchase price, earn-outs or obligations of partnerships in which any such Investment is made) except to the extent permitted pursuant to Section 9.2 or 9.3, as applicable.

(f) Neither the Borrower nor any Subsidiary, as a result of or in connection with any such Investment or any commitment to make such Investment, has created, assumed or incurred or will create, assume or incur any direct or contingent liabilities that are not of a type created, assumed or incurred in the ordinary course of business or that could reasonably be expected, as of the date such Investment is made or as of the date of any commitment to make such Investment, to result in the existence or occurrence of a Material Adverse Effect.

(g) All transactions related to such Investment have been or will be consummated in all material respects in accordance with applicable Requirements of Law.

(h) Such Investment has not been preceded by, or effected pursuant to, a hostile offer by the Borrower (or any Subsidiary or Affiliate thereof).

(i) All actions required under Section 7.6 with respect to such Investment shall have been or will, at the time such Investment is made, be taken (without regard to any time period provided in Section 7.6 within which such actions are required to be completed), or such longer period as DOE may agree to in writing.

(j) Such actions required under Section 7.6, including the grant in favor of the Collateral Trustee of a First Priority security interest in all property and assets acquired by the Borrower or any Guarantor pursuant to such Investment, and in all property and assets owned by any Domestic Subsidiary acquired pursuant to such Investment, will not violate, contravene or result in any breach or constitute any default, or result in or require

ANNEX 9.4 - 2

the creation of any Lien on any of the revenues, properties or assets of the Borrower, any Guarantor or such Domestic Subsidiary under any agreements related to such Investment (including joint venture agreements and shareholder agreements), subject to customary rights of any party to such agreements that would be applicable solely upon a foreclosure of such security interest.

(k) Prior to or concurrently with the making of such Investment, DOE shall have received, by an Acceptable Delivery Method, a certificate duly executed and delivered by a Responsible Officer of the Borrower confirming that such Investment constitutes a Permitted Equity Proceeds Investment and setting forth in reasonable detail the facts demonstrating the same.

ANNEX 9.4 - 3

Exhibit A to the

Arrangement Agreement

FORM OF FUTURE ADVANCE PROMISSORY NOTE - NOTE P

(Filed as Separate Exhibit to Form S-1)

Exhibit B to the

Arrangement Agreement

FORM OF FUTURE ADVANCE PROMISSORY NOTE - NOTE S

(Filed as Separate Exhibit to Form S-1)

Exhibit C to the

Arrangement Agreement

FORM OF DRAWSTOP NOTICE

Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: Chief Financial Officer

Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: General Counsel

[Director

Advanced Technology Vehicles Manufacturing Loan Program

CF-1.4

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Office of the General Counsel

GC-1

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585]1

[Federal Financing Bank

Main Treasury Building

1500 Pennsylvania Avenue, NW

Washington, DC 20220]2

Re:	Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010, between Tesla Motors, Inc. (the “Borrower”) and the United States Department of Energy (“DOE”) (as amended, supplemented and restated from time to time, the “Arrangement Agreement”).

Requested Advance Date: [            ], 20[    ].

[1]	Insert DOE addresses if FFB is delivering Drawstop Notice.
[2]	Insert FFB address if DOE is delivering Drawstop Notice.

EXHIBIT C-1

This Drawstop Notice (this “Drawstop Notice”) is being issued pursuant to Section 2.4(b) of the Arrangement Agreement with respect to the Advance or Advances requested by the Borrower pursuant to the Advance Request dated [            ], 20[    ], in respect of which DOE issued an Advance Request Approval Notice dated [            ], 20[    ]. Terms defined in the Arrangement Agreement and used herein shall have the meanings given to them therein, unless otherwise defined herein.

We hereby notify you that [DOE][FFB] has determined that as of the date hereof one or more of the [conditions in Section 5.3 and/or Section 5.4 of the Arrangement Agreement with respect to such Advance or Advances has not been met or waived, or, having been met, are not longer met][the conditions precedent to such Advance or Advances contained in [Note P][Note S] and the Note Purchase Agreement has not been met or waived, or, if having been met, are no longer met], including, but not limited to the following:

[List unsatisfied conditions precedent].

[UNITED STATES DEPARTMENT OF ENERGY]

[FEDERAL FINANCING BANK]

By:
Name:
Title:
Date:

EXHIBIT C-2

Exhibit D to the

Arrangement Agreement

FORM OF GUARANTEE

(Filed as Separate Exhibit to Form S-1)

Exhibit E to the

Arrangement Agreement

INTERCOMPANY SUBORDINATION AGREEMENT

among

TESLA MOTORS, INC.,

EACH OF THE GUARANTORS PARTY HERETO

and

MIDLAND LOAN SERVICES, INC.,

as Collateral Trustee

dated January 20, 2010

ARTICLE XI MISCELLANEOUS		10
11.1	Amendments, etc.	10
11.2	Delay and Waiver	10
11.3	Survival of Representations and Warranties	10
11.4	Notices	10
11.5	Severability	10
11.6	Judgment Currency	11
11.7	Indemnification	11
11.8	Limitation on Liability	12
11.9	Successors and Assigns	12
11.10	Further Assurances and Corrective Instruments	12
11.11	Reinstatement	12
11.12	Governing Law; Waiver Of Jury Trial	12
11.13	Submission to Jurisdiction, Etc.	13
11.14	Entire Agreement	13
11.15	Benefits of Agreement	13
11.16	Headings	13
11.17	Counterparts	14
11.18	No Partnership; Etc.	14
11.19	Independence of Covenants	14
11.20	Additional Subordinated Parties	14
11.21	Releases	14

-ii-

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of January 20, 2010, is made by TESLA MOTORS, INC., a Delaware corporation (the “Borrower”) and each of the Guarantors listed on the signature pages hereof or that becomes a party hereto as provided herein (together with the Borrower, collectively, the “Subordinated Parties” and each, a “Subordinated Party”), in favor of MIDLAND LOAN SERVICES, INC., a Delaware corporation (the “Collateral Trustee”), in its capacity as collateral trustee for the ratable benefit of the United States Department of Energy, an agency of the United States of America (“DOE”) and the other Secured Parties (as defined in the Arrangement Agreement referred to below).

PRELIMINARY STATEMENTS

A. Pursuant to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement”), between the Borrower and DOE, DOE has agreed to arrange for the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury (“FFB”), to purchase certain future advance promissory notes (as amended, supplemented or otherwise modified from time to time, the “Notes”) to be issued by the Borrower pursuant to the Note Purchase Agreement, dated as of January 20, 2010, among the Borrower, DOE and FFB (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), and to make extensions of credit to the Borrower from time to time upon the terms and subject to the conditions set forth in the Notes and the other Loan Documents.

B. Pursuant to the Program Financing Agreement, dated as of September 16, 2009, between DOE and FFB, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Notes or the related Note Purchase Agreement.

C. The proceeds of the extensions of credit under the Funding Agreements will be used by the Borrower to fund Eligible Project Costs incurred by the Borrower under the Advanced Technology Vehicles Manufacturing Incentive Program administered by DOE.

D. Each Subordinated Party has entered into or may enter into Intercompany Arrangements from time to time with one or more other Subordinated Parties.

E. Each Subordinated Party has agreed to the subordination of the obligations of each other Subordinated Party under such Intercompany Arrangements to such Subordinated Party, upon the terms and subject to the conditions set forth in this Agreement.

F. It is a condition precedent to the obligation of DOE under the Arrangement Agreement to deliver the Principal Instruments required for FFB to purchase the Notes under the Note Purchase Agreement that the Subordinated Parties shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce DOE to enter into the Arrangement Agreement and to induce FFB to enter into the Note Purchase Agreement, purchase the Notes and make extensions of credit to the Borrower thereunder, each Subordinated Party hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

1.1 Terms Defined in Arrangement Agreement. Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in the Arrangement Agreement.

1.2 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Subordinated Party” has the meaning set forth in Section 11.20.

“Arrangement Agreement” has the meaning given to such term in the recitals.

“Borrower” has the meaning given to such term in the recitals.

“DOE” has the meaning given to such term in the recitals.

“Collateral Trustee” has the meaning given to such term in the preamble.

“Insolvency Event” has the meaning given to such term in Section 2.2.

“Intercompany Arrangements” means all intercompany loans, liabilities and agreements, including, without limitation, all sublease agreements, management services agreements, marketing agreements, dealer agreements, distribution agreements, receivables and payables, in each case which are in effect for any Subordinated Party on, or entered into by a Subordinated Party after, the Principal Instrument Delivery Date.

“Proceeds” has the meaning given to such term in Section 3.

“Subordinated Debt” means, with respect to each Subordinated Party, all indebtedness, liabilities, and other obligations (including payment obligations under all Intercompany Arrangements, whether in respect of services rendered, indebtedness for money borrowed, sublease of space, or otherwise) of any other Subordinated Party owing to such Subordinated Party, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Subordinated Party to such Subordinated Party under or in connection with any documents or instruments related thereto.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of the Subordinated Parties, directly or indirectly, of assets of the Subordinated Parties of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

“Subordinated Parties” has the meaning given to such term in the recitals.

1.3 Other Rules of Construction. Unless the contrary is expressly stated herein:

(a) words in this Agreement denoting one gender only shall be construed to include the other gender;

(b) when used in this Agreement, the words “including”, “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;

(c) when used in this Agreement, the words “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, “hereinbefore”, and “hereinafter”, and words of similar import, unless otherwise specified, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(d) each reference in this Agreement to any article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(e) capitalized terms in this Agreement referring to any Person or party to any Loan Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(f) each reference in this Agreement to any Loan Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Loan Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;

(g) each reference in this Agreement to any Requirements of Law shall be construed as a reference to such Requirements of Law, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;

(h) each reference in this Agreement to any provision of any other Loan Document will include reference to any definition or provision incorporated by reference within that provision;

(i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, Intellectual Property and contract rights; and

(j) the word “will” shall be construed as having the same meaning and effect as the word “shall”.

ARTICLE II

SUBORDINATION

2.1 Subordination to Payment of Secured Obligations. As to each Subordinated Party, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the payment in full of the Secured Obligations.

2.2 Subordination Upon Any Distribution of Assets of the Subordinated Parties. As to each Subordinated Party, in the event of any payment or distribution of assets of any other Subordinated Party of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Subordinated Party or its property, whether voluntary or involuntary, or in an Insolvency Proceeding, or upon any other marshaling or composition of the assets and liabilities of such other Subordinated Party (such events, collectively, “Insolvency Events” and such payment or distributions upon any Insolvency Event, collectively, “Proceeds”):

(a) all amounts owing on account of the Secured Obligations shall first be paid in full (other than any unasserted contingent indemnity obligations under Section 12.8 of the Arrangement Agreement) before any Subordinated Debt Payment is made from any Proceeds; and

(b) to the extent permitted by applicable law and by any court orders entered in connection with such Insolvency Events, any Subordinated Debt Payment from Proceeds which such Subordinated Party receives in contravention of the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Collateral Trustee (or its designee) for the benefit of the Secured Parties for application to the payment of the Secured Obligations in accordance with clause (a), after giving effect to any concurrent payment or distribution or provision therefor to the Secured Parties in respect of such Secured Obligations.

ARTICLE III

PAYMENTS ON SUBORDINATED DEBT

3.1 Permitted Payments on Indebtedness for Borrowed Money. To the extent not prohibited by the Arrangement Agreement and so long as no Event of Default shall have occurred and be continuing, each Subordinated Party may make, and each other Subordinated Party shall be entitled to accept and receive, payments when due and payable, and (to the extent permitted pursuant to the terms of the Arrangement Agreement) prepayments, in the ordinary course of business on account of the Subordinated Debt consisting of indebtedness for borrowed money.

3.2 No Payment on Indebtedness for Borrowed Money Upon Secured Obligations Defaults. Upon the occurrence of any Event of Default, and until such Default or Event of Default is cured or waived, no Subordinated Party shall make, and no other Subordinated Party shall accept or receive, any Subordinated Debt Payment in respect of Subordinated Debt consisting of indebtedness for borrowed money.

3.3 Permitted Payments on Other Subordinated Debt. Except as provided in Section 3.2 above, each Subordinated Party may make, and each other Subordinated Party shall be entitled to accept and receive, payments when due and payable, and (to the extent permitted pursuant to the terms of the Arrangement Agreement) prepayments, in the ordinary course of business on account of all other Subordinated Debt.

ARTICLE IV

SUBORDINATION OF REMEDIES

4.1 Subordination of Remedies. As long as any Secured Obligations shall remain outstanding and unpaid, no Subordinated Party shall, without the prior written consent of the Collateral Trustee:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Subordinated Party owing to such Subordinated Party;

(b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Subordinated Party to any other Subordinated Party against any of the Subordinated Debt; provided that a Subordinated Party may exercise a right of set-off in lieu of a Subordinated Debt Payment that would otherwise have been permitted under Article III; or

(d) commence, or cause to be commenced, or join with any creditor other than the Secured Parties in commencing, any Insolvency Proceeding or receivership proceeding against any other Subordinated Party.

ARTICLE V

COLLATERAL TRUSTEE

5.1 Payment Over to Collateral Trustee. In the event that, notwithstanding the provisions of Section 2.2 and Articles III and IV, any Subordinated Debt Payments shall be received in contravention of such Section 2.2 and Articles III and IV by any Subordinated Party before the date on which all Secured Obligations is paid in full (other than any unasserted contingent indemnity obligations under Section 12.8 of the Arrangement Agreement), such Subordinated Debt Payments shall be held in trust for the benefit of the Secured Parties and shall be paid over or delivered to the Collateral Trustee (or its designee) for the benefit of the Secured Parties for application to the payment in full of all Secured Obligations remaining unpaid (other than any unasserted contingent indemnity obligations under Section 12.8 of the Arrangement Agreement) to the extent necessary to give effect to such Section 2.2 and Articles III and IV, after giving effect to any concurrent payments or distributions to the Secured Parties in respect of the Secured Obligations.

5.2 Authorization to Collateral Trustee. If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to any Subordinated Party or its property:

(a) the Collateral Trustee hereby is irrevocably authorized and empowered (in the name of each Subordinated Party or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including, to the extent permitted under applicable law, voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties; and

(b) each Subordinated Party shall promptly take such action as the Collateral Trustee reasonably may request (i) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to the Collateral Trustee such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) to collect and receive any and all Subordinated Debt Payments.

ARTICLE VI

CERTAIN AGREEMENTS OF EACH SUBORDINATED PARTY

6.1 No Benefits. Each Subordinated Party understands that there may be various agreements between the Collateral Trustee or any other Secured Party and any other Subordinated Party evidencing and governing the Secured Obligations, and each Subordinated Party acknowledges and agrees that such agreements are not intended to confer any benefits on such Subordinated Party and that the Collateral Trustee nor any other Secured Party shall have any obligation to such Subordinated Party or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to it under such agreements.

6.2 No Interference. Each Subordinated Party acknowledges that each other Subordinated Party has granted to the Collateral Trustee for the benefit of the Secured Parties, a Lien on the Collateral of such Subordinated Party and agrees not to interfere with or in any manner oppose a disposition of any such Collateral by the Secured Parties in accordance with applicable law and the terms of the applicable Loan Documents.

6.3 Reliance by the Secured Parties. Each Subordinated Party acknowledges and agrees that the Secured Parties will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making the financial accommodations thereunder.

6.4 Waivers. Except as provided under the Arrangement Agreement, each Subordinated Party hereby waives (to the extent permitted by law) any and all notice of the incurrence of the Secured Obligations or any part thereof and any right to require marshaling of assets.

6.5 Obligations of Each Subordinated Party Not Affected. Each Subordinated Party hereby agrees that, subject to the terms and conditions of the Loan Documents, at any time and from time to time, without notice to or the consent of such Subordinated Party, without incurring responsibility to such Subordinated Party, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Secured Parties hereunder:

(a) the time for any other Subordinated Party’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Secured Parties;

(b) the agreements of any other Subordinated Party with respect to the Loan Documents may from time to time be modified by such other Subordinated Party and the Secured Parties for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Subordinated Party or the Secured Parties thereunder;

(c) the manner, place, or terms for payment of Secured Obligations or any portion thereof may be altered or the terms for payment extended, or the Secured Obligations may be renewed in whole or in part in accordance with the terms of any present or future agreement by any other Subordinated Party and the Secured Parties;

(d) the maturity of the Secured Obligations may be accelerated in accordance with the terms of any present or future agreement by any other Subordinated Party and the Secured Parties;

(e) any Collateral may be sold, exchanged, released, or substituted in accordance with the terms of any present or future agreement by any other Subordinated Party and the Secured Parties and any Lien in favor of the Collateral Trustee may be terminated, subordinated, or fail to be perfected or become unperfected;

(f) any Person liable in any manner for Secured Obligations may be discharged, released, or substituted; and

(g) all other rights against any other Subordinated Party, any other Person, or with respect to any Collateral may be exercised (or the Secured Parties may waive or refrain from exercising such rights).

6.6 Rights of the Collateral Trustee and the Other Secured Parties Not to Be Impaired. No right of the Collateral Trustee or any other Secured Party to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Subordinated Party, the Collateral Trustee or any other Secured Party hereunder or under or in connection with any other Loan Document or by any noncompliance by any Subordinated Party with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Collateral Trustee or any other Secured Party may have or otherwise be charged with.

6.7 Financial Condition of the Subordinated Parties. Except as provided under the Arrangement Agreement or any other Loan Document, no Subordinated Party shall have any right to require the Collateral Trustee or any other Secured Party to obtain or disclose any information with respect to: (a) the financial condition or character of any other Subordinated Party or the ability of any other Subordinated Party to pay and perform the Secured Obligations; (b) the Secured Obligations; (c) the Collateral or other security for any or all of the Secured Obligations; (d) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Secured Obligations; (e) any action or inaction on the part of the Collateral Trustee, any other Secured Party or any other Person; or (f) any other matter, fact, or occurrence whatsoever.

ARTICLE VII

SUBROGATION

7.1 Subrogation. Until the payment and performance in full of all Secured Obligations (other than any unasserted contingent indemnity obligations under Section 12.8 of the Arrangement Agreement), no Subordinated Party shall have, nor shall it directly or indirectly exercise, any rights that such Subordinated Party may acquire by way of subrogation under this Agreement, by any payment or distribution to the Secured Parties hereunder or otherwise. Upon the payment and performance in full of all Secured Obligations (other than any unasserted contingent indemnity obligations under Section 12.8 of the Arrangement Agreement), each Subordinated Party shall be subrogated to the rights of the Secured Parties to receive payments or distributions applicable to the Secured Obligations until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Collateral Trustee or any other Secured Party of any cash, property, or securities to which any Subordinated Party would be entitled except for the provisions of Section 2.2 or Articles III or IV shall, as among such Subordinated Party, its creditors (other than the Secured Parties), and any other Subordinated Party, be deemed to be a payment by any other Subordinated Party to or on account of the Secured Obligations.

7.2 Payments Over to the Subordinated Parties. If any payment or distribution to which any Subordinated Party would otherwise have been entitled but for the provisions of Section 2.2 or Articles III or IV shall have been applied pursuant to the provisions of Section 2.2 or Articles III or IV to the payment of all amounts payable under the Secured Obligations, such Subordinated Party shall be entitled to receive from the Secured Parties any payments or distributions received by the Secured Parties in excess of the amount sufficient to pay in full all amounts payable under or in respect of the Secured Obligations (other than any unasserted contingent indemnity obligations under Section 12.8 of the Arrangement Agreement). If any such excess payment is made to the Secured Parties, the Secured Parties shall promptly remit such excess payment to such Subordinated Party and until so remitted shall hold such excess payment for the benefit of such Subordinated Party.

ARTICLE VIII

NO TRANSFER OF SUBORDINATED DEBT

No Subordinated Party may assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of the Collateral Trustee, and any such assignment without the Collateral Trustee’s prior written consent shall be null and void unless such transfer is otherwise permitted by the Arrangement Agreement. Any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby in a manner satisfactory to the Collateral Trustee.

ARTICLE IX

OBLIGATIONS OF THE SUBORDINATED PARTIES NOT AFFECTED

The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Subordinated Party against the other Subordinated Parties, on the one hand, and of the Secured Parties against the Subordinated Parties, on the other hand. Nothing contained in this Agreement shall (a) impair, as between each Subordinated Party and the other Subordinated Parties, the obligation of each other Subordinated Party to pay its respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (b) otherwise affect the relative rights of each Subordinated Party against the other Subordinated Parties, on the one hand, and of the creditors (other than the Secured Parties) of the other Subordinated Parties against the other Subordinated Parties, on the other hand.

ARTICLE X

ENDORSEMENT OF SUBORDINATED PARTY DOCUMENTS

At the request of the Collateral Trustee, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Subordinated Party shall promptly deliver to the Collateral Trustee evidence of the same.

ARTICLE XI

MISCELLANEOUS

11.1 Amendments, etc. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.1 of the Collateral Trust Agreement.

11.2 Delay and Waiver. No delay or omission in exercising any right, power, privilege or remedy under this Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of a Default or Event of Default shall impair any such right, power, privilege or remedy of the Collateral Trustee or the other Secured Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. All rights, powers, privileges and remedies, either under this Agreement or any other Loan Document or by law or otherwise afforded to any of the Collateral Trustee or the other Secured Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that any of the Collateral Trustee or the other Secured Parties may otherwise have.

11.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances under the Funding Agreements.

11.4 Notices. All notices, requests and demands to or upon the Collateral Trustee or any Subordinated Party hereunder shall be effected in the manner provided for in Section 6.3 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Additional Subordinated Party shall be addressed to such Subordinated Party at its notice address set forth on its Subsidiary Joinder Agreement, or, as to each party hereto, such other address or number as shall be designated by such party in a written notice to each other party hereto.

11.5 Severability.

(a) The holding by any court of competent jurisdiction that any remedy pursued by the Collateral Trustee or any other Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Trustee or any other Secured Party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

(b) In the event that DOE’s consent is required under any of the Loan Documents, the determination whether to grant or withhold such consent shall be made by DOE in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

11.6 Judgment Currency. Each Subordinated Party agrees, to the fullest extent permitted under applicable law, to indemnify each Secured Party against any loss incurred by such Secured Party as a result of any judgment or order being given or made for any amount due such Secured Party under the Loan Documents and such judgment or order being expressed and to be paid in a Judgment Currency other than the Currency of Denomination and as a result of any variation between (i) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Secured Party would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by such Secured Party had it utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.

11.7 Indemnification.

(a) Each Subordinated Party, jointly and severally, agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting the Secured Obligations against the Subordinated Parties or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents, including the reasonable fees and other charges of counsel to each Secured Party.

(b) Each Subordinated Party, jointly and severally, agrees to pay, indemnify and hold each Secured Party harmless from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay from the Subordinated Parties in paying, all stamp, excise, sales and other taxes that may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement and the other Loan Documents.

(c) Each Subordinated Party, jointly and severally, agrees to pay, indemnify and hold the Secured Parties and each other Indemnified Person harmless from and against any and all Indemnified Liabilities to the fullest extent as the Borrower would be required to do so pursuant to Section 12.8 of the Arrangement Agreement.

(d) The provisions of this Section 12.8 shall survive foreclosure under this Agreement and satisfaction or discharge of the Secured Obligations and termination of this Agreement, and shall be in addition to any other rights and remedies of any Indemnified Person.

11.8 Limitation on Liability. No claim shall be made by any Subordinated Party or any of its Affiliates against any Secured Party or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Loan Documents or any act or omission or event occurring in connection therewith; and each Subordinated Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.9 Successors and Assigns. This Agreement is a continuing agreement of subordination and shall remain in full force and effect until all Secured Obligations have been paid in full (other than unasserted contingent indemnity obligations, which shall nonetheless survive termination of this Agreement in accordance with Section 11.7) and all Loan Commitment Amounts have been reduced to zero, be binding upon each Subordinated Party, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors and assigns. The subordinations, agreements and priorities set forth herein shall remain in full force and effect regardless of whether any Subordinated Party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with any other Subordinated Party.

11.10 Further Assurances and Corrective Instruments. To the extent permitted by Requirements of Law, each Subordinated Party hereto shall, upon the written request of the Collateral Trustee, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in such party’s reasonable judgment to effectuate the intention, performance and provisions hereof.

11.11 Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency, bankruptcy, liquidation or other similar proceeding or otherwise pursuant to any applicable Requirements of Law, the liability of the Subordinated Parties under this Agreement shall continue as if there had been no such discharge or arrangement. The Secured Parties shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

11.12 Governing Law; Waiver Of Jury Trial.

(a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(b) THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

11.13 Submission to Jurisdiction, Etc.

(a) Any legal action or proceeding against any Subordinated Party with respect to or arising out of this Agreement may, to the fullest extent permitted by applicable law, be brought in or removed to the U.S. District Court for the District of Columbia or any other federal court of competent jurisdiction in any other jurisdiction where the Subordinated Party or any of its property may be found. By execution and delivery of this Agreement, each Subordinated Party accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement. Each Subordinated Party hereby waives, to the fullest extent permitted by applicable law, any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens or improper venue. Each Subordinated Party agrees that a judgment obtained in any such action may be enforced in any other federal court of competent jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment and of the fact and of the amount of its obligation.

(b) Each Subordinated Party hereby agrees that process may be served on it by certified mail, return receipt requested, to its address as specified in Section 11.4 and that such mailing is sufficient to confer personal jurisdiction over such Subordinated Party in any proceeding in any court referred to in Section 11.13(a) and otherwise constitutes effective and binding service in every respect. Nothing in this Section 11.13(b) shall affect the right of the Secured Parties to serve process in any other manner permitted by law.

11.14 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof and thereof.

11.15 Benefits of Agreement. Nothing in this Agreement or any other Loan Document, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

11.16 Headings. Paragraph headings have been inserted in the Loan Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Loan Documents and shall not be used in the interpretation of any provision of the Loan Documents.

11.17 Counterparts. This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

11.18 No Partnership; Etc. The Secured Parties and the Subordinated Parties intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and the Subordinated Parties or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Subordinated Parties or any other Person with respect to the Projects or otherwise.

11.19 Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.20 Additional Subordinated Parties. Each Subsidiary of the Borrower that is required to become an Additional Guarantor pursuant to Section 7.6 of the Arrangement Agreement, or that the Borrower desires to become a party to this Agreement, shall become a Subordinated Party (an “Additional Subordinated Party”) for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Subsidiary Joinder Agreement.

11.21 Releases. A Subordinated Party shall be released from its obligations hereunder in the event that the Guarantee of such Subordinated Party is released in accordance with the provisions of Section 12.21 of the Arrangement Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

TESLA MOTORS, INC.

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS NEW YORK LLC
By:	Tesla Motors, Inc., its sole member

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT

MIDLAND LOAN SERVICES, INC.

By:
	Name:	Bradley J. Hauger
	Title:	Senior Vice President

SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT

Exhibit F to the

Arrangement Agreement

COLLATERAL TRUST AGREEMENT

Dated as of January 20, 2010

among

TESLA MOTORS, INC.,

CERTAIN OF ITS SUBSIDIARIES PARTIES HERETO,

and

MIDLAND LOAN SERVICES, INC.,

as Collateral Trustee

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5.6	Moneys to be Held in Trust	19
5.7	Resignation and Removal of the Collateral Trustee	19
5.8	Status of Successor Collateral Trustee	21
5.9	Merger of the Collateral Trustee	21
5.10	Co-Collateral Trustee; Separate Collateral Trustee	21
5.11	Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties	23

ARTICLE VI MISCELLANEOUS		23
6.1	Amendments, etc.	23
6.2	Delay and Waiver	23
6.3	Notices	23
6.4	Severability	24
6.5	Limitation on Liability	24
6.6	Successors and Assigns	24
6.7	Further Assurances and Corrective Instruments	24
6.8	Governing Law; Waiver Of Jury Trial	24
6.9	Submission to Jurisdiction, Etc.	25
6.10	Entire Agreement	25
6.11	Benefits of Agreement	25
6.12	Headings	25
6.13	Counterparts	26
6.14	No Partnership; Etc.	26
6.15	Termination and Release	26
6.16	Independence of Covenants	27
6.17	Additional Grantors	27
6.18	Rights and Immunities of DOE.	28

ANNEX I	Trust Security Documents
EXHIBIT A	Form of Notice of Default
SCHEDULE 6.3	Notice Addresses

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COLLATERAL TRUST AGREEMENT (this “Agreement”), dated as of January 20, 2010 among TESLA MOTORS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower that may from time to time become parties hereto (together with the Borrower, the “Grantors”) and MIDLAND LOAN SERVICES, INC., a Delaware corporation, as collateral trustee (the “Collateral Trustee”).

PRELIMINARY STATEMENTS

A. Pursuant to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement”), between the Borrower and the United States Department of Energy (“DOE”), DOE has agreed to arrange for the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury (“FFB”), to purchase certain future advance promissory notes (as amended, supplemented or otherwise modified from time to time, the “Notes”) to be issued by the Borrower pursuant to the Note Purchase Agreement, dated as of January 20, 2010, among the Borrower, DOE and FFB (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), and to make extensions of credit to the Borrower from time to time upon the terms and subject to the conditions set forth in the Notes and the other Loan Documents.

B. Pursuant to the Program Financing Agreement, dated as of September 16, 2009, between DOE and FFB, DOE is obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Notes or the related Note Purchase Agreement.

C. The proceeds of the extensions of credit under the Funding Agreements will be used by the Borrower to fund Eligible Project Costs incurred by the Borrower under the Advanced Technology Vehicles Manufacturing Incentive Program administered by DOE.

D. Pursuant to FABS GSA Schedule GS-23F-0056T, Order No. DE-DT0000982 (as amended from time to time pursuant to change orders and sub-tasks, the “FI Consulting Agreement”), DOE engaged FI Consulting, Inc. (“FI Consulting”) to provide certain services in connection with the Advanced Technology Vehicles Manufacturing Incentive Program, including engaging the Collateral Trustee on behalf of DOE.

E. FI Consulting and the Collateral Trustee are parties to the Contractor Team Arrangement dated as of January 11, 2010 (the “Teaming Agreement”), pursuant to which Collateral Trustee agreed to provide certain collateral trustee services, as more specifically set forth therein.

F. It is a condition precedent to the obligation of DOE under the Arrangement Agreement to deliver the Principal Instruments required for FFB to purchase the Notes under the Note Purchase Agreement that (i) the Grantors shall agree to secure the prompt and complete payment and performance when due of the Secured Obligations and (ii) the Grantors and the Collateral Trustee shall execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce DOE to enter into the Arrangement Agreement and to induce FFB to enter into the Note Purchase Agreement, purchase the Notes and make extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

DECLARATION OF TRUST

IN ORDER TO SECURE the prompt and complete payment and performance when due of the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that it holds and will hold as trustee in trust under this Agreement all of its right, title and interest in, to and under the Trust Security Documents and the collateral granted to the Collateral Trustee thereunder whether now existing or hereafter arising (and the Grantors do hereby consent thereto).

TO HAVE AND TO HOLD the Trust Security Documents and the entire Collateral (the right, title and interest of the Collateral Trustee in the Trust Security Documents and the Collateral being hereinafter referred to as the “Trust Estate”) unto the Collateral Trustee and its successors in trust under this Agreement and its assigns forever.

IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the enforcement of the payment of all Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Agreement, each of the Loan Documents and each of the Trust Security Documents.

PROVIDED, HOWEVER, that these presents are upon the condition that if the Grantors, their successors or assigns, shall satisfy the conditions set forth in Section 6.15(a), then this Agreement, and the estates and rights hereby assigned, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Definitions. Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in the Arrangement Agreement or, if not defined therein, in the UCC. In addition, the following terms shall have the following meanings:

“Arrangement Agreement” has the meaning given to such term in the preliminary statements.

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“Borrower” has the meaning given to such term in the Preamble.

“Collateral” shall mean, collectively, all collateral in which the Collateral Trustee is granted a security interest pursuant to any Security Document.

“Collateral Account” has the meaning given to such term in Section 3.1.

“Collateral Enforcement Action” means, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, to exercise, seek to exercise, join any Person in exercising or to institute or to maintain or to participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Loan Document, Trust Security Document or otherwise, (ii) exercising any right of set-off with respect to any Grantor, or (iii) exercising any other right or remedy under the UCC or the Uniform Commercial Code of any other applicable jurisdiction or under any Bankruptcy Law or other applicable Requirements of Law.

“Collateral Trustee” means Midland Loan Services, Inc., a Delaware corporation, in its capacity as trustee under this Agreement, and any successor trustee appointed thereunder.

“Distribution Date” means each date fixed by the Collateral Trustee for a distribution to the Secured Parties of funds held in the Collateral Account, the first of which shall be within seventy-five (75) days after the Collateral Trustee receives a Notice of Default and the remainder of which shall be monthly thereafter (or more frequently if requested by DOE) on the day of the month corresponding to the first Distribution Date (or, if there be no such corresponding day, the last day of such month), provided that if any such day is not a Business Day, such Distribution Date shall be the next Business Day.

“Dollars” and “$” means the lawful money of the United States.

“Effective Date” means January 20, 2010.

“Grantors” has the meaning given to such term in the Preamble.

“Notice of Default” means a written notice delivered to the Collateral Trustee by DOE, stating that to DOE’s knowledge an Event of Default under the Loan Documents has occurred and is continuing. Each Notice of Default shall be in substantially the form of Exhibit A.

“Opinion of Counsel” means an opinion in writing signed by legal counsel reasonably satisfactory to the Collateral Trustee, who may be counsel regularly retained by the Collateral Trustee or counsel to the Borrower.

“Proceeds” means all “proceeds” as defined in Article 9 of the UCC and includes, in any event, all payments or distributions made with respect to any other item of Collateral and whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

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“Secured Parties” shall mean at any time the Collateral Trustee (in its capacity as the holder of the Lien on the Collateral securing the Secured Obligations), DOE, FFB and any other holder of Secured Obligations outstanding at such time.

“Trust Estate” has the meaning given in the Declaration of Trust in this Agreement.

“Trust Security Documents” means each of the instruments described in Annex I to this Agreement and each agreement entered into pursuant to Section 6.1 of this Agreement.

“Trustee Fees” means all fees, costs and expenses of the Collateral Trustee of the types described in Sections 4.3 and 4.4.

1.2 Other Rules of Construction. Unless the contrary is expressly stated herein:

(a) words in this Agreement denoting one gender only shall be construed to include the other gender;

(b) when used in this Agreement, the words “including”, “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;

(c) when used in this Agreement, the words “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, “hereinbefore”, and “hereinafter”, and words of similar import, unless otherwise specified, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(d) each reference in this Agreement to any article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(e) capitalized terms in this Agreement referring to any Person or party to any Loan Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(f) each reference in this Agreement to any Loan Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Loan Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;

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(g) each reference in this Agreement to any Requirement of Law shall be construed as a reference to such Requirement of Law, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;

(h) each reference in this Agreement to any provision of any other Loan Document will include reference to any definition or provision incorporated by reference within that provision;

(i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, Intellectual Property and contract rights;

(j) the word “will” shall be construed as having the same meaning and effect as the word “shall”; and

(k) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

REMEDIES

2.1 Notices of Default.

(a) Upon receipt by the Collateral Trustee of a Notice of Default, and so long as such Notice of Default is in effect, the Collateral Trustee shall exercise the rights and remedies provided in this Agreement and in the Trust Security Documents subject to the direction of DOE, as provided herein. Except as otherwise provided in the last sentence of Section 2.2, the Collateral Trustee is not empowered to exercise any remedy hereunder or under any Trust Security Documents unless a Notice of Default is in effect.

(b) A Notice of Default delivered by DOE shall become effective upon receipt thereof by the Collateral Trustee. Notwithstanding anything in this Agreement to the contrary, a Notice of Default shall be deemed to be in effect whenever an Event of Default under Section 10.1(k) of the Arrangement Agreement with respect to the Borrower has occurred and is continuing. A Notice of Default, once effective, shall remain in effect unless and until it is cancelled as provided in Section 2.1(c).

(c) DOE shall be entitled to cancel a Notice of Default by delivering a written notice of cancellation to the Collateral Trustee at any time, provided that no such cancellation shall invalidate any actions taken by the Collateral Trustee to exercise any remedy with respect to the Collateral prior to the time the Collateral Trustee receives such written notice of cancellation in accordance with Section 6.3.

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2.2 General Authority of the Collateral Trustee over the Collateral. Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in its or his own name, from time to time in the Collateral Trustee’s discretion, subject to Section 2.1, so long as any Notice of Default is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the Trust Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee, subject to Section 2.1, the power and right on behalf of such Grantor, without notice to or further assent by such Grantor, so long as any Notice of Default is in effect, to take any Collateral Enforcement Actions permitted under the Trust Security Documents and to do, at its option and at the expense and for the account of Grantors, all acts and things which the Collateral Trustee deems necessary to protect or preserve the Collateral and to realize upon the Collateral in accordance with the provisions of the Trust Security Documents. Notwithstanding the foregoing, so long as no Notice of Default is in effect, the Collateral Trustee shall take such actions as are contemplated by this Agreement or the Trust Security Documents, subject to the direction of DOE, it being understood that such actions shall not include any action which pursuant to the express terms hereof can only be taken when a Notice of Default is in effect.

2.3 Right to Initiate Judicial Proceedings. If a Notice of Default is in effect, the Collateral Trustee, subject to the provisions of Sections 2.5(b) and 4.6, (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Trust Security Document and (b) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

2.4 Right to Appoint a Receiver. If a Notice of Default is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Trustee under this Agreement or any Trust Security Document, the Collateral Trustee shall, to the extent permitted by Law, with notice to the Borrower but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Trustee) of the Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Collateral Trustee and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Trustee shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Agreement or any Trust Security Document.

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2.5 Exercise of Powers; Instructions of DOE.

(a) All of the powers, remedies and rights of the Collateral Trustee as set forth in this Agreement may be exercised by the Collateral Trustee in respect of any Trust Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Trustee, DOE and the other Secured Parties as set forth in any Trust Security Document may be exercised from time to time as herein and therein provided.

(b) DOE shall at all times have the right, by one or more notices in writing executed and delivered to the Collateral Trustee (or by telephonic notice promptly confirmed in writing), to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or any Trust Security Document; provided that (i) such direction shall not conflict with any Requirement of Law, this Agreement or any Trust Security Document and, (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in Section 5.4(d). In the absence of such direction, the Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

(c) Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, no Secured Party (other than DOE) shall do (or direct the Collateral Trustee to do) any of the following without the consent of DOE: (i) take any Collateral Enforcement Action or commence, seek to commence or join any other Person in commencing any Insolvency Proceeding; or (ii) object to, contest or take any other action that is reasonably likely to hinder (A) any Collateral Enforcement Action initiated by the Collateral Trustee, (B) any release of Collateral permitted under Section 6.15, whether or not done in consultation with or with notice to such Secured Party or (C) any decision by DOE to forbear or refrain from bringing or pursuing any such Collateral Enforcement Action or to effect any such release.

2.6 Remedies Not Exclusive.

(a) No remedy conferred upon or reserved to the Collateral Trustee herein or in the Trust Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Trust Security Document or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Collateral Trustee to exercise any right, remedy or power hereunder or under any Trust Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Trust Security Document to the Collateral Trustee may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee.

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(c) If the Collateral Trustee shall have proceeded to enforce any right, remedy or power under this Agreement or any Trust Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then the Grantors, the Collateral Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Agreement and the Trust Security Documents may be enforced by the Collateral Trustee without the possession of any Loan Document or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Trustee shall be, subject to Sections 5.5(c) and 5.10(b)(ii), brought in its name as Collateral Trustee and any recovery of judgment shall be held as part of the Trust Estate.

2.7 Waiver and Estoppel.

(a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption Law, or any Requirement of Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Trust Security Document and hereby waives all benefit or advantage of all such Requirements of Law and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Agreement or any Trust Security Document but will suffer and permit the execution of every such power as though no such Requirement of Law were in force.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Trust Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Trust Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by applicable Requirements of Law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder, under any Loan Document or under any other Trust Security Document) in connection with this Agreement and the Trust Security Documents and any action taken by the Collateral Trustee with respect to the Collateral.

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2.8 Limitation on Collateral Trustee’s Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Trust Security Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Trust Security Document, the Collateral Trustee shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

2.9 Limitation by Law. All rights, remedies and powers provided in this Agreement or any Trust Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable Requirement of Law, and all the provisions hereof are intended to be subject to each applicable mandatory Requirement of Law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable Requirement of Law.

2.10 Rights of Secured Parties under Loan Documents. Notwithstanding any other provision of this Agreement or any Trust Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by Default or otherwise) as expressed in the related Loan Document or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date or to exercise any other remedy it may have as an unsecured creditor against the Grantors, and the obligation of the Grantors to pay such Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Loan Document under which such Secured Obligation is outstanding; provided, however, that in the event any Secured Party becomes a judgment lien creditor or otherwise obtains any Lien as a result of its enforcement of its rights as an unsecured creditor, such Lien and the Collateral subject thereto shall be subject to all of the terms and conditions of this Agreement.

2.11 Collateral Use.

(a) Collateral Use Prior to Default. So long as no Notice of Default is in effect, the Grantors shall have the right, subject to Sections 2.11(d) and (e) below: (i) to remain in possession and retain exclusive control of the Collateral (except for such property which the Grantors are required to give possession of or control over to the Collateral Trustee pursuant to the terms of any Trust Security Document or other Loan Document) with power freely and without let or hindrance on the part of the Secured Parties to operate, manage, develop, use and enjoy the Collateral, to receive the rents, issues, tolls, profits, royalties, revenues and other income thereof, and (ii) to sell or otherwise dispose of, free and clear of the Lien created by the Trust Security Documents and this Agreement, any Collateral if such sale or other disposition is not prohibited by the Loan Documents or has been expressly approved in accordance with the terms of the Loan Documents or if any Person is legally empowered to take any Collateral under the power of condemnation or eminent domain. The Collateral Trustee shall have no duty to monitor the exercise by the Grantors of their rights under this Section 2.11(a).

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(b) Use of Disposition Proceeds Following a Notice of Default. When a Notice of Default is in effect, cash Proceeds received by the Collateral Trustee in connection with the sale or other disposition of Collateral shall be deposited in the Collateral Account and shall be held therein and applied in accordance with Article III hereof. Any such Proceeds received by any Grantor shall be held by such Grantor in trust for the Collateral Trustee, shall be segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee, in same form as received by such Grantor (duly indorsed to the Collateral Trustee, if required) for deposit in the Collateral Account. Notwithstanding anything to the contrary in this Agreement, unless a Notice of Default is in effect, each Grantor may upon written or oral request (confirmed in writing to the Collateral Trustee) obtain the prompt release to it or its order of such funds in the Collateral Account, provided that the failure to confirm an oral request in writing shall not affect the validity of such request and the Collateral Trustee’s obligations to promptly release such funds. Any written or oral request or instruction by any Grantor pursuant to the preceding sentence shall be full authority for and direction to the Collateral Trustee to make the requested release, and the Collateral Trustee shall promptly do so. The Collateral Trustee in so doing shall have no liability to any Person.

(c) Liquidating Dividends. When a Notice of Default is in effect, any liquidating dividends paid in respect of any Collateral received by any of the Grantors shall be held by such Grantor in trust for the Collateral Trustee, shall be segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee, in same form as received by such Grantor (duly indorsed to the Collateral Trustee, if required) for deposit in the Collateral Account and applied in accordance with Article III hereof.

(d) Event of Loss Proceeds. All cash Proceeds received directly by the Collateral Trustee in connection with an Event of Loss shall be deposited in the Collateral Account, subject to disbursement as provided below in this Section 2.11(d). Any cash Proceeds received by any Grantor shall, to the extent required under Section 7.5(b) of the Arrangement Agreement, be held by such Grantor in trust for the Collateral Trustee, shall be segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee, in same form as received by such Grantor (duly indorsed to the Collateral Trustee, if required) for deposit in the Collateral Account. The Collateral Trustee shall disburse and apply such funds from the Collateral Account (i) so long as no Notice of Default is in effect, as directed by DOE and (ii) when a Notice of Default is in effect, in accordance with Article III hereof. Notwithstanding clause (i) above, to the extent that any cash Proceeds of an Event of Loss paid directly to the Collateral Trustee and deposited in the Collateral Account (x) would not have been required to be turned over to the Collateral Trustee if such Proceeds instead had been paid to the applicable Grantor, or (y) are permitted to be reinvested by the Borrower, in either case pursuant to Section 7.5(c) of the Arrangement Agreement, unless a Notice of Default is in effect, such Grantor may, upon written request accompanied by a fully executed certificate of a Responsible Officer of such Grantor delivered to the Collateral Trustee (with a copy to DOE (or its designee) in Electronic Format) certifying that the conditions set forth in such Section 7.5(c) have been satisfied, obtain the prompt release

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to such Grantor or to its order of such funds from the Collateral Account to be applied to the repair or restoration of the applicable Project or property as directed by such Section 7.5(c). Any written request or instruction by any Grantor pursuant to the preceding sentence shall be full authority for and direction to the Collateral Trustee to make the requested release, and the Collateral Trustee shall promptly do so. The Collateral Trustee in so doing shall have no liability to any Person.

ARTICLE III

COLLATERAL ACCOUNT; DISTRIBUTIONS

3.1 The Collateral Account. On the Effective Date there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained in the name of the Collateral Trustee at the office of the Collateral Trustee’s corporate trust division (or at such other office selected by the Collateral Trustee) an account which is entitled the “ATVM Tesla Collateral Account” (the “Collateral Account”). All moneys which are required by this Agreement or any Trust Security Document to be delivered to the Collateral Trustee while a Notice of Default is in effect or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Agreement or any Trust Security Document or otherwise, while a Notice of Default is in effect (or as provided under Section 2.11(d) above) shall be deposited in the Collateral Account and Proceeds thereof to be held by the Collateral Trustee as part of the Trust Estate and applied in accordance with the terms of this Agreement. Upon the cancellation of all Notices of Default pursuant to Section 2.1(c) or the receipt by the Collateral Trustee of any moneys at any time when no Notice of Default is in effect, the Collateral Trustee shall (subject to Sections 2.11(d) and 3.4(a)) cause all funds on deposit in the Collateral Account or otherwise received by the Collateral Trustee to be paid over to the Grantors in accordance with their respective interests.

3.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Trustee. Each Grantor hereby grants a security interest in the Collateral Account to the Collateral Trustee for the benefit of the Secured Parties, as collateral security for the Secured Obligations.

3.3 Investment of Funds Deposited in Collateral Account. The Collateral Trustee shall, at the direction of DOE, invest and reinvest moneys on deposit in the Collateral Account at any time in Limited Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate and applied in accordance with the terms of this Agreement and the Trust Security Documents. Neither the Collateral Trustee nor any other Secured Party shall be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of such directions, the Collateral Trustee shall have no obligation to invest or reinvest moneys.

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3.4 Application of Moneys.

(a) The Collateral Trustee shall have the right (pursuant to Section 4.5) at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid Trustee Fees without any requirement that such applications be made ratably from such accounts.

(b) Subject to clause (a) above and Section 2.11(d), all moneys held by the Collateral Trustee in the Collateral Account while a Notice of Default is in effect shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.4(b) and that DOE may instruct the Collateral Trustee in accordance with Section 2.5(b) to retain any or all moneys in the Collateral Account rather than distribute them pursuant to this Section 3.4(b) until otherwise instructed by DOE), be distributed (subject to the provisions of Sections 3.5 and 3.7) by the Collateral Trustee on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Trustee to DOE for the Secured Parties entitled thereto, pursuant to directions of DOE, as provided in Section 3.4(d):

(i) First: to the Collateral Trustee for any unpaid Trustee Fees and then to any Secured Party (other than the Collateral Trustee) which has theretofore advanced or paid to the Collateral Trustee any fees or expenses constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties (other than the Collateral Trustee) in proportion to the amounts of such administrative expenses advanced by such respective Secured Parties and remaining unpaid on such Distribution Date;

(ii) Second: to any Secured Party (other than the Collateral Trustee) which has theretofore advanced or paid to the Collateral Trustee any fees or expenses other than the administrative expenses specified in clause(b)(i), an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties (other than the Collateral Trustee) in proportion to the amounts of such fees or expenses advanced by such respective Secured Parties and remaining unpaid on such Distribution Date;

(iii) Third: to DOE for any unpaid expenses payable to it pursuant to the Loan Documents to the extent the same constitute Secured Obligations;

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(iv) Fourth: to the holders of Secured Obligations, in an amount equal to all other Secured Obligations then outstanding, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date; and

(v) Fifth: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c) The term “unpaid” as used in Section 3.4(b)(iii) with respect to the relevant Grantor(s), refers to all amounts of Secured Obligations outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and, in the case of an Insolvency Proceeding, with respect to any Grantor, whether or not such amounts are allowed in such Insolvency Proceeding, to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 3.5) have not been made in respect thereof.

(d) The Collateral Trustee shall make all payments and distributions under this Section 3.4 on account of Secured Obligations to the relevant holder of such Secured Obligations, pursuant to directions of DOE, in accordance with the provisions of the Arrangement Agreement and the other Loan Documents.

3.5 Amounts Held for Contingent Secured Obligations. In the event any Secured Party shall be entitled to receive any moneys in respect of the unliquidated, unmatured or contingent portion of the outstanding Secured Obligations, then the Collateral Trustee shall invest such moneys in obligations of the kinds referred to in Section 3.3 maturing within three (3) months after they are acquired by the Collateral Trustee and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until (a) such Secured Party shall have notified the Collateral Trustee that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Collateral Trustee shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Borrower or (b) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Borrower and the Collateral Trustee and (y) such investments, and the proceeds thereof, shall be held in the Collateral Account in trust for all Secured Parties pending application in accordance with the provisions of Section 3.4.

3.6 Collateral Trustee’s Calculations. In making the determinations and allocations required by Section 3.4 and as contemplated by Section 5.2(b), the Collateral Trustee may conclusively rely upon information supplied by DOE as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the

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Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information. All distributions made by the Collateral Trustee pursuant to Section 3.4 shall be (subject to Section 3.7 and to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Trustee shall have no duty to inquire as to the application by DOE in respect of any amounts distributed to them.

3.7 Pro Rata Sharing. If, through the operation of any Bankruptcy Law or otherwise, the Collateral Trustee’s security interest hereunder and under the Trust Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Collateral Trustee shall nonetheless apply the proceeds of the Collateral for the benefit of the holders of all Secured Obligations in the proportions and subject to the priorities specified herein; provided that, nothing in this Section 3.7 shall be deemed to require the Collateral Trustee to disregard or violate any court order binding upon it.

ARTICLE IV

AGREEMENTS WITH TRUSTEE

4.1 Delivery of Loan Documents. On the Effective Date, the Borrower shall deliver to the Collateral Trustee copies of the Arrangement Agreement, the Collateral Schedules and each Trust Security Document then in effect. Within ten (10) days of the Effective Date, the Borrower shall deliver to the Collateral Trustee copies of each other Loan Document. The Borrower shall deliver to the Collateral Trustee, promptly upon the execution thereof, a copy of all amendments, modifications or supplements to any Loan Document entered into after the Effective Date.

4.2 Information as to Secured Parties. Subject to Section 5.2(b), the Borrower shall request that DOE deliver to the Collateral Trustee, not later than thirty (30) days after the Effective Date, and from time to time upon request of the Collateral Trustee, when a Notice of Default shall be in effect, a list setting forth, as of the Effective Date in the case of the initial list or as of a date not more than thirty (30) days prior to the date of such delivery in the case of any subsequent list, the aggregate principal amount of Secured Obligations outstanding and the name and address of each Secured Party. The Borrower shall request that DOE notify the Collateral Trustee of any changes of the representatives thereof authorized to give directions hereunder on behalf of DOE prior to the date of any such changes. If the Collateral Trustee does not receive the names of the representatives of DOE authorized to give directions hereunder on behalf of DOE, the Collateral Trustee may rely on any person purporting to be authorized to give directions hereunder on behalf of such parties. If the Collateral Trustee is not informed of changes of the representatives of DOE authorized to give directions hereunder on behalf of DOE, the Collateral Trustee may rely on the information previously provided to the Collateral Trustee.

4.3 Stamp and Other Similar Taxes. The Borrower agrees to indemnify and hold harmless the Collateral Trustee and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Trust Security Document, the Trust Estate or any Collateral. The obligations of the Borrower under this Section 4.3 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Trustee hereunder.

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4.4 Indemnification. The Borrower agrees to pay, indemnify, and hold the Collateral Trustee (and its affiliates and respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Trust Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party or any of its affiliates or any of their respective directors, officers, agents or employees, including for taxes in any jurisdiction in which the Collateral Trustee is subject to tax by reason of actions hereunder or under the Trust Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Trustee by DOE. In any suit, proceeding or action brought by the Collateral Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Borrower will save, indemnify and keep the Collateral Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Grantor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Grantor or its successors from any Grantor, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Collateral Trustee. The agreements in this Section 4.4 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.5 Trustee Fees. Notwithstanding anything to the contrary in this Agreement, the Collateral Trustee shall have the right to use and apply any of the funds held by the Collateral Trustee in the Collateral Account to cover the payment of Trustee Fees.

4.6 Further Assurances. At any time and from time to time, upon the written request of the Collateral Trustee, and at the expense of the Borrower, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted under the Trust Security Documents (including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction); provided, however, that notwithstanding anything to the contrary contained herein or in any Trust Security Document, no Grantor shall be required to perfect the security interests granted by it in any Collateral by any means other than by (a) filings pursuant to the Uniform Commercial Code of the relevant State(s) and (b) such additional actions as may be required pursuant to any Loan Document or Trust Security Document. Notwithstanding the foregoing, in no event shall the Collateral Trustee have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

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4.7 Inspection of Properties and Books. So long as a Notice of Default shall be in effect, the Borrower and the Grantors shall give the Collateral Trustee access, at its request, to all Collateral and to all books, records, documents and information in the possession of the Borrower or any other Grantor or any of their respective Subsidiaries relating thereto. At all other times, the Borrower and the Grantors shall give the Collateral Trustee access and information in accordance with Section 7.12 of the Arrangement Agreement.

ARTICLE V

THE COLLATERAL TRUSTEE

5.1 Acceptance of Trust. The Collateral Trustee, for itself and its successors, hereby accepts (a) the trusts created by this Agreement upon the terms and conditions hereof, and (b) the appointment by DOE, FFB and each holder of the Notes pursuant to Section 11.1 of the Arrangement Agreement, as agent under this Agreement and the other Loan Documents.

5.2 Exculpatory Provisions.

(a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Grantors. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or any Trust Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Agreement, the Trust Security Documents or the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters.

(b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein or in any Trust Security Document or Loan Document. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Trustee may rely on a certificate of DOE, and, if DOE shall not give such information to the Collateral Trustee, the Secured Parties shall not be entitled to receive distributions hereunder and the amount that would otherwise be distributed to the Secured Parties shall instead be held in trust for the Secured Parties until DOE does supply such information to the Collateral Trustee, whereupon on the next Distribution Date the amount distributable to the Secured Parties shall be recalculated using such information and distributed to them.

(c) The Collateral Trustee shall be under no obligation or duty to take any action under this Agreement or any Trust Security Document if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any Trust Security Document.

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(d) The Collateral Trustee shall not be obligated to take, or to refrain from taking, any action which any Secured Party or Grantor requests that the Collateral Trustee take or refrain from taking to the extent that the Collateral Trustee determines in its reasonable judgment that such action or inaction (i) may cause a violation of applicable Requirements of Law or restrictive covenants with respect to the Loans evidenced by the Arrangement Agreement, the Grantors or the Collateral or (ii) may cause a violation of any provision of this Agreement or any Trust Security Document.

(e) The Collateral Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Grantors as if it were not the Collateral Trustee.

(f) Notwithstanding any other provision of this Agreement, the Collateral Trustee shall not be liable for any action taken or omitted to be taken in accordance with this Agreement or the Trust Security Documents except for its own gross negligence or willful misconduct.

5.3 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform its duties under this Agreement and the other Loan Documents directly or by or through agents or attorneys-in-fact. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

5.4 Reliance by Collateral Trustee.

(a) Whenever in the administration of this Agreement or the Trust Security Documents the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a fully executed original certificate of a Responsible Officer of the Borrower delivered to the Collateral Trustee, with a copy to DOE (or its designee) in Electronic Format, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 5.5.

(b) The Collateral Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Trust Security Document in accordance therewith. While a Notice of Default is in effect, the Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement and the Trust Security Documents from any court of competent jurisdiction.

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(c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement.

(d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement and the Trust Security Documents, at the request or direction of DOE pursuant to this Agreement or otherwise, unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by the Collateral Trustee in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Trustee.

(e) Upon any application or demand by any of the Grantors (except any such application or demand which is expressly permitted to be made orally) to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or any Trust Security Document, the Borrower shall furnish to the Collateral Trustee a fully executed original certificate of a Responsible Officer of the Borrower, with a copy to DOE (or its designee) in Electronic Format, stating that all conditions precedent, if any, provided for in this Agreement, in any relevant Trust Security Document or in the Arrangement Agreement relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement or a Trust Security Document relating to such particular application or demand, such additional document shall also be furnished; provided, that to the extent that the consent or approval of DOE shall be a condition precedent to any such proposed action, the Collateral Trustee shall not take or permit such action unless and until it shall have received confirmation from DOE of such consent or approval.

(f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a fully executed original certificate of a Responsible Officer of the Borrower provided to such counsel in connection with such opinion or representations made by a Responsible Officer of the Borrower in a writing filed with the Collateral Trustee.

5.5 Limitations on Duties of Trustee.

(a) Unless a Notice of Default is in effect, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in

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this Agreement and the Trust Security Documents, and no implied covenants or obligations shall be read into this Agreement or any Trust Security Document against the Collateral Trustee. If and so long as a Notice of Default is in effect, the Collateral Trustee shall, subject to the provisions of Section 2.5(b), exercise the rights and powers vested in the Collateral Trustee by this Agreement and the Trust Security Documents, and shall not be liable (other than as a result of its own gross negligence or willful misconduct) with respect to any action taken, or omitted to be taken, in accordance with the direction of DOE.

(b) Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof or of any Trust Security Document, except upon the written request of DOE at such time. The Collateral Trustee shall make available for inspection and copying by DOE and each other Secured Party, each certificate or other paper furnished to the Collateral Trustee by any of the Grantors under or in respect of this Agreement or any of the Collateral.

(c) No provision of this Agreement or of any Trust Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or impose a tax on the Collateral Trustee by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

5.6 Moneys to be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement or any Trust Security Document (except Trustee Fees that are required to be paid by the Borrower hereunder) shall be held in trust for the purposes for which they were paid or are held.

5.7 Resignation and Removal of the Collateral Trustee.

(a) The Collateral Trustee may at any time, by giving written notice to the Borrower and DOE, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee, (ii) the acceptance of such appointment by such successor Collateral Trustee and (iii) the approval of such successor Collateral Trustee evidenced by one or more instruments signed by DOE. If no successor Collateral Trustee shall be appointed as provided in Section 5.7(b) and shall have accepted such appointment within ninety (90) days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee, the Borrower (so long as no Notice of Default is then in effect) or, if a Notice of Default is in effect, DOE may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in Section 5.7(b). Any successor so appointed by such court shall immediately and without further act be superseded by any

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successor Collateral Trustee appointed by DOE, as the case may be, as provided in Section 5.7(b). DOE may, at any time upon giving thirty (30) days’ prior written notice thereof to the Collateral Trustee and the Borrower, remove the Collateral Trustee and appoint a successor Collateral Trustee as provided in Section 5.7(b), such removal to be effective upon the acceptance of such appointment by the successor. The Collateral Trustee shall be entitled to Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b) If at any time the Collateral Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor Collateral Trustee may be appointed by DOE. DOE may appoint itself as successor Collateral Trustee at any time. The powers, duties, authority and title of the predecessor Collateral Trustee shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except for the consent of DOE referred to above and as may be required by applicable Requirements of Law) than appointment and designation of a successor in writing duly delivered to the predecessor and the Borrower. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement and the Trust Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of DOE, the Borrower, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Trust Security Documents and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor Collateral Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Grantor. If such Grantor shall not have executed and delivered any such deed, conveyance or other instrument within ten (10) days after it received a written request from the successor Collateral Trustee to do so, or if a Notice of Default is in effect, the predecessor Collateral Trustee may execute the same on behalf of such Grantor. Such Grantor hereby appoints any predecessor Collateral Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

(c) Notwithstanding anything to the contrary contained herein, Midland Loan Services, Inc., shall be automatically deemed to have resigned and discharged of its responsibilities hereunder effective on and as of November 24, 2014 (or, if later, on the ninetieth (90th) day after written notice from Midland Loan Services, Inc. to DOE advising DOE of such automatic resignation) whether or not a successor Collateral Trustee shall have been appointed in accordance with the terms of this Agreement prior to such date, unless otherwise agreed to in a writing signed by Midland Loan Services, Inc. and DOE.

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5.8 Status of Successor Collateral Trustee. Unless DOE appoints itself as successor Collateral Trustee, every successor Collateral Trustee appointed pursuant to Section 5.7 shall be a bank or trust company (or wholly owned by a bank or trust company) in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the forty-eight (48) contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

5.9 Merger of the Collateral Trustee. Subject to satisfying the requirements for a successor Collateral Trustee set forth in Section 5.8, any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under this Agreement and the Trust Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

5.10 Co-Collateral Trustee; Separate Collateral Trustee.

(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or DOE shall in writing so request the Collateral Trustee and the Grantors, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any Trust Security Document, the Collateral Trustee and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons. in each case, approved by the Collateral Trustee and the Grantors, either to act as co-trustee or co-trustees of all or any of the Collateral under this Agreement or under any of the Trust Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees of any of the Collateral. If any of the Grantors shall not have joined in the execution of such instruments and agreements within thirty (30) days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Default is in effect, DOE may direct (with written notice of such direction to the Borrower) the Collateral Trustee to act under the foregoing provisions of this Section 5.10(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors. Each of the Grantors hereby appoints the Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 5.10(a) in either of such contingencies.

(b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to Section 5.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

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(ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the relevant Trust Security Document or Documents shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(iii) no power given hereby or by the relevant Trust Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;

(iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v) the Borrower and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Borrower shall not have joined in the execution of any such instrument within thirty (30) days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Default is in effect, DOE may direct (with written notice of such direction to the Borrower) the Collateral Trustee to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Borrower, the Borrower hereby appointing the Collateral Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed pursuant to Section 5.10(a) and this Section 5.10(b).

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5.11 Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties. The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

ARTICLE VI

MISCELLANEOUS

6.1 Amendments, etc. Solely with the written consent of the DOE (and without the consent of any other Secured Party), the Collateral Trustee and the Grantors may, from time to time, enter into any additional Security Documents or any written agreements supplemental hereto or to any Trust Security Document for the purpose of adding to, or waiving any provisions of, this Agreement or any Trust Security Document or changing in any manner the rights of the Collateral Trustee, the Secured Parties or the Grantors hereunder or thereunder. Upon the direction of DOE, the Collateral Trustee shall enter into any such Security Document or supplemental agreement; provided that no such Security Document or supplemental agreement shall amend, modify or waive any provision of Articles IV or V or alter the duties, rights or obligations of the Collateral Trustee hereunder or under the Trust Security Documents without the written consent of the Collateral Trustee. Any such Security Document or supplemental agreement shall be binding upon the Grantors, the Secured Parties and the Collateral Trustee and their respective successors and permitted assigns.

6.2 Delay and Waiver. No delay or omission in exercising any right, power, privilege or remedy under this Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of a Default or Event of Default shall impair any such right, power, privilege or remedy of the Collateral Trustee or the other Secured Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. All rights, powers, privileges and remedies, either under this Agreement or any other Loan Document or by law or otherwise afforded to any of the Collateral Trustee or the other Secured Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that any of the Collateral Trustee or the other Secured Parties may otherwise have.

6.3 Notices. Unless otherwise specified herein or as required by applicable Requirements of Law, all notices, requests, demands or other communications given to any of the Grantors, the Collateral Trustee or DOE (or its designees) shall be given in writing (including by facsimile or electronic transmission in Electronic Format) and shall be deemed to have been duly given when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three (3) Business Days after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one (1) Business Day after being deposited with such service, (iv) if

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delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the facsimile number or address set forth with respect to such party on Schedule 6.3 hereto, or, at such other facsimile number or address as shall be designated by such party in a written notice to each other party hereto.

6.4 Severability. The holding by any court of competent jurisdiction that any remedy pursued by the Collateral Trustee or any other Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Trustee or any other Secured Party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

6.5 Limitation on Liability. No claim shall be made by any Grantor or any of its Affiliates against any Secured Party or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Loan Documents or any act or omission or event occurring in connection therewith; and each Grantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

6.6 Successors and Assigns. This Agreement shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors and assigns.

6.7 Further Assurances and Corrective Instruments. To the extent permitted by Requirements of Law, each Grantor shall, upon the written request of the Collateral Trustee, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in the Collateral Trustee’s reasonable judgment to effectuate the intention, performance and provisions hereof.

6.8 Governing Law; Waiver Of Jury Trial.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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(b) THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

6.9 Submission to Jurisdiction, Etc.

(a) Any legal action or proceeding against any Grantor with respect to or arising out of this Agreement may be brought in or removed to the U.S. District Court for the District of Columbia or any other federal court of competent jurisdiction in any other jurisdiction where the Grantor or any of its property may be found. By execution and delivery of this Agreement, each Grantor accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement. Each Grantor hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens or improper venue. Each Grantor agrees that a judgment obtained in any such action may be enforced in any other jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment and of the fact and of the amount of its obligation.

(b) Each Grantor hereby agrees that process may be served on it by certified mail, return receipt requested, to its address as specified in Section 6.3 and that such mailing is sufficient to confer personal jurisdiction over such Grantor in any proceeding in any court referred to in Section 6.9(a) and otherwise constitutes effective and binding service in every respect. Nothing in this Section 6.9(b) shall affect the right of the Collateral Trustee or any other Secured Party to serve process in any other manner permitted by law.

6.10 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof and thereof.

6.11 Benefits of Agreement. Nothing in this Agreement or any other Loan Document, express or implied, shall give to any Person, other than DOE and any other Secured Party, the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

6.12 Headings. Paragraph headings have been inserted in the Loan Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Loan Documents and shall not be used in the interpretation of any provision of the Loan Documents.

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6.13 Counterparts. This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

6.14 No Partnership; Etc. The Secured Parties and the Grantors intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and the Grantors or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Grantors or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of any Project or any other Collateral and to perform all obligations under the agreements and contracts relating to any Project or any other Collateral shall be the sole responsibility of the Grantors.

6.15 Termination and Release.

(a) Upon receipt by the Collateral Trustee from DOE of (x) written directions to cause the liens created by the Trust Security Documents to be released and discharged or (y) written notices from DOE pursuant to Section 12.21 of the Arrangement Agreement, the security interests created by the Trust Security Documents shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to the Collateral shall revert to the Grantors, their successors and assigns.

(b) Upon the termination of the Collateral Trustee’s security interest and the release of the Collateral in accordance with Section 6.15(a), the Collateral Trustee will promptly, at the Borrower’s written request and expense, (i) execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Grantors all property of the Grantors then held by the Collateral Trustee or any agent thereof.

(c) Upon the sale of all the Capital Stock of a Grantor to any Person (other than another Grantor) in a transaction permitted by the Loan Documents and as long as no Event of Default has occurred and is continuing or no Notice of Default is then in effect: (i) such Grantor and each Subsidiary of such Grantor which is included in such sale (such Grantor and each such Subsidiary being referred to herein as “Included Grantors”) shall cease to be a Grantor hereunder or a party to any Trust Security Document and shall be released automatically from its obligations pursuant hereto and thereto, (ii) the security interests created by the Trust Security Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral, shall terminate automatically, in each case only with respect to such Included Grantors, (iii) all right, title and interest of the Collateral Trustee in and to the Collateral subject to such security interests shall revert automatically to such Included Grantors, their successors and assigns and (iv) any obligations of such Included Grantors shall, unless otherwise expressly notified by the Borrower to the Collateral Trustee and DOE in

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writing, automatically cease to be Secured Obligations. Upon any such termination and receipt by the Collateral Trustee of a fully executed original certificate from a Responsible Officer of the Borrower stating that such sale is to a Person other than another Grantor in a transaction permitted by the Loan Documents, the Collateral Trustee will promptly, at the Borrower’s request and expense, (x) execute and deliver to such Included Grantors such documents as the Borrower shall reasonably request to evidence the termination of such security interest or the release of such Collateral and (y) deliver or cause to be delivered to such Included Grantors all property of such Included Grantors then held by the Collateral Trustee or any agent thereof.

(d) Upon the sale of all or any portion of the Collateral to any Person (other than another Grantor) in a transaction permitted by the Loan Documents (including pursuant to any consent to such sale and /or release of the security interest in such Collateral pursuant to the terms thereof), and as long as no Event of Default has occurred and is continuing or no Notice of Default is then in effect, the security interests created by the Trust Security Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Trust Security Documents. Upon any such release and receipt by the Collateral Trustee of a certificate from the Borrower or the relevant Grantor stating that such sale is permitted by (or the relevant consent has been received under) the Loan Documents, the Collateral Trustee will promptly at the Borrower’s request and expense execute and deliver such documents as the Borrower shall reasonably request to evidence the termination of such security interest and the release of such Collateral.

(e) Upon receipt by the Collateral Trustee of written notice from DOE, directing the Collateral Trustee to cause the Liens on a portion of the Collateral identified in such notice to be released and discharged, the security interests created by the Trust Security Documents in such Collateral shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to such Collateral shall revert to the Grantors, their successors and assigns.

(f) This Agreement shall terminate when the security interest granted under the Trust Security Documents has terminated and the Collateral has been released as provided in Section 6.15(a); provided that the provisions of Sections 4.3 and 4.4 shall not be affected by any such termination.

6.16 Independence of Covenants. As between the Collateral Trustee, on the one hand, and the Grantors on the other, in the event of any conflict between the terms of this Agreement and the terms of any Trust Security Document, the terms of such Trust Security Document shall control.

6.17 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the terms of any Loan Document, or that the Borrower desires to become a party to this Agreement, shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Subsidiary Joinder Agreement.

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6.18 Rights and Immunities of DOE. DOE will be entitled to all of the rights, protections, immunities and indemnities set forth in the other Loan Documents with respect to DOE’s acting as representative of the Secured Parties, in each case as if specifically set forth herein. In no event will DOE be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

[No further text on this page; signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

TESLA MOTORS, INC.

By:
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS NEW YORK LLC
By: Tesla Motors, Inc., its sole member

By:
Name: Deepak Ahuja Title: Chief Financial Officer

SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT

MIDLAND LOAN SERVICES, INC., as Collateral Trustee

By:
Name: Bradley J. Hauger Title: Senior Vice President

SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT

ANNEX I

Trust Security Documents

1. Pledge and Security Agreement, dated as of January 20, 2010, made by Tesla Motors, Inc. and the other Grantors from time to time party thereto, in favor of the Collateral Trustee.

2. Notices of Grant of Security Interest in Patents, dated as of January 20, 2010, made by Tesla Motors, Inc. and in favor of the Collateral Trustee.

3. Notice of Grant of Security Interest in Trademarks, dated as of January 20, 2010, made by Tesla Motors, Inc. in favor of the Collateral Trustee.

4. Restricted Account And Securities Account Control Agreement, dated as of January 20, 2010, among Tesla Motors, Inc., the Collateral Trustee and Wells Fargo Bank, National Association, as deposit bank.

5. Securities Account Control - Consent Agreement, dated as of January 20, 2010, among Tesla Motors, Inc., the Collateral Trustee and Wells Fargo Securities, LLC, as securities intermediary.

6. Deposit Account Control Agreement, dated as of January 20, 2010, among Tesla Motors, Inc., the Collateral Trustee and City National Bank, as deposit bank.

7. Deposit Account Control Agreement, dated as of January 20, 2010, among Tesla Motors, Inc., the Collateral Trustee and HSBC, as deposit bank.

8. Blocked Account Control Agreements, to be dated on or about January 20, 2010, among Tesla Motors, Inc., the Collateral Trustee and PNC Bank, National Association, as deposit bank.

9. UCC-1 Financing Statements, dated as of January 20, 2010, naming Tesla Motors, Inc. and Tesla Motors New York LLC as debtors and the Collateral Trustee as secured party.

10. Fixture Filing, dated as of January 20, 2010, naming Tesla Motors, Inc. as debtor and the Collateral Trustee as secured party.

ANNEX-1

EXHIBIT A

FORM OF NOTICE OF DEFAULT

[Date]

To:	Midland Loan Services, Inc., as Collateral Trustee

Re:	Collateral Trust Agreement, dated as of January 20, 2010, among Tesla Motors, Inc. (the “Borrower”), any subsidiaries of the Borrower parties thereto (together with the Borrower, the “Grantors”) and Midland Loan Services, Inc., as Collateral Trustee (the “Collateral Trust Agreement”).

To DOE’s knowledge, an Event of Default under the Loan Documents has occurred and is continuing.

Terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them in the Collateral Trust Agreement.

UNITED STATES DEPARTMENT OF ENERGY

By:		,
Name:
Title:

EXHIBIT A-1

SCHEDULE 6.3

NOTICE ADDRESSES

If to the Collateral Trustee:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: President

Telephone: (913) 253-9000

Facsimile: (913) 253-9709

with a copy to (which copy shall not constitute notice):

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: General Counsel

Telephone: (913) 253-9000

Facsimile: (913) 253-9709

If to any Grantor:

c/o Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: Chief Financial Officer

Telephone No.: (650) 701-2690

Facsimile No.: (650) 701-2612

Email Address: deepak@teslamotors.com

with a copy to (which copy shall not constitute notice):

c/o Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: General Counsel

Telephone No.: (650) 413-4000

Facsimile No.: (650) 701-2620

Email Address: generalcounseldoe@teslamotors.com

SCHEDULE 6.3-1

If to DOE:

Director

Advanced Technology Vehicles Manufacturing Loan Program

CF-1.4

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-8146

Facsimile: (202) 586-7809

Email: teslaatvmtransaction@hq.doe.gov

with a copy to (which copy shall not constitute notice):

Office of the General Counsel

GC-1

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-5281

Facsimile: (202) 586-1499

Email: teslaatvmtransaction@hq.doe.gov

SCHEDULE 6.3-2

Exhibit G to the

Arrangement Agreement

FORM OF SECURITY AGREEMENT

(Filed as Separate Exhibit to Form S-1)

Exhibit H to the

Arrangement Agreement

FORM OF SUBSIDIARY JOINDER AGREEMENT

This SUBSIDIARY JOINDER AGREEMENT (this “Agreement”), dated [                    ], 20[    ], is delivered by [NAME OF ADDITIONAL GUARANTOR], a [                    ] organized under the laws of [                    ] (the “Additional Guarantor”) pursuant to that certain Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Arrangement Agreement”), between TESLA MOTORS, INC., a corporation organized under the laws of the State of Delaware, and the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

1. Pursuant to Section 7.6 of the Arrangement Agreement, the Additional Guarantor hereby:

(a) agrees that (i) this Subsidiary Joinder Agreement may be attached to the Guarantee, the Security Agreement, the Collateral Trust Agreement and the Subordination Agreement (collectively, the “Joined Agreements”),1 (ii) by the execution and delivery hereof, the Additional Guarantor becomes a “Guarantor” under the Guarantee, a “Grantor” under the Security Agreement, a “Grantor” under the Collateral Trust Agreement and an “Obligor” under the Subordination Agreement, and (iii) the Additional Guarantor will comply with all the terms and conditions of each Joined Agreement as if it were an original signatory thereto;

(b) represents and warrants that each of the representations and warranties set forth in the Arrangement Agreement and each Joined Agreement and applicable to the Additional Guarantor is true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) both before and after giving effect to this Subsidiary Joinder Agreement as if made on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date;

(c) unconditionally, absolutely and irrevocably, guarantees, as primary obligor and not merely as surety, to each of the Guaranteed Parties (as defined in the Guarantee), for the ratable benefit of each, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations (as defined in the Guarantee) in accordance with the Guarantee;

(d) (i) grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a First Priority security interest in and continuing lien on all of the Additional Guarantor’s right, title and interest in, to and under all Collateral (as defined

[1]	Add any other Loan Documents to which all Guarantors are a party, if any, as contemplated by Section 7.6 of the Arrangement Agreement.

EXHIBIT H-1

in the Security Agreement) of the Additional Guarantor to secure the Secured Obligations, in each case whether now or hereafter existing or in which the Additional Guarantor now has or hereafter acquires an interest and wherever the same may be located and (ii) delivers to the Collateral Trustee a Collateral Supplement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement; and

(e) represents and warrants that the Collateral Supplement accurately and completely sets forth all additional information required pursuant to the Arrangement Agreement and the Security Agreement with respect to the Additional Guarantor as of the date hereof.

2. The Additional Guarantor agrees from time to time, upon request of DOE or the Collateral Trustee, to take such additional actions and to execute and deliver such additional documents and instruments as DOE or the Collateral Trustee may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 12.5 of the Arrangement Agreement, and all for purposes thereof, the notice address of the Additional Guarantor shall be the address as set forth on the signature page hereof (or such other address or number as shall be designated by the Additional Guarantor to the Collateral Trustee and DOE in accordance with such notice provisions). In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[No further text on this page; signature follows]

EXHIBIT H-2

IN WITNESS WHEREOF, the Additional Guarantor has caused this Subsidiary Joinder Agreement to be duly executed and delivered by its duly authorized officer as of [                    ], 20[    ].

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for Notices:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: President

Telephone: (913) 253-9000

Facsimile: (913) 253-9709

with a copy to (which copy shall not constitute notice):

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: General Counsel

Telephone: (913) 253-9000

Facsimile: (913) 253-9709

SIGNATURE PAGE TO SUBSIDIARY JOINDER AGREEMENT

Exhibit I-1 to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

TESLA MOTORS, INC.

TESLA MOTORS NEW YORK LLC

[FORM OF] COLLATERAL SCHEDULES

[                    ], 20[    ]

To:	The United States Department of Energy (the “DOE”) and Midland Loan Services, Inc. (the “Collateral Trustee”) with respect to (i) that certain Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Arrangement Agreement”), by and between Tesla Motors, Inc., a Delaware corporation (the “Borrower”), and the DOE, and (ii) that certain Pledge and Security Agreement, dated as of January 20, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Security Agreement”), by and among the Borrower, the other grantors from time to time party thereto, and Collateral Trustee.

The Collateral Schedules are being delivered to you pursuant to the Arrangement Agreement and the Security Agreement. The undersigned hereby certify that the items set forth in the attached Schedules represent the disclosures required with respect to the Collateral and organizational structure of the undersigned in connection with certain definitions and representations, warranties and covenants of the Borrower and other Obligors under the Arrangement Agreement and the Security Agreement. Capitalized terms used herein (or in the attached schedules) and defined in the Arrangement Agreement or the Security Agreement shall have the meanings ascribed in the Arrangement Agreement or the Security Agreement, as applicable, unless the context otherwise requires. The Collateral Schedules may be amended, restated, modified or supplemented, from time to time by means of Collateral Supplements to the extent contemplated by the Arrangement Agreement or the Security Agreement. The Collateral Schedules may not be otherwise amended, restated, modified or supplemented, except in accordance with the terms of Section 12.1 of the Arrangement Agreement and Section 6.1 of the Security Agreement.

The following Schedules are included herein:

Schedule A – Organizational Information Schedule

Schedule B – Pledged Equity Interests

Schedule C – Deposit Accounts, Commodity Accounts and Securities Accounts

Schedule D – Intellectual Property

Schedule E – Investment Property

Schedule F – Letter of Credit Rights

Schedule G – Locations of Collateral

Schedule H – Key Life Insurance Policies

EXHIBIT I-1-1

Exhibit I-1 to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Schedule I – Chattel Paper and Instruments

Schedule J – Commercial Tort Claims

Schedule K – Material Excluded Property

[Signature page follows]

EXHIBIT I-1-2

IN WITNESS WHEREOF, the undersigned have executed the Collateral Schedules as of the date hereof.

TESLA MOTORS, INC.

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS NEW YORK LLC

By: Tesla Motors, Inc., its sole member

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

[Signature Page to Collateral Schedules]

SCHEDULE A

Organizational Information Schedule

OBLIGORS:

(A)	(B)	(C)	(D)	(E)

Full Legal Name	Jurisdiction and Type of Organization	Organizational Identification Number	Federal Employer ID Number	Jurisdiction of Chief Executive Office

[List any filings, recordings or registrations required to be made under the Loan Documents that have been filed of record in any governmental, municipal or other appropriate offices pursuant to Section 8.1(d)(v)(B) of the Arrangement Agreement.]

NON-GUARANTOR SUBSIDIARIES:

Full Legal Name	Jurisdiction and Type of Organization	Owned by an Obligor (Y/N)	Controlled Foreign Corporation (Y/N)

EXHIBIT I-1-4

SCHEDULE B

Pledged Equity Interests

Company (Owner)	Stock Issuer	Jurisdiction of Issuer	Class of Stock	Certificated (Y/N)	Certificate No.	Par Value	No. of Shares / Units	% of Equity Interests Outstanding

EXHIBIT I-1-5

SCHEDULE C

Deposit Accounts, Commodity Accounts and Securities Accounts

Deposit Accounts:

Company	Name and Address of Depositary Bank	Account Number	Account Name	Purpose	Excluded Accounts
					Permitted Restricted Deposit (Y/N)	Deposit Account with a Balance of Less Than $250,000 (Y/N)	Payroll Account (Y/N)	Escrow or Segregated Account Required by Law (Y/N)

Securities Accounts:

Company	Name and Address of Financial Institution	Account Number	Account Name	Purpose	Excluded Account
					Permitted Restricted Deposit (Y/N)	Securities Account with a Balance of Less Than $250,000 (Y/N)	Payroll Account (Y/N)	Escrow or Segregated Account Required by Law (Y/N)

Commodity Accounts:

Company	Name and Address of Commodity Intermediary	Account Number	Account Name	Purpose

EXHIBIT I-1-6

SCHEDULE D

Intellectual Property

[OBLIGOR]

Trademarks and Trademark Applications

Company	Country	Trademark	Application/ Registration No.	Application/ Registration Date	Status

Trade Names

Domain Names

Name	Tld	Registrar	Expiration Date

Patents and Patent Applications

#	Title	App. No./ Filing Date	Patent No./ Issue Date	Family Information

EXHIBIT I-1-7

Copyrights and Copyright Applications

Company	App. No. / Reg. No.	App. Filing Date/ Reg. Date	Description

Licensing Agreements

Company	Date	Name and Type of Agreement	Name of Other Party(ies)	Termination Date

Trade Secrets and Know-How

EXHIBIT I-1-8

SCHEDULE E

Investment Property

Pledged Equity Interests:

Pledged Debt:

Securities Accounts:

Commodity Accounts:

Other Investment Property:

EXHIBIT I-1-9

SCHEDULE F

Letter of Credit Rights

EXHIBIT I-1-10

SCHEDULE G

Locations of Collateral

[Obligor] maintains Equipment, Inventory and other assets at the following locations in the United States of America:

Name	Location	Location Type[1]	Value of assets exceeds $1,000,000? (Y/N)

[Obligor] maintains Equipment, Inventory and other assets at the following locations outside of the United States of America:

Name	Location	Location Type[2]	Value of assets exceeds $5,000,000? (Y/N)

[1]	This column indicates whether the location is Owned (O), Leased (L), a Supplier (S) or a Warehouse (W).
[2]	This column indicates whether the location is Owned (O), Leased (L), a Supplier (S) or a Warehouse (W).

EXHIBIT I-1-11

SCHEDULE H

Key Life Insurance Policies

EXHIBIT I-1-12

SCHEDULE I

Chattel Paper and Instruments

EXHIBIT I-1-13

SCHEDULE J

Commercial Tort Claims

EXHIBIT I-1-14

SCHEDULE K

Material Excluded Property

(a)

(b)

(c)

(d)

(e)

EXHIBIT I-1-15

Exhibit I-2 to

Arrangement Agreement

CONFIDENTIAL – This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

TESLA MOTORS, INC.

TESLA MOTORS NEW YORK LLC

[ALL OTHER OBLIGORS]

[FORM OF] COLLATERAL SUPPLEMENT NO. [     ]12

[                    ], 20[    ]

To:	The United States Department of Energy (“DOE”) and Midland Loan Services, Inc. (the “Collateral Trustee”) with respect to (i) that certain Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Arrangement Agreement”), by and between Tesla Motors, Inc., a Delaware corporation (the “Borrower”), and DOE and (ii) that certain Pledge and Security Agreement, dated as of January 20, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Security Agreement”), by and among the Borrower, the other grantors from time to time party thereto, and Collateral Trustee.

[This Collateral Supplement is being delivered to you pursuant to Section 5.3(p) of the Arrangement Agreement in connection with the Borrower’s Advance Request dated [                    ], 20[    ]. The undersigned hereby certify that the attached supplemental Schedules reflect all assets of the type referenced in the Collateral Schedules that have been acquired or developed by the Obligors (whether using the proceeds from any Advance or otherwise) since the date of the [last Advance Request3][Principal Instrument Delivery Date4].]

[1]	To the extent applicable, all information in the attached schedules shall be set forth in a format substantially similar to the applicable Collateral Schedules previously delivered. However, the attached schedules should list only the information referenced in the applicable paragraph selected below from among the alternative bracketed paragraphs, not a restatement of the existing schedules (unless DOE or the Collateral Trustee otherwise consents or requests).
[2]	The collateral supplements delivered should be numbered sequentially to help ensure the order of documents delivered and the completeness of the parties’ files.
[3]	Use for all Collateral Supplements other than Collateral Supplement No. 1.
[4]	Use for Collateral Supplement No. 1.

CONFIDENTIAL: Contains proprietary commercial/financial information and/or trade secrets. Do not release under FOIA

EXHIBIT I-2-1

This Collateral Supplement is being delivered to you pursuant to Section 7.3(a) of the Arrangement Agreement with respect to Intellectual Property matters that have not been previously disclosed in the Collateral Schedules or a Collateral Supplement. The undersigned hereby certify that the attached supplemental schedules reflect (i) all applications to register or issue any Intellectual Property filed with the United States Patent and Trademark Office, the United States Copyright Office, any state registry or foreign counterpart of the foregoing (whether such application is filed by the Borrower, any of its Subsidiaries, or through any agent, employee, licensee, or designee thereof), (ii) all Intellectual Property registered by any such office, (iii) all registered domain names, the loss of which could reasonably be expected to result in a Material Adverse Effect, and (iv) all new material licenses or other agreements related to Intellectual Property entered into by the Borrower or any of its Subsidiaries, in each case to the extent not otherwise previously disclosed.]5

[This Collateral Supplement is being delivered to you pursuant to Section 7.6(a) of the Arrangement Agreement in connection with [                    ] becoming an Additional Guarantor. The undersigned hereby certify that the attached supplemental schedules reflect (i) all issued and outstanding Capital Stock of such Additional Guarantor and (ii) all assets of the type referenced in the Collateral Schedules that are owned by such Additional Guarantor as of the date hereof.]

[This Collateral Supplement is being delivered to you pursuant to Section 7.6(b) of the Arrangement Agreement in connection with [                    ], which is a First-Tier Foreign Subsidiary of the Borrower that is not required to become a Guarantor. The undersigned hereby certify that the attached supplemental schedules reflect that portion of the Capital Stock of such Foreign Subsidiary that is required to be included in the Collateral pursuant to Section 7.6(e)(ii).]

[This Collateral Supplement is being delivered to you pursuant to Section 7.6(c) of the Arrangement Agreement in connection with [                    ]’s acquisition of an interest in After Acquired Material Real Property. The undersigned hereby certify that the attached supplemental schedules reflect (i) a description of the interest acquired, (ii) the location of the real property, (iii) any structures or improvements thereon, (iv) the nature of the business to be conducted thereat and (v) the approximate fair market value of the Collateral to be located thereon.]

[The undersigned hereby certify that the attached supplemental schedules also include information required under Section 7.6(d) of the Arrangement Agreement with respect to leased or third-party locations meeting the thresholds described in such section and under Section 7.6(e) of the Arrangement Agreement with respect to material Excluded Property (except for any Excluded Property described in clause (a) of the definition thereof, the loss of which could not reasonably be expected to have a Material Adverse Effect) which, in each case, are included herein to the extent not otherwise previously disclosed.]6

[5]	To be delivered within 30 days of the end of each fiscal quarter.
[6]	Include this additional bracketed sentence in each Collateral Supplement for which it is relevant.

CONFIDENTIAL: Contains proprietary commercial/financial information and/or trade secrets. Do not release under FOIA

EXHIBIT I-2-2

[This Collateral Supplement is being delivered to you pursuant to Section 7.6(f) of the Arrangement Agreement. The undersigned hereby certify that the attached supplemental schedules reflect a description of all Applicable Governmental Claims that have not been previously disclosed in the Collateral Schedules or a Collateral Supplement.]

[This Collateral Supplement is being delivered to you pursuant to Section 7.6(g) of the Arrangement Agreement and Section 3.1(b) of the Security Agreement in connection with a change [(i) in an Obligor’s name, type of organization or jurisdiction of organization, (ii) in an Obligor’s identity or corporate structure, or (iii) in an Obligor’s Federal Taxpayer Identification Number.] The undersigned hereby certify that the attached supplemental schedules reflect such change(s) and include an updated Organizational Information Schedule.]

[This Collateral Supplement is being delivered to you pursuant to Section 8.1(d)(v)(A)(y) of the Arrangement Agreement in connection with Borrower’s Compliance Certificate dated [                    ], 20[    .] The undersigned hereby certify that the attached supplemental Schedules reflect all material changes in the Collateral Schedules since the date of the last Compliance Certificate.]

[This Collateral Supplement is being delivered to you pursuant to Section [    ] of the Security Agreement. The undersigned hereby certify that the attached supplemental schedules identify and describe the applicable Collateral referred to in such Section.]7

[This Collateral Supplement is being delivered to you pursuant to Section [7.3(b)] [8.4(c)] of the Arrangement Agreement at the request of DOE. The undersigned hereby certify that the attached supplemental schedules reflect such information as has been requested by DOE.]

Capitalized terms used herein (or in the attached exhibits) and defined in the Arrangement Agreement or the Security Agreement shall have the meanings ascribed in the Arrangement Agreement or Security Agreement, as applicable.

This Collateral Supplement may not be amended, modified or supplemented except as required or permitted under the terms of the Arrangement Agreement and/or the Security Agreement.

[7]	This alternative language is intended to be used with any of the following Sections of the Security Agreement: 3.2(b), 3.3(b), 3.3(c); 3.4(b); 3.5(b); 3.6(b); 3.8(b); 3.8(e); 3.8(f); 3.8(g).

CONFIDENTIAL: Contains proprietary commercial/financial information and/or trade secrets. Do not release under FOIA

EXHIBIT I-2-3

The following supplemental schedules are included herein:8

[Schedule A – Organizational Information Schedule

Schedule B – Pledged Equity Interests

Schedule C – Deposit Accounts, Commodity Accounts and Securities Accounts

Schedule D – Intellectual Property

Schedule E – Investment Property

Schedule F – Letter of Credit Rights

Schedule G – Locations of Collateral

Schedule H – Key Life Insurance Policies

Schedule I – Chattel Paper and Instruments

Schedule J – Commercial Tort Claims

Schedule K – Material Excluded Property

Schedule L – After Acquired Material Real Property

Schedule M – Certificate-of-Title Equipment

Schedule N – Applicable Government Claims]

[Signatures follow]

[8]	Include applicable schedules.

CONFIDENTIAL: Contains proprietary commercial/financial information and/or trade secrets. Do not release under FOIA

EXHIBIT I-2-4

IN WITNESS WHEREOF, the undersigned have executed this Collateral Supplement as of the date hereof.

TESLA MOTORS, INC.

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer

TESLA MOTORS NEW YORK LLC
By: Tesla Motors, Inc., its sole member

By:
	Name:	Deepak Ahuja
	Title:	Chief Financial Officer]

[ALL OTHER OBLIGORS]

By:
Name:
Title:

SIGNATURE PAGE TO COLLATERAL SUPPLEMENT NO. [    ]

SCHEDULE A

Organizational Information Schedule

OBLIGORS:

(A)	(B)	(C)	(D)	(E)

Full Legal Name	Jurisdiction and Type of Organization	Organizational Identification Number	Federal Employer ID Number	Jurisdiction of Chief Executive Office

[List any filings, recordings or registrations required to be made under the Loan Documents that have been filed of record in any governmental, municipal or other appropriate offices pursuant to Section 8.1(d)(v)(B) of the Arrangement Agreement.]

NON-GUARANTOR SUBSIDIARIES:

Full Legal Name	Jurisdiction and Type of Organization	Owned by an Obligor (Y/N)	Controlled Foreign Corporation (Y/N)

SCHEDULE B

Pledged Equity Interests

Company (Owner)	Stock Issuer	Jurisdiction of Issuer	Class of Stock	Certificated (Y/N)	Certificate No.	Par Value	No. of Shares / Units	% of Equity Interests Outstanding

SCHEDULE C

Deposit Accounts, Commodity Accounts and Securities Accounts

Deposit Accounts:

Company	Name and Address of Depositary Bank	Account Number	Account Name	Purpose	Excluded Accounts
					Permitted Restricted Deposit (Y/N)	Deposit Account with a Balance of Less Than $250,000 (Y/N)	Payroll Account (Y/N)	Escrow or Segregated Account Required by Law (Y/N)

Securities Accounts

Company	Name and Address of Financial Institution	Account Number	Account Name	Purpose	Excluded Accounts
					Permitted Restricted Deposit (Y/N)	Deposit Account with a Balance of Less Than $250,000 (Y/N)	Payroll Account (Y/N)	Escrow or Segregated Account Required by Law (Y/N)

Commodity Accounts

Company	Name and Address of Commodity Intermediary	Account Number	Account Name	Purpose

SCHEDULE D

Intellectual Property

[OBLIGOR]

Trademarks and Trademark Applications

Company	Country	Trademark	Application/ Registration No.	Application/ Registration Date	Status

Trade Names

Domain Names

Name	Tld	Registrar	Expiration Date

Patents and Patent Applications

#	Title	App. No./ Filing Date	Patent No./ Issue Date	Family Information

Copyrights and Copyright Applications

Company	App. No. / Reg. No.	App. Filing Date/ Reg. Date	Description

Licensing Agreements

Company	Date	Name and Type of Agreement	Name of Other Party(ies)	Termination Date

Trade Secrets and Know-How

SCHEDULE E

Investment Property

Pledged Equity Interests:

Pledged Debt:

Securities Accounts:

Commodity Accounts:

Other Investment Property:

SCHEDULE F

Letter of Credit Rights

SCHEDULE G

Locations of Collateral

[Obligor] maintains Equipment, Inventory and other assets at the following locations in the United States of America:

Name	Location	Location Type[9]	Value of assets exceeds $1,000,000? (Y/N)

[Obligor] maintains Equipment, Inventory and other assets at the following locations outside of the United States of America:

Name	Location	Location Type[10]	Value of assets exceeds $5,000,000? (Y/N)

[9]	This column indicates whether the location is Owned (O), Leased (L), a Supplier (S) or a Warehouse (W).
[10]	This column indicates whether the location is Owned (O), Leased (L), a Supplier (S) or a Warehouse (W).

SCHEDULE H

Key Life Insurance Policies

SCHEDULE I

Chattel Paper and Instruments

SCHEDULE J

Commercial Tort Claims

SCHEDULE K

Material Excluded Property

(a)

(b)

(c)

(d)

(e)

SCHEDULE L

After Acquired Material Real Property

Description of Interest Acquired:	Location of Real Property:	Structures or Improvements on Real Property:	Nature of Business to be Conducted at Real Property:	Approximate Fair Market Value of Collateral to be Located at Real Property:

SCHEDULE M

Certificate-of-Title Equipment

SCHEDULE N

Applicable Government Claims

Exhibit J to the

Arrangement Agreement

[FORM OF] COLLATERAL ACCESS AGREEMENT

(Landlord)

THIS COLLATERAL ACCESS AGREEMENT (this “Agreement”), dated as of [                    ], 20[    ] by and among [                    ] (the “Landlord”), MIDLAND LOAN SERVICES, INC., a Delaware corporation (the “Collateral Trustee”), in its capacity as collateral trustee for the benefit of the United States Department of Energy, an agency of the United States of America (“DOE”) and other Secured Parties (including, without limitation, the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury) named in the Loan Documents (hereinafter defined), and TESLA MOTORS, INC., a Delaware corporation (the “Company”).

RECITALS

A. WHEREAS, the undersigned is the landlord under that certain Lease Agreement, dated as of [                    ], 20[    ] (the “Lease”), between the Landlord and the Company, as tenant. The Lease covers certain premises more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Premises”). The Landlord is the owner of the indefeasible, fee simple title to the Premises.

B. WHEREAS, the Company, is party to a Loan Arrangement and Reimbursement Agreement, dated January 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement” and, together with any other document entered into in connection therewith or the transactions contemplated thereby, as any of the same may be amended, supplemented or otherwise modified from time to time, collectively, the “Loan Documents”) with DOE pursuant to DOE’s Advanced Technology Vehicles Manufacturing Incentive Program authorized by Section 136 of the Energy Independence and Security Act of 2007, as amended from time to time; and

C. WHEREAS, as a condition to DOE’s arranging the financing for the Company pursuant to the Arrangement Agreement, each of the Company and certain of its subsidiaries has granted to the Collateral Trustee a security interest in all of its right, title and interest in, to and under all of its assets, including, without limitation, its inventory, work in process, accounts receivable, accounts, contract rights, general intangibles, goods, merchandise, equipment, chattel paper, instruments, contract rights, permits, software, books and records, investment property, intellectual property, documents, equipment, machinery, fixtures, furnishings, tools, furniture and trade fixtures now owned or hereafter acquired, and all additions, modifications, alterations, improvements, upgrades, accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any of the foregoing, and all proceeds and products of the same (all such assets and personal property, the “Encumbered Property”).

NOW, THEREFORE, in consideration of the premises and covenants herein contained and as an inducement to DOE to enter into the Arrangement Agreement and the other Loan Documents and to arrange the loans and provide other financial accommodations to the Company thereunder, the parties hereto agree as follows:

1. Landlord represents to Collateral Trustee, with the understanding that DOE is relying on such representations in arranging the loans under the Arrangement Agreement, that:

a. The Lease is in full force and effect, creates a valid and subsisting leasehold interest and estate in and to the Premises, is enforceable in accordance with its terms and has not been modified or amended.

b. The Lease embodies the entire agreement between the Landlord and the Company with respect to the construction, occupancy and use of the Premises. There are no other agreements or understandings between the Landlord and the Company with regard to the construction, occupancy or use of the Premises, and no other agreements or understandings whatsoever between the Landlord and the Company pertaining in any way to the Premises except for the Lease.

c. Rent is payable under the Lease at a rate calculated as provided in the Lease. The Company has no monetary obligation to the Landlord in respect of the use or occupancy of the Premises except for the rent and other charges specifically set forth in the Lease. All rent and other charges due and payable under the Lease through all periods through and including the date hereof have been paid in full.

d. The term of the Lease commenced upon [                    ], 20[    ] and is scheduled to expire on [                    ], 20[    ] (other than to the extent termination rights may be available under the Lease).

e. To the knowledge of the undersigned, there are no uncured defaults, breaches or events of default by the Company in the observance or performance of any of its obligations, or facts or circumstances which would, with the passage of time or the delivery of notice, or both, constitute a default, breach or event of default thereunder.

2. The Landlord acknowledges that the Company [is entering into][has entered into] the Arrangement Agreement and the other Loan Documents and agrees that the transactions contemplated thereby will not result in a default under the Lease.

3. The Landlord acknowledges that DOE [is about to enter][has entered] into various financing arrangements with the Company pursuant to the Arrangement Agreement and the other Loan Documents and, as a condition thereto, the Company [will grant][has granted] to the Collateral Trustee for the benefit of the Secured Parties a security interest in all of the Company’s right, title and interest in, to and under the Encumbered Property, which may include fixtures that become a part of the Premises demised under the Lease. The Landlord acknowledges the validity of the liens in favor of the Collateral Trustee for the benefit of the Secured Parties on the Encumbered Property and, until such time as the obligations of the Company to DOE under the Loan Documents are paid in full in cash, the Landlord agrees to subordinate any interest it may now or hereafter have in the Encumbered Property including,

EXHIBIT J-2

without limitation, any and all existing liens, whether contractual or statutory, in favor of the Landlord, and agrees not to distrain or levy upon any Encumbered Property or to assert any landlord lien, right of distraint or other claim against the Encumbered Property for any reason.

4. The Landlord hereby agrees to deliver written and electronic notice to the Collateral Trustee, with a copy to DOE, of any default or event of default by the Company under the Lease, which notice shall specifically describe each alleged default or event of default of the Company, including, without limitation, if any such default or event of default by the Company is a failure to pay any of the Company’s monetary obligations under the Lease and, if so, the exact amount owed by the Company to the Landlord. Unless required by applicable law, all notices, requests, demands or other communications given to the Collateral Trustee or DOE (or its designees) shall be given in writing (including by facsimile or electronic transmission) and shall be deemed to have been duly given when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three (3) Business Days after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one (1) Business Day after being deposited with such service, (iv) if delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the facsimile number or address set forth below, or, at such other facsimile number or address as shall be designated by such party in a written notice to each other party hereto.

If to Collateral Trustee:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: President

Facsimile: (913) 253-9709

with a copy to (which copy shall not constitute notice):

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: General Counsel

Facsimile: (913) 253-9709

If to DOE:

Director

Advanced Technology Vehicles Manufacturing Loan Program

CF-1.4

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

EXHIBIT J-3

Telephone: (202) 586-8146

Facsimile: (202) 586-7809

Email: teslaatvmtransaction@hq.doe.gov

with a copy to (which copy shall not constitute notice):

Office of the General Counsel

GC-1

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-5281

Facsimile: (202) 586-1499

Email: teslaatvmtransaction@hq.doe.gov

5. Upon a termination of the Lease, Landlord will permit the Collateral Trustee and its representatives and invitees to occupy and remain on the Premises; provided that such period of occupation (the “Disposition Period”) shall not exceed one hundred days (120) days following receipt by the Collateral Trustee of a written notice of such termination or, if the Lease has expired by its own terms (absent a default thereunder), sixty (60) days following the Collateral Trustee’s receipt of written notice of such expiration. If any injunction or stay is issued that prohibits the Collateral Trustee from removing the Encumbered Property, the commencement of the Disposition Period will be deferred or the expiration of the Disposition Period shall be tolled, as the case may be, until such injunction or stay is lifted or removed.

6. At any time during the term of the Lease or the Disposition Period, the Collateral Trustee and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Encumbered Property, and the Collateral Trustee may advertise and conduct public auctions or private sales of the Encumbered Property at the Premises, in each case without interference by Landlord or liability of the Collateral Trustee to Landlord. During the Disposition Period, the Collateral Trustee shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. If the Collateral Trustee conducts a public auction or private sale of the Encumbered Property at the Premises, the Collateral Trustee shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner which would not unduly disrupt Landlord’s or any other tenant’s use of the Premises.

7. The Landlord represents and warrants to the Collateral Trustee that the Encumbered Property is not subject to any lien or claim in favor of any mortgagee of the Premises and the Landlord agrees that any future mortgage or lien in favor of any mortgagee of the Premises will not create a security interest or lien against the Encumbered Property.

8. In no event shall the Collateral Trustee be: (a) liable or responsible for any act or omission of the Company that occurred prior to the Collateral Trustee’s taking possession of the Premises; (b) subject to any claims or defenses which the Landlord might have against the Company; (c) liable or responsible for any rent due under the Lease (or any use or occupancy

EXHIBIT J-4

charge in lieu thereof) or any default by the Company under the Lease, or obligated to cure any prior default by the Company under the Lease; (d) liable or responsible for any agreement of the Company to indemnify or defend the Landlord, or to reimburse the Landlord for any sums expended by the Landlord; (e) bound by any amendment to the Lease not approved by the Collateral Trustee in writing; or (f) required to occupy or operate in, or to cause tenants to occupy or operate in, the Premises.

9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any right of Collateral Trustee provided for in this Agreement may be exercised by DOE or any department or instrumentality of the United States of America, or by any successor collateral trustee or agent, on behalf of the Secured Parties.

12. Any party hereto shall have the right to record this Agreement and no such recording shall be an event of default under the Lease.

EXHIBIT J-5

IN WITNESS WHEREOF, this Collateral Access Agreement has been executed and delivered as of the date first above written.

LANDLORD:

[ ]

By:
Name:
Title:

COLLATERAL TRUSTEE:

MIDLAND LOAN SERVICES, INC.

By:
Name:
Title:

COMPANY:

TESLA MOTORS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO COLLATERAL ACCESS AGREEMENT

ACKNOWLEDGMENT

State of

County of

On                                          before me,                                          personally appeared                                         ,who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                      (Seal)

ACKNOWLEDGMENT

State of

County of

On                                                               before me,                                                               personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                               (Seal)

ACKNOWLEDGMENT

State of

County of

On                                                               before me,                                                               personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                               (Seal)

Exhibit A

Legal Description of the Land

Exhibit K to the

Arrangement Agreement

[FORM OF] COLLATERAL ACCESS AGREEMENT

(Warehouse)

THIS COLLATERAL ACCESS AGREEMENT (this “Agreement”), dated as of [                    ], 20[    ], by and among [                            ] (the “Service Provider”), MIDLAND LOAN SERVICES, INC., a Delaware corporation (the “Collateral Trustee”), in its capacity as collateral trustee for the benefit of the United States Department of Energy, an agency of the United States of America (“DOE”) and other Secured Parties (including, without limitation, the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury) named in the Loan Documents (hereinafter defined), and [TESLA MOTORS, INC., a Delaware corporation] (the “Company”).

RECITALS

A. WHEREAS, the undersigned is the service provider under that certain [Warehouse and Storage Agreement], dated as of [                    ], 20[    ] (the “Warehouse Agreement”), between the Service Provider and the Company, as customer. The Warehouse Agreement provides for access to and use by the Company of the premises described on Exhibit A attached hereto and incorporated herein by this reference (the “Premises”).

B. WHEREAS, the Company, is party to a Loan Arrangement and Reimbursement Agreement, dated January 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement”, and together with any other document entered into in connection therewith or the transactions contemplated thereby, as any of the same may be amended, supplemented or otherwise modified from time to time, collectively, the “Loan Documents”) with DOE pursuant to DOE’s Advanced Technology Vehicles Manufacturing Incentive Program authorized by Section 136 of the Energy Independence and Security Act of 2007, as amended from time to time; and

C. WHEREAS, as a condition to the DOE’s arranging the financing for the Company pursuant to the Arrangement Agreement, each of the Company and certain of its subsidiaries has granted to the Collateral Trustee a security interest in all of its right, title and interest in, to and under all of its assets, including, without limitation, its inventory, work in process, accounts receivable, accounts, contract rights, general intangibles, goods, merchandise, equipment, chattel paper, instruments, contract rights, permits, software, books and records, investment property, intellectual property, documents, equipment, machinery, fixtures, furnishings, tools, furniture and trade fixtures now owned or hereafter acquired, and all additions, modifications, alterations, improvements, upgrades, accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any of the foregoing, and all proceeds and products of the same (all such assets and personal property, the “Encumbered Property”).

NOW, THEREFORE, in consideration of the premises and covenants herein contained and as an inducement to the DOE to enter into the Arrangement Agreement and the other Loan Documents and to arrange the loans and provide other financial accommodations to the Company thereunder, the parties hereto agree as follows:

1. The Service Provider represents to the Collateral Trustee, with the understanding that DOE is relying on such representations in arranging the loans under the Arrangement Agreement, that:

(a) The Warehouse Agreement is in full force and effect, is enforceable in accordance with its terms and has not been modified or amended.

EXHIBIT K-1

(b) The Warehouse Agreement embodies the entire agreement between the Service Provider and the Company with respect to the access and use of the Premises. There are no other agreements or understandings between the Services Provider and the Company with regard to the Premises or the Company’s access thereto or use thereof, except for the Warehouse Agreement.

(c) [Service fees]1 are payable under the Warehouse Agreement at a rate calculated as provided in the Warehouse Agreement. The Company has no monetary obligation to the Service Provider in respect of the Premises or the Company’s access thereto or use thereof, except for the [service fees] and other charges specifically set forth in the Warehouse Agreement. All service fees and other charges due and payable under the Warehouse Agreement through all periods through and including the date hereof have been paid in full.

(d) The term of the Warehouse Agreement commenced upon [                    ] and is scheduled to expire on [                            ] (other than to the extent termination rights may be available thereunder).

(e) To the knowledge of the undersigned, there are no uncured defaults, breaches or events of default by the Company in the observance or performance of any of its obligations, or facts or circumstances which would, with the passage of time or the delivery of notice, or both, constitute a default, breach or event of default, under the Warehouse Agreement.

2. The Service Provider acknowledges that the DOE [is about to enter][has entered] into various financing arrangements with the Company pursuant to the Arrangement Agreement and the other Loan Documents and, as a condition thereto, the Company [will grant][has granted] to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all of the Company’s right, title and interest in, to and under the Encumbered Property. The Service Provider acknowledges the validity of the liens in favor of the Collateral Trustee for the benefit of the Secured Parties on the Encumbered Property and, until such time as the obligations of the Company to DOE under the Loan Documents are indefeasibly paid in full, the Service Provider agrees to subordinate any interest it may now or hereafter have in the Encumbered Property including, without limitation, any and all existing liens, whether contractual or statutory, in favor of the Service Provider, and agrees not to distrain or levy upon or take any other enforcement action against any Encumbered Property or to assert any lien, right of distraint or other claim against the Encumbered Property for any reason.

[1]	Conform term as appropriate for the agreement.

EXHIBIT K-2

3. Upon reasonable prior written notice to the Service Provider, the Service Provider and the Company irrevocably authorize the Collateral Trustee to enter upon the Premises for the purposes of inspecting or removing the Encumbered Property from the Premises as a remedy under the Arrangement Agreement.

4. In no event shall the Collateral Trustee be: (a) liable or responsible for any act or omission of the Company; (b) subject to any claims or defenses which the Service Provider might have against the Company; (c) liable or responsible for any default by the Company under the Warehouse Agreement or obligated to cure any prior default by the Company under the Warehouse Agreement; or (d) liable or responsible for any agreement of the Company to indemnify or defend the Service Provider, or to reimburse the Service Provider for any sums expended by the Service Provider.

5. Upon a termination of the Warehouse Agreement, the Service Provider will permit the Encumbered Property to remain on the Premises; provided that such period of occupation (the “Disposition Period”) shall not exceed one hundred twenty (120) days following receipt by the Collateral Trustee of a written notice of such termination or, if the Warehouse Agreement has expired by its own terms (absent a default thereunder), sixty (60) days following the Collateral Trustee’s receipt of written notice of such expiration. If any injunction or stay is issued that prohibits the Collateral Trustee from removing the Encumbered Property, the commencement of the Disposition Period will be deferred or the expiration of the Disposition Period shall be tolled, as the case may be, until such injunction or stay is lifted or removed.

6. The Service Provider shall have no liability to the Company or the Collateral Trustee if the Service Provider complies with the Collateral Trustee’s written request(s) to permit the Collateral Trustee or its agents or representatives access to the Encumbered Property in accordance with the terms and condition hereof, and the Collateral Trustee hereby agrees that it will only give such request(s) for the purpose of exercising any right it may have under the terms of the Arrangement Agreement. In the event the Collateral Trustee fails to comply with this paragraph 6, the Service Provider shall have no liability to the Company or the Collateral Trustee for following the Collateral Trustee’s request.

7. The Service Provider hereby agrees to deliver written and electronic notice to the Collateral Trustee, with a copy to DOE, of any default or event of default by the Company under the Warehouse Agreement, which notice shall specifically describe each alleged default or event of default of the Company, including, without limitation, if any such default or event of default by the Company is a failure to pay any of the Company’s monetary obligations under the Warehouse Agreement and, if so, the exact amount owed by the Company to the Service Provider. Unless required by applicable law, all notices, requests, demands or other communications given to the Collateral Trustee or DOE (or its designees) shall be given in writing (including by facsimile or electronic transmission) and shall be deemed to have been duly given when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three (3) Business Days after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to

EXHIBIT K-3

the receiving party, one (1) Business Day after being deposited with such service, (iv) if delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the facsimile number or address set forth below, or, at such other facsimile number or address as shall be designated by such party in a written notice to each other party hereto.

If to Collateral Trustee:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: President

Facsimile: (913) 253-9709

with a copy to (which copy shall not constitute notice):

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: General Counsel

Facsimile: (913) 253-9709

If to DOE:

Director

Advanced Technology Vehicles Manufacturing Loan Program

CF-1.4

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-8146

Facsimile: (202) 586-7809

Email: teslaatvmtransaction@hq.doe.gov

with a copy to (which copy shall not constitute notice):

Office of the General Counsel

GC-1

United States Department of Energy

1000 Independence Avenue, SW

Washington, DC 20585

Telephone: (202) 586-5281

Facsimile: (202) 586-1499

Email: teslaatvmtransaction@hq.doe.gov

EXHIBIT K-4

8. This Agreement shall remain in effect for the term of the Warehouse Agreement, unless otherwise agreed to by the parties hereto in writing.

9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any right of the Collateral Trustee provided for in this Agreement may be exercised by DOE or any department or instrumentality of the United States of America, or by any successor collateral trustee or agent on behalf of the Secured Parties.

[Signature page follows.]

EXHIBIT K-5

IN WITNESS WHEREOF, this Collateral Access Agreement has been executed and delivered as of the date first above written.

“Service Provider”:

By:
Title:

“Collateral Trustee”:

Midland Loan Services, Inc.

By:
Title:

“Company”:

[ ]

By:
Title:

SIGNATURE PAGE TO COLLATERAL ACCESS AGREEMENT

Exhibit A

Description of the Premises

Exhibit L to the

Arrangement Agreement

FORM OF WARRANTS

(Filed as Separate Exhibit to Form S-1)

Exhibit M to the

Arrangement Agreement

FORM OF REGISTRATION RIGHTS AGREEMENT

(Filed as Separate Exhibit to Form S-1)

Exhibit N to the

Arrangement Agreement

FORM OF CHARTER AMENDMENT

(Form of Certificate of Incorporation Filed as Separate Exhibit to Form S-1)

Exhibit O to

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

[FORM OF] SOLVENCY CERTIFICATE

Pursuant to Section 5.1(c) of the Loan Arrangement and Reimbursement Agreement, dated January 20, 2010 (as it may be amended, supplemented or otherwise modified, the “Arrangement Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings as therein defined), by and between TESLA MOTORS, INC., a Delaware corporation (the “Borrower”) and the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America, the undersigned chief financial officer of the Borrower, on behalf of the Borrower and not individually, hereby certifies as follows:

1. I have reviewed the terms of the Arrangement Agreement and the definitions and provisions contained in the Arrangement Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2. Based upon my review and examination described in paragraph 1 above, I certify, that on and as of the date hereof and, upon and after giving effect to the transactions contemplated by the Transaction Documents, with respect to each Obligor:

(a) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Obligor’s present assets;

(b) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the date hereof and reflected in the Business Plan; and

(c) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).

3. For purposes of paragraph 2, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Exhibit O-1

IN WITNESS WHEREOF, the Borrower, through the undersigned, has made and delivered the foregoing certifications as of [                    ], 20[    ].

TESLA MOTORS, INC.

Name:
Title:	Chief Financial Officer

SIGNATURE PAGE TO SOLVENCY CERTIFICATE

Exhibit P to the

Arrangement Agreement

[FORM OF] BLOCKED ACCOUNT CONTROL AGREEMENT

This Blocked Account Control Agreement, dated as of [                    ], 20[    ] (this “Agreement”) among TESLA MOTORS, INC., a Delaware corporation (the “Debtor”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, the “Financial Institution”), and MIDLAND LOAN SERVICES, INC., a Delaware corporation, as collateral trustee (in such capacity, the “Collateral Trustee”) under the Collateral Trust Agreement, dated as of January 20, 2010, among the Debtor, the other grantors party thereto and the Collateral Trustee for the benefit of the United States Department of Energy (“DOE”) and the other secured parties referred to therein. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

ARTICLE I

THE BLOCKED ACCOUNT

1.1 Establishment of Blocked Account. The Financial Institution hereby confirms and agrees that:

(a) the Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name “ATVM Tesla [Dedicated] [Initial Debt Service] Account” (such account and any successor account, the “Blocked Account”) [containing subaccounts entitled “Equity Proceeds Subaccount”, “Project P Interim True-Up Subaccount”, “Project S Interim True-Up Subaccount”, “Project P Designated Overrun Subaccount”, “Project S Designated Overrun Subaccount” and “Investment Earnings Subaccount” and such other subaccounts as may be required]1;

(b) the Financial Institution shall not change the name or account number of the Blocked Account without prompt written notice to the Collateral Trustee;

(c) all funds and securities underlying any financial assets credited to the Blocked Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution and in no case will any financial asset credited to the Blocked Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Financial Institution or in blank;

(d) All funds and securities delivered to the Financial Institution by the Debtor will be promptly credited to the Blocked Account; and

(e) the Blocked Account is a “securities account” within the meaning of Section 8-501 of the UCC.

[1]	Use bracketed language for Dedicated Account only.

EXHIBIT P-1

1.2 Control of the Blocked Account. Subject to Section 5.3, if the Financial Institution shall receive any entitlement orders originated by the Collateral Trustee directing the disposition of funds or transfer or redemption of any financial asset relating to the Blocked Account, the Financial Institution shall comply with such entitlement orders without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Trustee in the Blocked Account and hereby acknowledges and consents to such lien. If the Debtor is otherwise entitled to issue entitlement orders and such entitlement orders conflict with any entitlement orders issued by the Collateral Trustee, the Financial Institution shall follow the entitlement orders issued by the Collateral Trustee.

1.3 “Financial Assets” Election. The Financial Institution hereby agrees that each item of property (including, without limitation, any financial asset, security, instrument or cash) credited to the Blocked Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

ARTICLE II

SUBORDINATION AND WAIVER

2.1 Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Blocked Account or any financial assets credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Trustee. The Financial Assets credited to the Blocked Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Trustee (except that the Financial Institution may set off (i) all unpaid amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Blocked Account and (ii) the face amount of any checks which have been credited to such Blocked Account but are subsequently returned unpaid because of uncollected or insufficient funds).

ARTICLE III

CONFLICTS AND ADVERSE CLAIMS

3.1 Conflict with Other Agreements.

(a) With respect to the matters set forth herein, in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into relating to the subject matter hereof, the terms of this Agreement shall prevail.

(b) The Financial Institution hereby confirms and agrees that:

(i) it has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Blocked Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders originated by such persons; and

EXHIBIT P-2

(ii) it has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Trustee purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders as set forth in this Agreement.

(c) The Financial Institution shall not make, be required to make, or be liable in any manner for its failure to make, any determination under any other agreement between the Debtor, the Collateral Trustee and DOE, including any determination as to whether any party thereto has complied with the terms of such agreement or is entitled to payment or to exercise any other right or remedy thereunder.

3.2 Adverse Claims. Except for the claims and interest of the Collateral Trustee and of the Debtor in the Blocked Account, the Financial Institution has not received notice of any liens, claims or encumbrances relating to the Blocked Account or any financial assets credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Blocked Account or any financial assets credited thereto, the Financial Institution will promptly notify the Collateral Trustee and the Debtor thereof.

ARTICLE IV

MAINTENANCE OF BLOCKED ACCOUNT

In addition to, and not in lieu of, the obligation of the Financial Institution to honor entitlement orders as set forth in Section 1.2 hereof, the Financial Institution agrees to maintain the Blocked Account as follows:

4.1 Sole Control. Subject to Sections 4.4, 4.5 and 5.3, the Financial Institution agrees that it will take all instruction with respect to the Blocked Account solely from the Collateral Trustee.

4.2 Statements and Confirmations.

(a) The Financial Institution will promptly send copies of all notifications described in Article III, account statements and other correspondence concerning the Blocked Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Trustee at the address for each set forth in Section 5.3 of this Agreement, including monthly statements listing all securities transactions, receipts and disbursements during the applicable month, together with a current listing of all financial assets held in the Blocked Account.

(b) The Debtor and the Collateral Trustee acknowledge that Federal Regulations require the Financial Institution, without charge and within one (1) business day of its receipt of a broker/dealer confirmation for each security transaction in the Blocked Account to forward to the Debtor a written notification which discloses, among other things: the Financial Institution’s name, the Debtor’s name, the capacity or capacities in which the Financial Institution is acting, the date (and time, within a reasonable period, upon written request of Debtor) of execution, the identity, price,

EXHIBIT P-3

number of shares or units or principal amount of debt securities purchased or sold by Debtor, the name of the broker/dealer, the amount of any remuneration received by such broker/dealer from the Debtor and the amount of any remuneration received by the Financial Institution. The Debtor agrees that the period statements described in clause (a) above shall satisfy the Financial Institution’s obligation to provide the written notification under this clause (b); provided that, upon request, the Financial Institution will provide to the Debtor (with copies to the Collateral Trustee), within a reasonable time and at the Financial Institution’s sole expense, all additional information as may be required by Federal Regulations.

4.3 Tax Reporting. All items of income, gain, expense and loss recognized in the Blocked Account, shall be reported to the Internal Revenue Service (and all state and local taxing authorities, to the extent such state and local reporting is otherwise made by Financial Institution) under the name and taxpayer identification number of the Debtor.

4.4 Withdrawal Requests. If the Debtor requests withdrawal of funds from the Blocked Account, the Financial Institution shall honor such request only if the Financial Institution has received a request substantially in the form attached to this Agreement as Exhibit A which has been signed by a Responsible Officer of the Borrower and has been countersigned by DOE (a “Withdrawal Request”). The parties agree that no securities may be withdrawn from the Blocked Account.

4.5 Transfer Requests. If the Debtor requests transfer of funds from the subaccounts within the Blocked Account into another subaccount within the Blocked Account or into the securities account in the name “ATVM Tesla Initial Debt Service Account” with number [                    ], the Financial Institution shall honor such request only if the Financial Institution has received a request substantially in the form attached to this Agreement as Exhibit B which has been signed by a Responsible Officer of the Borrower (a “Transfer Request”). The parties agree that no securities may be transferred from the Blocked Account.

4.6 Permitted Investments. The Debtor shall direct the Financial Institution with respect to the selection of investments to be made for the Blocked Account; provided, however, all investments shall be of a type described on Exhibit D hereto. Unless otherwise instructed by the Collateral Trustee, the Financial Institution shall cause all interest and investment earnings on the Blocked Account to be deposited into the Investment Earnings Subaccount.

ARTICLE V

MISCELLANEOUS

5.1 Limitations of Financial Institution’s Liability.

(a) The Debtor and the Collateral Trustee hereby agree that the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s gross negligence or gross willful misconduct.

EXHIBIT P-4

(b) The Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s gross negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement. The provisions of this Section 5.1(b) shall survive the termination of this Agreement and the resignation or removal of the Financial Institution.

(c) Should any dispute arise with respect to this Agreement or the Blocked Account, whether such dispute arises between the parties hereto and others, or between the parties hereto themselves, it is understood and agreed that the Financial Institution may petition (by means of an interpleader or any other appropriate measure) any court of competent jurisdiction for instructions with respect to such dispute and the other parties hereto will hold the Financial Institution harmless and indemnify it against all consequences and expenses that may be incurred by the Financial Institution in connection therewith, which indemnity shall survive the termination of this Agreement or the resignation or removal of Financial Institution.

(d) In the administration of its powers and duties hereunder, the Financial Institution may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, including in-house counsel, accountants and other skilled persons to be selected and retained by it. The Financial Institution shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons, including in-house counsel.

(e) Anything in this Agreement to the contrary notwithstanding, in no event shall the Financial Institution be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Financial Institution has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.2 Termination.

(a) The Financial Institution may terminate this Agreement on thirty (30) days’ prior written notice to Collateral Trustee and the Debtor. The Collateral Trustee may terminate this Agreement by written notice to the Financial Institution and the Debtor. The Debtor may not terminate this Agreement.

(b) The obligations of the Financial Institution to the Collateral Trustee pursuant to this Agreement shall continue in effect until the security interest of the Collateral Trustee in the Blocked Account has been terminated and the Collateral Trustee has notified the Financial Institution of such termination in writing, countersigned by DOE.

EXHIBIT P-5

(c) The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Trustee’s security interest in the Blocked Account.

(d) On or within two (2) Business Days (or such longer period as the Collateral Trustee may agree in writing) of the effective date of a termination of this Agreement by the Financial Institution pursuant to Section 5.2(a), the Financial Institution agrees to transfer all funds and property in the Blocked Account, less any amounts then owing to Financial Institution, to such party and account as shall be directed by the Collateral Trustee in writing, countersigned by DOE.

(e) The termination of this Agreement shall not terminate the Blocked Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Blocked Account.

5.3 Notices. Except to the extent otherwise required by applicable law, all notices, reports, requests and demands to or upon the respective parties hereto shall not be effective unless given or made in writing (including by facsimile or electronic transmission, which facsimile or electronic transmission shall, upon request of the Collateral Trustee, be followed by an executed original of such writing) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three (3) business days after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one (1) business day after being deposited with such service, (iv) if delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the number or address set forth with respect to such person below:

If to the Debtor:

Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: Chief Financial Officer

Telephone No.: (650) 701-2690

Facsimile No.: (650) 701-2612

Email Address: deepak@teslamotors.com

with a copy to (which copy shall not constitute notice):

Tesla Motors, Inc.

1050 Bing Street

San Carlos, CA 94070

Attention: General Counsel

EXHIBIT P-6

Telephone: (650) 413-4000

Facsimile: (650) 701-2620

Email: generalcounseldoe@teslamotors.com

If to the Financial Institution:

PNC Bank, National Association

800 Connecticut Avenue, NW

4th Floor

Washington, DC 20006

Attention: Kent Rogers

Telephone: (202) 835-4311

Facsimile: (202) 835-5193

Email: kent.rogers@pnc.com

with a copy to:

PNC Bank, National Association

620 Liberty Avenue, 7th Floor

Pittsburgh, PA 15222

Attention: Chris Reiser

Telephone: (412) 762-9975

Facsimile: (412) 762-7034

Email: Christopher.reiser@pnc.com

If to the Collateral Trustee:

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: President

Telephone: (913) 253-9000

Facsimile: (913) 253-9709

with a copy to (which copy shall not constitute notice):

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Attention: General Counsel

Telephone: (913) 253-9000

Facsimile: (913) 253-9709

or, as to each party, such other number or address as shall be designated by such party in a written notice to each other party hereto.

EXHIBIT P-7

5.4 Amendments, etc. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Debtor may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of the Financial Institution and the Collateral Trustee. The Financial Institution may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of the Collateral Trustee, which consent will not be unreasonably withheld or delayed; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting the Financial Institution. The Collateral Trustee may transfer its rights and duties under this Agreement to (a) a transferee to which, by contract or operation of law, the Collateral Trustee transfers substantially all of its rights and duties under the financing or other arrangements between the Collateral Trustee and the Debtor, or (b) if the Collateral Trustee is acting as a representative in whose favor a security interest is created or provided for, a transferee that is a successor representative.

5.6 Governing Law; Waiver Of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

5.7 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

5.8 Counterparts. This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in an unalterable electronic format (including Portable Document Format (.pdf)). Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

EXHIBIT P-8

[no further text on this page; signatures follow]

EXHIBIT P-9

IN WITNESS WHEREOF, the parties hereto have caused this Blocked Account Control Agreement to be executed as of the date first above written by their respective officers or any other authorized signatory thereunto duly authorized.

TESLA MOTORS, INC.

By:
Name:
Title:

MIDLAND LOAN SERVICES, INC.
as Collateral Trustee

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Financial Institution

By:
Name:
Title:

SIGNATURE PAGE TO BLOCKED ACCOUNT CONTROL AGREEMENT

EXHIBIT A

TO BLOCKED ACCOUNT CONTROL AGREEMENT

[Letterhead of Tesla Motors, Inc.]

[Date]

PNC Bank, National Association

800 Connecticut Avenue, NW

4th Floor

Attention: Kent Rogers

Telephone: (202) 835-4311

Facsimile: (202) 835-5193

Email: kent.rogers@pnc.com

and

PNC Bank, National Association

620 Liberty Avenue, 7th Floor

Pittsburgh, PA 15222

Attention: Chris Reiser

Telephone: (412) 762-9975

Facsimile: (412) 762-7034

Email: Christopher.reiser@pnc.com

Re:	Withdrawal Request

Ladies and Gentlemen:

As referenced in the Blocked Account Control Agreement (the “Agreement”), dated as of January [    ], 2010 among TESLA MOTORS, INC., as debtor (the “Debtor”), you and MIDLAND LOAN SERVICES, INC., a Delaware corporation, as collateral trustee (the “Collateral Trustee”), we hereby request withdrawal(s) set forth below from securities account in the name “ATVM Tesla [Dedicated][Initial Debt Service] Account” number [                ] (the “Blocked Account”), to be apportioned as set forth herein.

The aggregate requested withdrawal from the Blocked Account is $[                ] (the “Aggregate Withdrawal Amount”).

EXHIBIT P-A-1

[INSERT THE BELOW FOR WITHDRAWALS

FROM THE DEDICATED ACCOUNT]

A.	The portion of the Aggregate Withdrawal Amount which relates to Project P is $[ ] (the “Project P Withdrawal Amount”).

1.	The portion of the Project P Withdrawal Amount to be withdrawn from the Equity Proceeds Subaccount is $[ ], and

2.	The portion of the Project P Withdrawal Amount to be withdrawn from the Project P Interim True-Up Subaccount is $[ ].

3.	The portion of the Project P Withdrawal Amount to be withdrawn from the Project P Designated Overrun Subaccount is $[ ].

B.	The portion of the Aggregate Withdrawal Amount which relates to Project S is $[ ] (the “Project S Withdrawal Amount”).

1.	The portion of the Project S Withdrawal Amount to be withdrawn from the Equity Proceeds Subaccount is $[ ], and

2.	The portion of the Project S Withdrawal Amount to be withdrawn from the Project S Interim True-Up Subaccount is $[ ].

3.	The portion of the Project S Withdrawal Amount to be withdrawn from the Project S Designated Overrun Subaccount is $[ ].

C.	The portion of the Aggregate Withdrawal Amount to be withdrawn from the Investment Earnings Subaccount is $[ ].

[INSERT THE BELOW FOR WITHDRAWALS FROM

THE INITIAL DEBT SERVICE ACCOUNT]

A.	The portion of the Aggregate Withdrawal Amount which relates to Note P is $[ ] (the “Project P Withdrawal Amount”).

1.	The portion of the Project P Withdrawal Amount which relates to the Note Installment due with respect to Note P on [March][June] 15, 2013 (the “Applicable Initial Debt Service Payment Date”) is $[ ].

2.	The portion of the Project P Withdrawal Amount which relates to interest due and payable on Note P on the Applicable Initial Debt Service Payment Date is $[ ].

B.	The portion of the Aggregate Withdrawal Amount which relates to Note S is $[ ] (the “Project S Withdrawal Amount”).

1.	The portion of the Project S Withdrawal Amount which relates to the Note Installment due with respect to Note S on the Applicable Initial Debt Service Payment Date is $[ ].

EXHIBIT P-A-2

2.	The portion of the Project S Withdrawal Amount which relates to interest due and payable on Note S on the Applicable Initial Debt Service Payment Date is $[ ].

All amounts withdrawn from the Initial Debt Service Account under Section A and B above shall be paid directly to the account of the Federal Financing Bank as set forth below:

]

[C.	The portion of the Aggregate Withdrawal Amount which relates to earnings or dividends with respect to the funds and securities in the Blocked Account to be withdrawn and paid to the Debtor is $[ ].]

[INSERT THE BELOW FOR ALL REQUESTS]

The authorizations set forth herein shall not be deemed to authorize you to accept any direction or entitlement orders with respect to the Blocked Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Collateral Trustee in accordance with the notice provisions set forth in Section 5.3 of the Agreement.

The authorization set forth in this Withdrawal Request shall not be effective unless the countersignature of the United States Department of Energy is set forth below.

[no further text on this page; signatures follow]

EXHIBIT P-A-3

Very truly yours,

TESLA MOTORS, INC., as Debtor

By:
Name:
Title:

Approved:

UNITED STATES DEPARTMENT OF ENERGY

By:
Name:
Title:
Date:

cc: Midland Loan Services, Inc.

SIGNATURE PAGE TO WITHDRAWAL REQUEST

EXHIBIT B

TO BLOCKED ACCOUNT CONTROL AGREEMENT

[Letterhead of Tesla Motors, Inc.]

[Date]

PNC Bank, National Association

800 Connecticut Avenue, NW

4th Floor

Attention: Kent Rogers

Telephone: (202) 835-4311

Facsimile: (202) 835-5193

Email: kent.rogers@pnc.com

and

PNC Bank, National Association

620 Liberty Avenue, 7th Floor

Pittsburgh, PA 15222

Attention: Chris Reiser

Telephone: (412) 762-9975

Facsimile: (412) 762-7034

Email: Christopher.reiser@pnc.com

Re:	Transfer Request

Ladies and Gentlemen:

As referenced in the Blocked Account Control Agreement (the “Agreement”), dated as of January [    ], 2010 among TESLA MOTORS, INC., as debtor (the “Debtor”), you and MIDLAND LOAN SERVICES, INC., a Delaware corporation, as collateral trustee (the “Collateral Trustee”), we hereby request the transfer(s) of funds from the applicable subaccount(s) within securities account in the name “ATVM Tesla Dedicated Account” with number [            ] (the “Blocked Account”) into the [other subaccounts within the Blocked Account][the securities account in the name “ATVM Tesla Initial Debt Service Account” with number [            ]] 1 as set forth below.

[1]	Use the second alternative only for transfers into the Initial Debt Service Account.

EXHIBIT P-B-1

[INSERT FOR TRANSFERS IN CONNECTION

WITH AN EXCESS COST OVERRUN CURE]

A.	Transfers to Project P Designated Overrun Subaccount.

1.	A transfer in the amount of $[ ] to be made from the Equity Proceeds Subaccount to the Project P Designated Overrun Subaccount.

2.	A transfer in the amount of $[ ] to be made from the Project P Interim True-Up Subaccount to the Project P Designated Overrun Subaccount.

B.	Transfers to Project S Designated Overrun Subaccount.

1.	A transfer in the amount of $[ ] to be made from the Equity Proceeds Subaccount to the Project S Designated Overrun Subaccount.

2.	A transfer in the amount of $[ ] to be made from the Project S Interim True-Up Subaccount to the Project S Designated Overrun Subaccount.

[INSERT FOR TRANSFERS IN CONNECTION

WITH FINAL COMPLETION OF BOTH PROJECTS]

A.	A transfer in the amount of $[ ] to be made from the Equity Proceeds Subaccount to the Initial Debt Service Account.

[INSERT THE BELOW FOR ALL REQUESTS]

The authorizations set forth herein shall not be deemed to authorize you to accept any direction or entitlement orders with respect to the Blocked Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Collateral Trustee in accordance with the notice provisions set forth in Section 5.3 of the Agreement.

[no further text on this page; signatures follow]

EXHIBIT P-B-2

Very truly yours,

TESLA MOTORS, INC., as Debtor

By:
Name:
Title:

cc: Midland Loan Services, Inc.

SIGNATURE PAGE TO TRANSFER REQUEST

EXHIBIT C

TO BLOCKED ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Trustee]

[Date]

PNC Bank, National Association

800 Connecticut Avenue, NW

4th Floor

Attention: Kent Rogers

Telephone: (202) 835-4311

Facsimile: (202) 835-5193

Email: kent.rogers@pnc.com

and

PNC Bank, National Association

620 Liberty Avenue, 7th Floor

Pittsburgh, PA 15222

Attention: Chris Reiser

Telephone: (412) 762-9975

Facsimile: (412) 762-7034

Email: Christopher.reiser@pnc.com

Re:	Termination of Blocked Account Control Agreement

You are hereby notified that the Blocked Account Control Agreement, dated as of January [    ], 2010 among TESLA MOTORS, INC. (the “Debtor”), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous entitlement orders to you, you are hereby instructed to accept all future directions with respect to account in the name “ATVM Tesla [Dedicated][Initial Debt Service] Account” with number(s) [            ] from the Debtor.

This notice terminates any obligations you may have to the undersigned with respect to such account; however, nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor in accordance with the notice provisions set forth in Section 5.3 of the Blocked Account Control Agreement.

EXHIBIT P-C-1

The authorization set forth in this Termination Notice shall not be effective unless the countersignature of the United States Department of Energy is set forth below.

Very truly yours,

MIDLAND LOAN SERVICES, INC. as Collateral Trustee

By:
Name:
Title:

Approved:

UNITED STATES DEPARTMENT OF ENERGY

By:
Name:
Title:
Date:

cc: Tesla Motors, Inc.

EXHIBIT P-C-2

EXHIBIT D

TO BLOCKED ACCOUNT CONTROL AGREEMENT

INVESTMENTS PERMITTED IN CONNECTION WITH SECTION 4.6

Any of the following:

(i)	(x) marketable securities that are direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of principal and interest of which is fully guaranteed by the United States, in each case maturing not more than ninety (90) days from the date of the acquisition thereof by (or on behalf of) the Debtor, or (y) marketable securities that are obligations issued by, or the timely payment of principal and interest is fully guaranteed by, any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing not more than 360 days from the date of acquisition thereof by (or on behalf of) the Debtor; provided that with respect to any single agency or instrumentality, the investments permitted under clause (i)(y) shall at no time exceed 5% of the Blocked Account;

(ii)	shares of any money market mutual fund that (x) has at least ninety-five percent (95%) of its assets invested continuously in obligations of the type described in clause (i), (y) has net assets of not less than $500,000,000 and (z) has the highest rating obtainable from S&P and Moody’s;

(iii)	fully collateralized repurchase agreements with a term of not more than thirty (30) days for obligations of the type described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iv) below;

(iv)	for an investment period of no longer than thirty (30) days, demand deposits of any commercial bank that (x) is organized under the laws of the United States or any State thereof, (y) is subject to supervision and examination by federal or state banking authorities and (z) has the highest rating obtainable from S&P and Moody’s; and

(v)	the Fidelity Funds, Government Fund, class three shares, CUSIP: 316175603.

EXHIBIT P-D-1

Exhibit Q to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

[FORM OF] LOBBYING CERTIFICATION

Certification for Contracts, Grants, Loans,

and Cooperative Agreements

[                    ], 20[    ]

We refer to the Loan Arrangement and Reimbursement Agreement (the “Arrangement Agreement”), dated as of January 20, 2010, between TESLA MOTORS, INC., a Delaware corporation (the “Borrower”) and the UNITED STATES DEPARTMENT OF ENERGY. Terms defined in the Arrangement Agreement and not otherwise defined herein are used herein as therein defined.

Pursuant to Section 5.1(u) of the Arrangement Agreement, the undersigned [        ], the [insert title of Responsible Officer] of the Borrower, to the best of his or her knowledge and belief, and in his or her capacity as an officer of the Borrower and not in his or her individual capacity, hereby certifies as follows:

1. I am the duly elected [insert title of Responsible Officer] of the Borrower;

2. No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of an agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

3. If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

4. The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by

EXHIBIT Q-1

section 1352, title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

TESLA MOTORS, INC.

By:
Name:
Title:

EXHIBIT Q-2

Approved by OMB 0348-0046

DISCLOSURE OF LOBBYING ACTIVITIES

Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352

(See reverse for public burden disclosure.)

1. Type of Federal Action:	2. Status of Federal Action:	3. Report Type:
a. contract	a. bid/offer/application	a. initial filing
b. grant	b. initial award	b. material change
c. cooperative agreement	c. post-award	For Material Change Only:
d. loan		year quarter
e. loan guarantee f. loan insurance		date of last report

4. Name and Address of Reporting Entity:				5.	If Reporting Entity in No. 4 is a Subawardee, Enter Name and Address of Prime:
	☐ Prime	☐	Subawardee
			Tier , if known:
	Congressional District, if known:				Congressional District, if known:
6. Federal Department/Agency:				7.	Federal Program Name/Description:
					CFDA Number, if applicable:
8. Federal Action Number, if known:				9.	Award Amount, if known:
					$
10.	a. Name and Address of Lobbying Registrant (if individual, last name, first name, MI):			b.	Individuals Performing Services (including address if different from No. 10a) (last name, first name, MI):

11.	Information requested through this form is authorized by title 31 U.S.C. section 1352. This disclosure of lobbying activities is a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into. This disclosure is required pursuant to 31 U.S.C. 1352. This information will be reported to the Congress semi-annually and will be available for public inspection. Any person who fails to file the required disclosure shall be subject to a civil penalty of not less that $10,000 and not more than $100,000 for each such failure.			Signature:
				Print Name:
				Title:
				Telephone No.:	Date:

Federal Use Only:

Authorized for Local Reproduction

Standard Form LLL (Rev. 7-97)

American LegalNet, Inc. www.FormsWorkflow.com

INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES

This disclosure form shall be completed by the reporting entity, whether subawardee or prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreement to make payment to any lobbying entity for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a covered Federal action. Complete all items that apply for both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1.	Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2.	Identify the status of the covered Federal action.

3.	Identify the appropriate classification of this report. If this is a followup report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4.	Enter the full name, address, city, State and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the 1st tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5.	If the organization filing the report in item 4 checks “Subawardee,” then enter the full name, address, city, State and zip code of the prime Federal recipient. Include Congressional District, if known.

6.	Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7.	Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8.	Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number; Invitation for Bid (IFB) number; grant announcement number; the contract, grant, or loan award number; the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., “RFP-DE-90-001.”

9.	For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10.	(a) Enter the full name, address, city, State and zip code of the lobbying registrant under the Lobbying Disclosure Act of 1995 engaged by the reporting entity identified in item 4 to influence the covered Federal action.

(b) Enter the full names of the individual(s) performing services, and include full address if different from 10 (a). Enter Last Name, First Name, and Middle Initial (MI).

11.	The certifying official shall sign and date the form, print his/her name, title, and telephone number.

According to the Paperwork Reduction Act, as amended, no persons are required to respond to a collection of information unless it displays a valid OMB Control Number. The valid OMB control number for this information collection is OMB No. 0348-0046. Public reporting burden for this collection of information is estimated to average 10 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget, Paperwork Reduction Project (0348-0046), Washington, DC 20503.

American LegalNet, Inc. www.FormsWorkflow.com

Exhibit S-1 to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

FORM OF BORROWER CERTIFICATE

(For Closing)

(Delivered pursuant to Section 5.1 of the Loan Arrangement and Reimbursement Agreement)

Date of this Certificate: [                    , 20    ]

United States Department of Energy

Attn:	Director, Advanced Technology Vehicles Manufacturing Loan Program
Re:	Tesla Motors, Inc.

Ladies and Gentlemen:

This Borrower Certificate is delivered to you pursuant to Section 5.1 of the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (the “Arrangement Agreement”), by and between (i) Tesla Motors, Inc. (the “Borrower”) and (ii) the United States Department of Energy (“DOE”).

All capitalized terms used in this Borrower Certificate shall have their respective meanings specified in the Arrangement Agreement.

On behalf of the Borrower, I, Deepak Ahuja, HEREBY CERTIFY that I am the duly elected and qualified Chief Financial Officer of the Borrower and FURTHER CERTIFY that, as of the date hereof:

1.	Pursuant to Section 5.1(e) of the Arrangement Agreement, the updated Information Certificate substantially in the form of the original version thereof executed and delivered on June 23, 2009, together with a comparison showing all changes from such original version, was delivered to DOE on or prior to January 20, 2010, and all information disclosed thereon remains true and correct on and as of the date hereof.

2.	Pursuant to Section 5.1(f)(i) of the Arrangement Agreement, the information contained in the Application, together with all other information delivered by or on behalf of the Borrower or any Subsidiary in connection with such Application and the negotiation of the Transaction Documents, including the Information Certificate and the Collateral Schedules, is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made (it being understood that in the case of projections, such projections are based on estimates which are reasonable as of the date such projections are stated or certified);

EXHIBIT S-1-1

Exhibit S-1 to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

3.	Pursuant to Section 5.1(f)(ii) of the Arrangement Agreement, no event has occurred that has caused (x) the Borrower to cease to be an Eligible Applicant, as defined in the Applicable Regulations, or (y) any Project to cease to be an Eligible Project, as defined in the Applicable Regulations;

4.	Pursuant to Section 5.1(i) of the Arrangement Agreement, (i) neither the Borrower nor any of its Subsidiaries has a judgment lien against any of their respective properties for a debt owed to the United States of America and (ii) neither the Borrower nor any of its Subsidiaries has an outstanding debt (other than a debt under the Code) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R.§ 285.13(d);

5.	Pursuant to Section 5.1(j) of the Arrangement Agreement, (x) no Indebtedness of the Borrower or any Subsidiary is outstanding other than Indebtedness permitted under clauses (b) and (e) of Section 9.2 of the Arrangement Agreement and other Indebtedness permitted by Section 9.2 of the Arrangement Agreement to the extent described on Schedule D-4 to the Information Certificate, (y) the existing agreements in favor of City National Bank have been amended to limit the Liens created by such agreements to the equipment and restricted deposits identified on Schedule D-4 to the Information Certificate and (z) Wells Fargo Bank, National Association shall have consented to the Collateral Trustee’s Lien on the Borrower’s previously unencumbered and unrestricted liquid assets;

6.	Pursuant to Section 5.1(o) of the Arrangement Agreement, all Governmental Approvals and other consents, approvals and waivers listed on Schedule 6.6 to the Information Certificate that are required to be obtained on or prior to the Principal Instrument Delivery Date, each in form and substance satisfactory to DOE, have been duly obtained, (ii) true and complete copies thereof are attached to the Secretary’s Certificate of Borrower or have otherwise been delivered to DOE on or prior to the date hereof, and (iii) such consents, approvals and waivers are in full force and effect and that all applicable waiting periods have expired without any action being taken or threatened which would restrain, prevent or otherwise impose adverse conditions on the Borrower;

7.	Pursuant to Section 5.1(q) of the Arrangement Agreement, Borrower and its Subsidiaries own or have the right to use all Intellectual Property necessary for the Projects;

8.	Pursuant to Section 5.1(r) of the Arrangement Agreement, attached hereto as Exhibit 5.1(r) is the Borrower’s strategy with respect to foreign exchange which the Borrower believes to be commercially reasonable;

9.

Pursuant to Section 5.1(s) of the Arrangement Agreement, (i) the proceeds of the Project P Loan, when combined with other funds committed to Project P, including any contingency funds, will be available and sufficient to carry out Project P, (ii) the proceeds

EXHIBIT S-1-2

Exhibit S-1 to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

of the Project S Loan, when combined with other funds committed to Project S, including any contingency funds, will be available and sufficient to carry out Project S, and (iii) the Cash Equity Condition is satisfied;

10.	Pursuant to Section 5.1(v) of the Arrangement Agreement, each of the representations and warranties made by the Borrower and Tesla Motors New York LLC in or pursuant to the Loan Documents is true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) on and as of the date hereof; and

11.	Pursuant to Section 5.1(x) of the Arrangement Agreement, attached hereto as Exhibit 5.1(x) is the Deer Creek Lease, and such lease has not been amended, modified, terminated, or supplemented since August 6, 2009.

12.	Pursuant to Annex A of the Arrangement Agreement, attached hereto as Exhibit A is the Authorized Transmitter Schedule.

EXHIBIT S-1-3

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

IN WITNESS WHEREOF, the undersigned has executed this Borrower Certificate as of the date first written above.

TESLA MOTORS, INC.

By:

Name:

Title:	[1]

[1]	To be executed by a Responsible Officer

[Signature page to Borrower Certificate (Closing)]

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(r)

Foreign Exchange Strategy

[See attached]

EXHIBIT S-1-5

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(x)

Deer Creek Lease

[See attached]

EXHIBIT S-1-6

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit A

Authorized Transmitters

Name	Title	Email

EXHIBIT S-1-7

Exhibit S-2 to the

Arrangement Agreement

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

FORM OF BORROWER CERTIFICATE

(For Financial Documents Delivered at Closing)

(Delivered pursuant to Sections 5.1(l), 5.1(m) and 5.1(n) of the Loan Arrangement and Reimbursement Agreement)

Date of this Certificate: [                         , 20    ]

United States Department of Energy

Attn:	Director, Advanced Technology Vehicles Manufacturing Loan Program
Re:	Tesla Motors, Inc.

Ladies and Gentlemen:

This Borrower Certificate is delivered to you pursuant to Sections 5.1(l), 5.1(m) and 5.1(n) of the Loan Arrangement and Reimbursement Agreement (the “Arrangement Agreement”) dated as of January 20, 2010 by and between (i) Tesla Motors, Inc. (the “Borrower”) and (ii) the United States Department of Energy (“DOE”).

All capitalized terms used in this Borrower Certificate shall have their respective meanings specified in the Arrangement Agreement.

On behalf of the Borrower, I, Deepak Ahuja, HEREBY CERTIFY that I am the duly elected and qualified Chief Financial Officer of the Borrower and FURTHER CERTIFY that, as of the date hereof:

1.	Pursuant to Section 5.1(l)(i) of the Arrangement Agreement, the Historical Financial Statements delivered to DOE on or prior to January 20, 2010 and attached hereto as Exhibit 5.1(l)(i), fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in accordance with GAAP applied on a basis consistent with prior years, subject, in the case of unaudited Financial Statements, to the absence of notes to the financial statements and changes resulting from normal audit and year-end adjustments;

EXHIBIT S-2-1

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

2.	Pursuant to Section 5.1(l)(ii) of the Arrangement Agreement, attached hereto as Exhibit 5.1(l)(ii) and delivered to DOE on or prior to January 20, 2010 are computations in reasonable detail demonstrating that, based on the Historical Financial Statements, the Borrower would have been in compliance with the covenants set forth in subsection (c) of Annex 9.1 of the Arrangement Agreement on the date hereof, as calculated (A) with respect to the Current Ratio, as of September 30, 2009 and (B) with respect to the Cash Balance, on a pro forma basis as of November 30, 2009, after giving effect to the expected initial Advance under the Notes as if it had been made on October 30, 2009; provided that, solely for the purposes of the certification and calculations required by Section 5.1(l)(ii) of the Arrangement Agreement, the covenants set forth in such subsection (c) of Annex 9.1 of the Arrangement Agreement shall be deemed to apply to the periods described in (A) and (B) above;

3.	Pursuant to Section 5.1(m) of the Arrangement Agreement, the business plan delivered to DOE on or prior to January 20, 2010 and attached hereto as Exhibit 5.1(m) contains all of the information required under Section 5.1(m) and is based on good faith estimates and assumptions made by management of the Borrower and management of the Borrower believes that such business plan is reasonable and attainable;

4.	Pursuant to Section 5.1(n) of the Arrangement Agreement, attached hereto as Exhibit 5.1(n)-1 is a schedule of Historical Costs, and such schedule is true and complete; and

5.	Pursuant to Section 5.1(n) of the Arrangement Agreement, attached hereto as Exhibit 5.1(n)-2 is a schedule of Eligible Project Costs incurred on or after December 15, 2008 through September 30, 2009, and such schedule is true and complete in all material respects.

EXHIBIT S-2-2

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

IN WITNESS WHEREOF, the undersigned has executed this Borrower Certificate as of the date first written above.

TESLA MOTORS, INC.

By:

Name:

Title:	[1]

[1]	To be executed by a Responsible Officer

[Signature page to Borrower Certificate (Financial Documents Delivered at Closing)]

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(l)(i)

Historical Financial Statements

[See attached]

EXHIBIT S-2-4

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(l)(ii)

Computations showing Pro Forma Covenant Compliance

[See attached]

EXHIBIT S-2-5

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(m)

Business Plan

[See attached]

EXHIBIT S-2-6

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(n)-1

Historical Costs

[See attached]

EXHIBIT S-2-7

CONFIDENTIAL - This document was developed at private expense and includes trade secrets and commercial or financial information, or both, that Tesla Motors, Inc. considers privileged, confidential and exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552(b)).

Exhibit 5.1(n)-2

Eligible Project Costs

[See attached]

EXHIBIT S-2-8